                                                      Pursuant to Rule 424(b)(5)
                                                      File No. 333-32019

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 17, 1998)

                                 $748,600,000
                                 (Approximate)
                         DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates,
                                Series 1998-CF1

         DLJ Commercial Mortgage Corp. (the "Depositor") is forming a trust (the "Trust") for the purpose of issuing its Series 1998-CF1 Commercial Mortgage Pass-Through Certificates (the "Certificates"). The Certificates will consist of 17 classes (each, a "Class") to be designated as: (i) the Class CP and Class S Certificates (collectively, the "Interest Only Certificates");
(ii) the Class A-1A, Class A-1B, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates"); (iii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates (collectively, the "Class B Certificates"); (iv) the Class C Certificates (collectively with the Class CP, Class S, Class A and Class B Certificates, the "REMIC Regular Certificates"); and (v) the Class R-I, Class R-II and Class R-III Certificates (collectively, the "REMIC Residual Certificates"). Only the Class CP, Class S, Class A, Class B-1 and Class B-2 Certificates (collectively, the "Offered Certificates") are offered hereby. The respective Classes of Offered Certificates will be issued in the aggregate principal amounts (each, a "Class Principal Balance") or, in the case of the Interest Only Certificates, with the aggregate notional amounts (each, a "Class Notional Amount"), and will accrue interest at the per annum rates (each, a "Pass-Through Rate"), set forth or otherwise described in the table below or in the footnotes thereto.


==================================================================================================================================
                                                              Initial                                               Rating
                                   Initial Class           Pass-Through            Assumed Final              (S&P, Fitch and
Class                            Principal Balance(1)        Rate(1)(2)         Distribution Date(3)            Moody's)(4)(5)
----------------------------------------------------------------------------------------------------------------------------------

Class CP .....................        N/A(6)                  0.9064%                April 15, 2005               AAA/AAA/Aaa
Class S ......................        N/A(6)                  0.7181%              January 15, 2018               AAA/AAA/Aaa
Class A-1A ...................        $125,000,000            6.1400%              October 15, 2006               AAA/AAA/Aaa
Class A-1B...................         $466,300,000            6.4100%             February 15, 2008               AAA/AAA/Aaa
Class A-2.....................         $50,400,000            6.5900%             February 15, 2008                AA/AA/Aa2
Class A-3.....................         $50,300,000            6.7000%             February 15, 2008                 A/A/A2
Class B-1.....................         $41,900,000            7.0600%             November 15, 2009              BBB/BBB/Baa2
Class B-2.....................         $14,700,000            7.3300%              January 15, 2010              BBB-/NR/Baa3
==================================================================================================================================

                                                         (Continued on page 2)
                            ---------------------

  FOR A DISCUSSION OF CERTAIN RISK FACTORS TO BE CONSIDERED IN PURCHASING THE
        OFFERED CERTIFICATES, SEE "RISK FACTORS" BEGINNING ON PAGE S-41
                   HEREIN AND ON PAGE 16 IN THE PROSPECTUS.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE
                 COMMISSION OR ANY STATE SECURITIES COMMISSION
                 PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                   PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
                      ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

        THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON
          OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION
                         TO THE CONTRARY IS UNLAWFUL.

                             ---------------------

         The Offered Certificates will be purchased from the Depositor by Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be 108.1% of the initial aggregate Certificate Principal Balance (as defined herein) of the Offered Certificates, plus accrued interest on the Offered Certificates from March 1, 1998. The Offered Certificates are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. It is expected that the Offered Certificates will be delivered to the Underwriter in book-entry form through the Same-Day Funds Settlement System of DTC (as defined herein) on or about March 2, 1998, against payment therefor in immediately available funds.

                          Donaldson, Lufkin & Jenrette
                             Securities Corporation

          The date of this Prospectus Supplement is February 20, 1998.

The footnotes to the table on the previous page are as follows:


------------------------

(1)      Approximate.

(2) The Pass-Through Rate for the Class S Certificates is variable and will, in general, equal the weighted average of the Class S Strip Rates (as defined herein) at which interest accrues on the respective components of the Class Notional Amount of the Class S Certificates from time to time as described herein. The Pass-Through Rate for the Class CP Certificates is also variable and will, in general, equal the weighted average of the Class CP Strip Rates (as defined herein) at which interest accrues on the respective components of the Class Notional Amount of the Class CP Certificates from time to time as described herein. The Pass-Through Rate for each other Class of Offered Certificates will, in general, equal the lesser of the rate per annum specified in the foregoing table with respect to such Class and the weighted average of the Net Mortgage Rates (as defined herein) in effect for the Mortgage Loans from time to time.

(3) The "Assumed Final Distribution Date" with respect to any Class of Certificates is the Distribution Date (as defined herein) on which the final distribution would occur for such Class of Certificates based upon the assumption that no Mortgage Loan (other than an ARD Loan (as defined herein)) is prepaid prior to its stated maturity and that the ARD Loans are not prepaid prior to, but are paid in their entirety on, their respective Preferred Prepayment Dates (as defined herein) and otherwise based on the Modeling Assumptions (as defined herein). The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. See "Yield and Maturity Considerations" herein.

(4) It is a condition to their issuance that the respective Classes of Offered Certificates be assigned ratings by Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P"), Fitch IBCA, Inc. ("Fitch") and/or Moody's Investors Service, Inc. ("Moody's"; and together with S&P and Fitch, the "Rating Agencies"), no less than those set forth above. The "Rated Final Distribution Date" for each such Class is the Distribution Date in February 2031. "NR" means not rated. See "Ratings" herein.

(5) The ratings on the Offered Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments, whether voluntary or involuntary, on the Mortgage Loans,
         (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums, Yield Maintenance Premiums and Default Interest (each as defined herein) will be received. Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of one or both Classes of Interest Only Certificates might not fully recover their initial investments in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). See "Ratings" herein.


(6) Neither Class of Interest Only Certificates will have a Class Principal Balance. The Class S Certificates will accrue interest on a Class Notional Amount that is equal to the aggregate of the Class Principal Balances of the Class A, Class B and Class C Certificates outstanding from time to time. The Class CP Certificates will accrue interest on a Class Notional Amount that is equal to the sum of (a) the aggregate of the Class Principal Balances of the Class A-2, Class A-3, Class B-1 and Class B-2 Certificates outstanding from time to time and (b) the lesser of (i) the Class Principal Balance of the Class A-1B Certificates outstanding from time to time and (ii) $325,000,000; provided that the Class CP Certificates will in no event accrue interest after the end of the Interest Accrual period that occurs during March 2005.

-------------------------

         See "Index of Principal Definitions" herein for the location of meanings of capitalized terms used and defined herein. See "Index of Principal Definitions" in the Prospectus for the location of meanings of capitalized terms used but not defined herein.

         The Trust will be formed, and the Certificates will be issued, pursuant to a Pooling and Servicing Agreement, to be dated as of March 1, 1998 (the "Pooling Agreement"), among the Depositor, Banc One Mortgage Capital Markets, LLC, as servicer (in such capacity, the "Servicer"), Clarion Partners, LLC as special servicer (in such capacity, the "Special Servicer") and Norwest Bank Minnesota, National Association., as trustee (in such capacity, the "Trustee") and REMIC administrator (in such capacity, the "REMIC Administrator"). The assets of the Trust (such assets collectively, the "Trust Fund") will consist primarily of a segregated pool (the "Mortgage Pool") of approximately 168 multifamily and commercial mortgage loans (the "Mortgage Loans"), with an Initial Pool Balance (calculated as described herein) of approximately $838,800,140, and otherwise having the characteristics described herein.

     Distributions to holders of the Certificates ("Certificateholders") will be made, to the extent of available funds, on the 15th day of each month or, if any such 15th day is not a business day, on the next succeeding business day, beginning in April 1998 (each, a "Distribution Date"). As more fully described herein, distributions allocable to interest accrued on each Class of the Offered Certificates will be made on each Distribution Date based on the Pass-Through Rate then applicable to such Class and the Class Principal Balance or, in the case of each Class of Interest Only Certificates, the Class Notional Amount of

such Class outstanding immediately prior to such Distribution Date; provided that the Class CP Certificates will in no event accrue interest beyond the end of the Interest Accrual Period that occurs during March 2005. As more fully described herein, distributions allocable to principal of the respective Classes of Offered Certificates (other than the Interest Only Certificates) will be made in the amounts and in accordance with the priorities described herein. The Class CP and Class S Certificates will not have Class Principal Balances and will not entitle their respective holders to distributions of principal. Prepayment

Premiums and Yield Maintenance Premiums (each as defined herein) actually collected on the Mortgage Loans will be allocated among the holders of the respective Classes of REMIC Regular Certificates as more fully described herein. The Trust is subject to termination, and the Certificates are subject to early retirement, at the option of the Servicer, the Special Servicer and certain specified Certificateholders under the limited circumstances described herein. See "Description of the Certificates--Distributions" and "--Termination" herein.

         As and to the extent described herein, the Class A-2, Class A-3, Class B, Class C and REMIC Residual Certificates (collectively, the "Subordinate Certificates") will be subordinate to the Class CP, Class S, Class A-1A and Class A-1B Certificates (collectively, the "Senior Certificates"); the Class A-3, Class B, Class C and REMIC Residual Certificates will be subordinate to the Class A-2 Certificates; the Class B, Class C and REMIC Residual Certificates will be subordinate to the Class A-3 Certificates; the Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class C and REMIC Residual Certificates will be subordinate to the Class B-1 Certificates; and the Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class C and REMIC Residual Certificates will be subordinate to the Class B-2 Certificates. See "Description of the Certificates--Distributions" and "--Subordination; Allocation of Realized Losses and Certain Expenses" herein.

         The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on the Mortgage Loans. The yield to maturity of each Class of Interest Only Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) and losses on the Mortgage Loans. Investors in each Class of Interest Only Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. See "Risk Factors" and "Yield and Maturity Considerations" herein and in the Prospectus.

         As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I", "REMIC II" and "REMIC III", respectively). The Offered Certificates will evidence "regular interests" in REMIC III. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.


         There is currently no secondary market for the Offered Certificates. The Underwriter intends to make a secondary market in the Offered Certificates, but is not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if one does develop, that it will continue. See "Risk Factors--Limited Liquidity" herein. The Offered Certificates will not be listed on any securities exchange.

                            ------------------------


         THE OFFERED CERTIFICATES DO NOT REPRESENT OBLIGATIONS OF THE DEPOSITOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, TRUSTEES, BENEFICIARIES, SHAREHOLDERS, EMPLOYEES OR AGENTS. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PERSON. THE OFFERED CERTIFICATES ARE PAYABLE SOLELY FROM THE TRUST FUND, AND PROSPECTIVE INVESTORS SHOULD MAKE AN INVESTMENT DECISION BASED UPON AN ANALYSIS OF THE SUFFICIENCY OF THE TRUST FUND.

         THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED FEBRUARY 17, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         THROUGH AND INCLUDING JUNE 3, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS
                                       S-5

TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS
UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY BE USED BY THE UNDERWRITER, AN AFFILIATE OF THE DEPOSITOR, IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES. THE UNDERWRITER MAY ACT AS PRINCIPAL OR AGENT IN SUCH TRANSACTIONS. SUCH SALES WILL BE MADE AT PRICES RELATED TO PREVAILING MARKET PRICES AT THE TIME OF SALE.

                                TABLE OF CONTENTS



                                                                                                               Page
                                                                                                               ----



TRANSACTION OVERVIEW............................................................................................S-8

SUMMARY OF PROSPECTUS SUPPLEMENT................................................................................S-9

RISK FACTORS...................................................................................................S-41
         Limited Liquidity.....................................................................................S-41
         Risks Associated with the Nature of the Mortgaged Properties..........................................S-41
         Potential Liability to the Trust Relating to a Material Adverse Environmental Condition...............S-42
         Exposure of the Mortgage Pool to Adverse Economic or Other Developments
           Based on Geographic Concentration...................................................................S-43
         Risks Associated with Related Parties.................................................................S-43
         Increased Risk of Loss Associated with Concentrations of Mortgage Loans and Borrowers.................S-44
         Increased Risk of Default Associated with Balloon Payments............................................S-44
         Extension Risk Associated With Modification of Mortgage Loans with Balloon Payments...................S-44
         Limited Recourse......................................................................................S-44
         Risks Associated With Changes in Concentrations.......................................................S-45
         Risks of Subordinate Financing........................................................................S-45
         Zoning Compliance.....................................................................................S-45
         Uninsured Loss; Sufficiency of Insurance..............................................................S-45
         Special Prepayment and Yield Considerations...........................................................S-45
         Subordination of Subordinate Certificates.............................................................S-46
         Potential Conflicts of Interest.......................................................................S-47
         Certain Rights of the Controlling Class...............................................................S-47
         ERISA Considerations..................................................................................S-47

DESCRIPTION OF THE MORTGAGE POOL...............................................................................S-47
         General...............................................................................................S-47
         Origination and Underwriting..........................................................................S-51
         Assignment of the Mortgage Loans......................................................................S-54
         Representations and Warranties........................................................................S-55
         Cures, Repurchases and Substitutions..................................................................S-56
         Additional Mortgage Loan Information..................................................................S-57
         Cash Management and Certain Escrows and Reserves......................................................S-61
         The Showboat Loan.....................................................................................S-62
         Single-Tenant Property Loans..........................................................................S-66
         Other Significant Concentrations......................................................................S-67
         Ground Leases.........................................................................................S-67
         Subordinate Financing.................................................................................S-67
         Prepayment Provisions.................................................................................S-68

         Hazard, Liability and Other Insurance.................................................................S-69

SERVICING OF THE MORTGAGE LOANS................................................................................S-70

                                                                                                               Page
                                                                                                               ----
         General...............................................................................................S-70
         The Servicer .........................................................................................S-72
         The Special Servicer..................................................................................S-72
         Servicing and Other Compensation and Payment of Expenses..............................................S-72
         Modifications, Waivers, Amendments and Consents.......................................................S-75
         The Controlling Class Representative..................................................................S-76
         Sale of Defaulted Mortgage Loans......................................................................S-79
         Replacement of the Special Servicer...................................................................S-80
         Due-On-Sale and Due-On-Encumbrance Provisions.........................................................S-80
         Inspections; Collection of Operating Information......................................................S-81

DESCRIPTION OF THE CERTIFICATES................................................................................S-81
         General...............................................................................................S-81
         Registration and Denominations........................................................................S-82
         Class Principal Balances and Class Notional Amounts...................................................S-83
         Accrual of Interest...................................................................................S-84
         Pass-Through Rates....................................................................................S-85
         Distributions.........................................................................................S-87
         Subordination; Allocation of Realized Losses and Certain Expenses.....................................S-93
         P&I and Other Advances................................................................................S-94
         Appraisal Reductions..................................................................................S-95
         Reports to Certificateholders; Certain Available Information..........................................S-96
         Voting Rights.........................................................................................S-98
         Termination...........................................................................................S-98
         The Trustee...........................................................................................S-98
         Required Regulatory Divestiture.......................................................................S-99

YIELD AND MATURITY CONSIDERATIONS..............................................................................S-99
         Yield Considerations..................................................................................S-99
         Weighted Average Life and Yield Sensitivity of Certain Sequential Pay Certificates...................S-102
         Yield Sensitivity of the Interest Only Certificates..................................................S-103

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.......................................................................S-103
         General..............................................................................................S-103
         Discount and Premium; Prepayment Premiums............................................................S-104
         Characterization of Investments in Offered Certificates..............................................S-105
         Possible Taxes on Income from Foreclosure Property and Other Taxes...................................S-105
         Reporting and other Administrative Matters...........................................................S-106

METHOD OF DISTRIBUTION........................................................................................S-106

LEGAL MATTERS.................................................................................................S-107

ERISA CONSIDERATIONS..........................................................................................S-107

LEGAL INVESTMENT..............................................................................................S-109

RATINGS.......................................................................................................S-110

INDEX OF PRINCIPAL DEFINITIONS................................................................................S-112

                                                                                                               Page
                                                                                                               ----
EXHIBITS

EXHIBIT A-1       CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
                      MORTGAGED PROPERTIES....................................................................A-1-1

EXHIBIT A-2       MORTGAGE POOL INFORMATION...................................................................A-2-1

EXHIBIT B         FORM OF TRUSTEE REPORT........................................................................B-1

EXHIBIT C         DECREMENT TABLES FOR CLASS A, CLASS B-1 AND
                     CLASS B-2 CERTIFICATES.....................................................................C-1

EXHIBIT D         PRICE/YIELD TABLES FOR THE INTEREST ONLY CERTIFICATES.........................................D-1

                             TRANSACTION OVERVIEW

     The following diagram is intended to present the respective Classes of Certificates in a visual format. The diagram does not reflect the exact proportionate interest of each Class of Certificates in the Trust Fund. Furthermore, the diagram does not include all relevant information relating to the Certificates or the Mortgage Loans, particularly with respect to the risks and special considerations involved with an investment in the offered Certificates, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement.
PROSPECTIVE INVESTORS IN THE OFFERED CERTIFICATES ARE ADVISED TO CAREFULLY READ, AND SHOULD RELY SOLELY ON, THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT IN MAKING THEIR INVESTMENT DECISION.

                                 $748,600,000
                (APPROXIMATE SIZE OF PUBLICLY OFFERED CLASSES)
                        DLJ COMMERCIAL MORTGAGE CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                               SERIES 1998-CF1


-----------------------------------------------------------------------------------------------------------------------------------
| -------------------------------------------------------------------------------------------------------------------------------- |
| |                                              Servicing Fee                                                                   | |
| -------------------------------------------------------------------------------------------------------------------------------- |
| -------------------------------------------------------------------------------------------------------------------------------- |
| |                            Class S   Public  AAA/AAA/Aaa                                                                     | |
| |            ------------------------------------------------------                                                            | |
| |            | -------------------------------------------------  |                                                            | |
| |            | |                                               |  |                                                            | |
| |            | |          Class CP   Public  AAA/AAA/Aaa       |  |                                                            | |
| |            | |                                    ------------  |                                                            | |
| |            | |                                    |  ---------  |                                                            | |
| |            | |                         ------------  |Public |  |                                                            | |
| |            | |                         |  ---------  |       |  |                                                            | |
| |            | |              ------------  |Public |  |       |  ----------------------------------                           | |
| |            | |              |  ---------  |       |  |       |  ---------  ---------  ---------  |                           | |
| |            | |   ------------  |Public |  |       |  |       |  |Private|  |Private|  |Private|  ----------------------------| |
| |            | |   |  ---------  |       |  |       |  |       |  |       |  |       |  |       |  --------  --------  --------| |
| |       -----  -----  |Public |  |       |  |       |  |       |  |       |  |       |  |       |  |Private| |Private| |Private| |
| |       |  ---------  |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       | |       | |       | |
| ---------  |Public |  |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       | |       | |       | |
| ---------  |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       | |       | |       | |
| |Public |  |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       | |       | |       | |
| |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       | |       | |       | |
| |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       | |       | |       | |
| | Class |  | Class |  | Class |  | Class |  | Class |  | Class |  | Class |  | Class |  | Class |  | Class | | Class | | Class | |
| | A-1A  |  | A-1B  |  |  A-2  |  |  A-3  |  |  B-1  |  |  B-2  |  |  B-3  |  |  B-4  |  |  B-5  |  |  B-6  | |  B-7  | |   C   | |

| |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       | |       | |       | |
| | AAA/  |  | AAA/  |  | AA/   |  |  A/   |  | BBB/  |  | BBB-/ |  | BB+/  |  |  BB/  |  | BB-/  |  |  B/   | |  NR/  | |  NR/  | |
| | AAA/  |  | AAA/  |  | AA/   |  |  A/   |  | BBB/  |  | NR/   |  | BB+   |  |  BB/  |  | NR/   |  |  NR/  | |  B-/  | |  NR/  | |
| | Aaa   |  | Aaa   |  | Aa2   |  |  A2   |  | Baa2  |  | Baa3  |  | Ba1   |  |  NR   |  | NR    |  |  NR   | |  NR   | |  NR   | |
| |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       | |       | |       | |
| |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       |  |       | |       | |       | |
| ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  --------- --------- --------- |
------------------------------------------------------------------------------------------------------------------------------------

                       Class R-I    NR/NR   (Noneconomic)
                       Class R-II   NR/NR   (Noneconomic)
                       Class R-III  NR/NR   (Noneconomic)


Ratings: It is a condition to their issuance that the respective Classes of Offered Certificates be assigned ratings by S&P, Fitch, and/or Moody's.


                       SUMMARY OF PROSPECTUS SUPPLEMENT


         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms that are used in this Summary may be defined elsewhere in this Prospectus Supplement or in the Prospectus. An Index of Principal Definitions is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus.

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Title of Certificates and
  Designation of Classes ............................    Mortgage Pass-Through Certificates, Series 1998-CF1 (the
                                                         "Certificates"), to be issued in 18 classes (each, a "Class") to be designated as: (i) the Class CP and Class S Certificates
                                                         (collectively, the "Interest Only Certificates"); (ii) the Class A-
                                                         1A, Class A-1B, Class A-2 and Class A-3 Certificates
                                                         (collectively, the "Class A Certificates"); (iii) the Class B-1,
                                                         Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and
                                                         Class B-7 Certificates (collectively, the "Class B Certificates");
                                                         (iv) the Class C Certificates (collectively with the Class CP,
                                                         Class S, Class A and Class B Certificates, the "REMIC
                                                         Regular Certificates"); and (v) the Class R-I, Class R-II and
                                                         Class R-III Certificates (collectively, the "REMIC Residual
                                                         Certificates").  Only the Class CP, Class S, Class A, Class B-1
                                                         and Class B-2 Certificates (collectively, the "Offered
                                                         Certificates") are offered hereby.


                                                         The Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class C, Class
                                                         R-I, Class R-II and Class R-III Certificates (collectively, the "Private
                                                         Certificates") will not be registered under the Securities Act of 1933, as amended (the "Securities Act") and are not offered hereby.
                                                         Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.
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Trust................................................    A common law trust established by the Depositor.  The assets of the Trust (such assets collectively, the "Trust Fund") will consist primarily of a segregated pool (the "Mortgage Pool") of approximately 168 conventional, monthly pay, multifamily and commercial mortgage loans (the "Mortgage Loans").


Depositor ...........................................    DLJ Commercial Mortgage Corp., a Delaware corporation.
                                                         See "The Depositor" in the Prospectus.

Servicer ............................................    Banc One Mortgage Capital Markets, LLC, a Delaware limited liability company.  See "Servicing of the Mortgage
                                                         Loans--The Servicer" herein.

Special Servicer ....................................    Clarion Partners, LLC, a New York limited liability company.
                                                         See "Servicing of the Mortgage Loans--The Special Servicer"
                                                         herein.

Trustee and REMIC Administrator......................    Norwest Bank Minnesota, National Association, a nationally chartered bank. See "Description of the Certificates--The Trustee" herein and "Certain Federal Income Tax Consequences--REMICS--Reporting and Other
                                                         Administrative Matters" in the Prospectus.

Originators..........................................    Each Mortgage Loan was originated by one of the following
                                                         entities: Column Financial, Inc., a Delaware corporation
                                                         ("Column" or the "Seller"); Union Capital Investments, LLC,
                                                         a Georgia limited liability company ("Union Capital"); ARCS
                                                         Commercial Mortgage Co., L.P., a California limited
                                                         partnership ("ARCS"); and GMAC Commercial Mortgage
                                                         Corporation, a California corporation ("GMAC-CMC").
                                                         Column is affiliated with the Depositor and the Underwriter.
                                                         The other Originators collectively constitute the "Third Party
                                                         Originators".  All of the Mortgage Loans were generally
                                                         originated in accordance with the underwriting standards
                                                         described herein under "Description of the Mortgage
                                                         Pool--Origination and Underwriting".
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                                                         On the Closing Date, Column will acquire any Mortgage Loans not already held thereby and will assign all of the Mortgage Loans to the Depositor, which, in turn, will transfer the Mortgage Loans to the Trustee on behalf of the holders of the Certificates (the "Certificateholders"). See
                                                         "Description of the Mortgage Pool--Assignment of the Mortgage Loans"
                                                         herein and "Description of the Pooling Agreements--Assignment of Mortgage
                                                         Assets" in the Prospectus.

                                                         Each Originator (other than GMAC-CMC) will make certain representations and warranties with respect to the Mortgage Loans originated by it,
                                                         Column will make certain representations and warranties as to the one
                                                         Mortgage Loan originated by GMAC-CMC, and all such representations and warranties will be assigned to the Trustee. In the event that any such representation or warranty is breached in respect of any Mortgage Loan in a manner that is material and adverse to the value of such Mortgage Loan or the interests of the Certificateholders, party that made such representation or warranty will be required to cure the breach in all material respects or, if it fails or elects not to so cure the breach, to repurchase or, at its option, subject to certain limitations described herein, replace the affected Mortgage Loan. None of the Depositor, the

                                                         Underwriter, the Servicer, the Special Servicer, the Trustee or the REMIC
                                                         Administrator shall have any obligation to repurchase or replace any
                                                         Mortgage Loan if the related Originator (or, in the case of the Mortgage
                                                         Loan originated by GMAC-CMC, Column) fails to do so. Each of Column,
                                                         Union Capital and ARCS has only limited assets with which to fulfill any repurchase or substitution obligations that may arise in respect of breaches of its representations and warranties. Neither the Depositor nor the Underwriter makes any representations or warranties with respect to the financial condition of any such Originator, and there can be
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                                                         no assurance that any such Originator will be able, or could be legally compelled, to perform such obligations. See "Description of the Mortgage
                                                         Pool--Representations and Warranties" and "--Cures, Repurchases and
                                                         Substitutions" herein and "Description of the Pooling
                                                         Agreements--Representations and Warranties with respect to Mortgage
                                                         Assets; Repurchases and Other Remedies" in the Prospectus.

Cut-off Date ........................................    March 1, 1998.

Closing Date ........................................    On or about March 2, 1998.

Distribution Date....................................    The 15th day of each month or, if any such 15th day is not a business day, then the next succeeding business day,
                                                         commencing in April 1998.

Collection Period....................................    As to any Distribution Date, the period commencing
                                                         immediately following the Determination Date in the month
                                                         immediately preceding the month in which such Distribution
                                                         Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and
                                                         ending on and including the related Determination Date.

Determination Date...................................    With respect to any Distribution Date, the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such 10th day is not a business day, the immediately preceding business day, and (ii) the fifth business day preceding such
                                                         Distribution Date.

Record Date..........................................    With respect to any Distribution Date, the last business day of the month immediately preceding the month in which such
                                                         Distribution Date occurs.

Interest Accrual Period..............................    With respect to each Distribution Date, the calendar month immediately preceding the month in which such Distribution
                                                         Date occurs.

Book-Entry Registration..............................    Each Class of Offered Certificates will initially be issued in book-entry form
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                                                         through the facilities of DTC and, accordingly, will constitute
                                                         "Book-Entry Certificates" within the meaning of the Prospectus. No person acquiring an interest in a Book- Entry Certificate (any such person, a
                                                         "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") evidencing such interest, except under the limited circumstances described in the
                                                         Prospectus. See "Risk Factors--Book-Entry Registration" and "Description
                                                         of the Certificates--Book-Entry Registration and Definitive Certificates"
                                                         in the Prospectus and "Description of the Certificates--Registration and
                                                         Denominations" herein.

Denominations........................................    The Class A-1A and Class A-1B Certificates will each be
                                                         issued in minimum denominations of $10,000 initial principal balance and in any whole dollar in excess thereof.  The Interest
                                                         Only Certificates will each be issued in minimum
                                                         denominations of $10,000 initial notional amount and in any whole dollar in excess thereof.  The remaining Offered
                                                         Certificates will each be issued in minimum denominations of
                                                         $100,000 initial principal balance and in any whole dollar in excess thereof.

The Mortgage Loans...................................    The Mortgage Loans have an aggregate Cut-off Date Balance
                                                         of approximately $838,800,140 (the "Initial Pool Balance").
                                                         The "Cut-off Date Balance" of each Mortgage Loan is, in
                                                         general, the unpaid principal balance thereof as of the Cut-off
                                                         Date, after application of all payments due on or before such date, whether or not received. All numerical information
                                                         provided herein with respect to the Mortgage Loans is
                                                         provided on an approximate basis. All weighted average
                                                         information provided herein with respect to the Mortgage
                                                         Loans reflects the weighting of the Mortgage Loans by their respective Cut-off Date Balances.  The Cut-off Date Balance of each Mortgage Loan has been calculated, for purposes of the numerical information provided
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                                                         herein, on the assumption that no Mortgage Loan has been the subject of a prepayment during the period subsequent to its scheduled due date, if any, in February 1998 up to and including the Cut-off Date, and that all payments of principal and interest, if any, due in respect thereof on or before the Cut-off Date have been received.

                                                         In general, each Mortgage Loan is evidenced by a note or bond (a
                                                         "Mortgage Note") and is secured by a mortgage, deed of trust, deed to secure debt or similar security instrument (a "Mortgage") creating a first (or, in the case of one Mortgage Loan, which represents 0.2% of the
                                                         Initial Pool Balance and encumbers a Mortgaged Property that is also encumbered by a first priority Mortgage that secures another Mortgage
                                                         Loan, a second) mortgage lien on the fee simple and/or leasehold interest of the related mortgagor (the "Mortgagor") in real property used for commercial or multifamily purposes (each, a "Mortgaged Property") and security interests in certain funds and accounts and other collateral described herein.

                                                         Eight groups of Mortgage Loans (the "Cross- Collateralized Mortgage
                                                         Loans"; and each such group, a "Cross- Collateralized Group"), representing 5.0%, 3.3%, 1.8%, 1.8%, 1.7%, 1.5%, 1.2% and 0.3%,
                                                         respectively, of the Initial Pool Balance, are, solely as among the
                                                         Mortgage Loans in each such particular group, cross-defaulted and cross-collateralized with each other. Certain of the Cross-Collateralized
                                                         Groups provide that the applicable cross-collateralization and cross-default features will terminate upon satisfaction of certain property performance targets and/or minimum debt service coverage ratio requirements. Certain of the Cross-Collateralized Groups (as well as certain individual Mortgage Loans that are secured by multiple parcels)
                                                         permit individual property releases upon the
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                                                         satisfaction of certain criteria and/or the payment of a release price equal to between 100% and 125% of the allocated loan amount for the property to be released. See "Risk Factors--Certain Factors Affecting
                                                         Delinquency, Foreclosure and Loss of the Mortgage Loans--Limitations on
                                                         Enforceability of Cross-Collateralization" in the Prospectus. Except
                                                         where otherwise specifically indicated, statistical information provided herein with respect to the Cross-Collateralized Mortgage Loans is so provided on an individual Mortgage Loan basis without regard to the cross-collateralization.

                                                         The Mortgage Loans are, or should be considered to be, non-recourse obligations of the related Mortgagors. No Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer or by any other person.

                                                         Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage
                                                         Loans, that are secured by Mortgaged Properties located in the eight states with the highest concentrations:

                                                                                                          Percentage
                                                                                         Number of        of Initial
                                                                State                 Mortgage Loans     Pool Balance
                                                                -----                 --------------     ------------
                                                                New Jersey                 5                 13.3%
                                                                California                19                 10.3%
                                                                Minnesota                  9                  7.6%
                                                                Illinois                  10                  7.5%
                                                                Texas                     20                  6.6%

                                                                Georgia                   12                  6.1%
                                                                Florida                   10                  5.9%
                                                                New York                  12                  5.8%

                                                         The remaining Mortgaged Properties are located throughout 23 other states and the District of Columbia.

                                                         Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage
                                                         Loans, that
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                                                         are secured by Mortgaged Properties operated for each indicated purpose:

                                                                                                            Percentage
                                                                Property                 Number of          of Initial
                                                                  Type                Mortgage Loans       Pool Balance
                                                                --------              --------------       ------------
                                                                Retail                     56                 31.9%
                                                                Multifamily                45                 19.2%
                                                                Office                     19                 14.1%
                                                                Hotel & Casino              1                 11.9%
                                                                Hotel                       5                  8.0%
                                                                Industrial                 23                  7.0%
                                                                Mobile Home Park            5                  3.2%
                                                                Mixed Use                   5                  2.3%
                                                                Other Commercial            7                  1.3%
                                                                Senior Housing              1                  0.9%
                                                                Self-Storage                1                  0.3%

                                                         Except as described below or in a default scenario, each Mortgage Loan bears interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan. In general, each Mortgage Loan provides for scheduled payments ("Monthly Payments") of principal and interest to be due on the first day of each month, or if such day is not a business day, the next succeeding business day (each, a "Due Date").
                                                         The interest payable in respect of any Mortgage Loan on any Due Date will be the interest accrued thereon during the most recently ended calendar month. Interest on 54 Mortgage Loans, representing 21.7% of the Initial
                                                         Pool Balance, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the remaining 114 Mortgage Loans

                                                         (the "Non-30/360 Mortgage Loans"), representing 78.3% of the Initial Pool
                                                         Balance, will be computed on the basis of the actual number of days elapsed each month during a 360-day year. Thirteen Mortgage Loans (the
                                                         "ARD Loans"), which collectively
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                                                         represent 22.0% of the Initial Pool Balance, have original terms to stated maturity of approximately 20 to 30 years; however, each such
                                                         Mortgage Loan provides that during the period commencing on a specified date (the "Anticipated Repayment Date"), approximately ten years after origination, and continuing thereafter until the Mortgage Loan is paid in full: (1) additional interest (the "Additional Interest") will accrue on such Mortgage Loan at a rate of 2.0% per annum (or, in the case of one
                                                         ARD Loan, representing 11.9% of the Initial Pool Balance, at a rate equal to the lesser of (a) 5% per annum and (b) the excess, if any, of (i) the applicable U.S. Treasury rate plus 2%, over (ii) the original Mortgage
                                                         Rate), such Additional Interest to be deferred and paid after the outstanding principal balance of such Mortgage Loan is paid in full; and
                                                         (2) except in the case of six of the ARD Loans, representing 1.2% of the
                                                         Initial Pool Balance, excess net cash flow from the related Mortgaged
                                                         Property will be applied to amortize such Mortgage Loan on an accelerated basis.

                                                         One hundred forty-eight of the Mortgage Loans (the "Balloon Mortgage
                                                         Loans"), representing 76.6% of the Initial Pool Balance, provide for monthly payments of principal on each Due Date based on amortization schedules longer than the remaining terms of such Mortgage Loans, thereby leaving substantial amounts of principal (each such payment thereof, together with accrued interest to the related maturity date, a "Balloon
                                                         Payment") due and payable on their respective stated maturity dates (each a "Maturity Date"). See "Risk Factors--Increased Risk of Default
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                                                         Associated with Balloon Payments" and "--Extension Risk Associated with
                                                         Modification of Mortgage Loans with Balloon Payments" herein and "Risk

                                                         Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of
                                                         the Mortgage Loans--Increased Risk of Default Associated with Balloon
                                                         Payments" in the Prospectus. As stated above, 13 Mortgage Loans, representing 22.0% of the Initial Pool Balance, are ARD Loans. The
                                                         remaining seven Mortgage Loans, representing 1.4% of the Initial Pool
                                                         Balance, are generally fully amortizing.

                                                         The single largest Mortgage Loan is the Showboat Loan described in this
                                                         Summary under "The Showboat Loan" below. The Showboat Loan has a Cut-off
                                                         Date Balance of $99,880,087, which represents 11.9% of the Initial Pool
                                                         Balance.

                                                         Twenty-eight Mortgage Loans (the "Single-Tenant Property Loans"), which represent 9.1% of the Initial Pool Balance, are secured by Mortgages on
                                                         Mortgaged Properties that are leased pursuant to space leases (the
                                                         "Single-Tenant Property Leases") to a single tenant. Scheduled monthly rent payments (the "Monthly Rental Payments") under the Single-Tenant
                                                         Property Leases are, in each case, generally sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Single-Tenant Property Loan (other than any
                                                         Balloon Payment). In general, each Single-Tenant Property Lease provides that the tenant thereunder is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related
                                                         Mortgaged Property. The Single-Tenant Property Loans are exclusive of the
                                                         Showboat Loan and the Stone Container Loans (each as defined herein).

                                                         No Mortgage Loan will be, as of the Closing Date, 30 days or more delinquent in the payment of principal or interest.

                                                         As of their respective dates of origination, all of the Mortgage Loans imposed restrictions on voluntary prepayments of principal ("Principal
                                                         Prepayments"), which, in all cases, commenced with a period (a "Lockout
                                                         Period") during which, with limited
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                                                         exception, Principal Prepayments are prohibited. In the case of some
                                                         Mortgage Loans, the Lockout Period will remain in effect for all or substantially all of the remaining term to maturity. In other cases, the
                                                         Lockout Period is followed by a period during which Principal Prepayments are permitted but are required to be accompanied by the greater of a specified percentage of the principal amount being prepaid (a "Prepayment
                                                         Premium") and a premium calculated on the basis of a yield maintenance formula (a "Yield Maintenance Premium"), and then, commencing on a specified date prior to maturity, by a period (an "Open Period") during which Principal Prepayments may be made without payment of any Prepayment
                                                         Premium or Yield Maintenance Premium. In one case, the Lockout Period is followed by a period during which Principal Prepayments must be accompanied by the greater of a Prepayment Premium and a Yield
                                                         Maintenance Premium (calculated based on a discount rate that is a spread over the applicable U.S. Treasury rate), then by another period during which Principal Prepayments must be accompanied by the lesser of a

                                                         Prepayment Premium (calculated at a greater percentage than during the prior period) and a Yield Maintenance Premium (calculated based on a discount rate that reflects no spread over the applicable U.S. Treasury rate), and then by an Open Period. In another case, the Lockout Period is followed by a period during which Principal Prepayments must be accompanied by the greater of a Prepayment Premium and a Yield
                                                         Maintenance Premium, then by another period during which Principal
                                                         Prepayments must be accompanied by a Prepayment Premium, and then by an
                                                         Open Period. In all other cases, the Lockout Period is followed directly by an Open Period. Any period during which a Principal Prepayment is permitted, but must be accompanied by a Prepayment Premium and/or a Yield
                                                         Maintenance Premium,is herein referred to as a

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                                                         "Premium Period". In the case of 105 Mortgage Loans, representing 73.1%
                                                         of the Initial Pool Balance, the related Mortgagors are permitted to
                                                         "defease" their Mortgage Loans with United States Treasury obligations during the Lockout Period but not earlier than two years following the
                                                         Closing Date. In the case of certain Mortgage Loans, the security for the
                                                         Mortgage Loans includes pledged funds which: (i) if certain leasing or other economic conditions are satisfied by a specified date, will be released to the related Mortgagor; and (ii) if such conditions are not satisfied by such date, will be applied to pay down the Mortgage Loan during what would otherwise be a Lockout Period. See "Description of the
                                                         Mortgage Pool--Prepayment Provisions" herein.

                                                         Set forth below is certain information regarding the Mortgage Loans and the Mortgaged Properties expected to be applicable as of the Cut-off Date
                                                         (except as otherwise indicated). Such information is more fully described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is set forth, in the tables on Exhibits A-1 and
                                                         A-2 hereto.

                                                               Number of Mortgage Loans.................               168
                                                               Initial Pool Balance.....................      $838,800,140

                                                               Minimum Cut-off  Date Balance............          $507,458
                                                               Maximum Cut-off  Date Balance............       $99,880,087
                                                               Average Cut-off  Date Balance............        $4,992,858

                                                               Minimum Mortgage Rate....................            6.980%
                                                               Maximum Mortgage Rate....................            9.250%
                                                               Weighted Average Mortgage Rate...........            7.641%

                                                               Minimum Cut-off  Date LTV Ratio..........             24.0%

                                                               Maximum Cut-off  Date LTV                             85.0%
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                                                                 Ratio..................................
                                                               Weighted Average Cut-off  Date LTV
                                                                  Ratio.................................             65.4%

                                                               Minimum Original Term to Maturity
                                                                  (months)(1)...........................                84

                                                               Maximum Original Term to Maturity
                                                                  (months)(1)...........................               240
                                                               Weighted Average Original Term to
                                                                  Maturity (months)(1)..................               133

                                                               Minimum Remaining Term to Maturity
                                                                  (months)(1)...........................                77
                                                               Maximum Remaining Term to Maturity
                                                                  (months)(1)...........................               238
                                                               Weighted Average Remaining Term to
                                                                  Maturity (months)(1)..................               130

                                                               Minimum Occupancy Rate at
                                                                  Underwriting(2).......................             82.0%
                                                               Maximum Occupancy Rate at
                                                                  Underwriting(2).......................            100.0%
                                                               Weighted Average Occupancy
                                                                  Rate at Underwriting(2)...............             97.8%

                                                               Minimum Underwriting DSCR................             1.05x
                                                               Maximum Underwriting DSCR................             2.67x
                                                               Weighted Average Underwriting                         1.35x
                                                                  DSCR..................................

                                                         --------------------

                                                         (1) In the case of the ARD Loans, assumes that maturity is at the respective Anticipated Repayment Dates. (2) Does not reflect Mortgage
                                                         Loans secured by hotel or hotel & casino properties.

                                                         "Cut-off Date LTV Ratio", "Underwriting DSCR" and "Occupancy Rate at
                                                         Underwriting" are each calculated as
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                                                         described under "Description of the Mortgage Pool--Additional Mortgage
                                                         Loan Information" herein.

                                                         See "Description of the Mortgage Pool" herein.

The Showboat Loan....................................    The "Showboat Loan" has a Cut-off Date Balance of
                                                         $99,880,087.  It is evidenced by a Mortgage Note  on which
                                                         Showboat Land LLC, a Nevada limited liability company, is the obligor (the "Showboat Borrower").  It is secured by, among other things, a first mortgage lien on the Showboat Borrower's fee interest in certain real property (the "Showboat Property")
                                                         that is (i) located on the boardwalk in Atlantic City, New

                                                         Jersey, (ii) improved by a hotel/casino (the "Showboat Hotel and Casino") and (iii) subject to a ground lease (the "Showboat
                                                         Ground Lease") that expires in 2082.  Pursuant to the
                                                         Showboat Ground Lease, the lessee thereunder, Atlantic City
                                                         Showboat, Inc., operates the Showboat Hotel and Casino.  The
                                                         Mortgage for the Showboat Loan is subordinate to the tenant's rights under the Showboat Ground Lease but not to the lien of any leasehold mortgages that may encumber the tenant's
                                                         leasehold interest under such ground lease.

                                                         Set forth below is certain information regarding the Showboat Loan and
                                                         Showboat Property expected to be applicable as of the Cut-off Date
                                                         (except as otherwise indicated). Such information is more fully described, and additional information regarding such Mortgage Loan and
                                                         Mortgaged Property is set forth, under "Description of the Mortgage
                                                         Pool--The Showboat Loan" and in the tables on Exhibits A-1 and A-2 hereto.

                                                         Cut-off Date Balance......................      $99,880,087
                                                         Mortgage Rate.............................           7.090%
                                                         Cut-off Date LTV Ratio....................            24.0%
                                                         Underwriting DSCR.........................            1.14x
                                                         Anticipated Repayment Date(1).............           2/1/08
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                                                         Original Term to ARD(2)...................       120 months
                                                         Remaining Term to ARD(2)..................       119 months
                                                         Original Amortization Term................       360 months
                                                         Remaining Amortization Term...............       359 months
                                                         Year Built................................             1984
                                                         Year Renovated............................             1994

                                                         --------------------

                                                         (1)  The Showboat Loan is an ARD Loan.
                                                         (2)  Anticipated Repayment Date.

Description of the
  Certificates.......................................    The Certificates will be issued on the Closing Date pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-

                                                         off Date (the "Pooling Agreement"), among the Depositor, the
                                                         Servicer, the Special Servicer, the Trustee and the REMIC
                                                         Administrator, and will represent in the aggregate the entire beneficial ownership interest of the Trust. See "Description of the Certificates--General" herein.

A. Class Principal Balances and
     Class Notional Amounts..........................    The Class A, Class B and Class C Certificates (collectively, the
                                                         "Sequential Pay Certificates") are the only Certificates that will have principal balances.  The aggregate principal balance of any Class of Sequential Pay Certificates is herein referred to as its "Class Principal Balance".

                                                         Upon initial issuance, the Class A-1A, Class A-1B, Class A-2, Class A-3,
                                                         Class B-1 and Class B-2 Certificates will have the respective Class
                                                         Principal Balances set forth on the cover page hereof (in each case, subject to a variance of plus or minus 5%).

                                                         Upon initial issuance, the Class B-3, Class B-4, Class B-5, Class B-6,
                                                         Class B-7 and Class C Certificates will have the following Class
                                                         Principal Balances (in each case, subject to a variance of plus or minus
                                                         5%):

                                                                                          Initial Class
                                                            Class                      Principal Balance
                                                            -----                      -----------------
                                                            Class B-3                     $10,000,000
                                                            Class B-4                     $27,100,000
                                                            Class B-5                     $15,000,000
                                                            Class B-6                     $15,000,000
                                                            Class B-7                    $  6,300,000
                                                            Class C                       $16,800,140

                                                         The Class CP and Class S Certificates will not have principal balances;
                                                         however, for purposes of calculating Accrued Certificate Interest (as defined herein) in respect thereof, each such Class of Certificates will have an aggregate notional amount (a "Class Notional Amount"). The Class
                                                         Notional Amount of the Class S Certificates will equal the aggregate of the Class Principal Balances of the respective Classes of Sequential Pay
                                                         Certificates outstanding from time to time, and the Class Notional Amount of the Class CP Certificates will equal the sum of (a) the aggregate of the Class Principal Balances of the Class A-2, Class A-3, Class B-1 and
                                                         Class B-2 Certificates outstanding from time to time and (b) the lesser of (i) the Class Principal Balance of the Class A-1B Certificates
                                                         outstanding from time to time and (ii) $325,000,000; provided that
                                                         Accrued Certificate Interest in respect of the Class CP Certificates will in no event accrue beyond the end of the Interest Accrual Period that occurs during March 2005.

                                                         The Class Notional Amounts of the Class CP and Class S Certificates will, in each such case, be deemed to consist of components (each, a
                                                         "Component"). Each full Class Principal Balance of a Class of Sequential
                                                         Pay Certificates (other than the Class A-1B Certificates) that is part of either such Class Notional Amount will constitute a separate Component thereof (such Component to have the same alphabetical and/or numerical designation as the alphabetical and/or numerical Class designation for such Class of Sequential Pay Certificates (e.g., the Class Principal
                                                         Balance of the Class A-2 Certificates outstanding from time to time will constitute Component A-2 of each of the Class Notional Amount of the
                                                         Class CP Certificates and the Class Notional Amount of the Class S
                                                         Certificates)). The portion of the Class Principal Balance of the Class
                                                         A-1B Certificates outstanding from time to time that is equal to the lesser of (i) the entire amount of such Class Principal Balance outstanding from time to time and (ii) $325,000,000, will constitute another Component (such Component being herein designated "Component
                                                         A-1B2") of each of the Class Notional Amount of the Class CP Certificates
                                                         and the Class Notional Amount of the Class S Certificates. The remaining portion of the Class Principal Balance of the Class A-1B Certificates
                                                         outstanding from time to time will constitute the last Component (such
                                                         Component being herein designated as "Component A-1B1") of the Class
                                                         Notional Amount of the Class S Certificates. Accordingly, the Class
                                                         Notional Amount of the Class CP Certificates will initially consist of five Components, and the Class Notional Amount of the Class S
                                                         Certificates will initially consist of 13 Components.

                                                         The REMIC Residual Certificates will not have principal balances or notional amounts.

                                                         See "Description of the Certificates--Class Principal Balances and Class
                                                         Notional Amounts" herein.

B. Accrual of Interest...............................    The respective Classes of REMIC Regular Certificates will
                                                         bear interest (herein referred to as "Accrued Certificate
                                                         Interest"). With respect to each Class of REMIC Regular
                                                         Certificates, such interest will commence accruing as of the
                                                         Cut-off

                                     S-27

                                                         Date and, during each Interest Accrual Period, will accrue at the applicable Pass-Through Rate on the Class Principal Balance or, in the
                                                         case of each Class of Interest Only Certificates, the Class Notional
                                                         Amount of such Class of Certificates outstanding immediately prior to the related Distribution Date; provided that Accrued Certificate Interest in respect of the Class CP Certificates shall in no event accrue beyond the end of the Interest Accrual period that occurs during March 2005. Accrued
                                                         Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                                                         The portion of the Accrued Certificate Interest in respect of any Class of REMIC Regular Certificates that is distributable thereon, subject to available funds, is herein referred to as "Distributable Certificate
                                                         Interest". The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates for any Distribution Date will equal the
                                                         Accrued Certificate Interest in respect of such Class of REMIC Regular
                                                         Certificates for the related Interest Accrual Period, reduced (to not less than zero) by the product of (a) the Net Aggregate Prepayment
                                                         Interest Shortfall (as defined herein), if any, for such Distribution
                                                         Date, multiplied by (b) a fraction (expressed as a percentage), the numerator of which is the Accrued Certificate Interest in respect of such
                                                         Class of REMIC Regular Certificates for the related Interest Accrual
                                                         Period, and the denominator of which is the aggregate Accrued Certificate
                                                         Interest in respect of all the Classes of REMIC Regular Certificates for the related Interest Accrual Period.

                                                         The REMIC Residual Certificates will not bear interest.

C. Pass-Through Rates................................    The Pass-Through Rates applicable to the respective Classes of Offered Certificates for the initial Interest

                                                         Accrual Period are set forth on the cover page hereof.

                                                         The Pass-Through Rate applicable to each Class of Offered Certificates
                                                         (other than the Interest Only Certificates) is subject to change and, for each Interest Accrual Period subsequent to the initial Interest Accrual
                                                         Period, will equal the lesser of (i) the per annum rate set forth on the cover page hereof with respect to such Class of Certificates and (ii) the
                                                         Weighted Average Net Mortgage Rate for such Interest Accrual Period.

                                                         The Pass-Through Rate for the Class CP Certificates will be variable and,

                                                         for each Interest Accrual Period subsequent to the initial Interest
                                                         Accrual Period, will equal the weighted average of the Class CP Strip
                                                         Rates at which interest accrues on the respective Components of the Class
                                                         Notional Amount of the Class CP Certificates during such Interest Accrual
                                                         Period (weighted on the basis of the relative sizes of such Components immediately prior to the related Distribution Date). The "Class CP Strip

                                                         Rate" in respect of any Component of the Class Notional Amount of the
                                                         Class CP Certificates for any Interest Accrual Period that occurs during the period from the Cut-off Date through the end of the Interest Accrual
                                                         Period that occurs during March 2005, will equal the lesser of (i) the
                                                         Maximum Class CP Strip Rate (as specified below) in respect of such component for such Interest Accrual Period and (ii) the excess, if any, of the Weighted Average Net Mortgage Rate for such Interest Accrual
                                                         Period, over the Pass-Through Rate then applicable to the Class of
                                                         Sequential Pay Certificates whose Class Principal Balance, in whole or in part, constitutes such Component. The "Class CP Strip Rate" in respect of each Component of the Class Notional Amount of the Class CP Certificates
                                                         for each Interest Accrual Period that occurs subsequent to March 2005, will be 0% per annum.

                                                         Set forth below are the "Maximum CP Strip Rates" in respect of the respective Components of the Class Notional Amount of the Class CP
                                                         Certificates for each Interest Accrual Period that occurs during the period from the Cut-off Date through the end of March 2005:

                                                                                Maximum
                                                         Component           CP Strip Rate

                                                          A-1B2                 1.04%
                                                           A-2                  0.86%
                                                           A-3                  0.75%
                                                           B-1                  0.39%
                                                           B-2                  0.12%

                                                         The Pass-Through Rate applicable to the Class S Certificates will also be variable and, for each Interest Accrual Period subsequent to the initial
                                                         Interest Accrual Period, will equal the weighted average of the Class S
                                                         Strip Rates at which interest accrues on the respective Components of the

                                                         Class Notional Amount of the Class S Certificates during such Interest
                                                         Accrual Period (weighted on the basis of the relative sizes of such
                                                         Components immediately prior to the related Distribution Date). The
                                                         "Class S Strip Rate" in respect of any Component of the Class Notional
                                                         Amount of the Class S Certificates for any Interest Accrual Period will equal the excess, if any, of (i) the Weighted Average Net Mortgage Rate
                                                         for such Interest Accrual Period, over (ii) the Pass-Through Rate then applicable to the Class of Sequential Pay Certificates whose Class
                                                         Principal Balance, in whole or in part, constitutes such Component, plus
                                                         (if such Interest Accrual Period occurs during or prior to March 2005)
                                                         the Class CP Strip Rate in respect of the corresponding Component of the
                                                         Class Notional Amount of the Class CP Certificates for such Interest
                                                         Accrual Period.

                                                         The respective Pass-Through Rates applicable to the Class B- 3, Class
                                                         B-4,

                                                         Class B-5, Class B-6, Class B-7 and Class C Certificates for the initial
                                                         Interest Accrual Period will equal the following per annum rates:

                                                         Class                           Pass-Through Rate
                                                         -----                           -----------------
                                                         Class B-3                           7.60%
                                                         Class B-4                           7.60%
                                                         Class B-5                           6.41%
                                                         Class B-6                           6.41%
                                                         Class B-7                           6.41%
                                                         Class C                             6.41%

                                                         The respective Pass-Through Rates applicable to the Class B-3 and Class
                                                         B-4 Certificates are subject to change and, in the case of each such
                                                         Class of Certificates, for each Interest Accrual Period subsequent to the initial Interest Accrual Period, will equal the lesser of (i) the per annum rate specified above with respect to such Class of Certificates and
                                                         (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual
                                                         Period. The respective Pass-Through Rates applicable to the Class B-5,
                                                         Class B-6, Class B-7 and Class C Certificates will, in the case of each such Class of Certificates, remain fixed at the per annum rate specified above with respect to such Class of Certificates.

                                                         The REMIC Residual Certificates will not have Pass-Through
                                                         Rates.

                                                         The "Weighted Average Net Mortgage Rate" for any Interest Accrual Period
                                                         will equal the weighted average of the Net Mortgage Rates for the

                                                         Mortgage Loans (weighted on the basis of their respective Stated
                                                         Principal Balances (as defined herein) outstanding immediately following the Distribution Date during such Interest Accrual Period or, in the case of the initial Interest Accrual Period, weighted on the basis of their respective Cut-off Date Balances).

                                                         The "Net Mortgage Rate" for any Mortgage Loan will, in general, equal (i)
                                                         the related Mortgage Rate in effect as of the Closing Date (without regard to any modification, waiver or amendment of the terms of such
                                                         Mortgage Loan subsequent to the Closing Date), minus (ii) 10 basis points; provided that, for purposes of calculating Pass-Through Rates on the Offered Certificates from time to time, in the case of each
                                                         Non-30/360 Mortgage Loan, the Mortgage Rate referenced in clause (i)
                                                         above will be adjusted from time to time to a per annum rate that would produce an equivalent amount of interest for each applicable accrual period on the basis of a 360-day year consisting of twelve 30-day months.

Distributions on the Certificates....................    Distributions will be made by or on behalf of the Trustee on each Distribution Date to the Certificateholders of record at the close of business on the immediately preceding Record Date
                                                         (or, in the case of the anticipated final distribution on any Class of Certificates, to the persons presenting and surrendering such
                                                         Certificates as described herein). All distributions made with respect to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on the respective Percentage Interests (as defined herein) in such
                                                         Class evidenced by such Certificates.

A. Distributions of Interest
     and Principal...................................    On each Distribution Date, the Available Distribution Amount
                                                         (as defined herein) for such date will be distributed among the respective Classes of Certificateholders for the following purposes and in the following order of priority:

                                                         (i)       to make distributions of interest to the holders of the Class
                                                                   CP, Class S, Class A-1A and Class A-1B Certificates, pro rata based on entitlement, up to an amount equal to all
                                                                   Distributable Certificate

                                                                   Interest in respect of each such Class of Certificates for such
                                                                   Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                                         (ii)      to make distributions of principal to the holders of the Class
                                                                   A-1A and Class A-1B Certificates, allocable as between such

                                                                   Classes of Certificateholders as described herein, up to an amount equal to the lesser of (a) the aggregate of the then outstanding Class Principal Balances of the Class A-1A and
                                                                   Class A-1B Certificates and (b) the Principal Distribution
                                                                   Amount (as defined below) for such Distribution Date;

                                                         (iii)     to reimburse the holders of the Class A-1A and Class A-1B
                                                                   Certificates, pro rata based on entitlement, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses
                                                                   (each as defined herein), if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received;

                                                         (iv)      to make distributions of interest to the holders of the Class
                                                                   A-2 Certificates, up to an amount equal to all Distributable
                                                                   Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                                         (v)       after the Class Principal Balances of the Class A-1A
                                                                   and Class A-1B Certificates have been reduced to zero, to make distributions of principal to the holders of the Class A-2
                                                                   Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class A-2

                                                                   Certificates and (b) the excess, if any, of the Principal
                                                                   Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clause
                                                                   (ii) above;

                                                         (vi)      to reimburse the holders of the Class A-2 Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund
                                                                   Expenses, if any, previously allocated to such Class of
                                                                   Certificates and for which no reimbursement has previously been received;

                                                         (vii)     to make distributions of interest to the holders of the Class
                                                                   A-3 Certificates, up to an amount equal to all Distributable
                                                                   Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                                         (viii)    after the Class Principal Balances of the Class A-1A, Class
                                                                   A-1B and Class A-2 Certificates have been reduced to zero, to make distributions of principal to the holders of the Class A-3
                                                                   Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class A-3
                                                                   Certificates and (b) the excess, if any, of the Principal

                                                                   Distribution Amount for such Distribution Date over the

                                                                   amounts, if any, distributed on such Distribution Date pursuant to clauses (ii) and (v) above;

                                                         (ix)      to reimburse the holders of the Class A-3 Certificates, up to an amount equal to all Realized Losses and Additional Trust
                                                                   Fund Expenses, if any, previously

                                                                   allocated to such Class of Certificates and for which no
                                                                   reimbursement has previously been received;

                                                         (x)       to make distributions of interest to the holders of the Class
                                                                   B-1 Certificates, up to an amount equal to all Distributable
                                                                   Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                                         (xi)      after the Class Principal Balances of the Class A Certificates
                                                                   have been reduced to zero, to make distributions of principal to the holders of the Class B-1 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal
                                                                   Balance of the Class B-1 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution
                                                                   Date over the amounts, if any, distributed on such Distribution
                                                                   Date pursuant to clauses (ii), (v) and (viii) above;

                                                         (xii)     to reimburse the holders of the Class B-1 Certificates, up to an amount equal to all Realized Losses and Additional Trust
                                                                   Fund Expenses, if any, previously allocated to such Class of
                                                                   Certificates and for which no reimbursement has previously been received;

                                                         (xiii)    to make distributions of interest to the holders of the Class
                                                                   B-2 Certificates, up to an amount equal to all Distributable
                                                                   Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                                         (xiv)     after the Class Principal Balances of the Class A and Class B-1
                                                                   Certificates have been reduced to zero, to make distributions of principal to the holders of the Class B-2 Certificates, up to an amount equal to the lesser of (a) the then outstanding
                                                                   Class Principal Balance of the Class B-2 Certificates and (b)
                                                                   the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii)
                                                                   and (xi) above;

                                                         (xv)      to reimburse the holders of the Class B-2 Certificates, up to an amount equal to all Realized Losses and Additional Trust
                                                                   Fund Expenses, if any, previously allocated to such Class of
                                                                   Certificates and for which no reimbursement has previously been received;

                                                         (xvi)     to make distributions of interest to the holders of the Class
                                                                   B-3 Certificates, up to an amount equal to all Distributable
                                                                   Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                                         (xvii)    after the Class Principal Balances of the Class A, Class B-1 and Class B-2 Certificates have been reduced to zero, to make distributions of principal to the holders of the Class B-3
                                                                   Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class B-3
                                                                   Certificates and (b) the excess, if any, of the Principal

                                                                   Distribution Amount for such Distribution Date over the
                                                                   amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi) and (xiv) above;

                                                         (xviii)   to reimburse the holders of the Class B-3 Certificates, up to an amount equal to all Realized Losses and Additional Trust
                                                                   Fund Expenses, if any, previously allocated to such Class of
                                                                   Certificates and for which no reimbursement has previously been received;

                                                         (xix)     to make distributions of interest to the holders of the Class
                                                                   B-4 Certificates, up to an amount equal to all Distributable
                                                                   Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                                         (xx)      after the Class Principal Balances of the Class A, Class B-1,
                                                                   Class B-2 and Class B-3 Certificates have been reduced to zero, to make distributions of principal to the holders of the Class
                                                                   B-4 Certificates, up to an amount equal to the lesser of (a)
                                                                   the then outstanding Class Principal Balance of the Class B-4
                                                                   Certificates and (b) the excess, if any, of the Principal
                                                                   Distribution Amount for such Distribution Date over the
                                                                   amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv) and (xvii) above;

                                                         (xxi)     to reimburse the holders of the Class B-4 Certificates, up to an amount equal to all Realized Losses and Additional Trust

                                                                   Fund Expenses, if any, previously

                                                                   allocated to such Class of Certificates and for which no
                                                                   reimbursement has previously been received;

                                                         (xxii)    to make distributions of interest to the holders of the Class
                                                                   B-5 Certificates, up to an amount equal to all Distributable
                                                                   Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                                         (xxiii)   after the Class Principal Balances of the Class A, Class B-1,
                                                                   Class B-2, Class B-3 and Class B-4 Certificates have been
                                                                   reduced to zero, to make distributions of principal to the holders of the Class B-5 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class B-5 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv), (xvii) and
                                                                   (xx) above;

                                                         (xxiv)    to reimburse the holders of the Class B-5 Certificates, up to an amount equal to all Realized Losses and Additional Trust
                                                                   Fund Expenses, if any, previously allocated to such Class of
                                                                   Certificates and for which no reimbursement has previously been received;

                                                         (xxv)     to make distributions of interest to the holders of the Class
                                                                   B-6 Certificates, up to an amount equal to all Distributable
                                                                   Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the

                                                                   extent not previously paid, for all prior Distribution Dates;

                                                         (xxvi)    after the Class Principal Balances of the Class A, Class B-1,
                                                                   Class B-2, Class B-3, Class B-4 and Class B-5 Certificates have been reduced to zero, to make distributions of principal to the holders of the Class B-6 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class B-6 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv), (xvii),

                                                                   (xx) and (xxiii) above;

                                                         (xxvii)   to reimburse the holders of the Class B-6 Certificates, up to an amount equal to all Realized Losses and Additional Trust
                                                                   Fund Expenses, if any, previously allocated to such Class of
                                                                   Certificates and for which no reimbursement has previously been received;

                                                         (xxviii)  to make distributions of interest to the holders of the Class
                                                                   B-7 Certificates, up to an amount equal to all Distributable
                                                                   Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                                         (xxix)    after the Class Principal Balances of the Class A, Class B-1,
                                                                   Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
                                                                   Certificates have been reduced to zero, to make distributions of principal to the holders of the Class B-7

                                                                   Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class B-7
                                                                   Certificates and (b) the excess, if any, of the Principal
                                                                   Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses
                                                                   (ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii) and (xxvi)
                                                                   above;

                                                         (xxx)     to reimburse the holders of the Class B-7 Certificates, up to an amount equal to all Realized Losses and Additional Trust
                                                                   Fund Expenses, if any, previously allocated to such Class of
                                                                   Certificates and for which no reimbursement has previously been received;

                                                         (xxxi)    to make distributions of interest to the holders of the Class C
                                                                   Certificates, up to an amount equal to all Distributable
                                                                   Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                                         (xxxii)  after the Class Principal Balances of the Class A and
                                                                  Class B Certificates have been reduced to zero, to
                                                                  make distributions of principal to the holders of the
                                                                  Class C Certificates, up to an amount equal to the
                                                                  lesser of (a) the then outstanding Class Principal
                                                                  Balance of the Class C Certificates and (b) the
                                                                  excess, if any, of the Principal Distribution Amount
                                                                  for such Distribution Date over the amounts, if any,
                                                                  distributed on such Distribution Date pursuant to
                                                                  clauses (ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii),
                                                                  (xxvi) and (xxix) above;

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                                     S-40
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
                                                         (xxxiii)  to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund
                                                                   Expenses, if any, previously allocated to such Class of
                                                                   Certificates and for which no reimbursement has previously been received; and

                                                         (xxxiv)   to make distributions to the holders of the REMIC Residual
                                                                   Certificates, up to an amount equal to the excess, if any, of
                                                                   (a) the Available Distribution Amount for such Distribution
                                                                   Date, over (b) the aggregate distributions made in respect of the REMIC Regular Certificates on such Distribution Date
                                                                   pursuant to clauses (i) through (xxxiii) above;

                                                         provided  that, on the final Distribution Date in connection with  a termination of the Trust, the distributions of principal to be made pursuant to clauses (ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii),
                                                         (xxvi), (xxix) and (xxxii) above shall, in each such case, subject to the then remaining portion of the Available Distribution Amount for such date, be made to the holders of the relevant Class or Classes of Sequential Pay
                                                         Certificates otherwise entitled to distributions of principal pursuant to such clause in an amount equal to the entire then remaining Class Principal
                                                         Balance (or, in the case of clause (ii) above, if applicable, the entire aggregate of the then remaining Class Principal Balances) of such Class or
                                                         Classes of Certificates outstanding immediately prior to such final
                                                         Distribution Date.

                                                         Except under the limited circumstances described herein, distributions of principal on the Class A-1A and Class A-1B Certificates as described in clause
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                                     S-41
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
                                                         (ii) above will be paid, first, to the holders of the Class A-1A
                                                         Certificates, until the Class Principal Balance of such Class of
                                                         Certificates is reduced to zero, and thereafter, to the holders of the
                                                         Class A-1B Certificates, until the Class Principal Balance of such Class of
                                                         Certificates is reduced to zero. See "Description of the
                                                         Certificates--Distributions--Application of the Available Distribution
                                                         Amount" herein.

                                                         The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate (without duplication) of the following:

                                                         (a)       all payments of principal (other than Principal Prepayments)
                                                                   received on the Mortgage Loans during the related Collection
                                                                   Period, in each case net of any portion of the particular
                                                                   payment that represents a late collection of principal for which a P&I Advance (as defined below) was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period;

                                                         (b)       the principal portions of all Monthly Payments due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received prior to the related Collection Period;

                                                         (c)       all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

                                                         (d)       all other collections (including Liquidation Proceeds,
                                                                   Condemnation Proceeds and Insurance Proceeds (each as defined herein)) that were received on or in respect of the
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                                     S-42
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
                                                                   Mortgage Loans during the related Collection Period and that were identified and applied by the Servicer as recoveries of
                                                                   principal thereof, in each case net of any portion of such collection that represents a late collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date; and

                                                         (e)       the principal portion of all P&I Advances made in respect of the Mortgage Loans with respect to such Distribution Date.

B. Distributions of Prepayment Premiums and
     Yield Maintenance Premiums......................    If a Prepayment Premium is collected with respect to any
                                                         Mortgage Loan during any particular Collection Period and
                                                         either (i) the Distribution Date corresponding to such
                                                         Collection Period occurs after the end of April 2005 or (ii) the
                                                         Class Notional Amount of the Class CP Certificates will not be affected by the distributions of principal on the Distribution
                                                         Date corresponding to such Collection Period, then the entire amount of such Prepayment Premium will be distributed as additional interest to the holders of the Class S Certificates on the Distribution
                                                         Date corresponding to such Collection Period.

                                                         If a Prepayment Premium is collected with respect to any Mortgage Loan during any particular Collection Period, the Distribution Date corresponding to such Collection Period occurs during or prior to April
                                                         2005 and the Class Notional Amount of the Class CP Certificates will be affected by the distributions of principal on the Distribution Date corresponding to such Collection Period, then 25% of such Prepayment
                                                         Premium will be distributed as additional interest to
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                                     S-43
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
                                                         the holders of the Class CP Certificates and 75% of such Prepayment
                                                         Premium will be distributed as additional interest to the holders of the
                                                         Class S Certificates, in any event on the Distribution Date corresponding to such Collection Period.

                                                         If a Yield Maintenance Premium is collected with respect to any Mortgage
                                                         Loan during any particular Collection Period, then such Yield Maintenance
                                                         Premium will be distributed as additional interest on the Distribution
                                                         Date corresponding to such Collection Period as follows: The holders of the Class (or Classes) of Sequential Pay Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an aggregate amount (allocable among such Classes, if more than one, as described below) equal to the product of (1) the amount of such Yield
                                                         Maintenance Premium, multiplied by (2) the lesser of (a) 25% and (b) a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to such Class of Sequential Pay Certificates (or, if two or more Classes are involved, the Pass-Through Rate applicable to such of those Classes as has the most senior right of payment and/or the earliest Assumed Final
                                                         Distribution Date) for the corresponding Interest Accrual Period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the Mortgage Loan that prepaid, over the relevant Discount Rate. If there is more than one Class of
                                                         Sequential Pay Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such distributions of principal.
                                                         Any portion of such Yield Maintenance Premium that may remain after such distributions will be distributed as described above as if it were a
                                                         Prepayment Premium.
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                                     S-44
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
                                                         For purposes of the foregoing, the "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually (e.g., a 6% per annum Treasury Rate would equate to a 5.9263%
                                                         per annum Discount Rate). The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve
                                                         Statistical Release H.15--Selected Interest Rates under the heading "U.S.
                                                         government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date of the prepaid Mortgage Loan. If
                                                         Release H.15 is no longer published, the Servicer will select a comparable publication to determine the Treasury Rate.

                                                         Neither the Depositor nor the Underwriter makes any representation or warranty as to the collectability of any Prepayment Premium or Yield
                                                         Maintenance Premium or the enforceability of any Mortgage Loan provision requiring the payment of any such amount. Furthermore, Prepayment
                                                         Premiums and Yield Maintenance Premiums, even if collected and distributable on any Class of Certificates as additional interest, may not be sufficient to fully compensate the Certificateholders of such
                                                         Class for any loss in yield experienced by them in connection with the related prepayments of principal. See "Risk Factors--Special Prepayment and Yield Considerations" herein.
Subordination; Allocation of
  Realized Losses and
  Certain Expenses ..................................    As and to the extent described herein, the Class A-2, Class
                                                         A-3, Class B, Class C, Class R-I, Class R-II and Class R-III
                                                         Certificates (collectively, the "Subordinate Certificates") will be subordinate to the Class CP, Class S, Class A-1A and Class
                                                         A-1B Certificates
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                                     S-45
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
                                                         (collectively, the "Senior Certificates"); the  Class
                                                         A-3, Class B, Class C, Class R-I, Class R-II and Class R- III
                                                         Certificates will be subordinate to the Class A-2 Certificates; the Class
                                                         B, Class C, Class R-I, Class R-II and Class R-III Certificates will be subordinate to the Class A-3 Certificates; the Class B-2, Class B-3,
                                                         Class B-4, Class B-5, Class B-6, Class B-7, Class C, Class R-I, Class
                                                         R-II and Class R-III Certificates will be subordinate to the Class B-1
                                                         Certificates; and the Class B-3, Class B-4, Class B-5, Class B- 6, Class
                                                         B-7, Class C, Class R-I, Class R-II and Class R-III Certificates will be subordinate to the Class B-2 Certificates. Such subordination will, in general, be accomplished by the application of the Available Distribution
                                                         Amount on each Distribution Date in the order described in this Summary under "Distributions on the Certificates--Distributions of Interest and
                                                         Principal" above and by the allocation of Realized Losses and Additional
                                                         Trust Fund Expenses as described in the next paragraph. No other form of credit support will be available for the benefit of any Class of Offered
                                                         Certificateholders.

                                                         If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the
                                                         Mortgage Pool that will be outstanding immediately following such
                                                         Distribution Date is less than the then aggregate of the Class Principal
                                                         Balances of the respective Classes of Sequential Pay Certificates, the
                                                         Class Principal Balances of the Class C, Class B-7, Class B-6, Class B-5,
                                                         Class B-4, Class B-3, Class B-2, Class B-1, Class A-3 and Class A-2
                                                         Certificates will be reduced, sequentially in that order, until (in the case of each such Class) such deficit (or the related Class Principal
                                                         Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Class Principal Balances of such
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                                     S-46
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

                                                         Classes of Certificates are reduced to zero, then the respective Class
                                                         Principal Balances of the Class A-1A and Class A-1B Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining
                                                         Class Principal Balances of such Classes of Certificates, until such deficit (or each such Class Principal Balance) is reduced to zero. Any such deficit would, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses.
                                                         The foregoing reductions in the Class Principal Balances of the
                                                         Sequential Pay Certificates will constitute an allocation of any such
                                                         Realized Losses and Additional Trust Fund Expenses.

                                                         As more particularly described herein, "Realized Losses" are losses to the Trust arising from the inability of the Servicer and/or the Special
                                                         Servicer to collect all amounts due and owing under any defaulted
                                                         Mortgage Loan, including by reason of the fraud or bankruptcy of the related Mortgagor or a casualty of any nature at the related Mortgaged
                                                         Property, to the extent not covered by insurance.

                                                         As more particularly described herein, "Additional Trust Fund Expenses"
                                                         are, in general, any expenses of the Trust not specifically included in the calculation of a "Realized Loss," that would result in the REMIC
                                                         Regular Certificateholders' receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution
                                                         Date.

                                                         See "Description of the Certificates--Subordination; Allocation of
                                                         Realized Losses and Certain Expenses" herein.

Treatment of REO Properties..........................    Notwithstanding that a Mortgaged Property securing any Mortgage Loan may be acquired on behalf of the Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an "REO Property"), such Mortgage Loan will, for purposes of,
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                                     S-47
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
                                                         among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Additional Trust Fund Expenses to
                                                         the Certificates, as well as for purposes of calculating Servicing Fees,
                                                         Special Servicing Fees and Trustee Fees (each as defined herein), generally be treated as having remained outstanding until such REO
                                                         Property is liquidated. In connection therewith, operating revenues and other proceeds derived from any REO Property (exclusive of related operating costs, including certain reimbursements payable to the Servicer and/or Special Servicer in connection with the operation and disposition of such REO Property) will be "applied" or treated by the Servicer as principal, interest and other amounts "due" on the related Mortgage Loan, and (subject to the limitations described under "Description of the
                                                         Certificates--P&I and Other Advances" herein) the Servicer (and, if necessary, the Trustee) will be required to make P&I Advances in respect of the related Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

P&I Advances.........................................    Subject to a recoverability determination as described herein, and further subject to the reduced advancing obligations in respect of certain Mortgage Loans as to which the related
                                                         Mortgaged Property has declined in value as described herein, the Servicer will be required to make advances (each, a "P&I
                                                         Advance") with respect to each Distribution Date in an amount that is generally equal to the aggregate of all Monthly Payments
                                                         (other than Balloon Payments) and any Assumed Monthly
                                                         Payments, net of related Servicing Fees and Workout Fees, due or deemed due, as the case may be, on or in respect of the
                                                         Mortgage Loans during the related Collection Period, in each case to the extent that such amount was not paid by or on
                                                         behalf of the related Mortgagor or otherwise collected as of the close of business on the last day of the related Collection
                                                         Period.  If the
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                                     S-48
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
                                                         Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance

                                                         An "Assumed Monthly Payment" is an amount deemed due in respect of: (i)
                                                         any Balloon Mortgage Loan that is delinquent in respect of its Balloon
                                                         Payment beyond the first Determination Date that follows its most recent scheduled maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has been acquired on behalf of the Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise. The Assumed Monthly Payment deemed due each month on any such Balloon Mortgage Loan delinquent as to its Balloon Payment, will equal the Monthly Payment that would have been due thereon on the Due
                                                         Date in such month if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest (other than, if applicable,
                                                         Additional Interest) in accordance with its terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due each month on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

                                                         As more fully described herein, the Servicer and the Trustee will each be entitled to interest on any P&I Advance made by it, and the Servicer, the
                                                         Special Servicer and the Trustee will each be entitled to interest on certain reimbursable servicing expenses incurred by it. Such interest will, in general,
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                                     S-49

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
                                                         accrue from the date any such P&I Advance is made or such servicing expense is incurred at a rate per annum equal to the "prime rate"
                                                         published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time (the "Reimbursement
                                                         Rate"), and will be paid: (i) at any time, out of Default Interest (as defined herein) and late payment charges collected in respect of the related Mortgage Loan; and (ii) if such P&I Advance or servicing expense has been reimbursed, out of general collections on the Mortgage Pool. See
                                                         "Description of the Certificates--P&I and Other Advances" herein.

Compensating Interest
  Payments...........................................    To the extent of the aggregate of its Servicing Fees (as defined herein) for the related Collection Period, plus any Prepayment
                                                         Interest Excesses received during such Collection Period, the
                                                         Servicer will be required to make a non-reimbursable payment
                                                         (a "Compensating Interest Payment") with respect to each
                                                         Distribution Date to cover the aggregate of any Prepayment
                                                         Interest Shortfalls incurred during such Collection Period. A
                                                         "Prepayment Interest Shortfall" is a shortfall in the collection of a full month's interest (net of related Servicing Fees and, if applicable, Additional Interest) on any Mortgage Loan by
                                                         reason of a full or partial Principal Prepayment being made prior to its Due Date in any Collection Period. A "Prepayment
                                                         Interest Excess" is a payment of interest (net of related
                                                         Servicing Fees and, if applicable, Additional Interest) received in connection with any full or partial Principal Prepayment in respect of a Mortgage Loan that is made after its Due Date in any Collection Period, which payment of interest is intended to cover the period from and after such Due Date to, but not
                                                         including, the date of prepayment. The "Net Aggregate
                                                         Prepayment Interest Shortfall" for any Distribution Date will
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
                                                         be the amount, if any, by which (a) the aggregate of all Prepayment
                                                         Interest Shortfalls incurred during the related Collection
                                                         Period exceeds (b) the Compensating Interest Payment made by the Servicer with respect to such Distribution Date. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of
                                                         Expenses" herein.

Controlling Class....................................    The holder (or holders) of Certificates representing a majority interest in the Controlling Class will have the right, subject to certain conditions described herein, to replace the Special
                                                         Servicer and, further, to select a representative (the
                                                         "Controlling Class Representative") from whom the Special
                                                         Servicer will seek advice and approval and take direction under the various circumstances described herein.  As of any date of determination, the "Controlling Class" will, in general, be the most subordinate Class of Sequential Pay Certificates then outstanding that has a Class Principal Balance that is not less than 25% (or, in the case of the Class C Certificates, 20%) of such Class' initial Class
                                                         Principal Balance as of the Closing Date. In addition, as more particularly described herein, any single holder of Certificates representing a majority interest in the Controlling Class will have the option of purchasing defaulted Mortgage Loans from time to time. See
                                                         "Servicing of the Mortgage Loans--Replacement of the Special Servicer",
                                                         "--The Controlling Class Representative" and "--Sale of Defaulted
                                                         Mortgage Loans and REO Properties" herein.

Optional Termination.................................    The Servicer, the Special Servicer or any single holder of
                                                         Certificates representing a majority interest in the Controlling
                                                         Class, in that order, will have an option to purchase all of the
                                                         Mortgage Loans and any REO Properties, and thereby effect
                                                         termination of the Trust and early retirement of the then
                                                         outstanding Certificates, on any
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                                     S-51
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
                                                         Distribution Date on which the aggregate Stated Principal Balance of the
                                                         Mortgage Pool is less than 1% of the Initial Pool Balance. See
                                                         "Description of the Certificates--Termination" herein and "Risk Factors--
                                                         Termination" in the Prospectus.
Certain Investment
  Considerations ....................................    The yield to maturity on any Offered Certificate will be affected by the rate and timing of prepayments and other collections of principal on or in respect of the Mortgage Loans. An investor should consider, in the case of any Offered Certificate
                                                         purchased at a discount, the risk that a slower than anticipated rate of prepayments could result in a lower than anticipated yield and, in the case of any Interest Only Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of prepayments could result in a lower than anticipated yield.  In addition, the yield to
                                                         maturity on the Interest Only Certificates will be highly
                                                         sensitive to the rate and timing of principal prepayments
                                                         on and other liquidations of the Mortgage Loans, and
                                                         investors in such Certificates should fully consider the
                                                         associated risks, including the risk that an extremely rapid rate of prepayments and/or other liquidations in respect of the Mortgage Loans could result in the failure of such
                                                         investors to recoup fully their initial investments.  The
                                                         allocation to a Class of Offered Certificates of any Yield
                                                         Maintenance Premium or Prepayment Premium as additional
                                                         interest, as and to the extent described herein, may not be sufficient to offset fully the adverse effects on the anticipated yield that may arise out of the corresponding prepayment of principal.  See "Yield and Maturity Considerations" herein and in the Prospectus.

Certain Federal Income Tax
  Consequences ......................................    Three separate "real estate mortgage investment conduit"
                                                         ("REMIC") elections
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                                     S-52
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
                                                         will be made with respect to the Trust Fund for federal income tax purposes with the resulting REMICs being herein referred to as "REMIC I",
                                                         "REMIC II" and "REMIC III", respectively. The assets of REMIC I will include the Mortgage Loans, any REO Properties acquired on behalf of the
                                                         Certificateholders and the Certificate Account (as defined in the
                                                         Prospectus). For federal income tax purposes, (i) the separate non-certificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (ii)
                                                         the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I, (iii) the separate non-certificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III, (iv) the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II, (v) the
                                                         REMIC Regular Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, and (vi) the
                                                         Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III.

                                                         If the method for computing original issue discount described herein results in a negative amount for any period, a Certificateholder, in particular an Interest Only Certificateholder, will be permitted to offset such amount only against the future original issue discount (if any) from such Certificate.

                                                         The Class CP and Class S Certificates will, and the other Classes of
                                                         Offered Certificates will not, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption to be used for purposes of computing the accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be that the Mortgage Loans (other than the ARD
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                                     S-53
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
                                                         Loans, which are assumed to be prepaid in their entirety on their respective Anticipated Repayment Dates) are not voluntarily prepaid prior to their respective Maturity Dates. However, no representation is made as to how the Mortgage Loans will actually prepay, if at all.

                                                         Generally, except to the extent noted below, the Certificates will be treated as "real estate assets" within the meaning of Section
                                                         856(c)(5)(A) of the Internal Revenue Code of 1986 (the "Code"). In
                                                         addition, except to the extent noted below, interest (including original issue discount) on the Offered Certificates will be interest described in
                                                         Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C)
                                                         of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, an investment in the Offered
                                                         Certificates may not be suitable for some thrift institutions. See
                                                         "Description of the Mortgage Pool" herein. To the extent an Offered
                                                         Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related Mortgagor's interest in an account containing any holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section 7701(a)(19)(C)
                                                         of the Code and "real estate assets" under Section 856(c)(5)(A) of the
                                                         Code and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section
                                                         856(c)(3)(B) of the Code. However, if 95% or more of the Mortgage Loans are treated as assets described in the foregoing sections of the Code, the Certificates will be treated as such assets in their entirety. The
                                                         Offered Certificates will be treated as "qualified mortgages" for another
                                                         REMIC under Section 860G(a)(3)(C) of the Code.

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
                                                         For further information regarding the Federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
                                                         Consequences" herein and in the Prospectus.

ERISA Considerations.................................    A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income
                                                         Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (a "Plan") should review carefully with its legal counsel whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the
                                                         Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

                                                         The U.S. Department of Labor has issued to the Underwriter an individual exemption, Prohibited Transaction Exemption 90- 83, which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and
                                                         Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten or placed by the
                                                         Underwriter and the servicing and operation of related asset pools, provided that certain conditions are satisfied.

                                                         To the extent described herein, the Depositor expects that Prohibited
                                                         Transaction Exemption 90-83 will generally apply to the Senior
                                                         Certificates, but it will not apply to the other Offered Certificates.
                                                         Accordingly, the Class A-2, Class A-3, Class B-1 and Class B-2
                                                         Certificates should not be acquired by, on behalf of, or with assets of a
                                                         Plan, unless the purchase and holding of any such

                                                         Certificates or interest therein, is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the
                                                         Code under Sections I and III of Prohibited Transaction
                                                         Class Exemption 95-60, which provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. See "ERISA Considerations" herein and in the Prospectus.

Ratings..............................................    It is a condition to their issuance that the respective Classes of
                                                         Offered Certificates receive the following credit ratings from Standard &
                                                         Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc.
                                                         ("S&P"), Fitch IBCA, Inc. ("Fitch") and/or Moody's Investors Service,
                                                         Inc. ("Moody's"; together with S&P and Fitch, the "Rating Agencies"):

                                                                Class                 S&P          Fitch        Moody's
                                                                -----                 ---          -----        -------

                                                                Class CP              AAA           AAA           Aaa
                                                                Class S               AAA           AAA           Aaa
                                                                Class A-1A            AAA           AAA           Aaa
                                                                Class A-1B            AAA           AAA           Aaa
                                                                Class A-2              AA            AA           Aa2
                                                                Class A-3              A             A             A2
                                                                Class B-1             BBB           BBB           Baa2
                                                                Class B-2             BBB-         NR(1)          Baa3

                                                         ---------------------

                                                         (1)  "NR" means not rated.

                                                         The foregoing ratings of the Offered Certificates address the timely payment thereon of interest and, to the extent applicable, the ultimate payment thereon of principal on or before the Rated Final Distribution
                                                         Date. The foregoing ratings of the Offered Certificates do not address the tax attributes of the Offered Certificates or the Trust Fund. The
                                                         respective ratings of the Interest Only Certificates do not address the possibility that holders of such Certificates might suffer a lower than anticipated yield due to prepayments on and/or other liquidations of the
                                                         Mortgage

                                                         Loans or that, as a consequence of a rapid rate of prepayments and/or liquidations of Mortgage Loans, the holders of such Certificates may not fully recover their initial investments. The ratings of the Offered
                                                         Certificates do not address certain other matters as described under
                                                         "Ratings" herein. There is no assurance that any such rating will not be lowered, qualified or withdrawn by a Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance whether any other rating agency will rate any of the Offered Certificates, or if one does, what rating such agency would assign. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See
                                                         "Risk Factors--Limited Nature of Ratings" and "Rating" in the Prospectus.

Legal Investment ....................................    Upon initial issuance, the Class CP, Class S, Class A-1A,
                                                         Class A-1B and Class A-2 Certificates will, but the other
                                                         Classes of Offered Certificates will not, constitute "mortgage related securities" for purposes of the Secondary Mortgage
                                                         Market Enhancement Act of 1984 ("SMMEA"). In addition,
                                                         institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage derivative securities.  Any such restrictions enacted or adopted after the date hereof could alter the extent to which such an institution may continue to hold a particular investment. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the
                                                         Offered Certificates may be purchased by such investors. See
                                                         "Legal Investment" herein and in the Prospectus.

                                     S-57

                                  RISK FACTORS


         Prospective purchasers of Offered Certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.

Limited Liquidity

         There is currently no secondary market for the Offered Certificates. The Underwriter has indicated its intention to make a secondary market in the Offered Certificates, but it is not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if one does develop, that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange and there are several factors that may limit the liquidity of such Certificates. See "Risk Factors--Limited Liquidity of Offered Certificates" in the Prospectus.

Risks Associated with the Nature of the Mortgaged Properties

         General. The payment performance of the Offered Certificates will be directly related to the payment performance of the Mortgage Loans. Each Mortgage Loan is secured by a Mortgage on a multifamily or commercial property. Multifamily and commercial lending is generally viewed as exposing a lender to a greater risk of loss than one- to four-family residential lending. In addition, there are certain risks inherent to multifamily and commercial lending that are not present (or not present to the same degree) in one- to four-family lending. In general, the ability of the Mortgagors to repay their Mortgage Loans and meet their obligations in a timely manner will depend on a number of factors that typically affect multifamily and commercial properties. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--General" in the Prospectus.

         Dependence on Operations of the Mortgaged Properties. In the case of the Showboat Loan and the Stone Container Loans as described herein, and the other Mortgage Loans where the Mortgaged Properties are owner-occupied or occupied by an affiliate, the ability of the related Mortgagors to repay their Mortgage Loans will, in each case, depend in significant part on the success of the particular Mortgagor's or affiliate's business. In other cases, the Mortgagors will rely on periodic lease or rental payments from third party tenants to pay for maintenance and other operating expenses of the related Mortgaged Properties, to fund capital improvements and to service the related Mortgage Loans and any other outstanding debt or obligations they may have. In several such cases (including with respect to the Single-Tenant Property Loans), a single tenant or a relatively small number of tenants account for all or a disproportionately large share of the rentable space or rental income of the related Mortgaged Property. A decline in the financial condition of a significant or sole tenant (whether as a result of enhanced competition, a general decline in the type of business in which such tenant engages or otherwise), or the occurrence of other adverse circumstances with respect to such tenant (such as bankruptcy or insolvency), may have a disproportionately greater effect on the net operating income derived from any such Mortgaged Property than would be the case if rentable space or rental income were more evenly distributed among a greater number of tenants at the property. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Dependence on Tenants", " --Certain Factors Affecting
Delinquency, Foreclosure and Loss of the Mortgage Loans--Property Location and Condition", "--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Competition", "--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Changes in Laws" and "--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Litigation" in the Prospectus.

         Dependence on Management. The Mortgaged Properties are generally managed by a manager (which may be the Mortgagor or an affiliate of the Mortgagor), which is responsible for responding to changes in the local market for the facilities offered at the property, planning and implementing the rental or pricing structure, including staggering durations of leases and establishing levels of rent payments, and causing maintenance and capital improvements to be carried out in a timely fashion. Management errors may adversely affect the long-term viability of a Mortgaged Property. Accordingly, concentration of property management of the Mortgaged Properties increases the risk that the poor performance of a single property manager will have a widespread effect on the Mortgage Pool. See the table headed "Manager and Location of the Mortgaged Properties" on Exhibit A-1 hereto. See also "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Dependence on Management" in the Prospectus.

         Risks Particular to Retail, Multifamily, Office, Hotel/Casino, Hotel and Industrial Properties. 92.1% of the Initial Pool Balance is secured by Mortgages on Mortgaged Properties that constitute one of the following property types: retail (55 Mortgaged Properties securing 31.9% of the Initial

Pool Balance); multifamily (45 Mortgaged Properties securing 19.2% of the Initial Pool Balance); office (19 Mortgaged Properties securing 14.1% of the Initial Pool Balance); hotel and casino (one Mortgaged Property securing 11.9% of the Initial Pool Balance); hotel (five Mortgaged Properties securing 8.0% of the Initial Pool Balance); and industrial (23 Mortgaged Properties securing 7.0% of the Initial Pool Balance). See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Retail Properties", "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Multifamily Rental Properties", "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Office Properties", "Risk Factors--Certain Factors Affecting Delinquency,

Foreclosure and Loss of the Mortgage Loans--Risks Particular to Hotel and Motel Properties", "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Casino Properties" and "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Industrial Properties" in the Prospectus.

         Certain Risks Particular to the Showboat Loan. Casino gaming activities in Atlantic City are subject to the New Jersey Casino Control Act (the "Control

Act") and the supervision of the Casino Control Commission ("CCC"). The casino operator's income is contingent upon its maintaining its gaming license. The CCC's determination to rescind (or refuse to renew) the casino license of the operator of the Showboat Hotel could adversely affect the ground tenant's ability to pay the rent under the Showboat Ground Lease. In addition, to foreclose a mortgage encumbering property being operated as a casino, the mortgagee must first obtain a license as a non-gaming service provider, because the mortgagee would become the landlord to a casino operator and a casino facility. Obtaining such a license requires a hearing before and approval by the CCC. Furthermore, in the case of the Showboat Loan, a portion of the Showboat Hotel is located upon land that is neither owned by the Showboat Borrower nor subject to the Showboat Mortgage. Upon foreclosure, the lender would need to obtain the CCC's approval to sever the encumbered portion of the Showboat Hotel from the portion located on the adjacent property.

Potential Liability to the Trust Relating to a Material Adverse
Environmental Condition

         A "Phase I" environmental site assessment of each Mortgaged Property was performed in connection with the origination of the related Mortgage Loan. In certain cases, environmental testing in addition to the "Phase I" assessment was performed for the purpose of further assessing possible risks identified in the "Phase I" assessment and determining whether and to what extent a Mortgagor should be required to maintain environmental reserves or take remedial action. See "Description of the Mortgage Pool--Origination and Underwriting--Environmental Assessments" herein.


         It is possible that the environmental assessments did not reveal all of the hazardous substances present at the Mortgaged Properties or the full extent to which such substances are present in any case. In cases where testing was not conducted for the presence of a particular substance, there can be no assurance that testing would not have revealed the presence of such substance. There may be material environmental liabilities of which the Originator of the related Mortgage Loan is not aware and the environmental condition of the Mortgaged Properties could in the future be affected by managers, tenants and occupants or by third parties unrelated to the Mortgagors.


         The Pooling Agreement will provide that neither the Servicer nor the Special Servicer, acting on behalf of the Trust, may acquire, at foreclosure or by deed in lieu thereof, title to a Mortgaged Property or take over its operation unless:

                   (i) the Special Servicer has previously determined in accordance with the Servicing Standard (as defined herein), based on a report prepared by a person who regularly conducts environmental audits, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                  (ii) in the event that the determination described in the immediately preceding clause (i) above cannot be made, (A) the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the immediately preceding clause (i) above, that it would maximize the recovery to the Certificateholders on a present value basis to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the immediately preceding clause (i) above, and (B) the Controlling Class Representative has not properly objected to the Special Servicer's doing so. See "Servicing of the Mortgage Loans--The Controlling Class Representative" herein and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the Prospectus.

Exposure of the Mortgage Pool to Adverse Economic or Other Developments Based on Geographic Concentration

         Repayments by the Mortgagors and the market value of the Mortgaged Properties could be affected by economic conditions in regions where the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, and changes in governmental rules and fiscal policies, acts of nature (which may result in uninsured losses), and other factors particular to the locales of the respective Mortgaged Properties. The Mortgaged Properties are located throughout 31 states and the District of Columbia, with the largest concentrations in New Jersey (five Mortgaged Properties representing security for 13.3% of the Initial Pool Balance) and California (19 Mortgaged Properties representing security for 10.3% of the Initial Pool Balance).

         The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. To the extent that general economic or other relevant conditions in states or regions in which Mortgaged Properties securing significant portions of the aggregate unpaid principal balance of the Mortgage Pool are located, decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of such Mortgaged Properties may be adversely affected. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks of Geographic Concentration" and "--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Lack of Insurance for Certain Special Hazard Losses" in the Prospectus.

Risks Associated with Related Parties

          Certain Mortgagors are affiliated or under common control with one another, and one Mortgagor, Stone Container Corporation, is the Mortgagor under

18 Mortgage Loans which represent 5.0% of the Initial Pool Balance. See "Description of the Mortgage Pool--Significant Concentrations" herein. In addition, commercial tenants in certain Mortgaged Properties also may be tenants in other Mortgaged Properties, and certain commercial tenants may be owned by affiliates of the Mortgagors or otherwise related to or affiliated with a Mortgagor. See the table titled "Major Tenants of the Commercial Mortgaged Properties" on Exhibit A-1. In such circumstances, any adverse circumstances relating to any such Mortgagor or commercial tenant or a respective affiliate and affecting one of the related Mortgage Loans or Mortgaged Properties could arise in connection with the other related Mortgage Loans or Mortgaged Properties. In particular, the bankruptcy or insolvency of any such Mortgagors (in particular, Stone Container Corporation, which is not a bankruptcy-remote entity formed specifically to be the borrower under the Stone Container Loans) or tenants or respective affiliates could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus. In addition, a number of the Mortgagors are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a Mortgagor partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

Increased Risk of Loss Associated with Concentrations of Mortgage Loans and Borrowers

         Several of the individual Mortgage Loans and Cross-Collateralized Groups have Cut-off Date Balances that are substantially higher than the average Cut-off Date Balance. The largest Mortgage Loan in the Mortgage Pool, the Showboat Loan, has a Cut-off Date Balance that represents 11.9% of the Initial Pool Balance. The five largest Mortgage Loans and Cross-Collateralized Groups have Cut-off Date Balances that represent 26.5% of the Initial Pool Balance. In mortgage pools with concentrations of loans having larger-than-average balances, adverse circumstances relating to an individual loan or group of cross-collateralized loans (such as a default or the occurrence of a material casualty event with respect to a related mortgaged property) having a larger-than-average balance can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed.

Increased Risk of Default Associated with Balloon Payments

         Only seven of the Mortgage Loans are fully amortizing over their respective terms to maturity. Thus, most of the Mortgage Loans will have a substantial payment (that is, a Balloon Payment) due at its stated maturity unless prepaid prior thereto. Mortgage Loans with Balloon Payments involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased Risk of Default Associated With Balloon Payments" in the Prospectus.

Extension Risk Associated With Modification of Mortgage Loans with Balloon Payments

         In order to maximize recoveries on defaulted Mortgage Loans, the Pooling Agreement enables the Special Servicer to extend (for up to three years past stated maturity) and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable; subject, however, to the limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" and "--The Controlling Class Representative"

herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan by the Special Servicer, will likely extend the weighted average life of such Class of Offered Certificates. See "Yield and Maturity Considerations" herein and in the Prospectus.


Limited Recourse

         The Mortgage Loans are nonrecourse obligations of the Mortgagors and, accordingly, in the case of default, recourse will be limited to the related Mortgaged Property securing the defaulted Mortgage Loan. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property and, at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity), upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property. Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed by any governmental entity or private mortgage insurer or by any other person. See "Risk Factors--Limited Assets" and "--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the Mortgage Loans" in the Prospectus.

Risks Associated With Changes in Concentrations

         If and as payments in respect of principal (including voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases and substitutions due to breaches of representations and warranties) are received with respect to the Mortgage
Loans,
the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of Mortgagors and affiliated Mortgagors and geographic location. Because unscheduled collections of principal on the Mortgage Loans are payable on the respective Classes of Sequential Pay Certificates in sequential order, such Classes that have a lower sequential priority are relatively more likely to be exposed to any risks associated with changes in concentrations of loan or property characteristics.

Risks of Subordinate Financing

         Although the Mortgagors are generally prohibited from incurring additional indebtedness, there are several instances where a Mortgagor was permitted at origination to keep secured or unsecured subordinate financing in place, or is permitted to borrow in the future subject to certain conditions. See "Description of the Mortgage Pool--Subordinate Financing" herein. The existence of subordinated indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the affected Mortgaged Property could be delayed. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus.


Zoning Compliance

         Due to, among other reasons, changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and set back requirements, but qualify as permitted non-conforming uses and/or structures. Such changes may limit the ability of the Mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto. See "Description of the Mortgage Pool--Origination and Underwriting--Zoning and Building Code Compliance" herein.

Uninsured Loss; Sufficiency of Insurance

         The Mortgagors are generally required to maintain comprehensive liability insurance, "all-risk" fire, casualty and hazard insurance, flood insurance (if required by applicable law) and rental income insurance with respect to the Mortgaged Properties with policy specifications, limits and deductibles customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or earthquakes. Should an uninsured loss occur, a Mortgagor could lose both its investment in and its anticipated profits and cash flow from its Mortgaged Property, which would adversely affect the Mortgagor's ability to make payments under its Mortgage Loan. Although, in general, the Mortgagors have covenanted to insure their respective Mortgaged Properties at levels generally consistent with that carried by the applicable property type where the Mortgaged Property is located, there is a possibility of casualty losses with respect to the Mortgaged Property for which Insurance Proceeds may not be adequate. Consequently, there can be no assurance that any loss incurred will not exceed the limits of policies obtained. In addition, earthquake insurance is generally not required to be maintained by a Mortgagor, even in respect of Mortgaged Properties located in California.

Special Prepayment and Yield Considerations

         The yield to maturity on any Offered Certificate will depend on, among other things, the rate and timing of principal payments (including voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and repurchases due to breaches of representations and warranties) on the Mortgage Loans and the allocation thereof to reduce the Certificate Principal Balance or Certificate Notional Amount (each as defined herein) of such Certificate. The Interest Only Certificates will be especially sensitive to the rate and timing of such principal prepayments. In addition, in the event of any repurchase of a Mortgage Loan from the Trust Fund due to a material breach of representation or warranty, the repurchase price paid would be passed through to the holders of the REMIC Regular Certificates with the same effect as if such Mortgage Loan had been prepaid in full (except that no Prepayment Premium or Yield Maintenance Premium would be payable with respect to any such repurchase). No representation is made as to the anticipated rate of prepayments on the Mortgage Loans or as to the anticipated yield to maturity of any Certificate. See "Yield and Maturity Considerations" herein and in the Prospectus and "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates" in the Prospectus.

         In general, if an Offered Certificate is purchased at a premium and distributions in reduction of the Certificate Principal Balance or Certificate Notional Amount thereof occur at a rate faster than anticipated at the time of purchase, then (to the extent that any required Prepayment Premiums or Yield Maintenance Premiums are not received or are distributable to a different Class of Certificates) the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and distributions in reduction of the Certificate Principal Balance thereof occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time of purchase.

         Prepayment Premiums and Yield Maintenance Premiums, even if available and distributable on any Class of Offered Certificates, may not be sufficient to offset fully any loss in yield on such Class of Certificates attributable to the related prepayments of the Mortgage Loans. Provisions requiring Prepayment Premiums or Yield Maintenance Premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a Prepayment Premium or Yield Maintenance Premium will be enforceable under applicable state or federal law. In addition, even if such obligation is enforceable, no assurance can be given that, in the event of a prepayment resulting from a foreclosure of a Mortgage Loan, the Liquidation Proceeds will be sufficient to make such payment.

         The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates with Certificate Principal Balances and the weighted average life of the Offered Certificates with Certificate Principal Balances will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. The yield to holders of the Interest Only Certificates and the Offered Certificates that are Subordinate Certificates will be sensitive in varying degrees to the rate, timing and magnitude of losses on the Mortgage Loans. If a purchaser of an Offered

Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and the amount of losses actually experienced, and such additional losses are allocable in reduction of the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such

Certificate, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain extreme scenarios, be negative. In general, the earlier a loss is borne by an investor, the greater is the effect on such investor's yield to maturity.

         Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of an Offered Certificate (to the extent that P&I Advances or the subordination of another Class of Certificates does not fully offset the effects of any such delinquency or default), and interest accrued and payable to the Servicer or Special Servicer in respect of Advances made thereby in connection with such defaults and delinquencies will reduce amounts available for distribution on one or more Classes of Certificates and may ultimately result in the reduction of the Class Principal Balance or Class Notional Amount, as the case may be, of any such Class. Following a default by a Mortgagor in payment of a Mortgage Loan at maturity, the Special Servicer may, subject to certain limitations, extend the maturity of such Mortgage Loan up to three years. The obligation of the Servicer or the Trustee, as applicable, to make P&I Advances in respect of a Mortgage Loan that is delinquent as to its Balloon Payment is limited to the extent described under "Description of the Certificates--P&I and Other Advances" herein.

Subordination of Subordinate Certificates

         As and to the extent described herein, the rights of the holders of the respective Classes of Offered Certificates that are Subordinate Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated to those of the holders of each other Class of Offered Certificates, including the Senior Certificates, with a higher priority of payment. See "Description of the Certificates--Distributions--Application of the Available Distribution Amount" and "--Subordination; Allocation of Realized Losses and Certain Expenses" herein.

Potential Conflicts of Interest

         As described herein and in the Prospectus, the Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted

Mortgage Loans. See "Servicing of the Mortgage Loans" herein and
"Description of the Pooling Agreements" in the Prospectus. It is anticipated that the Special Servicer or an affiliate thereof will acquire an interest in certain of the lower rated and unrated Certificates, including a significant portion of the Class C Certificates. Investors should consider that, although the Special Servicer will be obligated to act in accordance with the Pooling Agreement, including the Servicing Standard set forth therein, it may have interests when dealing with defaulted Mortgage Loans and REO Properties that conflict with those of the holders of certain Classes of Certificates. Such acquisition may not occur, however, and if it does, there is no assurance as to how long the Special Servicer or its affiliate will hold such interest. See "Risk Factors--Potential Conflicts of Interest" in the Prospectus.

Certain Rights of the Controlling Class

         The holder or holders of Certificates representing a majority interest in the Controlling Class will have the right, subject to certain conditions described herein, to replace the Special Servicer, as well as to elect a Controlling Class Representative that may, subject to certain limitations described herein, direct the actions of the Special Servicer in connection with servicing Specially Serviced Mortgage Loans. The holders of the Controlling Class and the Controlling Class Representative may have interests that conflict with those of the holders of certain other Classes of Certificates.

ERISA Considerations

         Due to the complexity of regulations which govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Code, prospective investors that are using the assets of such plans or arrangements are urged to consult their own counsel regarding consequences under ERISA and the Code of the acquisition, ownership and disposition of the Offered Certificates. In particular, the purchase or holding of the Class A-2, Class A-3, Class B-1 and Class B-2 Certificates by any such plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. Accordingly, such Certificates should not be acquired by, on behalf of, or with assets of any such plan or arrangement, unless the purchase and holding of any such Certificates or interest therein, is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60, which provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. See "ERISA Considerations" herein and in the Prospectus.


                        DESCRIPTION OF THE MORTGAGE POOL

General

         The Mortgage Pool will consist primarily of 168 conventional, monthly pay, multifamily and commercial mortgage loans (the "Mortgage Loans") with an aggregate Cut-off Date Balance of approximately $838,800,140 (the "Initial Pool Balance"). See "Description of the Trust Funds--General" and "--Mortgage Loans--General" in the Prospectus. The "Cut-off Date Balance" of each Mortgage

Loan is, in general, the unpaid principal balance thereof as of March 1, 1998 (the "Cut-off Date"), after application of all payments due on or before such date, whether or not received. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects the weighting of the Mortgage Loans by their respective Cut-off Date Balances. The Cut-off Date Balance of each Mortgage Loan has been calculated, for purposes of the numerical information provided herein, on the assumption that no Mortgage Loan has been the subject of a prepayment during the period subsequent to its scheduled due date, if any, in February 1998 up to and including the Cut-off Date, and that all payments of principal and interest, if any, due in respect thereof on or before the Cut-off Date have been received.

         In general, each Mortgage Loan is evidenced by a note or bond (a "Mortgage Note") and is secured by a mortgage, deed of trust or similar security instrument (a "Mortgage") creating a first (or, in the case of one Mortgage Loan, which represents 0.2% of the Initial Pool Balance and encumbers a Mortgaged Property that is also encumbered by a first priority Mortgage that secures another of the Mortgage Loans, a second) mortgage lien on the fee simple and/or leasehold interest of the related mortgagor (the "Mortgagor") in real property used for commercial or multifamily purposes (each, a "Mortgaged Property") and security interests in certain funds and accounts and other collateral described herein.

         The Mortgage Loans are not insured or guaranteed by the Depositor, the Underwriter, the Seller, any Third Party Originator, the Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates or by any governmental entity or private insurer. In general, the Mortgage Loans are non-recourse loans.

         Eight separate groups of Mortgage Loans (the "Cross-Collateralized Mortgage Loans"; and each such group, a "Cross-Collateralized Group") are, solely as among the Mortgage Loans in each such particular group, cross-defaulted and cross-collateralized with each other. See, however, "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limitations on Enforceability of Cross-Collateralization" in the Prospectus. Those eight Cross-Collateralized Groups are as follows: (i) the Stone Container Loans (as defined herein), which represent 5.0% of the Initial Pool Balance; (ii) the Mortgage Loans secured by the Mortgaged Properties identified on Exhibit A-1 as Willow Creek Apartments (Foster Portfolio), Lake Park Apartments, Plaza South Apartments, Farmwood Apartments and Colony Apartments, which represent 3.3% of the Initial Pool Balance; (iii) the Mortgage Loans secured by the Mortgaged Properties identified on Exhibit A-1 as Pebble Creek Apartments and Homestead Apartments, which represent 1.8% of the Initial Pool Balance; (iv) the two Mortgage Loans (the "Lyndale Loans") secured by the Mortgaged Property identified on Exhibit A-1 as Shops at Lyndale Phase II, which represent 1.8% of the Initial Pool Balance; (v) the Mortgage Loans secured by the Mortgaged Properties identified on Exhibit A-1 as Walgreens - Kirkland, Walgreens Retail Pharmacy Store - San Francisco, Walgreens Retail Pharmacy Store - Charleston/Torrey,

Walgreens Retail Pharmacy Store - Las Vegas Boulevard and Walgreens Retail Pharmacy Store - Paradise, which represent 1.7% of the Initial Pool Balance;
(vi) the Mortgage Loans secured by the Mortgaged Properties identified on Exhibit A-1 as One Greenville Crossing and Two Greenville Crossing, which represent 1.5% of the Initial Pool Balance; (vii) the Mortgage Loans (the "Curry Loans") secured by the Mortgaged Properties identified on Exhibit A-1 as Curry Honda Automobile Dealership, Curry Chevrolet Automobile Dealership, Curry Acura Automobile Dealership, Curry Ford/Subaru Automobile Dealership, Curry Mitsubishi Automobile Dealership and Curry Office Building, which represent 1.2% of the Initial Pool Balance; and (viii)the Mortgage Loans secured by the Mortgaged Properties identified on Exhibit A-1 as 4646 Bronze Way and 4647 Bronze Way, which represent 0.3% of the Initial Pool Balance. In the case of three of the Cross-Collateralized Groups, the Mortgaged Properties securing each such Cross-Collateralized Group are located in multiple states. Certain of the Cross-Collateralized Groups provide that the applicable cross-collateralization and cross-default features will terminate upon satisfaction of certain property performance targets and/or minimum debt service coverage ratio requirements. Each Cross-Collateralized Mortgage Loan is identified on Exhibit A-1 as corresponding to a particular Mortgaged Property (as to such Mortgage Loan, the "Primary Mortgaged Property"); however, such Mortgaged Property, as of the Closing Date, will secure each Mortgage Loan in the applicable Cross-Collateralized Group. Unless the context otherwise requires, references herein to "related Mortgaged Property" (or "related REO Property") are, in the case of a Cross-Collateralized Mortgage Loan, references to the Mortgaged Property that is (or the REO Property that was) designated as the Primary Mortgaged Property for such Mortgage Loan, and references to "related Mortgage Loan" or "related Cross-Collateralized Mortgage Loan" are, in the case of a Mortgaged Property that secures (or an REO Property that secured) a Cross-Collateralized Group, references to the Mortgage Loan in such Cross-Collateralized Group as to which such Mortgaged Property has (or such REO Property had) been designated as the Primary Mortgaged Property. Except where otherwise specifically indicated, statistical information provided herein with respect to the Cross-Collateralized Mortgage Loans is so provided on an individual Mortgage Loan basis without regard to the cross-collateralization, and each Cross-Collateralized Mortgage Loan will be deemed to be secured only by a mortgage lien on the related Primary Mortgaged Property.

         The Lyndale Loans are secured by mortgage liens on the related Mortgaged Property and also by the pledge of a tax increment revenue note (the "TIF Note") issued to the borrower by the Economic Development Authority of the city of Ridgedale, Minnesota (the "Authority"). The TIF Note has an "Appraised Value" of $3.050 million, which is less than the face amount of the TIF Note. The TIF Note provides for semi-annual payments of principal and interest solely from a portion of the incremental real property taxes received by the county taxing authority in respect of the related Mortgaged Property during the preceding six months. The Authority will have no obligation to make payments on the TIF Note after August 1, 2010, whether or not "available tax increments" have been sufficient to repay the TIF Note. The payment terms for one of the Lyndale Loans (such loan, the "Lyndale TIF Loan") were established based upon the anticipated payments on the TIF Note.

         In certain cases, a single Mortgage Loan may be secured by mortgage liens on two or more properties that are contiguous or otherwise in close proximity or are operated jointly. For purposes hereof, all such properties will be considered to constitute one Mortgaged Property.

         Certain of the Cross-Collateralized Groups and the individual Mortgage Loans that are secured by multiple parcels permit individual property releases upon the satisfaction of certain criteria and/or the payment of a release price equal to between 100% and 125% of the allocated loan amount for the property to be released.

         In the case of 105 Mortgage Loans, representing 73.1% of the Initial Pool Balance, the related Mortgagors are permitted to "defease" their respective Mortgage Loans during the related Lockout Period but not earlier than two years following the Closing Date. In connection with any such defeasance, the related real property would be released and the related Mortgagor would be required to deliver United States Treasury obligations that, by their terms, would generate cash flows sufficient to make all scheduled Monthly Payments on the defeased Mortgage Loan.

         Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the eight states with the highest concentrations:

                                                        Percentage
                                 Number of              of Initial
State                         Mortgage Loans           Pool Balance
-----                         --------------           ------------
New Jersey                            5                     13.3%
California                           19                     10.3%
Minnesota                             9                      7.6%
Illinois                             10                      7.5%
Texas                                20                      6.6%
Georgia                              12                      6.1%
Florida                              10                      5.9%
New York                             12                      5.8%

         The remaining Mortgaged Properties are located throughout 23 other states and the District of Columbia.

         Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                                                        Percentage
Property                         Number of              of Initial
  Type                        Mortgage Loans           Pool Balance
--------                      --------------           ------------
Retail                               56                     31.9%
Multifamily                          45                     19.2%


Office                               19                     14.1%

Hotel & Casino                        1                     11.9%
Hotel                                 5                      8.0%
Industrial                           23                      7.0%
Mobile Home Park                      5                      3.2%
Mixed Use                             5                      2.3%
Other Commercial                      7                      1.3%
Senior Housing                        1                      0.9%
Self-Storage                          1                      0.3%

         See "Description of the Trust Funds--Mortgage Loans--Mortgage Loans Secured by Retail Properties", "--Mortgage Loans--Mortgage Loans Secured by Multifamily Rental Properties", "--Mortgage Loans--Mortgage Loans Secured by Office Properties", "--Mortgage Loans--Mortgage Loans Secured by Hotel and Motel Properties", "--Mortgage Loans--Mortgage Loans Secured by Casino Properties" and "--Mortgage Loans--Mortgage Loans Secured by Industrial Properties" in the Prospectus.

         Except as described below or in a default scenario, each Mortgage Loan bears interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans will range from 6.980% to 9.250% per annum, and the weighted average Mortgage Rate will be 7.641% per annum. The Mortgage Loans provide for scheduled payments ("Monthly Payments") of principal and interest to be due on the first day of each month, or if such day is not a business day, the next succeeding business day (each, a "Due Date"). Interest payable in respect of any Mortgage Loan on any Due Date will be the interest accrued thereon during the most recently ended calendar month, computed on the basis of a 360-day year consisting of twelve 30-day months or on the basis of the actual number of days elapsed during such calendar month and a 360-day year (Mortgage loans accruing interest on the latter basis being herein referred to as "Non-30/360 Mortgage Loans"). The Showboat Loan, the Curry Loans, the Mortgage Loan secured by the AMC Theater Complex (the "AMC Theater Loan") and the five other Mortgage Loans secured by hotel properties (collectively, the "ARD Loans") each: (1) has an original term to maturity of approximately 25 years (or, in the case of the Curry Loans, the AMC Theater Loan and the Showboat Loan, of approximately 20, 27 and 30 years, respectively); and (2) provides that, if the Mortgage Loan is not repaid in full by a specified date (the "Anticipated Repayment Date") approximately 10 years after origination, then thereafter, until paid in full: (a) additional interest (the "Additional Interest") will accrue on such Mortgage Loans at a rate equal to 2.0% per annum (or, in the case of the Showboat Loan, at a rate equal to the lesser of (i) 5% per annum, and (ii) the excess, if any, of (A) the applicable U.S. Treasury rate plus 2%, over (B) the original Mortgage
Rate), such Additional Interest to be deferred and paid after the outstanding principal balance of such Mortgage Loan is paid in full; and (b) except in the case of the Curry Loans, excess cash flow from the related Mortgaged Property will be applied to amortize such Mortgage Loan on an accelerated basis. The 13 ARD Loans represent 22.0% of the Initial Pool Balance. The ability of a Mortgagor under an ARD Loan to repay its Mortgage Loan on the related


Anticipated Repayment Date will generally depend on its ability to either refinance the Mortgage Loan or sell the related Mortgaged Property. In addition, such

Mortgagor may have little incentive to repay its Mortgage Loan on the related Anticipated Repayment Date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full as of its related Anticipated Repayment Date.

         One hundred forty-eight of the Mortgage Loans (the "Balloon Mortgage Loans"), representing 76.6% of the Initial Pool Balance, provide for monthly payments of principal on each Due Date based on amortization schedules longer than the remaining terms of such Mortgage Loans, thereby leaving substantial amounts of principal (each such payment thereof, together with accrued interest to the related maturity date, a "Balloon Payment") due and payable on their respective stated maturity dates (each a "Maturity Date"). As stated above, 13 Mortgage Loans, representing 22.0% of the Initial Pool
Balance, are ARD Loans. The remaining seven Mortgage Loans, representing 1.4% of the Initial Pool Balance, are generally fully amortizing. See "Risk Factors--Increased Risk of Default Associated with Balloon Payments" and "--Extension Risk Associated with Modification of Mortgage Loans with Balloon Payments" herein, and "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased Risk of Default Associated with Balloon Payments" in the Prospectus.

         The original term to stated maturity (or, in the case of each ARD Loan, to the Anticipated Repayment Date) of each Mortgage Loan is between 84 and 240 months. The original amortization schedules of the Mortgage Loans range from 156 to 360 months.

         None of the Mortgage Loans will be 30 days or more delinquent as of the Closing Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Closing Date or, if originated during such 12-month period, since origination.

Origination and Underwriting

         The Originators. One hundred forty-seven of the Mortgage Loans, representing 89.7% of the Initial Pool Balance, were originated by Column Financial, Inc., a Delaware corporation ("Column" or the "Seller"); 16 of the Mortgage Loans, representing 8.0% of the Initial Pool Balance, were originated by Union Capital Investments LLC, a Georgia limited liability company ("Union Capital"); four of the Mortgage Loans, representing 2.1% of the Initial Pool Balance, were originated by ARCS Commercial Mortgage Co., L.P., a California limited partnership ("ARCS"); and one of the Mortgage Loans, representing 0.2% of the Initial Pool Balance, was originated by GMAC Commercial Mortgage Corporation ("GMAC-CMC"; and collectively with Column, Union Capital and ARCS, the "Originators"). Column is affiliated with the Depositor and the Underwriter. The other Originators collectively constitute the "Third Party

Originators".


         The following information was provided by the respective Originators. Neither the Depositor nor the Initial Purchaser takes any responsibility therefor or makes any representation or warranty as to the accuracy thereof.

         Column Financial, Inc. Column underwrites and closes multifamily and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in seven regional offices located in Atlanta, Georgia; Bethesda, Maryland; Dallas, Texas; Chicago, Illinois; Newport Beach, California; Norwalk, Connecticut; and San Francisco, California. Column has closed more than $2 billion of commercial and multifamily mortgage loans since beginning operation in 1993. Column is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., the parent of the Depositor.

         Union Capital Investments LLC. Union Capital is an Atlanta, Georgia mortgage banking company, primarily involved in conduit lending which originates, underwrites and closes first mortgage loans secured by all types of multifamily and commercial real estate throughout the United States. The principals of Union Capital have been involved in the conduit lending field since January of 1993. During 1997, Union Capital closed over 26 commercial loans totaling approximately $147 million.

         ARCS Commercial Mortgage Co., L.P. Created in 1995 and headquartered in Calabasas Hills, California, ARCS originates, underwrites, closes, and services all types of commercial property loans through a nationwide network of twelve offices. In 1997, ARCS closed $752 million of loans secured by 147 properties, most of which were originated under the Fannie Mae DUS Program. ARCS has been the number one Fannie Mae DUS multifamily loan originator two years in a row.

         Each Mortgage Loan was originated by the applicable Originator in a manner generally consistent with the underwriting standards described below. See also "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" in the Prospectus.

         Environmental Assessments. All of the Mortgaged Properties were subject to "Phase I" environmental assessments or updates on or after November 6, 1995, in each case in connection with the origination of the related Mortgage Loan. In several cases, additional environmental testing was conducted. Such environmental testing at any particular Mortgaged Property did not necessarily cover all potential environmental issues. For example, tests for radon and lead-based paint were performed solely in the case of multifamily properties and only when the related Originator believed such testing was warranted under the circumstances. In each case where such environmental assessments or updates revealed violations, the Originator was required to determine that necessary remediation was being undertaken in a satisfactory manner or that it be addressed post-closing and, in some instances, the Originator required that reserves be established to cover the estimated cost of such remediation. In addition, there can be no assurance in any particular case that the environmental assessment identified all adverse or potentially adverse environmental conditions at the related Mortgaged Property.

         The most common recommendation in the resulting environmental reports related to the establishment of an operation and maintenance program (an "O&M Program") or the taking of other remedial action in respect of asbestos-containing materials, lead-based paint and/or radon. However, in several other cases, other environmental conditions were identified. In cases where the environmental consultant recommended specific remediation, the Mortgagor was generally required to effect such remediation and to deposit with the lender cash in a sum sufficient (generally 100% to 125% of the estimated cost) to accomplish the remediation. In this regard, Mortgagors escrowed amounts, ranging from $450 to $150,000, and amounting to approximately $700,025 in the aggregate, in the case of 39 Mortgage Loans. Each of two Mortgage Loans required an escrow in the amount of $150,000 with respect to environmental matters. One such Mortgage Loan, which is secured by the Mortgaged Property identified on Exhibit A-1 as 127th Street Shopping Center and which represents 0.9% of the Initial Pool Balance, required the escrow in response to the environmental consultant's estimate of the cost to ameliorate certain contaminated soil conditions; and the other such Mortgage Loan, which is secured by the Mortgaged Property identified on Exhibit A-1 as North Plank Road Shopping Center and which represents 0.5% of the Initial Pool Balance, required the escrow as security for the pending delivery of a "No Further Action Letter" from the New York EPA. The "No Further Action Letter" relates to remediation work previously performed by the applicable Mortgagor with respect to certain substances released by a dry cleaning establishment on the premises.

         In several cases, the environmental report for Mortgaged Property identified potential environmental problems at nearby properties but indicated that Mortgaged Property had not been affected (or had been minimally affected) and/or a person responsible for remediation had been identified.

         Property Condition Assessments. Inspections of all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by property inspection firms on or after November 26, 1996, in each case in connection with the origination of the related Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In each such instance, the related Mortgagor was required to undertake necessary repairs or replacements, and in some instances the Originator required that reserves be established, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See "--Cash Management and Certain Escrows and
Reserves--Engineering Reserves" on Exhibit A-1 hereto. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective report.

         Appraisals and Market Studies. An appraisal of each of the Mortgaged Properties was performed (or an existing appraisal updated) on or after August 1, 1996, in conjunction with the origination of the related Mortgage Loan(s), by an independent MAI or state-certified appraiser to establish that the appraised value of such Mortgaged Property exceeded the original principal balance of the related Mortgage Loan (or, in the case of a group of related Cross-Collateralized Mortgage Loans, that the appraised value of all the Mortgaged Properties securing such Cross-Collateralized Group exceeded the aggregate original principal balance of such Cross-Collateralized Group). Each such appraisal was intended to conform with the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"); however, none of the Depositor, the Underwriter or the Seller has independently verified such conformity. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the origination of the respective Mortgage Loans, have not been updated following origination and are not guarantees of, and may not be indicative of, present or future value. In each case there can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In the case of certain Mortgage Loans that constitute acquisition financing, the Mortgagor may have acquired the related Mortgaged Property at a price less than the appraised value on which the Mortgage Loan was underwritten. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Implicit in the valuations set forth in each of the appraisals of the Mortgaged Properties referred to above, is the consummation of a sale as of a specific date and the passing of title from seller to buyer under conditions whereby:

                  (a)      buyer and seller are typically motivated;

                  (b) both parties are well informed or well advised, and each is acting in what he considers his own best interests;

                  (c) a reasonable time is allowed for exposure in the open market;


                  (d) payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and


                  (e) the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

         Each appraisal involved a physical inspection of the related Mortgaged Property and reflects a correlation of value based on indicated values by the Sales Comparison Approach, the Income Approach and/or the Cost Approach. In the "Sales Comparison Approach," the subject property is compared to similar properties that have been sold recently or for which listing prices or offering figures are known. Data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject property would sell if offered on the market. Under the "Income Approach", market value is determined by using the "discounted cash flow" method of valuation or by the "direct capitalization" method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the property. The future income of the property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy (or, in some cases, a hypothetical stabilized single years' income expectancy) into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income may vary from the method of determining Underwriting NOI (as defined herein), resulting in variances in the related net operating income values. Under the "Cost Approach" of valuing a property, the estimated value of the land is added to an estimate of the current replacement cost of the improvements less depreciation from all sources.

         Neither the Depositor nor the Underwriter has prepared or obtained a separate independent appraisal or reappraisal or otherwise confirmed the values of the respective Mortgaged Properties set forth in the appraisals obtained in connection with the origination of the related Mortgaged Properties.

         Zoning and Building Code Compliance. The Originators were required to establish that the use and operation of the related Mortgaged Properties were in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to the related properties. Evidence of such compliance may have been in the form of legal opinions, certifications from government officials and/or representations by the related Mortgagor. Where the use, operation and/or structure of the Mortgaged Property constituted a permitted nonconforming use and/or structure, the Originator was required to analyze (i)

the likelihood that a material casualty would occur that would prevent the Mortgaged Property from being rebuilt in its current form and (ii) whether existing replacement cost hazard insurance would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of repair, be sufficient to pay down the Mortgage Loan to a level that the remaining collateral would constitute adequate security for the remaining loan amount. In the case of the Showboat Loan, the Mortgagor was required to obtain New Jersey Casino Control Commission approval for Column to make the Mortgage Loan and sell it to the Depositor and for the Depositor to transfer the Mortgage Loan to the Trustee.

         Occupancy Statements, Operating Statements and Other Data. Each Originator was required to review, to the extent available or applicable, rent rolls, leases, and related information or statements of occupancy rates, census data, market data, financial data, operating statements, tax returns, and receipts for insurance premiums. In certain cases, credit reports or background checks were also obtained with respect to the general partners or principals of Mortgagors in limited partnership or limited liability company form or for principal officers of corporate Mortgagors. In the case of office, retail and industrial properties, the Mortgagor was generally required to furnish available historical operating statements and operating budgets for the current year and provide a selection of major tenant leases and, in the case of retail properties, the Mortgagor was generally required to provide sales information for major and anchor tenants, if and to the extent such information was available. In some cases tenant sales information consisted of verbal reports from the Mortgagors or tenants, and in some cases those verbal reports were general in nature (for example, identifying the sales of a particular tenant as within a designated range). In the case of hotel properties, the Mortgagor was required to furnish copies of any applicable franchise agreement. The foregoing information was used in part to make appropriate adjustments for purposes of considering the "Underwriting NOI" of the property as described below. However, several Mortgage Loans either constitute acquisition financing or are secured by Mortgaged Properties with newly constructed improvements and, accordingly, there are only limited operating results (and, in some cases, no financial statements) for the related Mortgaged Properties.

Assignment of the Mortgage Loans

         The Seller has or, as of the Closing Date, will have acquired all of the Mortgage Loans. The Depositor will acquire the Mortgage Loans from the Seller on the Closing Date pursuant to a mortgage loan purchase and sale agreement (the "Mortgage Loan Purchase and Sale Agreement") and will simultaneously assign the Mortgage Loans to the Trustee.

         Pursuant to the terms of the Mortgage Loan Purchase and Sale Agreement, the Seller will be required to deliver or cause to be delivered to the Trustee or to a document custodian appointed by the Trustee (a

"Custodian"), among other things, the following documents with respect to each Mortgage Loan (collectively, with respect to any Mortgage Loan, the related "Mortgage File"): (i) the original Mortgage Note endorsed, without recourse, to the order of the Trustee (or, if the original Mortgage Note has been lost, a copy thereof, together with an affidavit of the Seller or a prior holder of such Mortgage Note certifying that the original thereof has been lost); (ii) the original or a copy of the Mortgage, together with originals or copies of any intervening assignments of the Mortgage, in each case with (unless not yet returned from the applicable recording office) evidence of recording indicated thereon; (iii) the original or a copy of any related assignment of leases and rents (if such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of any such document, in each case with (unless not yet returned from the applicable recording office) evidence of recording indicated thereon; (iv) an assignment of the Mortgage and of any separate assignment of leases and rents, in favor of the Trustee, in recordable form; (v) originals or copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed; (vi) the original or a copy of the lender's title insurance policy issued on the date of origination of such Mortgage Loan (or a marked-up title insurance commitment or a pro forma policy subject to delivery of the original title insurance policy upon issuance); and (vii) any file copies of any UCC financing statements in the possession of the Seller; provided that, if all or any portion of the Mortgage File for any Mortgage Loan is held as of the Closing Date by an independent third party, then, in lieu of so delivering to the Trustee or a Custodian appointed thereby the portion of such Mortgage File so held by an independent third party, the Seller may deliver to the Trustee on or before the Closing Date a trust receipt or comparable instrument that unconditionally entitles the bearer thereof (and only the bearer thereof) to claim, without payment of any outstanding debts, the portion of such Mortgage File so held by an independent third party (which the Trustee will be required to do promptly (and, in any event, within 15 days) following the Closing Date, at the expense and with the cooperation of the Depositor). The Trustee or a Custodian will hold all such Mortgage Loan documents in trust for the benefit of the Certificateholders. The Trustee or a Custodian will be required to review each Mortgage File within a specified period following its receipt thereof. The scope of the Trustee's review of the Mortgage Files is, in general, limited solely to confirming that the documents in clauses (i) through (iv) and (vi) have been received. None of the Trustee, the Servicer, the Special Servicer or the Custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the Mortgage Loans to determine whether any such document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

         The Pooling Agreement will require the Trustee, within a specified period following the later of the Closing Date and the date on which all recording information necessary to complete the subject document is received by the Trustee, to cause each of the assignments described in clause (iv) of the preceding paragraph to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Because the Mortgage Loans are, in general, newly originated, many such assignments cannot be completed and recorded until the related Mortgage, reflecting the necessary recording information, is returned from the applicable recording office.

Representations and Warranties

         Each of the Originators (other than GMAC-CMC) will make, as of the Closing Date (or, in the case of ARCS, as of the date the Mortgage Loan was originated and sold to an affiliate of the Depositor, which in no event was earlier than November 1, 1997), certain representations and warranties with respect to each Mortgage Loan originated thereby generally to the effect listed below, and may make such other representations and warranties as may be required by the Rating Agencies:

                  (i) certain information relating to such Mortgage Loan, substantially similar to that set forth in the loan schedule attached to the Pooling Agreement, will be accurate and complete in all material respects as of the Cut-off Date;

                  (ii) immediately prior to its transfer and assignment of such Mortgage Loan, such Originator had good title to, and was the sole owner of, such Mortgage Loan;

                  (iii) the related Mortgage constitutes a valid and, subject to the exceptions set forth in clause (x) below, enforceable first lien (or, in the case of one Mortgage Loan, a valid and enforceable second lien) upon the related Mortgaged Property, free and clear of all liens and encumbrances other than certain permitted liens and encumbrances;

                  (iv) the related Mortgage has not been satisfied, canceled, rescinded or subordinated;

                  (v) to the Originator's knowledge, there is no proceeding pending for the total or partial condemnation of the related Mortgaged Property;

                  (vi) the lien of the related Mortgage is insured by an American Land Title Association or equivalent form of lender's title insurance policy (or there exists a marked up title insurance commitment to issue such a policy or a pro forma policy on which the required premium has been paid) insuring the Originator, its successors and assigns, as to the first priority lien (or, in the case of one Mortgage Loan, the second priority lien) of the related Mortgage in the original principal amount of such Mortgage Loan after all advances of principal, subject only to (A) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable and (B) such other exceptions

         (general and specific) set forth in such policy;


                  (vii) the proceeds of such Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been made, but a portion thereof is being held back pending satisfaction of certain leasing criteria with respect to the related Mortgaged property) and there is no requirement for future advances thereunder;

                  (viii) if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves;

                  (ix) to the Originator's knowledge, the related Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan; and

                  (x) each Mortgage Note, Mortgage and other agreement executed by or on behalf of the related Mortgagor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         In the case of the Mortgage Loan originated by GMAC-CMC, Column will be making the foregoing representations and warranties as if it was the "Originator" with respect thereto.

         The representations and warranties made by Column, Union Capital and ARCS with respect to their respective Mortgage Loans (and by Column with respect to the Mortgage Loan originated by GMAC-CMC) will be assigned by the Depositor to the Trustee pursuant to the Pooling Agreement.

Cures, Repurchases and Substitutions


         If there exists a breach of any of the representations and warranties made by any of Column, Union Capital and ARCS with respect to any of their respective Mortgage Loans (or by Column with respect to the Mortgage Loan originated by GMAC-CMC), as discussed under "--Representations and Warranties" above, and such breach materially and adversely affects the value of the affected Mortgage Loan or the interests of the Certificateholders therein, then within a specified period, generally 90 days, following its being notified of such breach, the Originator that made such representation and warranty will be required either: (a) to cure the breach in all material respects; or (b) subject to the discussion in the following paragraph, to repurchase such Mortgage Loan at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan,
(ii) accrued and unpaid interest to but not including the Due Date occurring in the Collection Period in which such repurchase occurs and (iii) the amount of any related unreimbursed Servicing Advances (provided that a Third Party Originator may be required to repurchase its Mortgage Loans at a lesser price with the Seller to make up the difference). Notwithstanding the foregoing, if any such breach of a representation or warranty is capable of being cured but not within such 90-day or other specified period and the responsible Originator has commenced and is diligently proceeding with such cure, then (with limited exception) such Originator will have an additional 90 days to complete such cure.

         If any Originator is required to repurchase any of its Mortgage Loans (or if Column is required to repurchase the Mortgage Loan originated by GMAC-CMC) as a result of a material breach of any of its representations and warranties, as contemplated by the preceding paragraph, then such Originator may, at any time during the three-month period commencing on the Closing Date (or at any time during the two-year period commencing on the Closing Date if the affected Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), in lieu of repurchasing the affected Mortgage Loan (but in no event later than such repurchase would have to have been completed): (a) replace such Mortgage Loan with one or more substitute mortgage loans (each, a "Replacement Mortgage Loan") that (i) has certain payment terms comparable to the Mortgage Loan to be replaced and (ii) is otherwise acceptable to the Controlling Class Representative (or, if none has been appointed, to the holder(s) of Certificates representing a majority interest in the Controlling Class); and (b) pay an amount (a "Substitution Shortfall Amount") generally equal to the excess of the applicable Purchase Price for the Mortgage Loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable

Replacement Mortgage Loan(s) as of the date of substitution, after application of all payments due on or before such date, whether or not received; provided that no such substitution will be permitted unless, as confirmed in writing by each Rating Agency, it would not result in a qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates by any Rating Agency. No Originator is obligated, however, to replace (rather than repurchase) any Mortgage Loan as to which there is a material breach of a representation or warranty. Any such substitution will be at the responsible Originator's sole discretion. Furthermore, the Certificateholders of the Controlling Class and the Controlling Class Representative, as their representative, will generally have a disincentive to find any prospective Replacement Mortgage Loan acceptable.

         Each of Column, Union Capital and ARCS may only have limited assets with which to fulfill any repurchase/substitution obligations that may arise in respect of breaches of its representations or warranties. There can be no assurance that any such Originator has or will have sufficient assets with which to fulfill any repurchase/substitution obligations that may arise.

Additional Mortgage Loan Information

         The tables appearing on Exhibits A-1 and A-2 hereto set forth additional information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in certain of such tables were derived primarily from information and operating statements furnished by or on behalf of the respective Mortgagors. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor, the Underwriter, the Seller or the Third Party Originators, by any of their respective affiliates or by any other person. In general, and except as described below, for purposes of presenting property information in the tables, each of the Lyndale Loans is treated as if it is secured by a first priority mortgage on the Shops at Lyndale Phase II Mortgaged Property. For purposes of such tables as well as elsewhere in this Prospectus Supplement:

         1. "Underwriting NOI" or "U/W NOI" as used herein with respect to any Mortgaged Property means an estimate of the total cash flow anticipated to be available for annual debt service on the related Mortgage Loan calculated as the excess of Estimated Annual Revenues over Estimated Annual Operating Expenses, each of which was generally derived in the following manner:

                  (i) "Estimated Annual Revenues" were generally assumed to be equal to the annualized amounts of gross potential rents (in the case of multifamily properties), or monthly contractual base rents as reflected in the rent roll or leases, with vacant space at market rental rates, plus tenant reimbursements (in the case of commercial properties other than hotels ), or estimated average room sales (in the case of hotels), except such revenues were generally modified by
         (a) adjusting such revenues downwards by applying a combined vacancy and rent loss (including concessions) adjustment that reflected then current occupancy (or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties), (b) adjusting such revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the year,

         (c) adjusting such revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees, (d) adjusting such revenues downwards, in certain instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and (e) adjusting such revenues upwards, in the case of hotel properties, to include estimated revenues from food and beverage, telephones and other hotel related income. In the case of owner-occupied properties for which no leases exist, including the 18 Mortgaged Properties that represent security for the Stone Container Loans, Estimated Annual Revenues were derived from rental rate and vacancy information for the surrounding real estate market. In the case of the Showboat Loan, Estimated Annual Revenues are equal to the contractual ground rents due under the Showboat Ground Lease for calendar year 1998. "Underwriting NOI" for the Lyndale TIF Loan is based on stabilized cash flows expected to be collected in respect of the TIF Note.

                  (ii) "Estimated Annual Operating Expenses" were generally assumed to be equal to historical expenses reflected in the operating statements, appraisals and/or other information provided by the Mortgagor, except that such expenses were generally modified by (a) assuming that a management fee was payable to the property manager in an amount equal to market rate (in most cases, approximately 3% to 5% of net rental revenues), (b) adjusting certain historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property, (c) including the underwriting recurring replacement reserve amounts (the "UW Recurring Replacement Reserves") specified on the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1, (d) adjusting such expenses downwards by eliminating certain items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements, and (e) for hotel properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment ("FF&E") of between 4% and 5%. The U/W Recurring Replacement Reserves set forth on Exhibit A-1 are expressed as dollars per Unit for multifamily properties, dollars per Leasable Square Foot for retail, office, mixed-use and industrial properties and total departmental revenues for hotel properties. In addition, in the case of certain office, retail and industrial properties, adjustments were also made to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions (however, for certain tenants with longer than average lease terms or which were considered anchor tenants (in the case of retail tenants), or in areas which were considered to not require such improvements, adjustments were not made to reflect tenant improvements and leasing commissions). The amount of any such adjustments for tenant improvements and leasing commissions (the "U/W LC & TI") in respect of any Mortgaged

         Property is set forth on the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1. In the case of hotel properties, historical expenses may have been adjusted upward or downward to result in an expense to room or total revenues ratio that approximate historical or industry norms. In the case of owner-occupied properties for which no leases exist, including the 18 Mortgaged

         Properties that represent security for the Stone Container Loans, Estimated Annual Operating Expenses were determined on the assumption that the Mortgaged Properties were "net leased" to a single tenant, and that expenses consisted solely of management fees and replacement reserves for expense or capital items generally not required to be paid by a tenant under a net lease. Notwithstanding the foregoing, (i) in the case of the Showboat Loan and most of the Single-Tenant Property Loans, Estimated Annual Operating Expenses are limited to those not covered by the lessee under the Showboat Ground Lease or the subject Single-Tenant Property Lease and, in any event, do not include management fees, and (ii) in the case of the Lyndale TIF Loan, Estimated Annual Operating Expenses are zero and do not include any expenses with respect to the Mortgaged Property.

         Estimated Annual Revenues generally include: (i) for multifamily properties, including mobile home parks, rental and other revenues; (ii) for retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues; (iii) for the hotel properties (other than the Showboat Property), room, food and beverage, telephone and other revenues; and (iv) in the case of the Showboat Hotel and Casino, ground rent. "Underwriting NOI" for the Lyndale TIF Loan is based on stabilized cash flows expected to be collected in respect of the TIF Note.

         Estimated Annual Operating Expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, replacement reserves, marketing, insurance, management, landscaping, security (if provided at the property) and the amount of taxes, general and administrative expenses, ground lease payments and other costs, but without any deductions for debt service, depreciation and amortization or capital expenditures or reserves therefor (except as described above). In the case of office, industrial and retail properties (and properties partially used for such purposes), Estimating Annual Operating Expenses include both expenses that may be recovered from tenants and those that are non-recoverable. In the case of certain retail, office and industrial properties, Estimating Annual Operating Expenses may have included leasing commissions and tenant improvement costs. In the case of the hotel properties (other than the Showboat Property), Estimating Annual Operating Expenses include departmental expenses, reserves for FF&E, management fees and (where applicable) franchise fees. In the case of the Showboat Loan and most of the Single-Tenant Property Loans, Estimated Annual Operating Expenses are limited to those not covered by the lessee under the Showboat Ground Lease or the subject Single-Tenant Property Lease and, in any event, do not include management fees. In the case of the Lyndale TIF Loan, Estimated Annual Operating Expenses are zero and do not include any expenses with respect to the related Mortgaged Property.

         The historical expenses with respect to any Mortgaged Property were generally obtained (i) from operating statements relating to a 12-month period ended in 1995, 1996 or 1997, (ii) by annualizing the amount of expenses for partial 1995, 1996 or 1997 periods for which operating statements were available, with certain adjustments for items deemed inappropriate for annualization, or (iii) calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data).

         The management fees and reserves assumed in calculating Underwriting NOI differ in many cases from actual management fees and reserves actually required under the loan documents for the Mortgage Loans. Further, actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the conditions assumed in calculating Underwriting NOI. In particular, in the case of retail, office and industrial properties, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwriting NOI may differ substantially from actual conditions.

         In addition, capital expenditures and leasing commissions and other reletting costs are crucial to the operation of commercial and multifamily properties. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination of the Mortgage Loans.

         No representation is made as to the future net cash flow of Mortgaged Properties, or, in particular, that "Underwriting NOI" set forth herein accurately represents such future net cash flow. In certain cases, Mortgaged Properties, or commercial tenants at such properties, have been or are expected to be subjected to new competition; however, the effects thereof may not be fully reflected (if at all) in the Underwriting NOI for any such Mortgaged Property. In addition, "Underwriting NOI" for the Lyndale TIF Loan is based on stabilized cash flows expected to be collected in respect of the TIF Note, and was determined without an "expense" component.

         Underwriting NOI and the revenues and expenditures used to determine Underwriting NOI for each Mortgaged Property are derived from generally unaudited information furnished by the respective Mortgagors. Audits or other verification of such information could result in changes thereto, which could in turn result in overstated Underwriting NOI.
 Net income for a Mortgaged Property as determined under generally accepted accounting principles ("GAAP") would not be the same as the stated Underwriting NOI for such Mortgaged Property as set forth in the tables herein. In addition, Underwriting NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

         2. "Appraised Value" means, for any Mortgaged Property, the greater of the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal. The appraiser's "cured value", as stated in the appraisal, is generally calculated as the sum of the "as is" value set forth in the related appraisal plus the estimated costs (as of the date of appraisal of the related Mortgaged Property), if any, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the Mortgage Loan. In general, the amount of costs assumed by the appraiser for such purposes is based on an estimate by the individual appraiser, an estimate by the related Mortgagor, the estimate set forth in the property condition assessment conducted in connection with the origination of the related Mortgage Loan or a combination of such estimates. Notwithstanding the foregoing, for purposes of presenting "Appraised Values" in the tables on Exhibits A-1 and A-2, the Lyndale TIF Loan is treated as secured solely by the TIF Note and the other Lyndale Loan is treated as secured solely by the Shops at Lyndale Phase II Mortgaged Property. In addition, the Appraised Value and Cut-off Date LTV Ratio information set forth in the tables on Exhibits A-1 and A-2 hereto (including the total/weighted average information for the entire Mortgage Pool) reflects the unencumbered fee simple value of the Showboat Hotel and Casino, Atlantic City under a foreclosure scenario, assuming that such property is free and clear of the Showboat Ground Lease. The estimated value (based upon an income capitalization approach) of the property securing the Showboat Loan, taking into account that such property is encumbered by the Showboat Ground Lease, is approximately $110 million; and based upon such value, the Cut-off Date LTV Ratio of the Showboat Loan would be 90.8%, the aggregate Appraised Value of all the Mortgaged Properties would be $1,175,628,000 and the weighted average Cut-off Date LTV Ratio of the Mortgage Pool would be 73.4%.

         3. "Annual Debt Service" means, for any Mortgage Loan, twelve times the amount of the Monthly Payment under such Mortgage Loan as of the first Due Date in respect thereof that follows the Cut-off Date.

         4. "Underwriting Debt Service Coverage Ratio", "Underwriting DSCR" or "U/W DSCR" means, with respect to any Mortgage Loan, (a) the Underwriting NOI for the related Mortgaged Property (or, in the case of the Lyndale TIF Loan, for the TIF Note), divided by (b) the Annual Debt Service for such Mortgage Loan. In the case of the Showboat Loan and each of the Single-Tenant Property Loans, the Underwriting Debt Service Coverage Ratio will be lower (1.05x -1.69x) and the Cut-off Date Loan-to-Value Ratio will be higher (24.0% - 85.0%) than for the other Mortgage Loans because of: (i) the lease term for the Showboat Ground Lease or the related Single-Tenant Property Lease, as the case may be; (ii) the creditworthiness of the tenant (or related lease guarantor) in respect of the Showboat Ground Lease or related Single- Tenant Property Lease, as the case may be; (iii) the quality of the real estate locations; and (iv) if the related lease term is shorter than the amortization term of the subject Mortgage Loan, the acceptability (in the view of the Seller) of the anticipated loan balances at the end of such lease term.

         5. "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property (or, in the case of the Lyndale TIF Loan, of the TIF Note). The Appraised Value and Cut-off Date LTV Ratio information set forth in the tables on Exhibits A-1 and A-2 hereto (including the total/weighted average information for the entire Mortgage Pool) reflects the unencumbered fee simple value of the Showboat Hotel and Casino, Atlantic City under a foreclosure scenario, assuming that such property is free and clear of the Showboat Ground Lease. The estimated value (based upon an income capitalization approach) of the property securing the Showboat Loan, taking into account that such property is encumbered by the Showboat Ground Lease, is approximately $110 million; and based upon such value, the Cutoff Date LTV Ratio of the Showboat Loan would be 90.8%, the aggregate Appraised Value of all the Mortgaged Properties would be $1,175,628,000 and the weighted average Cut-off Date LTV Ratio of the Mortgage Pool would be 73.4%.

         6. "Leasable Square Footage" or "S.F." or "Sq. Ft." means, in the case of a Mortgaged Property operated, in whole or in part, for retail, office, or industrial or casino purposes, the square footage of the gross leasable area utilized for such purposes.

         7. "Units" means, (a) in the case of a Mortgaged Property operated, in whole or in part, as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartments and (b) in the case of a Mortgaged Property operated as a mobile home park, the number of pads upon which a mobile home can be hooked up.

         8. "Rooms" means, in the case of a Mortgaged Property operated as a hotel, the number of hotel rooms and/or suites, without regard to the size of or number of rooms in such hotel rooms or suites.

         9. "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" generally means the percentage of Leasable Square Footage (in the case of commercial properties) or Units (in the case of multifamily properties or a mobile home park) of the Mortgaged Property that were occupied or leased as of the approximate date of the original underwriting of the related Mortgage Loan (as updated, in certain cases when the Depositor deemed appropriate and information was available, with more current occupancy information). All information herein setting forth any weighted averages of "Occupancy Rates at U/W" excludes those Mortgaged Properties (which are security for Mortgage

Loans that represent 19.9% of the Initial Pool Balance) improved by hotels from the relevant calculations.

         10. "Major Tenant" means a tenant of a commercial Mortgaged Property that leases 10% or more of the net rentable area of such property.

         11. "LC & TI" means, as to any Mortgaged Property, leasing commission and tenant improvement.

         12. "Year Built" means the year when construction of the Mortgaged Property was principally completed. With respect to Mortgage Loans secured by multiple properties or by properties built in phases, the Year Built or Year Renovated, as the case may be, may relate to the earliest, latest or average year in which such properties or phases were built/renovated, as the Depositor deems relevant.

         13. "Year Renovated" means the year when the most recent substantial renovation of a Mortgaged Property, or any particular aspect thereof, was principally completed. With respect to Mortgage Loans secured by multiple properties or by properties built in phases, the Year Built or Year Renovated, as the case may be, may relate to the earliest, latest or average year in which such properties or phases were built/renovated, as the Depositor deems relevant.

         The tables on Exhibits A-1 and A-2 set forth the indicated characteristics of the Mortgage Loans and Mortgaged Properties. Due to rounding, percentages in such tables may not add to 100% and amounts may not add to the indicated total.

Cash Management and Certain Escrows and Reserves

         Cash Management. In the case of 17 of the Mortgage Loans, representing approximately 32.9% of the Initial Pool Balance, a "cash management" system has been implemented whereby the manager of the related Mortgaged Property is required to deposit property revenues into an account under the joint control of the related Mortgagor and the Servicer, and such Mortgagor is authorized to make withdrawals from such account from time to time until the occurrence of an event of default under such Mortgage Loan, in which case the Servicer or the Special Servicer would be entitled, under preexisting instructions furnished to the depository institution at which such account is maintained, to direct such depository institution to no longer honor payment requests made by the Mortgagor. Under each of those Mortgage Loans, central accounts ("Central Accounts") were established and, upon the Closing Date, will be under the sole control of the Servicer, for the purpose of holding amounts required to be on deposit as reserves for taxes and insurance, capital improvements, FF&E and certain other purposes as applicable.

         Tax and Insurance Escrows. For a majority of the Mortgage Loans, tax and insurance escrows (the "Tax and Insurance Escrows") were established,

either as separate accounts or, if applicable, as sub-accounts of any related Central Account, and each related Mortgagor is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments and one-twelfth of the annual premiums payable on insurance policies that the Mortgagor is required to maintain. If an escrow was established, such funds will generally be applied by the Servicer to pay for items such as taxes, assessments and insurance premiums at the related Mortgaged Property. Under certain other Mortgage Loans, the insurance carried by the Mortgagor is in the form of a blanket policy. In such cases, the amount of the escrow is an estimate of the pro rata share of the premium allocable to the related Mortgaged Property, or the Mortgagor pays the premium directly. Under certain Mortgage Loans, a tenant at the related Mortgaged Property is responsible for paying all or a portion of the real estate taxes and assessments directly. In such cases, escrows generally are not required.

         Recurring Replacement Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 sets forth the replacement reserve deposits that Mortgagors are, in each case, required to make into a separate account or, if applicable, a sub-account of any related Central Account for certain capital replacements, repairs, FF&E, tenant improvements and leasing commissions on the related Mortgaged Property under the terms of the respective Mortgage Loan (a "Contractual Recurring Replacement Reserve"). The Contractual Recurring Replacement Reserves set forth in such table are expressed as dollars per Unit for multifamily properties, dollars per Leasable Square Foot for retail, office, mixed-use and industrial properties and total departmental revenues for hotel properties. The Contractual Recurring Replacement Reserves set forth in such table for multifamily, retail, office and industrial properties are initial amounts and may vary over time. Such amounts include both replacement reserves and/or reserves for tenant improvements and leasing commissions. In such cases, the related Mortgage Note and/or other related documents may provide for replacement reserve deposits to cease upon achieving predetermined maximum amounts in the reserve account. In addition, in some such cases, replacement reserves were determined for specific tenant spaces, in which cases, the execution of a lease covering such space could result in the termination and/or release of such reserve.

         Engineering Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 sets forth the reserves (the "Engineering Reserves") established, either as a separate account or, if applicable, as a sub-account of any related Central Account, and pledged to the lender, as a result of the inspections for certain Mortgaged Properties of the Mortgaged Properties described above under " -- Origination and Underwriting -- Property Condition Assessments". The repair/replacement items for which such reserves were established are generally items identified by the property inspection firm as in need of repair or replacement in order to restore the Mortgaged Property to a condition generally consistent with competitive properties of similar age and quality or to comply with regulatory requirements. Because the Engineering Reserve for any Mortgaged Property set forth in the table reflects only the cost estimate determined by the respective inspection firm for items that the related Originator determined significant enough to require a reserve (but is generally equal to 100% to 125% of such portion), and/or because in some cases items identified in a report were corrected prior to closing of the Mortgage Loan, the Engineering Reserve for certain Mortgage Loans is less than the cost estimate set forth in the related report. No Engineering Reserve is required to be replenished. The amounts set forth in such table represent the amounts of the Engineering Reserves required at the respective dates of origination of the Mortgage Loans, and there can be no assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amount will be sufficient therefor.

The Showboat Loan

         The Loan. The loan (the "Showboat Loan") is evidenced by a promissory note (the "Showboat Note") and secured by, among other things, a first mortgage (the "Showboat Mortgage") encumbering the Showboat Borrower's fee simple interest in land (the "Showboat Property") comprising approximately
10.4 acres of the approximately twelve (12) acres of land underlying the hotel and casino in Atlantic City, New Jersey commonly known as the Atlantic City Showboat Hotel and Casino (the "Showboat Hotel"). The fee simple estate is subject to a ground lease (the "Showboat Ground Lease").

         The Borrower. The borrower under the Showboat Loan is Showboat Land LLC (the "Showboat Borrower"), a newly-formed, special-purpose Nevada limited liability company, which owns no material asset other than the Showboat Property and related interests. Both Showboat Land Company, the managing general partner of the managing member of the Showboat Borrower, and Showboat Operating Company, the owner of the remaining partnership interest in the managing member of the Showboat Borrower, are special-purpose entities that are wholly-owned subsidiaries of Showboat, Inc., a publicly-held company whose stock is listed on the New York Stock Exchange ("SBO").

         The Property. The Showboat Mortgage covers the Showboat Borrower's fee simple estate in the Showboat Property (but not the hotel nor any of the related improvements, furniture, fixtures or gaming and other equipment). The Showboat Mortgage (and the assignment of leases and rents executed in connection therewith) also covers the Showboat Borrower's interest as landlord under the Showboat Ground Lease (described below). The main portion of the Showboat Hotel was constructed in 1984 and is located on the Showboat Property. However, an additional wing (the "Additional Wing"), which was added to the Showboat Hotel in 1994, is constructed on a parcel of land adjacent to, but not included as part of, the Showboat Property. The fee interest in the property upon which the Additional Wing was built is owned by an affiliate of the Showboat Borrower. Other real property used in connection with the operations of the Showboat Hotel and not included in the Showboat Property consists of outlying parcels used for employee and supplementary guest parking. The Trust will not have any lien on or interest in any such real property that is not part of the Showboat Property. The portion of the Showboat Hotel that is situated upon the Showboat Property includes 516 of the total 800 guest rooms, 86,743 square feet of the total 101,743 square feet of gaming space and 2,500 of the total 3,514 parking spaces. In addition, the Showboat Property includes 32,156 square feet of meeting and banquet space, a bowling alley, fitness center, swimming pool, several restaurants and certain retail spaces. Upon the expiration (or earlier termination, including by default) of the term of the Showboat Ground Lease, ownership of the hotel will vest in the Showboat Borrower. The Showboat Borrower and successors would not, however, be permitted to operate the hotel and casino without the approval of the New Jersey Casino Control Commission (the "CCC"), which may be withheld in its sole discretion.

         The Additional Wing (which is not included as part of the Showboat Property) added 284 guest rooms (the "Additional Hotel Rooms") and allowed the expansion of the gaming space by an additional 15,000 square feet (the "Additional Gaming Space"). Although the Additional Gaming Space was constructed within the Showboat Property, such expansion was permitted by the CCC pursuant to the New Jersey Casino Control Act (the "Control Act") as a

result of the construction of the Additional Hotel Rooms, and the Showboat Hotel's right to operate the Additional Gaming Space is directly tied to the inclusion of the Additional Wing in the operations of the Showboat Hotel. Under New Jersey gaming laws, the size of a casino's gaming space is tied directly to the number of "qualifying hotel rooms."

         The Ground Lease. The Showboat Property is subject to a ninety-nine
(99) year ground lease (the "Showboat Ground Lease") to Atlantic City Showboat, Inc.

(the "Showboat Operator"), successor-by-assignment from Ocean Showboat, Inc. The term of the Showboat Ground Lease will expire in 2082. The Showboat Ground Lease is a "net lease" pursuant to which the Showboat Operator, in addition to the payment of fixed rent (which is adjusted annually on April 1 of each year during the term in accordance with the increase or decrease in the Consumer Price Index), is responsible for all costs and expenses with respect to the use, operation and ownership of the Showboat Property and the improvements now, or which may in the future be, located thereon, including, but not limited to, all maintenance and repair costs, insurance premiums, real estate taxes, assessments and utility charges.

         Priority of Ground Lease. The Showboat Borrower's fee simple interest in the Showboat Property is subject and subordinate to the Showboat Operator's interest under the Showboat Ground Lease but not to the lien of any leasehold mortgages which may encumber the Showboat Operator's leasehold estate. Accordingly, the foreclosure of the Showboat Mortgage would not extinguish the Showboat Ground Lease; rather, the purchaser at the foreclosure sale would acquire fee simple title to the Showboat Property subject to the Showboat Operator's rights under the Showboat Ground Lease. In addition, upon the foreclosure of any mortgage encumbering the Showboat Operator's leasehold interest, the purchaser at the foreclosure sale would acquire only the tenant's interest under the Showboat Ground Lease (and, upon the acquisition thereof, would become obligated to perform the tenant's obligations thereunder) .

         Ground Tenant's Purchase Option. If the Showboat Borrower becomes "unable" to act as lessor under the Showboat Ground Lease (based upon its acceptability to the CCC as a landlord to a New Jersey casino), the tenant under the Showboat Ground Lease has an option to purchase the Showboat Property. However, no closing of the transfer of fee title to the Showboat Property is to occur in connection therewith until the lien of the Showboat Mortgage thereon has been cleared (including through defeasance).

         Subleasing and Assignment. The Showboat Operator may transfer or assign the leasehold estate, subject to the Showboat Borrower's consent, which may not be unreasonably withheld; provided, however, that no consent is required with or subleases involving less than five percent (5%) of the gross square footage of the portion of the Showboat Hotel that is located upon the Showboat Property. The Showboat Borrower has a right of first refusal if the Showboat Operator desires to transfer its leasehold estate to a party other than an affiliate of the Showboat Operator or a leasehold mortgagee. If the Showboat Borrower seeks to transfer its fee simple estate other than to an affiliate of the Showboat Borrower or in connection with a sale of all of the Showboat Borrower's assets and liabilities, the Showboat Operator shall have a right of first refusal to purchase the fee estate upon the same terms as contained in the bona fide offer.

         Joint and Several Liability. The Showboat Ground Lease provides, in accordance with CCC directive, that the fee owner and the Showboat Operator are jointly and severally liable for violations of the Control Act, regardless of actual knowledge of such violation.

         Property Valuations. In connection with its origination of the Showboat Loan, Column requested an independent third-party appraiser to conduct several valuations with respect to the property on which the Showboat Hotel is situated and, in particular, the portion of such property that is covered by the Showboat Mortgage and constitutes the Showboat Property. The property rights appraised included both: (i) the unencumbered fee simple ownership of the land and improvements constituting the Showboat Property, assuming the Showboat Borrower owned the Showboat Property free and clear of the Showboat Ground Lease (any valuation thereof, an "Unencumbered Fee Value"); and (ii) the leased fee simple ownership of the land and improvements constituting the Showboat Property, taking into account that the Showboat Borrower's current economic interest in the Showboat Property is limited to its interests as landlord under the Showboat Ground Lease (any valuation thereof, a "Leased Fee Value"). The estimates of value were conducted pursuant to, among other methods, the income capitalization approach and the sales comparison approach. Based upon the foregoing, it was estimated that : (i) the Unencumbered Fee Value of the Showboat Property in the event of a default and foreclosure as of December 1, 1997 is approximately $416,000,000; and (ii) the Leased Fee Value of the Showboat Property as of December 1, 1997 is approximately $110,000,000. In evaluating the foregoing information, investors should consider that the Showboat Mortgage is subject to the Showboat Ground Lease and direct operation of any New Jersey casino requires the appropriate gaming license.

         Proposed Acquisition of Showboat, Inc. by Harrah's Entertainment, Inc. On December 19, 1997, Harrah's Entertainment, Inc., ("Harrah's") a publicly-held company whose stock is listed on the New York Stock Exchange ("HET"), and Showboat, Inc. announced that they had signed a definitive agreement whereby Harrah's will acquire Showboat, Inc. for $30.75 per share in an all cash transaction valued at $519 million (net of options proceeds), and assume $635 million in Showboat, Inc.'s debt. Donaldson, Lufkin & Jenrette acted as financial advisor to Showboat, Inc. in connection with such sale.

         Certain Terms of the Loan.

         Lockbox and Reserves. Pursuant to the terms of a Cash Management Agreement, the Showboat Borrower has agreed to direct the Showboat Operator to make all payments under the Showboat Ground Lease to a bank account established in the mortgagee's name. The payments of principal and interest under the Showboat Loan will be made from such bank account.

         Transfer of Property and Interest in Borrower; Encumbrances; Other Debt. The Showboat Mortgage prohibits the sale by the Showboat Borrower of its fee simple interest in the Showboat Property; provided, however, the Showboat Borrower is permitted to transfer its interest to a single-purpose, bankruptcy-remote entity that is at least fifty percent (50%) beneficially owned and controlled by Showboat, Inc. (or by Harrah's after its contemplated acquisition of Showboat, Inc.), provided that such transfer complies with the conditions set forth in the Showboat Mortgage, including confirmation by the rating agencies that such transfer will not affect or change the ratings of any class of the Certificates. The Showboat Mortgage also prohibits the change in the ownership interests in any of the Showboat Borrower's constituent members or the encumbrance against any such membership interest. The Showboat Mortgage requires that the Showboat Borrower obtain the mortgagee's consent to any additional junior encumbrances upon the Showboat Property.

         Approval Rights. The Showboat Borrower must obtain the mortgagee's approval before it may take, among other things, the following actions: (i) amend the Showboat Ground Lease; or (ii) consent to the transfer of the tenant's interest under the Showboat Ground Lease, except that the tenant's interest may be transferred to a single-purpose entity that is at least fifty percent (50%) beneficially owned or controlled by Showboat, Inc. (or by Harrah's after its contemplated acquisition of Showboat, Inc.) upon the satisfaction of certain conditions described in the Showboat Mortgage, including rating agency confirmation that such assignment will not affect or change the rating of any Class of Certificates.

         Guaranty of the Showboat Operator's Obligations Under the Showboat Ground Lease. As additional collateral for the Showboat Borrower's obligations under the Showboat Loan, Showboat, Inc. has guaranteed the Showboat Operator's payment and performance obligations under the Showboat Ground Lease.

         Property Management. The Showboat Hotel is operated and managed by the Showboat Operator. The Showboat Operator's license to operate a casino will expire on January 31, 2001, at which time the Showboat Operator would be required to seek a renewal of the license.

         Atlantic City Gaming; Certain Regulatory Issues.

         New Jersey Gaming Market Overview. Gaming was legalized in the State of New Jersey following a 1976 referendum. The first casino hotel opened in 1978 and, by 1990, twelve (12) casinos were operating in Atlantic City (the Atlantis, formerly the Elsinore, closed in 1989). During the 1990's, ten (10) casinos underwent projects to expand their existing facilities; the construction of the Additional Wing was one of such projects.


         Regulatory Matters. Casino gaming activities in Atlantic City are subject to the Control Act and the supervision of the CCC. In addition to imposing licensing requirements on casino operators, the CCC may require all financial backers, investors, mortgagees, bond holders and holders of notes or other evidence of indebtedness, either in effect or proposed, which bear any relation to any casino project, including holders of publicly-traded securities of an entity which holds a casino license or is an entity qualifier, subsidiary or holding company of a casino licensee (a "Regulated Company"), to qualify as financial sources. In the past, the CCC generally has waived the qualification requirement for holders of less than fifteen percent (15%) of a series of publicly-traded mortgage bonds so long as the bonds remained widely distributed and freely traded in the public market and the holder had no ability to control the casino licensee. As a result of the declaratory rulings issued by the CCC on January 28, 1998 (as more particularly described below), however, no Offered Certificateholder is required to qualify as a financial source or security holder at this time.

         Declaratory Rulings. On January 28, 1998, Column received from the CCC declaratory rulings approving the Showboat Loan and, among other things, approving Column as a qualified financial source of a casino licensee; determining that the qualification of the individual holders of the Certificates is waived by the CCC; and determining that the trustee of the Trust is exempt from qualification. All of the approvals issued by the CCC are conditioned upon (1) submission of all final executed documents to the Division and the CCC for approval as soon after closing as practicable; and
(2) submission of any material amendments to the Showboat Ground Lease to the CCC for approval prior to execution thereof.


         Effect of Ownership and Transfer of Offered Certificates. The Control Act imposes certain restrictions upon the issuance, ownership and transfer of securities of a Regulated Company and defines the term "security" to include instruments which evidence a direct or indirect beneficial ownership or creditor interest in a Regulated Company, including, but not limited to, mortgages, debentures, security agreements, notes and warrants. Currently, each of the Showboat Borrower, the Trust, the Trustee and the Showboat Operator are deemed to be a Regulated Company, and instruments evidencing a beneficial ownership or creditor interest therein, including the Offered Certificates, are deemed to be the securities of a Regulated Company.

         If the CCC finds that a holder of such securities is not qualified under the Casino Control Act, it has the right to take any remedial action it may deem appropriate, including the right to force divestiture by such disqualified holder of such securities. In the event that certain disqualified holders fail to divest themselves of such securities, the CCC has the power to revoke or suspend the casino license affiliated with the Regulated Company which issued the securities. If a holder is found unqualified, it is unlawful for the holder (i) to exercise, directly or through any trustee or nominee, any right conferred by such securities or (ii) to receive any dividends or interest upon such securities or any remuneration, in any form, from its affiliated casino licensee for services rendered or otherwise. Upon receipt of the list of Certificateholders required to be delivered thereto following the Closing Date, the CCC could require any particular holder or holders of Certificates to seek qualification as a financial source, or find that any particular holder of Certificates is disqualified. Accordingly, the Pooling Agreement will provide that the Offered Certificates are held subject to the condition that, if a holder thereof is found to be disqualified by the CCC, such holder shall dispose of such securities. However, to the Depositor's knowledge, the CCC has never had reason to exercise this authority with respect to a security holder in the past, and the Depositor considers the CCC's exercise of such authority with respect to Certificateholders to be a remote possibility. See "Description of the Certificates--Required Regulatory Disclosure" herein.

         If any holder of Certificates is required to qualify under the Control Act, that person is required to file an application for licensure or qualification within thirty (30) days after the CCC either determines that qualification is required or declines to waive qualification. If the CCC declines to approve the application for licensure or otherwise determines that the holder is unqualified, the holder will be required to divest all holdings in any Certificates pursuant to procedures and standards specified in the Control Act.

         Conservatorship. If, at any time, it is determined by the CCC that the Showboat Operator or any qualifier thereof has violated the Control Act or cannot continue to meet the qualification requirements of the Control Act, the Showboat Operator could be subject to fines or the suspension or revocation of its license or any relevant qualification status. In the event of the revocation, failure to renew or suspension (for more than 120 days) of the casino license of the Showboat Operator, the Control Act authorizes the CCC to appoint a conservator who would operate under the supervision of the CCC, and who would take possession of the licensed premises, operate the casino facility, and arrange for the orderly transfer of the property of the Showboat Operator, including the payment of all debts and obligations thereof.

         Impact of Casino Regulation on Mortgagee's Remedial Actions. In order to foreclose the Showboat Mortgage, the mortgagee would first be required to obtain a license as a non-gaming service provider, because the mortgagee would become the landlord to a casino operator and a casino facility. Obtaining such a license requires a hearing before and approval by the CCC.

         Persons who are parties to the lease for an approved hotel building or who have an agreement to lease a building which may, in the judgment of the CCC, become an approved hotel building are required to hold a casino license unless the CCC, with the concurrence of the Attorney General of the State of New Jersey, determines that such persons do not have the ability to exercise significant control over the building or the operation of the casino therein. Unless otherwise determined by the CCC, agreements to lease an approved hotel building or the land under the building must be for a durational term exceeding thirty (30) years, must concern one hundred percent (100%) of the entire approved hotel building or the land upon which it is located and must include a buy-out provision conferring upon the lessee the absolute right to purchase the lessor's entire interest for a fixed sum in the event that the lessor is found by the CCC to be unsuitable.

         As noted earlier, the Additional Wing, although incorporated into the Showboat Hotel, is not located upon the Showboat Property. If the mortgagee foreclosed upon the Showboat Mortgage, it would acquire the fee simple interest subject to the Showboat Ground Lease and succeed to the landlord's interest under the Showboat Ground Lease. If the default under the Showboat Mortgage was occasioned by the Showboat Operator's default under the Showboat Ground Lease, the mortgagee as fee owner would be entitled to terminate the Showboat Ground Lease and thereby become the owner of the hotel improvements located on the Showboat Property. The right to continue to operate the existing casino space on the Showboat Property would require CCC approval. In addition, the right to operate the improvements on the Showboat Property, even if approval is obtained from the CCC, does not include any rights with respect to the Additional Wing. If it became necessary to sever the Showboat Property from the Additional Wing, CCC approval would be required, which could prove difficult to obtain. If not approved, the right to operate the Additional Gaming Space (approximately 15,000 square feet), which was permitted to be constructed in 1994 as a result of the construction of the Additional Hotel Rooms, could be lost.

Single-Tenant Property Loans


         The "Single-Tenant Property Loans" consist of the 28 Mortgage Loans that are secured by the Mortgaged Properties identified on Exhibit A-1 as: (i) Filene's Basement Distribution Center; (ii) 4646 Bronze Way and 4647 Bronze Way; (iii) Curry Honda Automobile Dealership, Curry Chevrolet Automobile Dealership, Curry Acura Automobile Dealership, Curry Ford/Subaru Automobile Dealership, Curry Mitsubishi Automobile Dealership and Curry Office Building;
(iv) Lovers Lane Animal Hospital/Clinic; (v) Walgreens - Kirkland, Walgreens Retail Pharmacy Store - San Francisco, Walgreens Retail Pharmacy Store - Charleston/Torrey, Walgreens Retail Pharmacy Store - Las Vegas Boulevard, Walgreens Retail Pharmacy Store - Paradise, Walgreens - Seattle, Walgreens Retail Building - Gresham, Walgreens Retail Building - Tucson and Walgreens Retail Building - Portland (the "Walgreens Single-Tenant Properties"; and the Mortgage Loans secured thereby, the "Walgreens Loans"); (vi) AMC Theater Complex, (vii) Big V Supermarket; (viii) Rainforest Cafe Property; (ix) Randall's Store; (x) Furr's Grocery Store; (xi) Revco Drug Store; (xii) the Pathmark Grocery Store; (xiii) K-Mart Plaza; and (xiv) Casual Male Corporate Office Building. The Single-Tenant Property Loans represent 9.1% of the Initial Pool Balance.

         Each Single-Tenant Property Loan covers property subject to a single space lease (a "Single-Tenant Property Lease")with a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Single-Tenant Property Loan. The amount of the monthly rental payments payable by the tenant (the "Tenant") under a Single-Tenant Property Lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Single-Tenant Property Loan.

         The underwriting procedure for the Single-Tenant Property Loans is predicated upon the applicable Mortgagor's receipt of monthly rental payments from the Tenant under the Single-Tenant Property Lease of the applicable Mortgaged Property. The loan underwriting for certain of the Single-Tenant Property Loans is based, in part, upon the creditworthiness of the Tenants under the applicable leases. Accordingly, the Single-Tenant Property Loans may have higher loan-to-value ratios and lower debt-service-coverage ratios than other types of Mortgage Loans.

         Each Single-Tenant Property Lease generally provides that the related Tenant must pay all real property taxes and assessments levied or assessed against the related Mortgaged Property and all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property. The Tenants under such leases are required, at their expense, to maintain their Mortgaged Properties, including the roof and structure, in good order and repair.

         Generally, each Single-Tenant Property Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in the applicable Single-Tenant Property Lease (a "Single- Tenant Property Lease Default"), then the holder of the related Mortgage may require the related Mortgagor either (i) to terminate such lease or (ii) refrain from the exercise of any of its rights thereunder.

         Five of the Walgreens Loans are cross-collateralized and cross-defaulted with each other, and eight of the Walgreens Single-Tenant Properties are owned by the same Mortgagor.

Other Significant Concentrations

         Stone Container Loans. Several groups of Mortgage Loans are made to the same Mortgagors, have related borrowers that are affiliated with one another through direct or indirect common ownership or are commonly managed. The largest of these groups consists of 18 Cross-Collateralized Mortgage Loans (the "Stone Container Loans"), with Cut-off Date Balances ranging from $633,697 to $4,473,154 and an aggregate Cut-off Date Balance of $41,894,814.

         Each Stone Container Loan is secured by a Mortgage on an industrial property, located in one of 13 states, owned and occupied by Stone Container Corporation ("Stone"), a multinational paper, packaging and pulp company. Each Mortgaged Property is currently used by Stone as a corrugated box manufacturing facility. None of the Mortgages encumbers any material amount of personalty or equipment located at the related Mortgaged Property, as the personalty and equipment is separately financed.


         The Stone Container Loans were originated by Column. At the same time, Column made other mortgage loans to Stone, secured by liens on other corrugated box manufacturing facilities. Those other mortgage loans are neither cross- defaulted nor cross-collateralized with the Stone Container Loans. None of the Stone Container Loans requires escrows for taxes and insurance except in the event of a default or a failure to maintain its current rating.

         Stone Container Corporation, headquartered in Chicago, Illinois, is a publicly held company whose stock is listed on the New York Stock Exchange ("STO"). Stone currently has approximately 200 manufacturing operations throughout 13 countries and employs approximately 24,000 persons. Stone's products include container board, corrugated containers, kraft paper, paper bags, market pulp and publication papers, and Stone is the world's largest producer and converter of unbleached container board, kraft paper and corrugated shipping containers.

Ground Leases

         Three (3) Mortgage Loans, representing 2.0% of the Initial Pool Balance, are, in each case, secured by a Mortgage solely on the related Mortgagor's leasehold interest in the related Mortgaged Property. In addition, two (2) Mortgage Loans, representing, in the aggregate, 2.9% of the Initial Pool Balance, are secured by Mortgages covering a fee parcel and a ground leased parcel. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the Prospectus.

Subordinate Financing

         In general, Mortgagors are prohibited from encumbering the related Mortgaged Properties with subordinate financing. However, at the date of origination of the related Mortgage Loans, three of the Mortgaged Properties, representing, in the aggregate, security for 2.0% of the Initial Pool Balance, were encumbered by an aggregate of $1,127,263 of subordinate debt (although, in each such case, a standstill (that is, an agreement not to pursue remedies while the Mortgage Loan is outstanding) and subordination agreement has been executed and delivered by the particular junior lender). In certain other cases, the Mortgagor is permitted to encumber the related Mortgaged Property with a limited amount of subordinate financing, provided (i) certain loan to value ratio and debt service coverage ratios are satisfied and (ii) the subordinate lender executes a subordination and standstill agreement. In addition, certain of the Mortgage Loans limit the aggregate amount of subordinate financing that will be allowed. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" herein.

         Except as referred to above, neither the Depositor nor the Seller is aware of any subordinate or additional secured financing affecting the Mortgaged Properties.

Prepayment Provisions


         As of their respective dates of origination, all of the Mortgage Loans imposed restrictions on voluntary prepayments of principal ("Principal Prepayments"), which, in all cases commenced with a period (a "Lockout Period") during which, with limited exception, Principal Prepayments are prohibited. In the case of some Mortgage Loans, the Lockout Period will remain in effect for all or substantially all of the remaining term to maturity. In other cases, the Lockout Period is followed by a period during which Principal Prepayments are permitted but are required to be accompanied by the greater of a specified percentage of the principal amount being prepaid (a "Prepayment Premium") and a premium calculated on the basis of a yield maintenance formula (a "Yield Maintenance Premium"), and then, commencing on a specified date prior to maturity, by a period (an "Open Period") during which Principal Prepayments may be made without payment of any Prepayment Premium or Yield Maintenance Premium. In one case, the Lockout Period is followed by a period during which Principal Prepayments must be accompanied by the greater of a Prepayment Premium and a Yield Maintenance Premium (calculated based on a discount rate that is a spread over the applicable U.S. Treasury rate), then by another period during which Principal Prepayments must be accompanied by the lesser of a Prepayment Premium (calculated at a greater percentage than during the prior period) and a Yield Maintenance Premium (calculated based on a discount rate that reflects no spread over the applicable U.S. Treasury rate), and then by an Open Period. In another case, the Lockout Period is followed by a period during which Principal Prepayments must be accompanied by the greater of a Prepayment Premium and a Yield Maintenance Premium, then by another period during which Principal Prepayments must be accompanied by a

Prepayment Premium, and then by an Open

Period. In all other cases, the Lockout Period is followed directly by an Open Period. Any period during which a Principal Prepayment is permitted, but must be accompanied by a Prepayment Premium and/or a Yield Maintenance Premium, is herein referred to as a "Premium Period". In the case of 105 Mortgage Loans, representing 73.1% of the Initial Pool Balance, the related Mortgagors are permitted to "defease" their Mortgage Loans with United States Treasury obligations during the Lockout Period but not earlier than two years following the Closing Date. In the case of certain Mortgage Loans, the security for the Mortgage Loans includes pledged funds which: (i) if certain leasing or other economic conditions are satisfied by a specified date, will be released to the related Mortgagor; and (ii) if such conditions are not satisfied by such date, will be applied to pay down the Mortgage Loan during what would otherwise be a Lockout Period.

         The table titled "Characteristics of the Mortgage Loans" on Exhibit A-1 sets forth the type of prepayment provision that corresponds to each Mortgage Loan as of the Cut-off Date. In addition, the table titled "Prepayment Provisions as of the Cut-off Date" on Exhibit A-2 sets forth a breakdown of the Mortgage Loans based on (i) remaining term to stated maturity (or, in the case of the ARD Loans, the remaining term to the respective Anticipated Repayment Date) and (ii) the remaining Lockout Period and/or Premium Period applicable to each. The prepayment provisions relating to each

Mortgage Loan generally do not apply to prepayments arising out of a casualty or condemnation of the related Mortgaged Property. The aggregate characteristics of the prepayment provisions of the Mortgage Pool will vary over time as Lockout Periods expire and Mortgage Loans enter periods during which a Prepayment Premium or Yield Maintenance Premium may be required in connection with Principal Prepayments and, thereafter, enter Open Periods, and as Mortgage Loans are prepaid, repurchased, replaced or liquidated on account of default or delinquency.

         For purposes of such provisions, the amount of the Yield Maintenance Premium is generally equal to the product of the principal amount being prepaid (expressed as a percentage of the outstanding principal balance of the Mortgage Loan, prior to giving effect to the prepayment) and the excess, if any, as of the date of determination, of (a) the present value of all future payments of principal and interest of the related Mortgage Loan (including the related Balloon Payment), as determined by discounting at a rate per annum equal to the yield per annum on United States Treasury securities having a maturity closest to the Maturity Date of the related Mortgage Loan, plus, in some cases, a specified number of basis points, over (b) the outstanding principal balance immediately prior to the prepayment.

         Prepayment Premiums and Yield Maintenance Premiums received on the Mortgage Loans will be allocated and distributed in the manner described in "Description of the Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Premiums" herein.


         Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of Prepayment Premiums or Yield Maintenance Premium. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus. Prepayment

Premiums and Yield Maintenance Premiums are not payablein connection with any repurchases or substitutions of Mortgage Loans by an Originator in connection with material breaches of representations and warranties or in connection with a prepayment of a Mortgage Loan arising out of a casualty or condemnation at the related Mortgaged Property.

Hazard, Liability and Other Insurance

         The Mortgages generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. In some cases, however, a Mortgagor is permitted to self-insure its Mortgaged Property provided it maintains a specified net worth. Such hazard insurance may provide for a customary deductible, generally in the amount of $10,000. In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. In general, however, the Mortgaged Properties, including those in California, are not covered for earthquake risk.

         Each Mortgage generally also requires the related Mortgagor to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount at least equal to $1 million per occurrence.

         Each Mortgage generally further requires the related Mortgagor to maintain business interruption insurance in an amount generally not less than 100% of the projected rental income from the related Mortgaged Property for six months.

         The Pooling Agreement will require the Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) to cause each Mortgagor to maintain such insurance coverage as is required under the related Mortgage.

         Under the terms of the Mortgages for several of the Mortgage Loans, the Mortgagor thereunder is required to keep its Mortgaged Property insured against loss by fire, hazards, rent loss and such other hazards, casualties, liabilities and contingencies as the Mortgagee determines to require in its discretion and in such amounts and for such periods as the Mortgagee determines to require in its discretion. Under the terms of the Pooling Agreement, the Servicer and Special Servicer will each agree to use reasonable efforts consistent with the Servicing Standard to require the Mortgagors under the respective Mortgage Loans for which it is responsible, to maintain insurance generally in the amounts, type and scopes of coverage required under the other Mortgage Loans.

         With limited exception, the Mortgage Loans generally provide that insurance and condemnation proceeds are to be applied (i) to restore the related Mortgaged Property or (ii) towards payment of the related Mortgage

Loan.

         The Pooling Agreement will require the Special Servicer to cause to be maintained for each REO Property generally the same types of insurance policies providing coverages in the same amounts as were previously required under the Mortgage that covered such property.

         The Pooling Agreement will also provide that the Servicer (or Special Servicer) may satisfy its obligations regarding maintenance of the hazard insurance policies referred to above by maintaining a blanket policy insuring against hazard losses on all of the related Mortgage Loans. If such blanket policy contains a deductible clause, the Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit or cause to be deposited in the Certificate Account all sums that would have been deposited therein but for such deductible clause (but only to the extent such sums would have been paid if an individual hazard insurance policy referred to above had been in place). See "Description of the Pooling Agreements--Hazard Insurance Policies" in the Prospectus.

         The applicable Originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each Mortgage Loan. Each title insurer will enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to certain exceptions, including standard exceptions regarding claims made in the context of insolvency proceedings, the title insurance policy will provide coverage to the Trustee for the benefit of Certificateholders for claims made against the Trustee regarding the priority and validity of the Mortgagors' title to the Mortgaged Properties.


                         SERVICING OF THE MORTGAGE LOANS

General

         The Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans, for the benefit of the Certificateholders (as a collective whole), in accordance with applicable law, the terms of the Pooling Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the following standards (collectively, the "Servicing Standard"): (a) with the higher of (i) the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, generally services comparable mortgage loans for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers servicing their own mortgage loans, and (ii) the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, generally services comparable mortgage loans owned by it; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums and Yield Maintenance Premiums that may become payable under the Mortgage Loans and, if a Mortgage Loan comes into and continues in default and no satisfactory arrangements can be made for the collection of the delinquent payments (including Prepayment Premiums and Yield Maintenance Premiums), the maximization of the recovery on such Mortgage Loan to Certificateholders (as a collective whole) on a present value basis; and
(c) without regard to: (i) any relationship that it or any of its affiliates may have with the related Mortgagor or any other party to the Pooling Agreement;
(ii) its ownership (or that of an affiliate) of any Certificate; (iii) any obligation to make Advances (as defined below); and (iv) its right or the right of any affiliate to receive compensation for its services or reimbursement of costs under the Pooling Agreement or with respect to any particular transaction.

         In general, the Servicer will initially be responsible for the servicing and administration of the entire Mortgage Pool. However, the Special Servicer will, except for certain limited duties, assume and be responsible for special servicing and administration of any Mortgage Loan (each, a "Specially Serviced Mortgage Loan") as to which any of the following events (each, a "Servicing Transfer Event") occurs: (a) the related Mortgagor fails to make when due any Balloon Payment, which failure continues unremedied, or the Servicer determines, in its reasonable, good faith judgment, will continue unremedied, for 30 days; (b) the related Mortgagor fails to make when due any other Monthly Payment or any other payment required under the related Mortgage Note and Mortgage, which failure continues unremedied, or the Servicer determines, in its reasonable, good faith judgment, will continue unremedied, for 60 days; (c) the Servicer determines, in its reasonable, good faith judgment, that a default in making any Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note and Mortgage has occurred or is likely to occur within 30 days and either (i) the related Mortgagor has requested a material modification of the related Mortgage Loan (other than the waiver of a "due-on-sale" clause or the extension of the related maturity date) or (ii) such default is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (d) the Servicer determines, in its reasonable, good faith judgment, that a default (other than as described in clause (a) or (b) above) has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan and such default continues unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 30 days); (e) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur in respect of the related Mortgagor or the related Mortgaged Property, or the related Mortgagor takes certain actions indicating its insolvency or its inability to pay its obligations; or (f) the Servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property. In addition, if title to the related Mortgaged Property is acquired by the Trust (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special

Servicer will continue to be responsible for the operation and management thereof.

         A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Servicer will re-assume servicing responsibilities) at such time as no circumstance identified in clauses (a) through (f) of the preceding paragraph exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan and such of the following as are applicable occur:

                  (w) with respect to the circumstances described in clauses
         (a) and (b) of the preceding paragraph, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Servicer or the Special Servicer);

                  (x) with respect to the circumstances described in clauses
         (c) and (e) of the preceding paragraph, such circumstances cease to exist in the reasonable, good faith judgment of the Special Servicer;


                  (y) with respect to the circumstances described in clause (d) of the preceding paragraph, such default is cured; and

                  (z) with respect to the circumstances described in clause
         (f) of the preceding paragraph, such proceedings are terminated.

         The Special Servicer will be required, as and to the extent described herein, to seek advice and approval and take directions from the Controlling Class Representative. See "--The Controlling Class Representative" herein.

         The Servicer and Special Servicer will each be required to service and administer each of the respective Cross- Collateralized Groups as a single Mortgage Loan as and when it deems necessary and appropriate consistent with the Servicing Standard. In connection with the transfer to the Special Servicer of a Mortgage Loan that constitutes part of a Cross-Collateralized Group as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Servicer with respect to any such Mortgage Loan upon the cessation of its status as a Specially Serviced Mortgage Loan, the Servicer and the Special Servicer shall each transfer to the other, as and when applicable, servicing of all other Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at any time that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

         Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "Description of the Pooling Agreements", for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Servicer and the Special Servicer thereunder. For purposes of the Prospectus, the Servicer constitutes a "Master Servicer" thereunder.

The Servicer

         Banc One Mortgage Capital Markets, LLC ("Banc One"), the Master Servicer, was organized under the laws of Delaware in 1997 as a limited liability company. Banc One is a financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and originates commercial real estate loans. Banc One's address is 1717 Main Street, 14th Floor, Dallas, Texas 75201.

         As of December 31, 1997, Banc One and its affiliates were responsible for servicing approximately 5,829 commercial and multifamily loans with an aggregate principal balance of approximately $7.38 billion, the collateral for which is located in 49 states, Puerto Rico and the District of Columbia. With respect to such loans, approximately 4,441 loans with an aggregate principal balance of approximately $4.34 billion pertain to commercial and multifamily mortgage-backed securities. Banc One has been approved as a servicer by S&P, Fitch and Moody's.

         The information set forth herein concerning Banc One has been provided by it, and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

The Special Servicer

         The duties of Special Servicer will be performed by Clarion Partners, LLC ("Clarion"), a New York limited liability company (formerly known as Jones Lang Wootton Realty Advisors). Clarion was established in 1982 and is registered with the Securities and Exchange Commission as a registered investment advisor. Clarion and its affiliated companies manage a portfolio of over $6 billion in commercial real estate-related investments and have completed over $2 billion in distressed commercial real estate resolutions. Clarion, with a staff of 356 employees in 21 offices nationwide, has been approved as a special servicer by S&P, Fitch and Moody's. It is anticipated that Clarion or an affiliate will purchase a significant portion of the Private Certificates (including all of the Class C Certificates, which will be the initial Controlling Class). Clarion has offices at 335 Madison Avenue, 7th Floor, New York, New York 10017.

         The information set forth herein concerning Clarion has been provided by it, and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

Servicing and Other Compensation and Payment of Expenses

         The principal compensation to be paid to the Servicer in respect of its servicing activities will be the Servicing Fee. The "Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property) and will accrue from time to time (on the basis of a 360-day year consisting of twelve 30-day months) at 0.096% per annum (the "Servicing Fee Rate") on the same principal amount as interest accrues or is deemed to accrue from time to time on the Mortgage Loan. As additional servicing compensation, the Servicer will be entitled to: (x) any Prepayment Interest Excesses (as defined below) actually collected on the Mortgage Loans; and (y) any "Default Interest" (that is, interest in excess of interest at the related Mortgage Rate accrued in respect of any Mortgage Loan as a result of a default thereunder) and late payment charges actually collected on the Mortgage Loans (other than Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), but only to the extent that such items are not allocable to pay any portion of a Workout Fee or Liquidation Fee (each as defined below) payable to the Special Servicer with respect to the related Mortgage Loan or to cover interest payable to the

Servicer, the Special Servicer or the Trustee with respect to any Advances made in respect of the related Mortgage Loan. In addition, the Servicer will be authorized to invest or direct the investment of funds held in those accounts maintained by it that constitute part of the Certificate Account (as defined in the Prospectus) in certain government securities and other obligations specified in the Pooling Agreement and meeting the criteria of the Rating Agencies ("Permitted Investments"), and the Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses in respect of such investments (other than of income earned thereon) from its own funds without any right to reimbursement.

         If a borrower prepays a Mortgage Loan in whole or in part prior to its Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and, if applicable, Additional Interest) that accrues on the amount of the Principal Prepayment will be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of Trustee Fees and interest accruing on the REMIC Regular Certificates. If such a Principal Prepayment is made after the prepaid Mortgage Loan's Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and, if applicable, Additional Interest) that accrues on the amount of such Principal Prepayment will exceed (such excess, a "Prepayment Interest Excess") the corresponding amount of Trustee Fees and interest accruing on the REMIC Regular Certificates. Any Prepayment Interest Excesses collected will be paid to the Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Servicer will be required to remit to the Trustee for deposit into the Distribution Account (such remittance, a "Compensating Interest Payment"), without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate of its Servicing Fees for the related Collection Period, plus any Prepayment Interest Excesses received during such Collection Period, and (ii) the aggregate of any Prepayment Interest
Shortfalls experienced during the related Collection Period. The Servicer is not required to make Compensating Interest Payments to cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan or any REO Property acquired in respect thereof or any other action related to special servicing. If the aggregate of any Prepayment Interest Shortfalls experienced during any Collection Period exceeds the Compensating Interest Payment made in respect thereof, the difference will constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

         The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will consist of the Special Servicing Fee, the Workout Fee and the Liquidation Fee. As to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, the "Special Servicing Fee" will accrue from time to time (on the basis of a 360-day year consisting of twelve 30-day months) at a rate equal to 0.35% per annum on the same principal amount as interest accrues or is deemed to accrue from time to time on any such Mortgage Loan; provided that, if and for so long as such principal amount is in excess of $3,000,000, then the Special Servicing Fee will accrue on the portion of such principal amount that is in excess of $3,000,000 at a reduced rate of 0.25% per annum. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan will cease to accrue if such Mortgage Loan is liquidated or becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees will be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account. A "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.25% to, each collection of interest and principal (net of related unpaid or unreimbursed Servicing Fees, Special Servicing Fees, Advances and interest on Advances) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Mortgage Loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated other than for cause or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Mortgage Loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any full or discounted payoff from the related Mortgagor or any Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds (other than as a result of the repurchase or substitution of any such Specially Serviced Mortgage Loan or REO Property by an Originator in connection with a material breach of representation or warranty or as a result of any purchase thereof by the Special Servicer, the Servicer or any Certificateholder with a majority interest in the Controlling Class). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation

Fee shall be payable out of, and shall be calculated by application of a "Liquidation Fee Rate" of 1.25% to, such full or discounted payoff, Liquidation Proceeds, Condemnation Proceeds and/or Insurance Proceeds, in each case net of any portion of such payment or proceeds payable or reimbursable to the Servicer, the Special Servicer or the Trustee to cover related unpaid or unreimbursed Servicing Fees, Advances, Special Servicing Fees and/or interest on Advances. The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable out of, or in connection with the receipt of, Liquidation Proceeds collected as a result of the repurchase or substitution of any Specially Serviced Mortgage Loan or REO Property by an Originator in connection with a material breach of representation or warranty or as a result of any purchase thereof by the Special Servicer, the Servicer or any Certificateholder with a majority interest in the Controlling Class. As additional servicing compensation, the Special Servicer will be entitled to Default Interest and late payment charges actually collected on or in respect of the Specially Serviced Mortgage Loans and/or any Mortgage Loans as to which the related Mortgaged Property has become an REO Property, but only to the extent that such items are not allocable to pay any portion of a Workout Fee or Liquidation Fee payable to the Special Servicer with respect to the related Mortgage Loan or to cover interest payable to the Servicer, the Special Servicer or the Trustee with respect to any Advances made in respect of the related Mortgage Loan. In addition, the Special Servicer will be authorized to invest or direct the investment of funds in those accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds as additional servicing compensation, but will be required to cover any losses in respect of such investments (other than of income earned thereon) from its own funds without any right to reimbursement.

         Assumption fees, assumption application fees, modification fees and extension fees actually collected on or with respect to the Mortgage Loans will be allocated between the Servicer and the Special Servicer as provided in the Pooling Agreement and will be paid to each as additional servicing compensation.

         The Servicer and the Special Servicer will, in general, each be required to pay, out of its own funds, all ordinary expenses incurred by it in connection with its servicing activities under the Pooling Agreement, including the fees of any sub-servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses required to be incurred by the Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, received on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the

Certificate Account, and at times without regard to the relationship between the expense and the funds from which it is being paid. In addition, the Servicer will be required to make Servicing Advances to cover certain items in respect of Specially Serviced Mortgage Loans and REO Properties at the direction of the Special Servicer; and, if the Special Servicer is required under the Pooling Agreement to make any Servicing Advance but does not desire to do so, the

Special Servicer may, in its sole discretion, request that the Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder. If the Servicer is required to make any Servicing Advance at the direction of the Special Servicer, the Special Servicer will be required to provide the Servicer with such information and documentation regarding the subject Advance as the Servicer may reasonably request. The Servicer will be required to make any such Servicing Advance that it is so requested by the Special Servicer to make within ten (10) days of the Servicer's receipt of such request. The Special Servicer will be relieved of any obligations with respect to an Advance that it requests the Servicer to make (regardless of whether or not the Servicer makes that Advance).

         If the Servicer or Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and further will, if such failure continues for three more business days, be required to make such Servicing Advance.

         The Servicer, the Special Servicer and the Trustee will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable, good faith judgment of the Servicer, the Special Servicer or the Trustee, as the case may be, ultimately recoverable from Related Proceeds. With respect to any Servicing Advance, the Trustee will be entitled to conclusively rely on the non-recoverability determination made by the Servicer or Special Servicer.

         As and to the extent described herein, the Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate on Servicing Advances made thereby. See "Description of the Certificates--P&I and Other Advances" herein.

Modifications, Waivers, Amendments and Consents

         The Special Servicer and, to the limited extent described below, the Servicer each may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, forgive interest (including, without limitation, Default Interest and Additional Interest) on and principal of, forgive Prepayment Premiums, Yield Maintenance Premiums and late payment charges on, defer the payment of interest on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the or a Mortgagor on or any guarantor of, any Mortgage Loan it is required to service and administer, subject, however to the discussion under "--The Controlling Class Representative--Certain Rights and Powers" below, and, further, to each of the following limitations, conditions and restrictions:

                  (i) with limited exception, the Servicer may not agree to

         any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan without the consent of the Special Servicer (which consent (i) is not to be unreasonably withheld by the Special Servicer, (ii) is to be withheld or granted by the Special Servicer in accordance with the Servicing Standard and (iii) shall be deemed to have been granted if not expressly denied within 10 business days of the Special Servicer's receipt from the Servicer of all information reasonably requested thereby in order to make an informed decision);

                  (ii) with limited exception, the Special Servicer may not agree to (or consent to the Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or consent to the Servicer's taking) any of the other above-referenced actions with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Special Servicer's good faith judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless a material default on such Mortgage Loan has occurred or, in the Special Servicer's good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation;

                  (iii) the Special Servicer may not extend (or consent to the Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Specially Serviced Mortgage Loan to a date beyond the earliest of (A) the third anniversary of such Mortgage Loan's original stated maturity date, (B) two years prior to the Rated Final Distribution Date and (C) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Mortgagor's leasehold interest in the related Mortgaged Property, ten years prior to the end of the then current term of the related ground lease; and, furthermore, the Special Servicer may not grant (or consent to the Servicer's granting) any such extension unless (A) the Special Servicer's recovery determination contemplated by the immediately preceding clause (ii) is supported by an appraisal performed within the preceding twelve-month period and (B) the related Mortgagor agrees, among other things, to deliver to the Special Servicer, the Controlling Class Representative and the Trustee quarterly operating statements with respect to the related Mortgaged Property;

                  (iv) neither the Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any such REMIC under the REMIC Provisions (as defined herein);

                  (v) the Special Servicer may not permit (or consent to the Servicer's permitting) any Mortgagor to add or substitute any collateral for its Mortgage Loan, unless the Special Servicer shall have first (A) determined, in its reasonable, good faith judgment, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) received confirmation from each Rating Agency that such addition or substitution of collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by such Rating Agency to a Class of Certificates; and

                  (vi) with limited exceptions, the Special Servicer may not release (or consent to the Servicer's releasing) any collateral securing an outstanding Mortgage Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (vi) above will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section with respect to any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Replacement Mortgage Loan, on the related date of substitution) or that is solely within the control of the related Mortgagor; and (y) notwithstanding clauses (i) through (vi) above, neither the Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in its reasonable good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

         In addition, with respect to any ARD Loan after its Anticipated

Repayment Date, the Servicer will be permitted, in its discretion, to waive all or any portion of accrued Additional Interest if, prior to the related maturity date, the related Mortgagor has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Additional Interest, provided that the Servicer's determination to waive the right to such accrued Additional Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Additional Interest. The Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. The Pooling Agreement will also limit the Servicer's and the Special Servicer's ability to institute an enforcement action solely for the collection of Additional Interest.


         All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans are to be in writing. Each of the Servicer and the Special Servicer is to deliver to the Trustee or the related
Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to each such modification, waiver, amendment or other action agreed to thereby, promptly following the execution thereof.

The Controlling Class Representative

         Election, Resignation and Removal. The Certificateholders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class whose Certificates represent more than 50% of the related Class Principal Balance shall be entitled in accordance with the Pooling Agreement to select a representative (the "Controlling Class Representative") having certain rights and powers described below or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Certificateholders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class whose Certificates represent more than 50% of the related Class Principal Balance, (ii) the resignation or removal of the person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee will be required to promptly notify the Certificateholders (or, in the case of Book-Entry Certificates, to the extent actually known to certain designated officers (each, a "Responsible Officer") of the Trustee, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice is to set forth the process established by the Trustee in order to select a Controlling Class Representative, which process may include the designation of the Controlling Class Representative by any Certificateholder with a majority interest in the Controlling Class by a writing delivered to the Trustee. No appointment of any person as a Controlling Class Representative shall be effective until such person provides the Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to the Pooling Agreement may deal (including their names, titles, work addresses and telecopy numbers).

         As of any date of determination, the "Controlling Class" will be the most subordinate Class of Sequential Pay Certificates then outstanding (the Class A-1A and Class A-1B Certificates being treated as a single Class for this purpose) that has a Class Principal Balance that is not less than 25% (or, in the case of the Class C Certificates, 20%) of such Class' initial Class Principal Balance as of the Closing Date; provided that if no Class of Sequential Pay Certificates has a Class Principal Balance that satisfies such requirement, then the "Controlling Class" will be the Class of Sequential Pay

Certificates with the largest Class Principal Balance then outstanding.

         The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Certificateholder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Certificateholders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class whose Certificates represent more than 50% of the related Class Principal Balance shall be entitled to remove any existing

Controlling Class Representative by giving written notice to the Trustee and to each other Certificateholder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class.

         Certain Rights and Powers. Within 60 days after the occurrence of a Servicing Transfer Event with respect to any Mortgage Loan and the transfer of servicing with respect to such Mortgage Loan to the Special Servicer (or, if applicable, within 60 days after the commencement of the administration of any REO Property by the Special Servicer), or such longer period as the Controlling Class Representative shall approve (which approval may not be unreasonably withheld), the Special Servicer will be required to prepare and deliver, or cause to be prepared and delivered, to the Controlling Class Representative and the Trustee a summary business plan (as to such Mortgage Loan or REO Property, a "Summary Business Plan") generally outlining the strategy which the Special Servicer contemplates using in resolving the event giving rise to such Servicing Transfer Event or in liquidating or otherwise disposing of such Mortgage Loan (or REO Property). If within ten business days of receiving the Summary Business Plan (whether in its original form or, as contemplated below, any revised form), the Controlling Class Representative does not disapprove such Summary Business Plan in writing, the Special Servicer will implement the recommended action as outlined in such Summary Business Plan. If the Controlling Class Representative disapproves such Summary Business Plan, then, subject to the discussion in the last paragraph in this "--The Controlling Class Representative--Certain Rights and Powers" subsection, the Special Servicer will be required to revise such plan in response to the Controlling Class Representative's recommendations and deliver to the Controlling Class Representative and the Trustee a new Summary Business Plan as soon as practicable. Subject to the discussion in the last paragraph in this "--The Controlling Class Representative--Certain Rights and Powers" subsection, the Special Servicer must, for a period not to exceed 30 days following its delivery to the Trustee and Controlling Class Representative of the initial version of such Summary Business Plan, continue to so revise such Summary Business Plan until the Controlling Class Representative either affirmatively approves, or within a period of ten Business Days following its receipt thereof, fails to disapprove, in writing, any particular form of such Summary Business Plan delivered to it (whereupon the Special Servicer shall implement the recommended action as outlined in such particular form of Summary Business Plan). If no form of Summary Business Plan is adopted in respect of any particular Specially Serviced Mortgage Loan or REO Property as

described above within 30 days following the Special Servicer's delivery to the Trustee and the Controlling Class Representative of the initial version of such Summary Business Plan, or if the Special Servicer determines in its reasonable, good faith judgment that the Controlling Class Representative's disapproval of any particular form of Summary Business Plan is not in the best interests of the Certificateholders (as a collective whole), then the Special Servicer shall implement the recommended action as outlined in the form of Summary Business Plan most recently delivered to the Controlling Class Representative as of such 30th day or the date of such determination, as the case may be. The particular form of Summary Business Plan for any Specially Serviced Mortgage Loan or REO Property, as adopted in accordance with the foregoing discussion, shall constitute an "Approved Summary Business Plan" with respect thereto. Notwithstanding the foregoing, at any time prior to there being an Approved Summary Business Plan in respect of any

Specially Serviced Mortgage Loan or REO Property, the Special Servicer may, in general, take any action in respect of such Mortgage Loan or REO Property that is consistent with the Servicing Standard, provided that its failure to do so would, in the Special Servicer's good faith and reasonable judgment, irreparably harm any Certificateholder and it has made a reasonable effort to notify the Controlling Class Representative of its intention to take such action. All Summary Business Plans submitted by the Special Servicer to the Trustee and the Controlling Class Representative must be consistent with the terms of the Pooling Agreement, including the Servicing Standard. If the Special Servicer is at any time required to prepare a Summary Business Plan in respect of the Showboat Loan or Showboat Property, it will be required to retain a casino industry expert to assist it (the cost of such expert to be covered by and reimbursable as a Servicing Advance).

         Prior to the Special Servicer's taking any of the following actions, the Special Servicer is required to notify the Controlling Class Representative and the Trustee of its intention to take such action and to supply the Controlling Class Representative with such information as the Controlling Class Representative may reasonably request to allow the Controlling Class Representative to make an informed decision. Subject to the discussion in the final paragraph of this "--The Controlling Class Representative--Certain Rights and Powers" subsection, the Special Servicer is not to take any of the following actions to which the Controlling Class Representative objects in writing within ten days of its receiving from the

Special Servicer written notice thereof and sufficient information to make an informed decision (provided that if such written objection has not been received by the Special Servicer within such ten-day period, then the Controlling Class Representative's approval will be deemed to have been given):

                  (i) any material deviation from the Approved Summary Business Plan for any Specially Serviced Mortgage Loan or REO Property (any material deviation from any Approved Summary Business Plan permitted pursuant to this paragraph and the final paragraph under this "--The Controlling Class Representative--Certain Rights and Powers" subsection being deemed an approved modification thereto);

                  (ii) unless it is part of the governing Approved Summary Business Plan or is in connection with a termination of the Trust as described under "Description of the Certificates--Termination" herein, the sale of any defaulted Mortgage Loan or related REO Property for less than the applicable Purchase Price;

                  (iii) unless it is part of the governing Approved Summary Business Plan, obtain title to any Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property as a result of which the Trustee, on behalf of the Certificateholders, could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, if the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I environmental site assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an independent person who regularly conducts Phase I environmental site assessments and performed during the twelve-month period preceding any such acquisition of title or other action, that (A) the Mortgaged Property is not in compliance with applicable environmental laws and regulations, or (B) there are circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                  (iv) unless it is part of the governing Approved Summary Business Plan, release any Mortgaged Property from the lien of a related Mortgage other than in accordance with the provisions of the related Mortgage Loan documents.


         Notwithstanding anything to the contrary herein, the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting, and provisions of the Pooling Agreement requiring such shall be of no effect, during the period prior to the initial selection of a Controlling Class Representative and, if any Controlling Class Representative resigns or is removed, during the period following such resignation or removal until a replacement is selected.


         No recommendation with respect to a Summary Business Plan and no direction, objection or withholding of a required consent or approval by, of or on the part of the Controlling Class Representative may (and the Special Servicer will be required to act without regard to any such act or omission by, of or on the part of the Controlling Class Representative that would): (i) require or cause the Special Servicer to violate the terms of any Mortgage
Loan, applicable law or any provision of the Pooling Agreement (without regard to the provisions thereof described under this "--The Controlling Class Representative--Certain Rights and Powers" subsection), including the Special Servicer's obligation to act in accordance with the Servicing Standard; or
(ii) adversely affect the REMIC status of or, with the exception of the circumstances described under "Certain Federal Income Tax
Consequences--Possible Taxes on Income From Foreclosure Property and Other Taxes" herein, result in a tax on any of REMIC I, REMIC II or REMIC III; or
(iii) expose the Depositor, the Servicer, the Special Servicer, the REMIC Administrator or the Trustee, or their respective affiliates, officers, directors, employees, agents or partners, or the Trust to any material claim, suit or liability; or (iv) materially expand the scope of the Special Servicer's responsibilities under the Pooling Agreement.

         Liability. Any and all expenses of the Controlling Class
Representative are to be borne by the Certificateholders (or, if applicable, the Certificate Owners) of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a

Mortgagor with respect to the Pooling Agreement or any particular Mortgage Loan, the Controlling Class Representative is to immediately notify the Trustee, the Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust are also named parties to the same action and, in the sole judgment of the Special Servicer, the Controlling Class Representative had with regard to the particular matter acted in good faith, without gross negligence or willful misconduct, and there is no potential for the Special Servicer or the Trust to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of the Trust will, subject to the discussion under "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager and the Depositor" in the Prospectus, assume the defense of any such claim against the Controlling Class Representative.


         The Controlling Class Representative will have no liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of its gross negligence, willful misconduct or reckless disregard of its obligations and duties under the Pooling Agreement. By its acceptance of a Certificate or interest therein, each Certificateholder and Certificate Owner confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes over other Classes and that the Controlling Class Representative may have interests that conflict with those of the Certificateholders of some Classes; and, absent gross negligence, willful misconduct or reckless disregard on the part of the Controlling Class Representative in the performance of its obligations and duties under the Pooling Agreement or a breach on the part of the Controlling Class Representative of any of its representations, warranties or covenants set forth in the Pooling Agreement (which breach has a material adverse effect on the Trust), each Certificateholder and Certificate Owner agrees to take no action against the Controlling Class Representative.

Sale of Defaulted Mortgage Loans

         The Pooling Agreement grants to the Servicer, the Special Servicer and any holder of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted
Mortgage Loans in the priority described below. If the Special Servicer has determined, in its reasonable, good faith judgment, that any defaulted
Mortgage Loan will become subject to foreclosure proceedings and that the sale of such Mortgage Loan under the circumstances described below is in accordance with the Servicing Standard, the Special Servicer will be required to promptly so notify in writing the Trustee and the Servicer, and the Trustee will be required, within five days after receipt of such notice, to notify any holder of Certificates evidencing a majority interest in the Controlling Class. Such Certificateholder may at its option purchase from the Trust, at a cash price equal to the applicable Purchase Price, any such defaulted Mortgage Loan. If such Certificateholder has not purchased such defaulted Mortgage Loan within 30 days of its having received notice in respect thereof, either the Special Servicer or the Servicer may at its option purchase such defaulted Mortgage Loan from the Trust at a cash price equal to the applicable Purchase Price. The Special Servicer may offer to sell any such defaulted Mortgage Loan not otherwise purchased as described in the two preceding sentences, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders (as a collective whole). Such offer will be required to be made in a commercially reasonable manner for a period of not less than ten days. Subject to the discussion in the next paragraph, and further subject to any rights that the Controlling Class Representative may have to object if the winning bid is not at least equal to the applicable Purchase

Price, the Special Servicer will be required to accept the highest cash bid received from any person that constitutes a "fair price" (determined in accordance with the Pooling Agreement) for such Mortgage Loan. See "--The Controlling Class Representative--Certain Rights and Powers" above.

         Notwithstanding any of the foregoing, the Special Servicer will not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole); and, subject to any rights that the Controlling Class Representative may have to object if the winning bid is not at least equal to the applicable Purchase Price, the Special Servicer may accept a lower cash bid (from any person or entity other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than the price) offered by the prospective buyer making the lower bid are more favorable).

         Neither the Trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted Mortgage Loan or any REO Property.

         In connection with the sale of any defaulted Mortgage Loan, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Certificate Account.

         If a defaulted Mortgage Loan is neither sold as described above in this "--Sale of Defaulted Mortgage Loans" section nor modified as contemplated under "--Modifications, Waivers, Amendments and Consents", the Special Servicer is to proceed with respect thereto as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

Replacement of the Special Servicer

         The Pooling Agreement will permit the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to terminate an existing Special Servicer and to appoint a successor thereto. Any such appointment of a successor Special Servicer will be subject to, among other things, (i) written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any Class of Certificates, and (ii) the written agreement of the proposed Special Servicer to be bound by the terms and conditions of the Pooling Agreement, together with an opinion of counsel regarding, among other things, the enforceability of the Pooling

Agreement against the proposed Special Servicer. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer. If the termination of an existing Special Servicer was without cause, the costs and expenses of any related transfer of servicing duties are to be paid by the successor Special Servicer or the holders of the Controlling Class that voted to remove the terminated Special Servicer, as such parties may agree.


Due-On-Sale and Due-On-Encumbrance Provisions

         Each of the Mortgage Loans generally contains a due-on-sale clause that, subject to a one-time (or, in some cases, a multiple-time) right to transfer in accordance with the requirements of the related Mortgage Loan documents, entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Each of the Mortgage Loans also generally contains a due-on-encumbrance clause that, subject to certain limited exceptions, entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property effected without the lender's consent. See, however, "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limitations on Enforceability of Due-on-Sale and Debt-Acceleration Clauses" and "Certain Legal Aspects of Mortgage Loans--Due-on- Sale and Due-on-Encumbrance
Provisions" in the Prospectus. The Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), on behalf of the Trustee as the mortgagee of record, will be required to evaluate any right to transfer and enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Servicer or the Special
Servicer, as appropriate, has determined, in its reasonable, good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard; provided that neither the Servicer nor the Special
Servicer may waive any right it has, or grant any consent that it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause (or, if it involves any Mortgage Loan or Cross- Collateralized Group representing 5% or more of the Initial Pool Balance, under any related "due-on-sale" clause) until it has received written confirmation from each Rating Agency that such action would not result in the qualification, downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates; and provided, further that the Servicer may not waive any right it has, or grant any consent that it is otherwise entitled to withhold, under any related "due-on-encumbrance" or "due-on-sale" clause without the consent of the Special Servicer (which consent (i) is not to be unreasonably withheld by the Special Servicer, (ii) is to be withheld or granted by the Special Servicer in accordance with the Servicing Standard and (iii) shall be deemed to have been granted if not expressly denied within 10 business days of the Special Servicer's receipt from the Servicer of all information reasonably requested thereby in order to make an informed decision). Notwithstanding the foregoing, neither the Servicer nor the Special Servicer may (to the extent it is within the control thereof to prohibit such event) consent to the transfer of any Mortgaged Property which secured a Cross-Collateralized Group unless all of the Mortgaged Properties securing such Cross-Collateralized Group are transferred simultaneously by the respective Mortgagor.


Inspections; Collection of Operating Information

         The Special Servicer will be required to inspect or cause an inspection of the related Mortgaged Property as soon as practicable after any Mortgage Loan becomes a Specially Serviced Mortgage Loan. In addition, beginning in 1999, the Servicer will be required to inspect or cause an inspection of each Mortgaged Property at least once per calendar year (or, in the case of Mortgage Loans with Stated Principal Balances of, in each case, under $2,000,000, once every two years) if the Special Servicer has not already done so in that period as described in the preceding sentence. The Servicer and Special Servicer will each be required to prepare a written report of each such inspection performed by it that generally describes the condition of the Mortgaged Property and that specifies (i) any sale, transfer or abandonment of the property or (ii) any change in the property's condition, occupancy or value that the Servicer or the Special Servicer, as the case may be, considers material in its reasonable, good faith judgment. The reasonable costs of travel incurred by the Special Servicer in connection with any property inspections that are required to be performed by it will constitute reimbursable Servicing Advances.

         The Special Servicer, in the case of any Specially Serviced Mortgage Loans, and the Servicer, in the case of all other Mortgage Loans, is also required to use reasonable efforts to collect from the related Mortgagor and review the annual operating statements, budgets and rent rolls of the related Mortgaged Property, and the financial statements of such Mortgagor, and the Special Servicer is required to cause annual operating statements, budgets and rent rolls to be prepared for each REO Property. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Servicer or Special Servicer likely to have any practical means of compelling such delivery.


                         DESCRIPTION OF THE CERTIFICATES

General

         The Depositor is forming a trust (the "Trust") for the purpose of issuing its Series 1998-CF1 Commercial Mortgage Pass-Through Certificates (the "Certificates"). The Trust will be formed, and the Certificates will be issued, on or about March 2, 1998 (the "Closing Date") pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date (the "Pooling Agreement") among the Depositor, the Servicer, the Special Servicer, the REMIC Administrator and the Trustee. The Certificates will represent in the aggregate the entire beneficial ownership interest in the Trust, the assets of which (such assets, collectively, the "Trust Fund") will consist primarily of:
(i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or due after the Cut-off Date (exclusive of scheduled payments of principal and interest due on or before the Cut-off Date or, in the case of a Replacement Mortgage Loan, on or before the related date of substitution); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus); and (iv) certain rights incidental to the representations and warranties made by the Originators (other than GMAC-CMC) as described under "Description of the Mortgage Pool--Representations and Warranties" and "--Cures, Repurchases and Substitutions" herein.

         The Certificates will consist of 17 classes (each, a "Class") to be designated as: (i) the Class CP and Class S Certificates (collectively, the "Interest Only Certificates"); (ii) the Class A-1A Certificates, the Class A-1B Certificates, the Class A-2 Certificates and the Class A-3 Certificates (collectively, the "Class A Certificates"); (iii) the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates, the Class B-6 Certificates and the Class B-7 Certificates (collectively, the "Class B Certificates"); (iv) the Class C Certificates (collectively with the Class CP, Class S, Class A and Class B Certificates, the "REMIC Regular Certificates"); and (v) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates"). The Interest Only Certificates, the Class A Certificates, the Class B-1 Certificates and the Class B-2 Certificates (collectively, the "Offered Certificates") are the only securities offered hereby.

         The Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class C, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will not be registered under the Securities Act of 1933, as amended (the "Securities Act") and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

Registration and Denominations

         The Class A-1A and Class A-1B Certificates will be issued in denominations of not less than $10,000 initial principal balance (initial "Certificate Principal Balance") and in any whole dollar denomination in excess thereof. The Interest Only Certificates will be issued in denominations of not less than $10,000 initial notional amount (initial "Certificate Notional Amount") and in any whole dollar denomination in excess thereof. The remaining Offered Certificates will be issued in denominations of not less than $100,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof.

         Each Class of Offered Certificates will initially be issued in book-entry form through the facilities of The Depositary Trust Company ("DTC") and, accordingly, will constitute Book-Entry Certificates within the meaning of the Prospectus. In connection therewith, each Class of Offered Certificates will initially be represented by one or more fully registered physical certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of a Book Entry Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Certificate, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (the "DTC Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through the DTC Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to the holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" and "Risk Factors--Book-Entry Registration" in the Prospectus.

         The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, of transfers and exchanges of the Offered Certificates.

Class Principal Balances and Class Notional Amounts

         Only the Class A, Class B and Class C Certificates (collectively, the "Sequential Pay Certificates") will have Certificate Principal Balances. The Certificate Principal Balance of any Sequential Pay Certificate, as of any date of determination, will equal the product of (i) the initial Certificate Principal Balance of such Certificate as of the Closing Date, as specified on the face thereof, multiplied by (ii) a fraction, the numerator of which is the Class Principal Balance of the related Class then outstanding, and the denominator of which is the initial Class Principal Balance of the related Class as of the Closing Date.

         The "Class Principal Balance" of any Class of Sequential Pay Certificates is the aggregate principal balance thereof outstanding from time to time and represents the maximum amount that the holders thereof are entitled to receive (subject to available funds and the payment priorities described herein) as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets constituting the Trust Fund. The Class Principal Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by: (i) any distributions of principal actually made on such Class of Certificates on such Distribution Date; and
(ii) any Realized Losses and

Additional Trust Fund Expenses allocated to such Class of Certificates on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Realized Losses and Certain Expenses" herein.

         Upon initial issuance, the respective Classes of Sequential Pay Certificates will have Class Principal Balances set forth below (in each case, subject to a variance of plus or minus 5%):


                                                               Approximate
                                      Initial Class           Percentage of
Class                               Principal Balance     Initial Pool Balance
-----                               -----------------     --------------------
Class A-1A......................     $125,000,000                 14.90%
Class A-1B......................     $466,300,000                 55.59%
Class A-2.......................      $50,400,000                  6.01%
Class A-3.......................      $50,300,000                  6.00%
Class B-1.......................      $41,900,000                  5.00%
Class B-2.......................      $14,700,000                  1.75%
Class B-3.......................      $10,000,000                  1.19%
Class B-4.......................      $27,100,000                  3.23%
Class B-5.......................      $15,000,000                  1.79%
Class B-6.......................      $15,000,000                  1.79%
Class B-7.......................       $6,300,000                  0.75%
Class C.........................      $16,800,140                  2.00%

         The Class CP and Class S Certificates will not have Certificate Principal Balances or entitle the respective holders thereof to distributions of principal. However, each such Certificate will accrue interest as described herein on its Certificate Notional Amount. The Certificate Notional Amount of any Interest Only Certificate, as of any date of determination, will equal the product of (i) the initial Certificate Notional Amount of such Certificate as of the Closing Date, as specified on the face thereof, multiplied by (ii) a fraction, the numerator of which is the Class Notional Amount of the related Class then outstanding, and the denominator of which is the initial Class Notional Amount of the related Class as of the Closing Date.

         The "Class Notional Amount" of each Class of Interest Only Certificates is the aggregate notional amount thereof outstanding from time to time, used for purposes of calculating Accrued Certificate Interest in respect of such Class of Certificates. The Class Notional Amount of the Class S Certificates will equal the aggregate of the Class Principal Balances of the respective Classes of Sequential Pay Certificates outstanding from time to time, and the Class Notional Amount of the Class CP Certificates will equal the sum of (a) the aggregate of the Class Principal Balances of the Class A-2, Class A-3, Class B-1 and Class B-2 Certificates outstanding from time to time and (b) the lesser of (i) the Class Principal Balance of the Class A-1B Certificates outstanding from time to time and (ii) $325,000,000; provided that Accrued Certificate Interest in respect of the Class CP Certificates will in no event accrue beyond the end of the Interest Accrual Period that occurs during March 2005.

         Upon initial issuance, the respective Classes of Interest Only Certificates will have the Class Notional Amounts set forth below (in each case, subject to a variance of plus or minus 5%):


                                        Initial Class
Class                                  Notional Amount
-----                                  ---------------
Class CP.......................          $482,300,000
Class S........................          $838,800,140

         The Class Notional Amounts of the Class CP and Class S Certificates will, in each such case, be deemed to consist of components (each, a "Component"). Each full Class Principal Balance of a Class of Sequential Pay Certificates (other than the Class A-1B Certificates) that is part of either such Class Notional Amount will constitute a separate Component thereof (such Component to have the same alphabetical and/or numerical designation as the alphabetical and/or numerical Class designation for such Class of Sequential Pay Certificates (e.g., the Class Principal Balance of the Class A-2 Certificates outstanding from time to time will constitute Component A-2 of each of the Class Notional Amount of the Class CP Certificates and the Class Notional Amount of the Class S Certificates)). The portion of the Class Principal Balance of the Class A-1B Certificates outstanding from time to time that is equal to the lesser of (i) the entire amount of such Class Principal Balance outstanding from time to time and (ii) $325,000,000, will constitute another Component (such Component being herein designated "Component A-1B2") of each of the Class Notional Amount of the Class CP Certificates and the Class Notional Amount of the Class S Certificates. The remaining portion of the Class Principal Balance of the Class A-1B Certificates outstanding from time to time will constitute the last Component (such Component being herein designated as "Component A-1B1") of the Class Notional Amount of the Class S Certificates. Accordingly, the Class Notional Amount of the Class CP Certificates will initially consist of five Components, and the Class Notional Amount of the Class S Certificates will initially consist of thirteen Components.

         The REMIC Residual Certificates will not have Certificate Principal Balances or Certificate Notional Amounts.

Accrual of Interest

         The respective Classes of REMIC Regular Certificates will bear interest (herein referred to as "Accrued Certificate Interest"). With respect to each Class of REMIC Regular Certificates, such interest will commence accruing as of the Cut-off Date and, during each Interest Accrual Period, will accrue at the applicable Pass-Through Rate on the Class Principal Balance or, in the case of each Class of Interest Only Certificates, the Class Notional Amount of such Class of Certificates outstanding immediately prior to the related Distribution Date; provided that Accrued Certificate Interest in respect of the Class CP Certificates shall in no event accrue beyond the end of the Interest Accrual Period that occurs during March 2005. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         The portion of the Accrued Certificate Interest in respect of any Class of REMIC Regular Certificates that is distributable thereon, subject to available funds, is herein referred to as "Distributable Certificate Interest". The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates for any Distribution Date will equal the Accrued Certificate Interest in respect of such Class of REMIC Regular Certificates for the related Interest Accrual Period, reduced (to not less than zero) by the product of (a) the Net Aggregate Prepayment Interest Shortfall (as defined herein), if any, for such Distribution Date, multiplied by (b) a fraction (expressed as a percentage), the numerator of which is the Accrued Certificate Interest in respect of such Class of REMIC Regular Certificates for the related Interest Accrual Period, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of REMIC Regular Certificates for the related Interest Accrual Period.

         The REMIC Residual Certificates will not bear interest.

         The "Interest Accrual Period" with respect to any Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs.

Pass-Through Rates

         The Pass-Through Rates applicable to the respective Classes of Sequential Pay Certificates for the initial Interest Accrual Period will equal the per annum rates set forth below:


Class                                                   Pass-Through Rate
-----                                                   -----------------
Class A-1A...................................                  6.14%
Class A-1B...................................                  6.41%
Class A-2....................................                  6.59%
Class A-3....................................                  6.70%
Class B-1....................................                  7.06%
Class B-2....................................                  7.33%
Class B-3....................................                  7.60%
Class B-4....................................                  7.60%
Class B-5....................................                  6.41%
Class B-6....................................                  6.41%
Class B-7....................................                  6.41%


Class C......................................                  6.41%

         The respective Pass-Through Rates applicable to the Class A-1A, Class A-1B, Class A-2, Class A-3, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates is subject to change and, in the case of each such Class of Certificates, for each Interest Accrual Period subsequent to the initial Interest Accrual Period, will equal the lesser of (i) the per annum rate set forth above with respect to such Class of Certificates and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period. The respective Pass-Through Rates applicable to the Class B-5, Class B-6, Class B-7 and Class C Certificates will, in the case of each such Class of Certificates, remain fixed at the per annum rate specified above with respect to such Class of Certificates.

         The Pass-Through Rates applicable to the Class CP and Class S Certificates for the initial Interest Accrual Period will equal approximately 0.9064% and 0.7181% per annum, respectively.

         The Pass-Through Rate for the Class CP Certificates will be variable and, for each Interest Accrual Period subsequent to the initial Interest Accrual Period, will equal the weighted average of the Class CP Strip Rates at which interest accrues on the respective Components of the Class Notional Amount of the Class CP Certificates during such Interest Accrual Period (weighted on the basis of the relative sizes of such Components immediately prior to the related Distribution Date). The "Class CP Strip Rate" in respect of any Component of the Class Notional Amount of the Class CP Certificates for any Interest Accrual Period that occurs during the period from the Cut-off Date through the end of the Interest Accrual Period that occurs during March 2005, will equal the lesser of (i) the Maximum Class CP Strip Rate (as specified below) in respect of such Component for such Interest Accrual Period and (ii) the excess, if any, of the Weighted Average Net Mortgage Rate for such Interest Accrual Period, over the Pass-Through Rate then applicable to the Class of Sequential Pay Certificates whose Class Principal Balance, in whole or in part, constitutes such Component. The "Class CP Strip Rate" in respect of each Component of the Class Notional Amount of the Class CP Certificates for each Interest Accrual Period that occurs after the end of March 2005, will be 0% per annum.

         Set forth below are the "Maximum CP Strip Rates" in respect of the respective Components of the Class Notional Amount of the Class CP Certificates for each Interest Accrual Period that occurs during the period from the Cut-off Date through the end of March 2005:


         Component                  Maximum CP Strip Rate
         ---------                 ---------------------
           A-1B2                            1.04%
            A-2                             0.86%
            A-3                             0.75%


            B-1                             0.39%
            B-2                             0.12%

         The Pass-Through Rate applicable to the Class S Certificates will also be variable and, for each Interest Accrual Period subsequent to the initial Interest Accrual Period, will equal the weighted average of the Class
S Strip Rates at which interest accrues on the respective Components of the Class Notional Amount of the Class S Certificates during such Interest Accrual Period (weighted on the basis of the relative sizes of such Components immediately prior to the related Distribution Date). The "Class S Strip Rate" in respect of any Component of the Class Notional Amount of the Class S Certificates for any Interest Accrual Period will equal the excess, if any, of
(i) the Weighted Average Net Mortgage Rate for such Interest Accrual Period, over (ii) the Pass-Through Rate then applicable to the Class of Sequential Pay Certificates whose Class Principal Balance, in whole or in part, constitutes such Component, plus (if such Interest Accrual Period occurs during or prior to March 2005) the Class CP Strip Rate in respect of the corresponding Component of the Class Notional Amount of the Class CP Certificates for such Interest Accrual Period.

         The REMIC Residual Certificates will not bear interest and will not have Pass-Through Rates.

         The "Weighted Average Net Mortgage Rate" for any Interest Accrual Period will equal the weighted average of the Net Mortgage Rates for the Mortgage Loans (weighted on the basis of their respective Stated Principal Balances (as defined herein) outstanding immediately following the Distribution Date during such Interest Accrual Period or, in the case of the initial Interest Accrual Period, weighted on the basis of their respective Cut-off Date Balances).

         The "Net Mortgage Rate" for any Mortgage Loan will, in general, equal
(i) the related Mortgage Rate in effect as of the Closing Date (without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date), minus (ii) 10 basis points; provided that, for purposes of calculating Pass-Through Rates on the Offered Certificates from time to time, in the case of each Non-30/360 Mortgage Loan, the Mortgage Rate referenced in clause (i) above will be adjusted from time to time to a per annum rate that would produce an equivalent amount of interest for each applicable accrual period on the basis of a 360-day year consisting of twelve 30-day months.

         The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or, in the case of a Replacement Mortgage Loan, the unpaid principal balance thereof as of the related date of substitution, after application of all payments of principal due thereon on or before such date, whether or not received), permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount for such Distribution Date attributable to such Mortgage Loan, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

         The "Collection Period" with respect to any Distribution Date will be the period commencing immediately following the Determination Date in the calendar month immediately preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Closing Date) and ending on and including the Determination Date in the month in which such Distribution Date occurs.

         The "Determination Date" with respect to any Distribution Date will be the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such 10th day is not a business day, the immediately preceding business day and (ii) the fifth business day preceding such Distribution Date.

Distributions

         General. Distributions on the Certificates will be made by or on behalf of the Trustee, to the extent of available funds, on the 15th day of each month or, if any such 15th day is not a business day, then on the next succeeding business day, commencing in April 1998 (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs (each, a "Record Date"). As to each such person, such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee in writing with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Book-Entry Certificates. See "--Registration and Denominations" above. The final distribution on any Certificate (determined, in the case of a Sequential Pay Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously deemed allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Sequential Pay Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made with respect to a Class of

Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests in such Class. The

"Percentage Interest" in the related Class evidenced by any Offered Certificate will be a fraction, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate on the Closing Date as set forth on the face thereof, and the denominator of which is the initial Class Principal Balance or Class Notional Amount, as the case may be, of the related Class on the Closing Date.

         The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus) as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

                  (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

                  (ii) Prepayment Premiums and Yield Maintenance Premiums (which are distributable to the holders of the REMIC Regular Certificates separate from the Available Distribution Amount);

                  (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Servicer, the Special Servicer, any sub-servicers or the Trustee as compensation (including Trustee Fees, Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Interest and late payment charges (to the extent not otherwise applied to cover interest on Advances), and assumption fees, assumption application fees, modification fees and extension fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); and

                  (iv) amounts deposited in the Certificate Account in error; plus

(b) to the extent not already included in clause (a), any P&I Advances and/or Compensating Interest Payment made in respect of such Distribution Date.

         Application of the Available Distribution Amount. On each Distribution Date, the Available Distribution Amount for such date will be distributed to the Certificateholders for the following purposes and in the following order of priority:


                  (i) to make distributions of interest to the holders of the Class CP, Class S, Class A-1A and Class A-1B Certificates, pro rata based on entitlement, up to an amount equal to all Distributable

         Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (ii) to make distributions of principal to the holders of the Class A-1A and Class A-1B Certificates, allocable as between such Classes of Certificateholders as described herein, up to an amount equal to the lesser of (a) the aggregate of the then outstanding Class Principal Balances of the Class A-1A and Class A-1B Certificates and (b) the Principal Distribution Amount (as defined below) for such Distribution Date;

                  (iii) to reimburse the holders of the Class A-1A and Class A-1B Certificates, pro rata based on entitlement, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses (each as defined herein), if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received;

                  (iv) to make distributions of interest to the holders of the Class A-2 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (v) after the Class Principal Balances of the Class A-1A and Class A-1B Certificates have been reduced to zero, to make distributions of principal to the holders of the Class A-2 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class A-2 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clause (ii) above;

                  (vi) to reimburse the holders of the Class A-2 Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

                  (vii) to make distributions of interest to the holders of the Class A-3 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (viii) after the Class Principal Balances of the Class A-1A, Class A-1B and Class A-2 Certificates have been reduced to zero, to make distributions of principal to the holders of the Class A-3 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class A-3 Certificates and
         (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii) and (v) above;

                  (ix) to reimburse the holders of the Class A-3 Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

                  (x) to make distributions of interest to the holders of the Class B-1 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xi) after the Class Principal Balances of the Class A Certificates have been reduced to zero, to make distributions of principal to the holders of the Class B-1 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class
         Principal Balance of the Class B-1 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v) and (viii) above;

                  (xii) to reimburse the holders of the Class B-1
         Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

                  (xiii) to make distributions of interest to the holders of the Class B-2 Certificates, up to an amount equal to all Distributable

         Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xiv) after the Class Principal Balances of the Class A and Class B-1 Certificates have been reduced to zero, to make distributions of principal to the holders of the Class B-2

         Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class B-2 Certificates and
         (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii) and (xi)

         above;

                  (xv) to reimburse the holders of the Class B-2 Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

                  (xvi) to make distributions of interest to the holders of the Class B-3 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xvii) after the Class Principal Balances of the Class A, Class B-1 and Class B-2 Certificates have been reduced to zero, to make distributions of principal to the holders of the Class B-3 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class B-3 Certificates and
         (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi) and
         (xiv) above;

                  (xviii) to reimburse the holders of the Class B-3 Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

                  (xix) to make distributions of interest to the holders of the Class B-4 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xx) after the Class Principal Balances of the Class A,
         Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero, to make distributions of principal to the holders of the Class B-4 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class B-4 Certificates and
         (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv) and (xvii) above;

                  (xxi) to reimburse the holders of the Class B-4
         Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such

         Class of Certificates and for which no reimbursement has previously been received;

                  (xxii) to make distributions of interest to the holders of the Class B-5 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxiii) after the Class Principal Balances of the Class A, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates have been reduced to zero, to make distributions of principal to the holders of the Class B-5 Certificates, up to an amount equal to the lesser of
         (a) the then outstanding Class Principal Balance of the Class B-5 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii),
         (v), (viii), (xi), (xiv), (xvii) and (xx) above;

                  (xxiv) to reimburse the holders of the Class B-5 Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

                  (xxv) to make distributions of interest to the holders of the Class B-6 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxvi) after the Class Principal Balances of the Class A, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates have been reduced to zero, to make distributions of principal to the holders of the Class B-6 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class B-6 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii),
         (v), (viii), (xi), (xiv), (xvii), (xx) and (xxiii) above;

                  (xxvii) to reimburse the holders of the Class B-6 Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;


                  (xxviii) to make distributions of interest to the holders of the Class B-7 Certificates, up to an amount equal to all Distributable

         Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxix) after the Class Principal Balances of the Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates have been reduced to zero, to make distributions of principal to the holders of the Class B-7 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class B-7 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii) and (xxvi) above;

                  (xxx) to reimburse the holders of the Class B-7
         Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

                  (xxxi) to make distributions of interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxxii) after the Class Principal Balances of the Class A and Class B Certificates have been reduced to zero, to make distributions of principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class C Certificates and
         (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv),
         (xvii), (xx), (xxiii), (xxvi) and (xxix) above;

                  (xxxiii) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

                  (xxxiv) to make distributions to the holders of the REMIC Residual Certificates, up to an amount equal to the excess, if any,

         of (a) the Available Distribution Amount for such Distribution Date, over (b) the aggregate distributions made in respect of the REMIC Regular Certificates on such Distribution Date pursuant to clauses
         (i) through (xxxiii) above;

provided that, on the final Distribution Date in connection with a termination of the Trust, the distributions of principal to be made pursuant to clauses
(ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix) and

(xxxii) above shall, in each such case, subject to the then remaining portion of the Available Distribution Amount for such date, be made to the holders of the relevant Class or Classes of Sequential Pay Certificates otherwise entitled to distributions of principal pursuant to such clause in an amount equal to the entire then remaining Class Principal Balance (or, in the case of clause (ii) above, if applicable, the entire aggregate of the then remaining Class Principal Balances) of such Class or Classes of Certificates outstanding immediately prior to such final Distribution Date.

         On each Distribution Date prior to the earlier of (i) the Senior Principal Distribution Cross-Over Date and (ii) the final Distribution Date in connection with the termination of the Trust, all distributions of principal on the Class A-1A and Class A-1B Certificates will be paid, first, to the holders of the Class A-1A Certificates, until the Class Principal Balance of such Class of Certificates is reduced to zero, and thereafter, to the holders of the Class A-1B Certificates, until the Class Principal Balance of such Class of Certificates is reduced to zero. On each Distribution Date coinciding with and following the Senior Principal Distribution Cross-Over Date, and in any event on the final Distribution Date in connection with the termination of the Trust, distributions of principal on the Class A-1A and Class A-1B Certificates will be paid to the holders of such two Classes of Certificates, pro rata, in accordance with their respective Class Principal Balances outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class of Certificates is reduced to zero. The "Senior Principal Distribution Cross-Over Date" will be the first Distribution Date as of which the aggregate Class Principal Balance of the Class A-1A and Class A-1B Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distributions of interest to be made on the Senior Certificates on such Distribution Date have been so made.

         The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate (without duplication) of the following:

                  (a)      all payments of principal (other than Principal

                           Prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a late collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period;


                  (b) the principal portions of all Monthly Payments due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received prior to the related Collection Period;

                  (c) all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

                  (d) all other collections (including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds (each as defined herein)) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Servicer as recoveries of principal thereof, in each case net of any portion of such collection that represents a late collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date; and

                  (e) the principal portion of all P&I Advances made in respect of the Mortgage Loans with respect to such Distribution Date.

         Distributions of Prepayment Premiums and Yield Maintenance Premiums. If a Prepayment Premium is collected with respect to any Mortgage Loan during any particular Collection Period and either (i) the Distribution Date corresponding to such Collection Period occurs after the end of April 2005 or
(ii) the Class Notional Amount of the Class CP Certificates will not be affected by the distributions of principal on the Distribution Date corresponding to such Collection Period, then the entire amount of such Prepayment Premium will be distributed as additional interest to the holders of the Class S Certificates on the Distribution Date corresponding to such Collection Period.

         If a Prepayment Premium is collected with respect to any Mortgage Loan during any particular Collection Period, the Distribution Date corresponding to such Collection Period occurs during or prior to April 2005 and the Class Notional Amount of the Class CP Certificates will be affected by the distributions of principal on the Distribution Date corresponding to such Collection Period, then 25% of such Prepayment Premium will be distributed as additional interest to the holders of the Class CP Certificates and 75% of such Prepayment Premium will be distributed as additional interest to the holders of the Class S Certificates, in any event on the Distribution Date corresponding to such Collection Period.

         If a Yield Maintenance Premium is collected with respect to any Mortgage Loan during any particular Collection Period, then such Yield

Maintenance Premium will be distributed as additional interest on the Distribution Date corresponding to such Collection Period as follows: The holders of the Class (or Classes) of Sequential Pay Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an aggregate amount (allocable among such Classes, if more than one, as described below) equal to the product of (1) the amount of such Yield Maintenance Premium, multiplied by (2) the lesser of (a) 25% and (b) a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to such Class of Sequential Pay Certificates (or, if two or more Classes are involved, the Pass-Through Rate applicable to such of those Classes as has the most senior right of payment and/or the earliest Assumed Final Distribution Date) for the corresponding Interest Accrual Period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the Mortgage Loan that prepaid over the relevant Discount Rate.
If there is more
than one Class of Sequential Pay Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such distributions of principal. Any portion of such Yield Maintenance Premium that may remain after such distributions will be distributed as described above as if it were a Prepayment Premium.

         For purposes of the foregoing, the "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually (e.g., a 6% Treasury Rate would equate to a 5.9263% Discount
Rate). The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date of the prepaid Mortgage Loan. If Release H.15 is no longer published, the Servicer will select a comparable publication to determine the Treasury Rate.

         Neither the Depositor nor the Underwriter makes any representation or warranty as to the collectability of any Prepayment Premium or Yield Maintenance Premium or the enforceability of any Mortgage Loan provision requiring the payment of any such amount. Furthermore, Prepayment Premiums and Yield Maintenance Premiums, even if collected and distributable on any Class of Certificates as additional interest, may not be sufficient to fully compensate the Certificateholders of such Class for any loss in yield experienced by them in connection with the related prepayments of principal. See "Risk Factors--Special Prepayment and Yield Considerations" herein.

         Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, as well as the amount of Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (exclusive of related operating costs) will be "applied" by the Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and (subject to the limitations set forth under "--P&I and Other Advances" below), the Servicer (and, if necessary, the Trustee)will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. In particular, references to "Mortgage Loan" and "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan or Mortgage Loans as to which the related Mortgaged Property has become an REO Property.

Subordination; Allocation of Realized Losses and Certain Expenses

         As and to the extent described herein, the Class A-2, Class A-3, Class B, Class C, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Subordinate Certificates") will be subordinate to the Class CP, Class S, Class A-1A and Class A-1B Certificates (collectively, the "Senior Certificates"); the Class A-3, Class B, Class C, Class R-I, Class R-II and Class R-III Certificates will be subordinate to the Class A-2 Certificates; the Class B, Class C, Class R-I, Class R-II and Class R-III Certificates will be subordinate to the Class A-3 Certificates; the Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class C, Class R-I, Class R-II and Class R-III Certificates will be subordinate to the Class B-1 Certificates; and the Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class C, Class R-I, Class R-II and Class R-III Certificates will be subordinate to the Class B-2 Certificates. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-1A and Class A-1B Certificates of principal in an amount equal to the entire respective Class Principal Balances thereof. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Classes of Certificates of principal equal to the entire respective Class Principal Balances thereof. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of credit support will be available for the benefit of any Class of Offered Certificateholders.


         If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate of the Class Principal Balances of the respective Classes of Sequential Pay Certificates, the Class Principal Balances of the Class C, Class B-7, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class A-3 and Class A-2 Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Class Principal Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Class Principal Balances of such Classes of Certificates are reduced to zero, then the respective Class Principal Balances of the Class A-1A and Class A-1B Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Class Principal Balances of such Classes of Certificates, until such deficit (or each such Class Principal Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses. The foregoing reductions in the Class Principal Balances of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

         "Realized Losses" are losses to the Trust arising from the inability of the Servicer and Special Servicer to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of fraud or bankruptcy of the related mortgagor or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated Mortgage Loan (or related REO Property) will generally equal the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related Mortgage Rate through the Due Date in the Collection Period of Liquidation (exclusive, however, of any portion of such accrued and unpaid interest that constitutes Additional Interest), over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation (net of any portion of such Liquidation Proceeds that is payable or reimbursable in respect of related unpaid liquidation expenses and unreimbursed

Servicing Advances). If the Mortgage Rate on any Mortgage Loan is reduced or a portion of the debt due under any Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with a bankruptcy or similar proceeding involving the related mortgagor, the resulting reduction in interest (other than Additional Interest) paid or the amount (other than Additional Interest) so forgiven, as the case may be, also will be treated as a Realized Loss.

         "Additional Trust Fund Expenses" are any expenses of the Trust Fund not specifically included in the calculation of a "Realized Loss," that would result in the REMIC Regular Certificateholders' receiving less than the full amount of the principal and/or interest to which they are entitled on any Distribution Date. Additional Trust Fund Expenses include, among other things:

(a) any interest paid to the Servicer, Special Servicer and/or Trustee in respect of unreimbursed Advances (to the extent not paid out of late payment charges and Default Interest actually collected on the related Mortgage Loan);
(b) all Special Servicing Fees, Workout Fees and Liquidation Fees payable to the Special Servicer; (c) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including, but not limited to, (i) certain reimbursements and indemnification to the Trustee and certain related persons described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the Prospectus, (ii) certain reimbursements and indemnification to the Depositor, the Servicer, the Special Servicer, the REMIC Administrator and certain related persons described under "Description of the Pooling Agreements--Certain Matters regarding the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager and the Depositor" in the Prospectus, (iii) certain taxes payable from the assets of the Trust Fund and described under "Certain Federal Income Tax Consequences--Possible Taxes on Income from Foreclosure Property and Other Taxes" herein and "Certain Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus, (iv) the costs and expenses of any tax audits with respect to the Trust and certain other tax-related expenses and (v) the cost of various opinions of counsel required to be obtained in connection with the servicing of the Mortgage Loans and administration of the Trust Fund; and (d) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a Mortgagor.

P&I and Other Advances

         On or about each Distribution Date, the Servicer will be obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders on such Distribution Date, in an amount that is generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, net of related Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected as of the close of business on the related Determination Date. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Mortgage Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the interest portion of any P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which will equal the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which will equal the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below.

         An "Assumed Monthly Payment" is an amount deemed due in respect of:
(i) any Balloon Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its most recent scheduled maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has been acquired on behalf of the Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise. The Assumed Monthly Payment deemed due each month on any such Balloon Mortgage Loan delinquent as to its Balloon Payment, will equal the Monthly Payment that would have been due thereon on the Due Date in such month if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest (other than Additional Interest) in accordance with its terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due each month on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

         If the full amount of all P&I Advances, if any, required to be made in respect of any Distribution Date is not deposited in the Distribution Account, then the Trustee will be required to make the portion of such P&I Advances that was required to be, but was not, made by the Servicer. See "--The Trustee" below.

         The Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds collected in respect of the Mortgage Loan as to which such P&I Advance was made; provided that neither the Servicer nor the Trustee will be obligated to make any P&I Advance that it determines, in its reasonable, good faith judgment, would, if made, constitute a Nonrecoverable Advance, and the Servicer and the Trustee

will each be entitled to recover any P&I Advance made by it that it later determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. With respect to any P&I Advance, the Trustee will be entitled to conclusively rely on the non-recoverability determination made by the Servicer.

         The Servicer and the Trustee will each be entitled, with respect to any Advance made thereby, and the Special Servicer will be entitled, with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Servicer, the Special Servicer or the Trustee, as the case may be: (i) at any time, out of Default Interest and late payment charges actually collected in respect of the related Mortgage Loan; and (ii) if such Advance has been reimbursed, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Interest and late payment charges collected in respect of any defaulted Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates.

         In addition to the foregoing, the Trustee will be required to advance, to the extent known to it, any amounts collected on or in respect of the Mortgage Pool that the Servicer is required but fails to remit to the Trustee by a specified time on or about the related Distribution Date. The Trustee will be entitled to interest at the Reimbursement Rate accrued on the amount of such advance for so long as it is outstanding.

Appraisal Reductions

         Promptly following the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 60th day (or, in the case of a Modified Mortgage Loan or a Mortgage Loan as to which the related Mortgagor has been the subject of a bankruptcy or insolvency proceeding since the Closing Date, the 30th day) after the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan,
(iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan and (iv) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal is to be covered by, and reimbursable as, a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the

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related Required Appraisal Loan. The "Appraisal Reduction Amount" for

any Required Appraisal Loan will, in general, be an amount, determined as of the Determination Date immediately succeeding the date on which the appraisal is obtained (or, if determined based on an earlier appraisal, as of the Determination Date immediately succeeding the earliest of the relevant dates described in the first sentence of this paragraph), equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan at the related Mortgage Rate through the most recent Due Date prior to such Determination Date (net of related Servicing Fees and, if applicable, Additional Interest), (iii) all accrued but unpaid Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan, together with interest accrued thereon at the Reimbursement Rate, and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, net of any escrow reserves held by the Servicer or the Special Servicer with respect to any such item, over (b) 90% of the appraised value (as is) of the related Mortgaged Property or REO Property as determined by the most recent relevant appraisal, net of any mortgage liens that are prior to the lien of such Mortgage Loan. Notwithstanding the foregoing, if an appraisal is not obtained from an independent MAI-designated appraiser within 90 days following the earliest of the dates described in clauses (i)-(iv) of the first sentence of this paragraph, then until such appraisal is obtained the Appraisal Reduction Amount will equal 30% of the Stated Principal Balance of the related Required Appraisal Loan. Upon receipt of an appraisal from an independent MAI-designated appraiser, however, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the second preceding sentence.

         With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during such twelve-month period, in which case it will cease to be a Required Appraisal Loan), the Special Servicer is required, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which is to be covered by, and reimbursable as, a Servicing Advance). Based upon such appraisal, the Special Servicer will be required to redetermine and report to the Trustee the then applicable Appraisal Reduction Amount, if any, with respect to such Required Appraisal Loan.

         A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

Reports to Certificateholders; Certain Available Information

         Trustee Reports. Based solely on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder a statement (the "Trustee Report") substantially in the form of Exhibit B hereto, detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and Mortgaged Properties.


          Until such time as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information will be available to the Certificate Owners through DTC and the DTC Participants. Any Certificate Owner of a Book-Entry Certificate who does not receive information through DTC or the DTC Participants may request that Trustee Reports be mailed directly to it (at its cost) by written request (accompanied by verification of such Certificate Owner's ownership interest) to the Trustee at the Trustee's corporate trust office primarily responsible for administering the Trust Fund (the "Corporate Trust Office"). The manner in which notices and other communications are conveyed by DTC to DTC Participants, and by DTC Participants to the Certificate Owners of Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

         Information Available Electronically. After the Underwriter has sold all the Certificates, the Trustee will make available each month, to any interested party, the Trustee Report via the Trustee's Internet Website, electronic bulletin board and fax-on-demand service. In addition, after the Underwriter has sold all the Certificates, the Trustee will also make certain Mortgage Loan information as presented in the CSSA loan setup file and CSSA loan periodic update file formats available to any Certificateholder, any Certificate Owner, the Rating Agencies, the parties to the Pooling Agreement or any other interested party via the Trustee's Website. The Trustee's Website will be located at "www.securitieslink.net/cmbs". The Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with regard to the above-mentioned services, investors may call
(301) 815-6600.

         Also, after the Underwriter has sold all the Certificates, the Servicer will make available certain additional Mortgage Loan information on its Internet Website, "http://www.DOMCM". In addition, pursuant to the Pooling Agreement, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), the Pooling Agreement, the Prospectus and this Prospectus Supplement via the Trustee's Website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

         In connection with providing access to the Trustee's and/or the Servicer's Website or electronic bulletin board, the Trustee or the Servicer, as the case may be, may require registration and the acceptance of a disclaimer. Neither the Servicer nor the Trustee shall be liable for the dissemination of information in accordance with the Pooling Agreement.

         Other Information. The Pooling Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, subject to the discussion in the following paragraph, originals or copies of, among other things, the following items: (a) the Pooling Agreement and any amendments thereto; (b) all Trustee Reports delivered to holders of the relevant Class of Offered Certificates since the Closing Date; (c) all officer's certificates delivered to the Trustee by the Servicer and/or Special Servicer since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus; (d) all accountant's reports delivered to the Trustee in respect of the Servicer and/or Special Servicer since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus; (e) the most recent inspection report in respect of each Mortgaged Property prepared by the Servicer or the Special Servicer and delivered to the Trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" herein; (f) the most recent appraisal, if any, with respect to each Mortgaged Property obtained by the Servicer or the Special Servicer and delivered to the Trustee (see "--Appraisal Reductions" above); (g) the most recent quarterly and annual operating statement and rent roll for each Mortgaged Property and financial statements of the related Mortgagor collected by the Servicer or the Special Servicer and delivered to the Trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" herein; and
(h) the Mortgage Files, including all documents (e.g. modifications, waivers and amendments of the Mortgage Loans) that are to be added thereto from time to time. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such services.


         The Trustee will make available, upon reasonable advance written notice and at the expense of the requesting party, copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a beneficial owner of Offered Certificates, is requesting the information solely for use in evaluating such person's or entity's investment in such Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a prospective purchaser of Offered

Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential. Notwithstanding the foregoing, however, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner will be required to keep confidential any information received from the Trustee as described above that has previously been made available via the Trustee's Internet Website or has previously been filed with the Securities and Exchange Commission (the "SEC"), and the Trustee will not be required to obtain either of the confirmations referred to in the second preceding sentence in connection with providing any information that has previously been made available via the Trustee's Internet Website or has previously been filed with the SEC.

Voting Rights

         At all times during the term of the Pooling Agreement, 99% of the voting rights for the series offered hereby (the "Voting Rights") will be allocated among the respective Classes of Sequential Pay Certificates in proportion to the Class Principal Balances thereof, and 1% of the Voting Rights will be allocated between the two Classes of Interest Only Certificates in proportion to the Class Notional Amounts thereof. Voting Rights allocated to a Class of Certificates will be allocated among such Certificates in proportion to the Percentage Interests in such Class evidenced thereby.

Termination

         The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Servicer, the Special Servicer or any single holder of Certificates representing a majority interest in the Controlling Class. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or at such other location specified in such notice of termination.

         Any such purchase by the Servicer, the Special Servicer or a majority holder of the Controlling Class (in that order of preference) of all of the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all of the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Property has become an REO Property) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Servicer and the

Trustee, minus (b) (solely in the case of a purchase by the Servicer or the

Special Servicer) the aggregate of all amounts payable or reimbursable to the party effecting the purchase under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Servicer, the Special Servicer or any majority holder of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1% of the Initial Pool Balance. The purchase price paid by the Servicer, the Special Servicer or a majority holder of the Controlling Class, exclusive of any portion thereof payable or reimbursable (as if such purchase price constituted Liquidation Proceeds) to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

The Trustee

         Norwest Bank Minnesota, National Association ("Norwest Bank") will act as Trustee pursuant to the Pooling Agreement. Norwest Bank, a direct, wholly owned subsidiary of Norwest Corporation, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Norwest Bank maintains a trust office in New York located at 3 New York Plaza, New York, New York 10004. Certificateholders and other interested parties should direct their inquiries to the New York office.
The telephone number is (212) 509-7900.

         The Trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of the foregoing, the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          The Depositor, the Servicer, the Special Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee and any of its respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Servicer and the Trustee acting jointly shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust Fund. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         Pursuant to the Pooling Agreement, the Trustee will be entitled to receive a monthly fee (the "Trustee Fee") generally equal to one month's interest in respect of each Mortgage Loan (including each Mortgage Loan as to which the related Mortgaged Property became an REO Property) accrued (on the basis of a 360-day year consisting of twelve 30-day months) at 0.004% per annum (the "Trustee Fee Rate") on the Stated Principal Balance of such Mortgage Loan from time to time.

         See also "Description of the Pooling Agreements--The Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.

Required Regulatory Divestiture

         If the CCC or any other applicable gaming authority does not waive the qualification requirements as to any holder or beneficial owner of a Certificate and requires that such person be qualified under the Control Act, then, in such event, such person must qualify under the Control Act and, if it fails to do so, must promptly dispose of its interests in the Certificates in accordance with applicable gaming laws. If any such nonqualified person does not so dispose of its Certificates or interests therein, the Depositor will be authorized to sell such Certificates or interests therein on behalf of such nonqualified person and to deliver thereto the proceeds of such sale. If, in connection therewith, any nonqualified person does not tender its Certificates to the purchaser thereof, the Trustee will be required, at the direction of the Depositor, to cancel such Certificates and to execute, authenticate and deliver new Certificates of the same Class in authorized denominations representing the same aggregate Percentage Interest to such purchaser. See "Description of the Mortgage Pool--The Showboat Loan--Atlantic City Gaming; Certain Regulatory Issues" herein.


                        YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

         General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including Principal Prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the

Certificate Principal Balance or Certificate Notional Amount of such Certificate, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and shortfalls are allocable in reduction of the Certificate Principal Balance or Certificate Notional Amount of such Certificate, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on such Certificate.

         Pass-Through Rates. The Pass-Through Rates applicable to the Class CP and Class S Certificates will be variable and, in each case, will equal the weighted average of the applicable strip rates at which interest accrues on the respective Components of the related Class Notional Amount from time to time. Each such strip rate (as well as the Pass-Through Rate for each other Class of Offered Certificates) will, in turn, be calculated based on the weighted average of the Net Mortgage Rates for the Mortgage Loans from time to time. Accordingly, the yield on each Class of Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. In addition, the Pass-Through Rates for the two Classes of Interest Only Certificates will each vary with changes in the relative sizes of the Class Principal Balances of the respective Classes of Sequential Pay Certificates. See "Description of the Certificates--Pass-Through Rates" and "Description of the Mortgage Pool" herein and "--Rate and Timing of Principal Payments" below.

         Rate and Timing of Principal Payments. The yield to holders of the Interest Only Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Principal Balances or Certificate Notional Amounts of such Certificates. In turn, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Class Principal Balance or Class Notional Amount, as the case may be, of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases or other removals of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective Maturity Dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly at or near their Maturity Dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of The Mortgage Loans--Modifications, Waivers and Amendments" herein. Furthermore, the ability of a Mortgagor under an ARD Loan to repay its Mortgage Loan on the related Anticipated Repayment Date will generally depend on its ability to either refinance the Mortgage Loan or sell the related Mortgaged Property. In addition, such Mortgagor may have little incentive to repay its Mortgage Loan on the related

Anticipated Repayment Date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full as of its related Anticipated Repayment Date.

         The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed or otherwise result in a reduction of the Class Principal Balance or Class Notional Amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Interest Only Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Notional Amount of an Interest Only Certificate or the Certificate Principal Balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Interest Only Certificates should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

         Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be applied to reduce the Class Principal Balances of the Sequential Pay Certificates in the following order: first, to the Class C Certificates until the Class Principal Balance thereof has been reduced to zero; then to the Class B-7, Class B-6, Class B-5,

Class B-4, Class B-3, Class B-2 and Class B-1 Certificates, in that order, until the remaining Class Principal Balance of each such Class of Certificates has been reduced to zero; then to the Class A-3 and Class A-2 Certificates, in that order, until the remaining Class Principal Balance of each such Class of Certificates has been reduced to zero; and finally to the Class A-1A and Class A-1B Certificates, pro rata in accordance with their respective remaining Class Principal Balances, until the remaining Class Principal Balance of each such Class of Certificates is reduced to zero. Any Realized Loss or Additional Trust

Fund Expense so allocated to the Sequential Pay Certificates will cause a corresponding reduction of the Class Notional Amount of the Class S Certificates; and any Realized Loss or Additional Trust Fund Expense so allocated to the Class A-2 Certificates, the Class A-3 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and (at such time as the Class Principal Balance thereof is at or below $325,000,000) the Class A-1B Certificates will (unless it occurs after the end of March 2005) cause a corresponding reduction of the Class Notional Amount of the Class CP Certificates. As described herein, any Net Aggregate Prepayment Interest Shortfalls will, in general, be allocated in reduction of the Distributable Certificate Interest for the respective Classes of REMIC Regular Certificates on a pro rata basis.

         Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, provisions requiring

Lockout Periods, provisions requiring the payment of Prepayment Premiums and/or Yield Maintenance Premiums and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" herein and in the Prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a Mortgage Rate, the related Mortgagor has an incentive to refinance its Mortgage Loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Premium may not provide a sufficient economic disincentive to deter a Mortgagor from refinancing at a more favorable interest rate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some mortgagors may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some mortgagors may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

         The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

         CPR Model. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement is the "constant prepayment rate" model ("CPR"), which represents an assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool. The Depositor does not make any representations about the appropriateness of the CPR model.

         Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions-- Application of the Available

Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life and Yield Sensitivity of Certain Sequential
Pay Certificates

         For purposes hereof, weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (assuming no losses). For purposes of this "Yield and Maturity Considerations" section and Exhibit C to this Prospectus Supplement, the weighted average life of a Sequential Pay Certificate (such as a Class A, Class B-1 or Class B-2 Certificate) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Sequential Pay Certificate. The weighted average life of any Sequential Pay Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, Balloon Payments, prepayments or liquidations and any extensions or modifications made by the Special Servicer with respect to Specially Serviced Mortgage Loans as described herein. The weighted average life of any Sequential Pay Certificate may also be affected to the extent that additional distributions in reduction of the Certificate Principal Balance of such Certificate occur as a result of the purchase of a Mortgage Loan from the Trust or the optional termination of the Trust as described under "Description of the Certificates--Termination" herein. Such a purchase from the Trust will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loan(s) had prepaid in full, except that no Prepayment Premiums or Yield Maintenance Premiums are made in respect thereof.

         The tables set forth on Exhibit C hereto have been prepared on the basis of the following assumptions (the "Modeling Assumptions") regarding the characteristics of the Certificates and the Mortgage Loans and the performance thereof: (i) as of the date of issuance of the Certificates, the Mortgage Loans have the terms identified in the table titled "Characteristics of the Mortgage Loans" in Exhibit A-1; (ii) the monthly cash flow of each Mortgage Loan (except for the Balloon Payment) is the monthly payment of principal and interest set forth in the table titled "Characteristics of the Mortgage Loans" in Exhibit A-1; (iii) each ARD Loan is paid in full on its Anticipated

Repayment Date, no Mortgage Loan is prepaid during its Lockout Period, during its Premium Period or during any period that defeasance thereof may be required and, otherwise, each Mortgage Loan is assumed to prepay at the specified level of CPR; (iv) no Mortgage Loan is repurchased or replaced as a result of a material breach of a representation or warranty, and none of the Servicer, the Special Servicer or any holder of Certificates evidencing a majority interest in the Controlling Class exercises its option to purchase the Mortgage Loans and thereby cause a termination of the Trust; (v) there are no delinquencies or Realized Losses on the Mortgage Loans, and there is no extension of the Maturity Date of any Mortgage Loan; (vi) payments on the Certificates will be made on the 15th day of each month, commencing in April 1998; (vii) payments on the Mortgage Loans earn no reinvestment return; (viii) there are no additional ongoing Trust expenses payable out of the Trust Fund other than the Servicing Fee and the Trustee Fee (which will accrue at a combined rate of 0.10% per annum), and there are no Additional Trust Fund Expenses; (ix) the respective Classes of REMIC Regular Certificates will, in each such case, be issued with the initial Class Principal Balance or Class Notional Amount set forth in the tables on pages S-83 and S-84 hereof; (x) the Pass- Through Rates for the respective Classes of REMIC Regular Certificates will be as set forth herein; and (xi) the Certificates will be settled on March 5, 1998 (the "Assumed Settlement Date").

         The actual characteristics and performance of the Mortgage Loans will differ from the Modeling Assumptions used in calculating the tables set forth on Exhibit C hereto, which is hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment and loss scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Class Principal Balances outstanding over time and the weighted average lives of the respective Classes of Sequential Pay Certificates.

         Subject to the foregoing discussion and assumptions, the tables set forth on Exhibit C hereto indicate the respective weighted average lives of those Classes of the Offered Certificates with Class Principal Balances, and set forth the percentages of the respective initial Class Principal Balances of such Classes of Offered Certificates that would be outstanding after each of the Distribution Dates shown.

Yield Sensitivity of the Interest Only Certificates

         The yield to investors on the Interest Only Certificates will be highly sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans. Investors in the Interest Only Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment on and/or liquidation of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments.

         The tables set forth on Exhibit D hereto show pre-tax corporate bond equivalent ("CBE") yields for each Class of Interest Only Certificates based on the Modeling Assumptions and assuming the specified purchase prices and the indicated prepayment scenarios. Assumed purchase prices are, in the case of each such Class, expressed in 32nds (e.g., 4-20 means 4 20/32 %) as a percentage of the related initial Class Notional Amount and exclusive of accrued interest.

         The yields set forth in the tables on Exhibit D hereto were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each Class of Interest Only Certificates, would cause the discounted present value of each assumed stream of cash flows to equal the assumed aggregate purchase prices of the such Class of Certificates, plus accrued interest at the initial Pass-Through Rate for such Class of Certificates from and including the Cut-off Date to but excluding the Assumed Settlement Date, and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on either Class of Interest Only Certificates and consequently do not purport to reflect the return on any investment on either such Class of Certificates when such reinvestment rates are considered.

         There can be no assurance that the Mortgage Loans will prepay in accordance with the assumptions used in preparing the tables on Exhibit D hereto, that the Mortgage Loans will prepay as assumed at any of the rates shown in such tables, that the Mortgage Loans will not experience losses, that Mortgage Loans will not be liquidated during any applicable Lockout Period, that the ARD Loans will be paid in full on their respective Anticipated Repayment Dates, that the cash flows on either Class of Interest Only Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of either Class of Interest Only Certificates will be as assumed. It is unlikely that the Mortgage Loans will prepay as assumed at any of the specified percentages of CPR until maturity or that all of the Mortgage Loans will so prepay at the same rate. Actual yields to maturity for investors in the Interest Only Certificates may be materially different than those indicated below and, under certain circumstances, could be negative. Timing of changes in rate of prepayments and other liquidations may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and other liquidations is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any Interest Only Certificates.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

         Upon the issuance of the Certificates, Sidley & Austin, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with the Pooling Agreement (and subject to certain other assumptions set forth in such opinion), the portions of the Trust Fund designated as "REMIC I", "REMIC II" and "REMIC III", respectively, will each qualify as a REMIC under
the Code. The assets of REMIC I will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and the Certificate Account (as defined in the Prospectus). For federal income tax purposes, (a) the separate non-certificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (b) the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I, (c) the separate non-certificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III, (d) the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II, (e) the REMIC Regular Certificates will evidence the "regular interests" in REMIC III and will be generally treated as representing ownership of debt instruments of REMIC III, and (f) the Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III.

Discount and Premium; Prepayment Premiums

         For federal income tax reporting purposes, it is anticipated that the Class CP and Class S Certificates will, and the other Classes of Offered Certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption (the "Prepayment Assumption") that subsequent to the date of any determination the Mortgage Loans (other than the ARD Loans which are assumed to pay in full on their respective Anticipated Repayment Dates) will not prepay, and there will be no extensions of maturity for any Mortgage Loan. However, no representation is made as to the actual rate at which the Mortgage Loans will prepay, if at all. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus.

         If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of an Interest Only Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of an Interest Only Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

         The Internal Revenue Service (the IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID

Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. On December 31, 1997, the IRS published final regulations under Section 171 of the Code with respect to the amortization of bond premium, but those regulations specifically do not apply to debt instruments subject to Section 1272 (a)(6) of the Code, such as the Offered Certificates. However, the Committee Report states that in the absence of regulations, the rules described in the Prospectus with respect to the accrual of market discount, which rules require the use of the Prepayment Assumption and a constant yield method, should be applied in amortizing bond premium. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.


         Prepayment Premiums and Yield Maintenance Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Premium should be taxed to the holder of a Class of Certificates entitled thereto. For federal income tax reporting purposes, Prepayment Premiums or Yield Maintenance Premiums will be treated as income to the holders of a Class of Certificates entitled thereto only after the Servicer's actual receipt thereof. It appears that Prepayment Premiums and Yield Maintenance Premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Premiums.

Characterization of Investments in Offered Certificates

         In general, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code in the same proportion that the assets of the Trust would be so treated. The Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. Moreover, if 95% or more of the assets of the

Trust qualify for any of the foregoing characterizations at all times during a calendar year, the Offered Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the Offered Certificates will be interest described in
Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. The determination as to the percentage of the Trust Fund that constitutes assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets included in the Trust Fund during such calendar quarter. In addition, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code.

         However, the Trust Fund will include, in addition to the Mortgage Loans, payments on Mortgage Loans held pending distribution on the Certificates, certain amounts in reserve accounts and property acquired by foreclosure held pending sale. It is unclear whether property acquired by foreclosure held pending sale, would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections of the Code) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections of the Code. In addition, to the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan which is secured in part by the related Mortgagor's interest in an account containing a holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under
Section 856(c)(5)(A) of the Code and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. The REMIC Regulations (as defined in the Prospectus) do provide, however, that cash received from payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code.

         See "Description of the Mortgage Pool" herein and "Certain Federal Income Tax Consequences --REMICs--Characterization of Investments of REMIC Certificates" in the Prospectus.

Possible Taxes on Income from Foreclosure Property and Other Taxes

         In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the Trust's net after-tax proceeds from such property, without causing such REO Property to cease to be treated as "foreclosure property" within the meaning of the REMIC Provisions. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Regulations or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on (i) "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. The Special Servicer and REMIC Administrator will each be entitled, at the expense of the Trust, to consult with attorneys and tax accountants in respect of the foregoing.


         To the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax (each as defined in the Prospectus) or tax on "net income from foreclosure property" that may be imposed on REMIC I, REMIC II or REMIC III will be borne by the REMIC Administrator, the Trustee, the Servicer or the Special Servicer, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under certain provisions of the Pooling Agreement. Any such tax not borne by the REMIC Administrator, the Trustee, the Servicer or the Special Servicer will be charged against the Trust Fund resulting in a reduction in amounts available for distribution to the Certificateholders. See "Certain Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus.

Reporting and other Administrative Matters

         Reporting of interest income, including any original issue discount, if any, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The Trust must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the Trust may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

         The "tax matters person" for each REMIC will be the holder of REMIC Residual Certificates evidencing the largest percentage interest in the applicable Class of REMIC Residual Certificates. All holders of REMIC Residual Certificates will irrevocably designate the REMIC Administrator as agent for such "tax matters person" in all respects.



                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an Underwriting Agreement dated February 20, 1998 (the "Underwriting Agreement") between the Depositor and the Underwriter, the Underwriter has agreed to purchase and the Depositor has agreed to sell to the Underwriter each Class of the Offered Certificates. It is expected that delivery of the Certificates will be made to the Underwriter in book-entry form through the Same Day Funds Settlement System of DTC on or about March 2, 1998, against payment therefor in immediately available funds.

         The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Commission.


         The distribution of the Offered Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 108.1% of the aggregate Certificate Principal Balance of the Offered Certificates plus accrued interest thereon from the Cut-off Date. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act or contribute to payments required to be made in respect thereof.

         The Depositor has also been advised by the Underwriter that the Underwriter presently intends to make a market in the Offered Certificates; however, the Underwriter has no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Limited Liquidity" herein and "Risk Factors--Limited Liquidity of Offered

Certificates" in the Prospectus.

         If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.


                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for each of the Depositor and the Underwriter by Sidley & Austin, New York, New York.


                              ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA, or Section 4975 of the Code (each, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

         The DOL issued an individual administrative exemption, Prohibited Transaction Exemption 90-83 (the "Exemption"), to the Underwriter, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975 (a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten or placed by (i) the Underwriter, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Underwriter and (iii) any member of the underwriting syndicate or selling group of which the Underwriter or a person described in (ii) is a manager or co-manager with respect to a Class of Offered Certificates, provided that certain conditions set forth in the Exemption are satisfied (each such person, an "Exemption-Favored Party").

         The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered

Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Offered Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other Offered Certificates of the same series. Third, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, Fitch, Moody's or Duff & Phelps Credit Rating Co. ("DCR"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which, in addition to the Trustee, consists of any Exemption-Favored Party, the Depositor, the Servicer, the Special Servicer, any sub-servicer, the Seller, any Third Party Originator, the provider of any credit support, any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates and any affiliates of the foregoing parties. Fifth, the sum of all payments made to and retained by the Exemption-Favored Parties in connection with the sale of Certificates must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         Because the Senior Certificates are not subordinated to any other Class of Offered Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that each Class of Senior Certificates be rated not lower than "AAA" or "Aaa", as applicable, by each Rating Agency. Accordingly, upon initial issuance, the third general condition set forth above will be satisfied with respect to the Senior Certificates. As of the Closing Date, the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second, third and fourth general conditions set forth above. In addition, a fiduciary of a Plan contemplating the purchase of a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate.

         The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest generic categories of S&P, Moody's, DCR or Fitch for at least one year prior to the Plan's acquisition of Senior Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates acquired by a Plan upon initial issuance from the Depositor or an Exemption- Favored Party when the Depositor, the Seller, the Servicer, the Special Servicer, the Trustee or any Third Party Originator, sub-servicer, provider of credit support, Exemption-Favored Party or Mortgagor is a Party in Interest with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior

Certificates by a Plan and (iii) the continued holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an "Excluded Plan" (as defined in the following sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         Moreover, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Senior Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a Mortgagor with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan.

         Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund.

         Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest (as defined in the Prospectus) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

         Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm (i) that the Senior Certificates constitute "certificates" for purposes of the Exemption and (ii) that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of such purchase.

         In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary considering an investment in Senior Certificates should consider the availability of any other prohibited transaction exemptions. See "ERISA Considerations" in the

Prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in Senior Certificates or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. A purchaser of Senior Certificates should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

         Because the characteristics of the Class A-2, Class A-3, Class B-1 and Class B-2 Certificates do not meet the requirements of the Exemption, the purchase or holding of such Certificates by a Plan may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, no transfer of a Class A-2, Class A-3, Class B-1 or Class B-2 Certificate or any interest therein may be made to a Plan or to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan unless the purchase and continued holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60, which provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. Any person to whom a transfer of any such Certificate or interest therein is made shall be deemed to have represented to the Depositor, the Underwriter, the Servicer, the Special Servicer and the Trustee that either (i) it is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or (ii) the purchase and continued holding of such Certificate or interest therein is so exempt on the basis of Sections I and III of Prohibited Transaction Class Exemption 95-60.

         Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.



                                LEGAL INVESTMENT

         Upon issuance, the Class CP, Class S, Class A-1A, Class A-1B and Class A-2 Certificates (the "SMMEA Certificates") will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended ("SMMEA"). However, in order to remain "mortgage related securities", the SMMEA Certificates must, among other things, continue to be rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. In addition, the SMMEA Certificates will constitute "mortgage related securities" in part because they evidence interest in notes secured by first (or effectively first) mortgage liens on one or more parcels of real estate upon which is located a residential, commercial or mixed residential and commercial structure. No representation is made as to the effect on their status as "mortgage related securities" if any of the Mortgagors entitled to do so elect to defease their respective Mortgage Loans. Such defeasance may not occur within two years of the Closing Date.

         The Class A-3 Certificates, the Class B-1 Certificates and the Class B-2 Certificates will not be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, is subject to significant interpretive uncertainties.

         The Depositor makes no representation as to the ability of particular investors to purchase any of the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

         All depository institutions considering an investment in the Offered Certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".


         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

         See "Legal Investment" in the Prospectus.



                                     RATINGS

         It is a condition to the issuance of the Certificates that the respective Classes of Offered Certificates receive the following credit ratings from Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P"), Fitch IBCA, Inc. ("Fitch") and/or Moody's Investors Service, Inc. ("Moody's"; and, together with S&P and Fitch, the "Rating Agencies"):


    Class                   S&P               Fitch            Moody's
    -----                   ---               -----            -------
Class CP                    AAA                AAA               Aaa
Class S                     AAA                AAA               Aaa
Class A-1A                  AAA                AAA               Aaa
Class A-1B                  AAA                AAA               Aaa
Class A-2                    AA                AA                Aa2
Class A-3                    A                  A                 A2
Class B-1                   BBB                BBB               Baa2
Class B-2                   BBB-              NR(1)              Baa3

--------------------

(1)  "NR" means not rated.

         The ratings on the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and, in the case of the Class A, Class B-1 and Class B-2 Certificates, the ultimate receipt by the holders thereof of all payments of principal to which they are entitled on or before the Distribution Date in February 2031 (the "Rated Final Distribution Date"). The Rated Final Distribution Date is set at the first Distribution Date following the third anniversary of the end of the amortization term for the Mortgage Loan with the longest remaining amortization term as of the Closing Date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of interest and/or principal required under the Offered Certificates. The ratings on the respective Classes of Offered Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments, whether voluntary or involuntary, on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums, Yield Maintenance Premiums and/or Default Interest will be received. Also a security rating does not represent any assessment of the yield to maturity that investors may experience, the possibility that the Class CP and/or Class S
Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans. In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to each Class of Interest Only Certificates consist only of interest (and, to the extent described herein, may consist of a portion of the Yield Maintenance Premiums and Prepayment Premiums actually collected on the Mortgage Loans). If the entire pool were to prepay in the initial month, with the result that each Class of Interest Only

Certificateholders receive only a single month's
Distributable Certificate Interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the respective ratings received on the Interest Only Certificates. The Class Notional Amount of each Class of Interest Only Certificates is subject to reduction by the payment of principal on, and the allocation of Realized Losses and Additional Trust Fund Expenses to, some or all of the respective Classes of Sequential Pay Certificates as described herein. The ratings of the Interest Only Certificates do not address the timing or magnitude of reduction of the Class Notional Amounts of such Certificates, but only the obligation to pay interest timely on such Class Notional Amounts as so reduced from time to time. Accordingly, the ratings of the Interest Only Certificates should be evaluated independently from similar ratings on other types of securities.

         There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by either Rating Agency.

         The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Risk Factors--Limited Nature of Ratings" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS



Accrued Certificate  Interest.......................................S-20, S-84
Additional Gaming Space...................................................S-62
Additional Hotel Rooms....................................................S-62
Additional Interest.................................................S-14, S-50
Additional Trust Fund Expenses......................................S-33, S-94
Additional Wing   ........................................................S-62
Advances          ........................................................S-74
AMC Theater Loan  ........................................................S-50
Annual Debt Service.......................................................S-60

Anticipated Repayment Date..........................................S-14, S-50
Appraisal Reduction Amount................................................S-95
Appraised Value   ........................................................S-59
Approved Summary Business Plan............................................S-77
ARCS              ..................................................S-10, S-51
ARD Loans         ..................................................S-14, S-50
Assumed Final Distribution Date............................................S-2
Assumed Monthly Payment.............................................S-34, S-94
Assumed Settlement Date..................................................S-102
Authority         ........................................................S-49
Available Distribution Amount.............................................S-87
Balloon Mortgage Loans..............................................S-15, S-50
Balloon Payment   ..................................................S-15, S-50
Banc One          ........................................................S-72
Book-Entry Certificates...................................................S-11
CBE               .......................................................S-103
CCC               ..................................................S-42, S-62
Central Accounts  ........................................................S-61
Certificate Notional Amount...............................................S-82
Certificate Owner ..................................................S-11, S-82
Certificate Principal Balance.............................................S-82
Certificate Registrar.....................................................S-82
Certificateholders.............................................S-2, S-10, S-87
Certificates      ..............................................S-1, S-9, S-81
Clarion           ........................................................S-72
Class             ..............................................S-1, S-9, S-82
Class A Certificates............................................S-1, S-9, S-82
Class B Certificates............................................S-1, S-9, S-82
Class CP Strip Rate.................................................S-21, S-85
Class Notional Amount..........................................S-1, S-19, S-83
Class Principal Balance........................................S-1, S-19, S-83
Class S Strip Rate..................................................S-22, S-86
Closing Date      ..................................................S-11, S-81
Code              ........................................................S-37
Collection Period ..................................................S-11, S-86
Column            ..................................................S-10, S-51
Compensating Interest Payment.......................................S-35, S-73
Component         ..................................................S-20, S-84
Component A-1B1   ..................................................S-20, S-84
Component A-1B2   ..................................................S-20, S-84
Contractual Recurring

  Replacement Reserve.....................................................S-61
Control Act       ..................................................S-42, S-62
Controlling Class ............................................S-35, S-76, S-77
Controlling Class Representative....................................S-35, S-76
Corporate Trust Office....................................................S-96
Corrected Mortgage Loan...................................................S-71
Cost Approach     ........................................................S-53
CPR               .......................................................S-101
Cross-Collateralized Group..........................................S-12, S-48
Cross-Collateralized Mortgage Loans.................................S-12, S-48
Curry Loans       ........................................................S-48
Custodian         ........................................................S-54

Cut-off Date      ..................................................S-11, S-47
Cut-off Date Balance................................................S-12, S-47
Cut-off Date Loan-to-Value Ratio..........................................S-60
Cut-off Date LTV Ratio....................................................S-60
DCR               .......................................................S-108
Default Interest  ........................................................S-72
Definitive Certificate..............................................S-11, S-82
Depositor         ....................................................S-1, S-9
Determination Date..................................................S-11, S-86
Discount Rate     ..................................................S-31, S-92
Distributable Certificate Interest..................................S-21, S-84
Distribution Date .............................................S-2, S-11, S-87
DTC               ........................................................S-82
DTC Participants  ........................................................S-82
Due Date          ..................................................S-14, S-50
Engineering Reserves......................................................S-61
ERISA             ........................................................S-38
Estimated Annual Operating Expenses.......................................S-58
Estimated Annual Revenues.................................................S-57
Exemption         .......................................................S-107
Exemption-Favored Party..................................................S-107
FF&E              ........................................................S-58
FIRREA            ........................................................S-53
Fitch             ............................................S-2, S-39, S-110
GAAP              ........................................................S-59
GMAC-CMC          ..................................................S-10, S-51
Harrah's          ........................................................S-64
HET               ........................................................S-64
Income Approach   ........................................................S-53
Initial Pool Balance................................................S-12, S-47
Interest Accrual Period.............................................S-11, S-85
Interest Only Certificates......................................S-1, S-9, S-82

IRS               .......................................................S-104
LC & TI           ........................................................S-60
Leasable Square Footage...................................................S-60
Leased Fee Value  ........................................................S-63
Liquidation Fee   ........................................................S-73
Liquidation Fee Rate......................................................S-73

Lockout Period    ..................................................S-15, S-68
Lyndale Loans     ........................................................S-48
Lyndale TIF Loan  ........................................................S-49
Major Tenant      ........................................................S-60
Maturity Date     ..................................................S-15, S-50
Maximum CP Strip Rates..............................................S-22, S-86
Modeling Assumptions.....................................................S-102
Modified Mortgage Loan....................................................S-96
Monthly Payments  ..................................................S-14, S-50
Monthly Rental Payments...................................................S-15
Moody's           ..................................................S-2, S-110

Moody's           ........................................................S-39
Mortgage          ..................................................S-12, S-48
Mortgage File     ........................................................S-54
Mortgage Loan Purchase
  and Sale Agreement......................................................S-54
Mortgage Loans    ..............................................S-2, S-9, S-47
Mortgage Note     ..................................................S-12, S-48
Mortgage Pool     ....................................................S-2, S-9
Mortgage Rate     ..................................................S-14, S-50
Mortgaged Property..................................................S-12, S-48
Mortgagor         ..................................................S-12, S-48
Net Aggregate Prepayment
  Interest Shortfall................................................S-35, S-73
Net Mortgage Rate ..................................................S-23, S-86
Non-30/360 Mortgage Loans...........................................S-14, S-50
Norwest Bank      ........................................................S-98
NR                .........................................................S-2
O&M Program       ........................................................S-52
Occupancy Rate at U/W.....................................................S-60
Occupancy Rate at Underwriting............................................S-60
Offered Certificates............................................S-1, S-9, S-82
OID Regulations   .......................................................S-104
Open Period       ..................................................S-16, S-68
Originators       ..................................................S-10, S-51
P&I Advance       ..................................................S-34, S-94
Pass-Through Rate .........................................................S-1
Percentage Interest.......................................................S-87
Permitted Investments.....................................................S-72
Plan              .................................................S-38, S-107
Pooling Agreement .............................................S-2, S-19, S-81
Premium Period    ..................................................S-16, S-68
Prepayment Assumption....................................................S-104
Prepayment Interest Excess..........................................S-35, S-73
Prepayment Interest Shortfall.......................................S-35, S-73
Prepayment Premium..................................................S-16, S-68
Primary Mortgaged Property................................................S-48
Primary Term      ........................................................S-66
Principal Distribution Amount.......................................S-30, S-91
Principal Prepayments...............................................S-15, S-68
Private Certificates.................................................S-9, S-82
Purchase Price    ........................................................S-56
Rated Final Distribution Date.......................................S-2, S-111
Rating Agencies   ............................................S-2, S-39, S-110

Realized Losses   ..................................................S-33, S-93
Record Date       ..................................................S-11, S-87
Regulated Company ........................................................S-64
Reimbursement Rate..................................................S-35, S-95
Related Proceeds  ........................................................S-74
REMIC             ...................................................S-3, S-37
REMIC Administrator..................................................S-2, S-10
REMIC I           ............................................S-3, S-37, S-103
REMIC II          ............................................S-3, S-37, S-103
REMIC III         ............................................S-3, S-37, S-103

REMIC Regular Certificates......................................S-1, S-9, S-82
REMIC Residual Certificates.....................................S-1, S-9, S-82
REO Property      ..................................................S-33, S-71
REO Tax           .......................................................S-105
Replacement Mortgage Loan.................................................S-56
Required Appraisal Loan...................................................S-95
Responsible Officer.......................................................S-76
Restricted Group  .......................................................S-108
Rooms             ........................................................S-60
S.F.              ........................................................S-60
S&P               ............................................S-2, S-39, S-110
Sales Comparison Approach.................................................S-53
SBO               ........................................................S-62
SEC               ........................................................S-98
Securities Act    ...................................................S-9, S-82
Seller            ..................................................S-10, S-51
Senior Certificates............................................S-3, S-32, S-93
Senior Principal Distribution
  Cross-Over Date ........................................................S-91
Sequential Pay Certificates.........................................S-19, S-83
Servicer          ....................................................S-2, S-9
Servicing Advances........................................................S-74
Servicing Fee     ........................................................S-72
Servicing Fee Rate........................................................S-72
Servicing Standard........................................................S-70
Servicing Transfer Event..................................................S-70
Showboat Borrower ..................................................S-18, S-62
Showboat Ground Lease.........................................S-18, S-62, S-63
Showboat Hotel    ........................................................S-62
Showboat Hotel and Casino.................................................S-18
Showboat Loan     ..................................................S-18, S-62
Showboat Mortgage ........................................................S-62

Showboat Note     ........................................................S-62
Showboat Operator ........................................................S-63
Showboat Property ..................................................S-18, S-62
Single-Tenant Property Lease..............................................S-66
SMMEA Certificates.......................................................S-109
Special Servicer  ....................................................S-2, S-9
Special Servicing Fee.....................................................S-73
Specially Serviced Mortgage Loan..........................................S-70
Sq. Ft.           ........................................................S-60
Stated Principal Balance..................................................S-86
STO               ........................................................S-67
Stone             ........................................................S-67
Stone Container Loans.....................................................S-67
Subordinate Certificates.......................................S-3, S-32, S-93
Substitution Shortfall Amount.............................................S-56
Summary Business Plan.....................................................S-77
Tax and Insurance Escrows.................................................S-61

Tenant            ........................................................S-66
Third Party Originators.............................................S-10, S-51
TIF Note          ........................................................S-49
Treasury Rate     ..................................................S-31, S-92
Trust             ..............................................S-1, S-9, S-81
Trust Fund        ..............................................S-2, S-9, S-81
Trustee           ...................................................S-2, S-10
Trustee Fee       ........................................................S-99
Trustee Fee Rate  ........................................................S-99
Trustee Report    ........................................................S-96
U/W DSCR          ........................................................S-60
U/W LC & TI       ........................................................S-58
U/W NOI           ........................................................S-57
Underwriter       .........................................................S-1
Underwriting Agreement...................................................S-106
Underwriting Debt Service Coverage Ratio..................................S-60
Underwriting DSCR ........................................................S-60
Underwriting NOI  ........................................................S-57
Unencumbered Fee Value....................................................S-63
Union Capital     ..................................................S-10, S-51
Units             ........................................................S-60
UW Recurring Replacement Reserves.........................................S-58
Voting Rights     ........................................................S-98
Walgreens Loans   ........................................................S-66
Walgreens Single-Tenant Properties........................................S-66
Weighted Average Net Mortgage Rate..................................S-23, S-86
Workout Fee       ........................................................S-73
Workout Fee Rate  ........................................................S-73
Year Built        ........................................................S-60
Year Renovated    ........................................................S-61
Yield Maintenance Premium...........................................S-16, S-68
Zoning Laws       ........................................................S-45
Single-Tenant Property Lease Default......................................S-67
Single-Tenant Property Leases.............................................S-15
Single-Tenant Property Loans........................................S-15, S-66
SMMEA             .................................................S-40, S-109

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT A-1

                         CERTAIN CHARACTERISTICS OF THE
                     MORTGAGE LOANS AND MORTGAGED PROPERTIES




                      See the following 18 pages for tables
                                    titled:


               Managers and Locations of the Mortgaged Properties

                    Descriptions of the Mortgaged Properties

                      Characteristics of the Mortgage Loans

             Engineering Reserves and Recurring Replacement Reserves

              Major Tenants of the Commercial Mortgaged Properties



                                      A-1-1

                           Mortgage Pool Information

The Appraised Value and Cut-off Date LTV Ratio information set forth in the following tables reflects the unencumbered fee simple value of the Showboat Hotel & Casino, Atlantic City under a foreclosure scenario, assuming that such property is free and clear of the Showboat Ground Lease. The estimated value (based upon an income capitalization approach) of the property securing the Showboat Loan, taking into account that such property is encumbererd by the Showboat Ground Lease, is approximately $110 million. Based upon such value, the aggregate Appraised Value of all the Mortgaged Properties would be $1,175,628,000, the Cut-off Date LTV Ratio of the Showboat Loan would be 90.8% and the weighted average Cut-off Date LTV Ratio of the Mortgage Pool would be 73.4%.

               Managers and Locations of the Mortgaged Properties

    Property Name                                            Manager
  1 Showboat Hotel & Casino, Atlantic City                   Atlantic City Showboat, Inc.
  2 Stone Container - Santa Fe Springs  (1A)                 Stone Container Corporation/Owner Occupied
  3 Stone Container - Mansfield  (1A)                        Stone Container Corporation/Owner Occupied
  4 Stone Container - San Jose  (1A)                         Stone Container Corporation/Owner Occupied
  5 Stone Container - Minneapolis  (1A)                      Stone Container Corporation/Owner Occupied
  6 Stone Container - Springfield  (1A)                      Stone Container Corporation/Owner Occupied
  7 Stone Container - Salinas  (1A)                          Stone Container Corporation/Owner Occupied
  8 Stone Container - Harahan  (1A)                          Stone Container Corporation/Owner Occupied
  9 Stone Container - Rogers  (1A)                           Stone Container Corporation/Owner Occupied
 10 Stone Container - Keokuk  (1A)                           Stone Container Corporation/Owner Occupied
 11 Stone Container - Portland  (1A)                         Stone Container Corporation/Owner Occupied
 12 Stone Container - Saltillo  (1A)                         Stone Container Corporation/Owner Occupied
 13 Stone Container - Columbus  (1A)                         Stone Container Corporation/Owner Occupied
 14 Stone Container - North Tonawanda  (1A)                  Stone Container Corporation/Owner Occupied
 15 Stone Container - St. Cloud  (1A)                        Stone Container Corporation/Owner Occupied
 16 Stone Container - Jackson  (1A)                          Stone Container Corporation/Owner Occupied
 17 Stone Container - Collierville  (1A)                     Stone Container Corporation/Owner Occupied
 18 Stone Container - Bloomington  (1A)                      Stone Container Corporation/Owner Occupied
 19 Stone Container - Danville  (1A)                         Stone Container Corporation/Owner Occupied
 20 Washington Marriott Hotel                                Marriott Hotel Services, Inc.
 21 Willow Creek Apartments (Foster Portfolio)  (1B)         Foster Management Co.
 22 Lake Park Apartments  (1B)                               Foster Management Co.
 23 Plaza South Apartments  (1B)                             Foster Management Co.
 24 Farmwood Apartments  (1B)                                Foster Management Co.
 25 Colony Apartments  (1B)                                  Foster Management Co.
 26 Southwest Plaza I and II Shopping Center                 Charles E. Robbins, Realtor
 27 The Rosedale Corporate Plaza                             Texas Property Advisors, Inc.
 28 Bayvue Apartments                                        Southern Management Corporation
 29 Lake Calhoun Executive Center                            Texas Property Advisors, Inc.
 30 Pebble Creek Apartments  (1C)                            Gainesville Real Estate Management Company, Inc.
 31 Homestead Apartments  (1C)                               Gainesville Real Estate Management Company, Inc.
 32 Shops at Lyndale Phase II  (1D)                          CSM Corporation
 33 Shops at Lyndale Phase II - TIF  (1D)                    CSM Corporation
 34 Walgreens - Kirkland  (1E)                               Walgreens
 35 Walgreens Retail Pharmacy Store-San Francisco (1E)       Walgreens
 36 Walgreens Retail Pharmacy Store-Charleston/Torrey (1E)   Walgreens
 37 Walgreens Retail Pharmacy Store-Las Vegas Boulevard (1E) Walgreens
 38 Walgreens Retail/Pharmacy Store-Paradise (1E)            Walgreens
 39 Country Village MHP                                      Owner Managed
 40 414 N. Orleans St.                                       Spectrum Real Estate Services Incorporated
 41 Two Greenville Crossing  (1F)                            E.B.D. Management, Inc.
 42 One Greenville Crossing  (1F)                            E.B.D. Management, Inc.
 43 Wesley Chapel Square                                     Akin Venture, Ltd.
 44 Mercado del Lago Shopping Center                         Westwood Financial Inc.
 45 Curry Honda Automobile Dealership  (1G)                  3854 Crompond Road Corp. and 727 Central Avenue

 46 Curry Chevrolet Automobile Dealership  (1G)              3854 Crompond Road Corp. and 727 Central Avenue
 47 Curry Acura Automobile Dealership  (1G)                  3854 Crompond Road Corp. and 727 Central Avenue
 48 Curry Ford/Subaru Automobile Dealership  (1G)            3854 Crompond Road Corp. and 727 Central Avenue
 49 Curry Mitsubishi Automobile Dealership  (1G)             3854 Crompond Road Corp. and 727 Central Avenue

               Managers and Locations of the Mortgaged Properties

                                                                                        Zip
    Address                                          City                      State   Code
  1 801 Boardwalk                                    Atlantic City              NJ     08401
  2 13833 East Freeway Drive                         Santa Fe Springs           CA     90670
  3 47 Maple Street                                  Mansfield                  MA     02048
  4 1901 Junction Ave.                               San Jose                   CA     95131
  5 50 37th Avenue N.E.                              Minneapolis                MN     55421
  6 2705 West Battlefield Road                       Springfield                MO     65807
  7 1078 Merrill Street                              Salinas                    CA     93912
  8 5301 Jefferson Highway                           Harahan                    LA     70123
  9 2021 South Fifth Street                          Rogers                     AR     72756
 10 3972 Main Street                                 Keokuk                     IA     52832
 11 74 Pickering Street                              Portland                   CT     06480
 12 Turner Industrial Park                           Saltillo                   MS     38866
 13 3101 State Street                                Columbus                   IN     47201
 14 7393 Shawnee Road                                North Tonawanda            NY     14120
 15 655 41st Avenue North                            St. Cloud                  MN     56303
 16 1345 Flowood Drive                               Jackson                    MS     39208
 17 550 South Street East                            Collierville               TN     38017
 18 Route 150 South                                  Bloomington                IL     61702
 19 1501 East Voorhees Street                        Danville                   IL     61832
 20 1221 22nd Street, N.W.                           Washington                 DC     20037
 21 100 Stagecoach Road                              Winston-Salem              NC     27105
 22 549 Arbor Hill Road                              Kernersville               NC     27284
 23 3501 Plaza Hollow Drive                          Winston-Salem              NC     27107
 24 120 Farmwood Drive                               Kernersville               NC     37284
 25 4240 Brownsboro Road                             Winston-Salem              NC     27105
 26 SWC Veterans Parkway & Wabash Avenue             Springfield                IL     62704
 27 2685 Long Lake Road                              Roseville                  MN     55113
 28 1293 Bayside Avenue                              Woodbridge                 VA     22191
 29 3033 Excelsior Boulevard                         Minneapolis                MN     55416
 30 2360 SW Archer Road                              Gainesville                FL     32608
 31 3611 SW 34th Street                              Gainesville                FL     32608
 32 NWC Interstate 494 and Lyndale Avenue            Richfield                  MN     55423
 33 NWC Interstate 494 and Lyndale Avenue            Richfield                  MN     55423
 34 12405 NE 85TH Street                             Kirkland                   WA     98033
 35 1189 Potrero Avenue                              San Francisco              CA     94110
 36 6401 Charleston Boulevard                        Las Vegas                  NV     89102
 37 2280 Las Vegas Boulevard                         Las Vegas                  NV     89030
 38 7576 Skyway                                      Paradise                   CA     95969
 39 1463 South Village Court                         Oregon City                OR     97045
 40 414 N. Orleans St.                               Chicago                    IL     60610
 41 4001 Kennett Pike                                Greenville                 DE     19807
 42 4007-4025 Kennett Pike                           Greenville                 DE     19807
 43 2375 Wesley Chapel Road                          Decatur                    GA     30035
 44 NWC of Santa Margarita & Antonio Parkways        Rancho Santa Margarita     CA     92688

 45 5525 Peachtree Industrial Boulevard              Chamblee                   GA     30341
 46 3845 Crompond Road                               Yorktown                   NY     10598
 47 685 Central Park Avenue                          Scarsdale                  NY     10583
 48 3493 Crompond Road                               Yorktown                   NY     10598
 49 3505 Crompond Road                               Yorktown                   NY     10598

               Managers and Locations of the Mortgaged Properties

    Property Name                                            Manager
 50 Curry Office Building  (1G)                              3854 Crompond Road Corp. and 727 Central Avenue
 51 708 Broadway / 404 Lafayette Street                      Firstmark Management Corporation
 52 360-386 East Fordham Road                                Marco Realty Associates, L.P.
 53 Hampton Inn - Houston Galleria                           Ridgewood Hotels, Inc.
 54 Holiday Inn Southwest and Viking Conference Center       Owner Managed
 55 Valley Central Center                                    Henry Investments
 56 Centrum Office Building                                  Summit Property Management Corp.
 57 237-269 East Fordham Road                                Val-Ford Realty Inc.
 58 Dietrich Meadows S/C                                     Midland Development Group, Inc.
 59 Schaumburg Villas Apartments                             Mid America Management Corp.
 60 Vista Ridge Retail Center                                International Capital, Inc.
 61 Trade Centre South                                       Hughes Richardson Realty, Inc.
 62 Loehman's Plaza                                          Titan Management, L.P.
 63 Southwind Plaza                                          Slewa Investment, Inc.
 64 127th Street Shopping Center                             Owner Managed
 65 Filene's Basement Distribution Center                    Liberty Properties Corp.
 66 Holiday Inn Express Hotel                                Richfield Hospitality Services, Inc.
 67 Forest Pines Retirement Residence                        Holiday Retirement Corp.
 68 Hammond Springs Shopping Center                          The Simpson Organization, Inc.
 69 AMC Theater Complex                                      Owner Managed
 70 Roosevelt Plaza Shopping Center                          The Cotswold Group, Inc.
 71 Johnson Square Office Park                               Pinnacle Realty Management Company, Inc.
 72 Comfort Inn - Cleveland                                  Pietro Properties Limited Partnership
 73 Gateway Business Center                                  Ambricourt Management Associates, LP
 74 Good Samaritan Medical Plaza                             Santa Clara Valley Corporation
 75 Spring Tree Apartments                                   ConAm Management Corporation
 76 Walgreen's Plaza                                         Owner Managed
 77 Candler McAfee Shopping Center                           Infinity Property Management Corp.
 78 Heritage Hills Apartments                                Real Estate Equities / Village Green, LLC
 79 Big V Supermarket                                        Columbia Management Group
 80 1333 N. Kingsbury Street                                 Planned Realty Management, Inc.
 81 Wellington Place North                                   Summit Property Management Corp.
 82 Woodstock Square Shopping Center                         Ackerman & Co.
 83 Willow Creek Apartments                                  ConAm Management Corporation
 84 Rainforest Caf Property                                 Owner Managed
 85 Randall's Store                                          Tenant Managed
 86 34-38 Industrial Way East (Eatontown)                    North Jersey Management Corp.
 87 Red Cedar Building                                       Polinger Shannon and Luchs Company
 88 Vineyard Crossing Apartments                             Westmark Management Company
 89 Ojai Oaks Mobile Home Park                               Star Mobile Home Park Management
 90 Highlands Ranch Town Center                              Westwood Financial Corp.
 91 Greyberry Apartments of Wayne                            Owner Managed
 92 Sunset Pecos Plaza                                       The Equity Group
 93 Carls Furniture/Sound Advice                             Myron Roberts Investments Company
 94 Eldorado Estates Mobile Home Park                        Missouri Modular Park Corp.



 95 North Plank Road ShopRite Center                         Empire Potomac Management Inc.
 96 Colony Plaza Shopping Center                             Gregory Commercial, Inc.
 97 10 North Ridgewood Road                                  Roseland Management Co., L.L.C.
 98 Doral Centre Shopping Plaza                              Larkin Schmidt Weidenbaum Commercial Real Estate

               Managers and Locations of the Mortgaged Properties

                                                                                        Zip
    Address                                          City                      State   Code
 50 721 Central Park Avenue                          Scarsdale                  NY     10583
 51 708 Broadway                                     New York                   NY     10003
 52 360-386 East Fordham Road                        Bronx                      NY     10458
 53 4500 Post Oak Parkway                            Houston                    TX     77027
 54 10709 Watson Road                                Sunset Hills               MO     63127
 55 NWC of Valley Central Way and Avenue J           Lancaster                  CA     93536
 56 24901 Northwestern Highway                       Southfield                 MI     48075
 57 237-269 East Fordham Road                        Bronx                      NY     10458
 58 13918-13952 Manchester Road                      St. Louis                  MO     63011
 59 1010 Knollwood Drive                             Schaumburg                 IL     60194
 60 2403 S. Stemmons Freeway                         Lewisville                 TX     75067
 61 100 Trade Centre Drive                           Champaign                  IL     61820
 62 4076-4128 PGA Boulevard                          Palm Beach Gardens         FL     33480
 63 917/921 West Holmes & 3525/3615 South MLK Blvd   Lansing                    MI     48910
 64 12700 Biscayne Boulevard                         North Miami                FL     33181
 65 26 Millbury Street                               Auburn                     MA     01501
 66 1401 Bloomfield Ave.                             Baltimore                  MD     21227
 67 1720 Devonshire Drive                            Columbia                   SC     29204
 68 5975 Roswell Road                                Sandy Springs              GA     30328
 69 1310 Third Street                                Santa Monica               CA     90404
 70 6501 Roosevelt Boulevard                         Philadelphia               PA     19149
 71 1501 - 1523 Johnson Ferry Road                   Marietta                   GA     30062
 72 1800 Euclid Avenue                               Cleveland                  OH     44115
 73 1333 and 1335 Gateway Drive                      Melbourne                  FL     32901
 74 393 Blossom Hill Road                            San Jose                   CA     95123
 75 1423 Graves Avenue                               El Cajon                   CA     92020
 76 3860-3954 Decoto Road                            Fremont                    CA     94555
 77 1950 Candler Road                                Atlanta                    GA     30317
 78 3901 and 3909 Heritage Hills Drive               Bloomington                MN     55437
 79 486-496 Albany Post Road                         Hyde Park                  NY     12538
 80 1333 N. Kingsbury Street                         Chicago                    IL     60622
 81 30445 Northwestern Hwy.                          Farmington Hills           MI     48334
 82 Highway 92 / Alabama Road                        Woodstock                  GA     30188
 83 13656 Hilleary Place                             Poway                      CA     92064
 84 605 N. Clark Street                              Chicago                    IL     60610
 85 5800 New Territory Blvd.                         Sugar Land                 TX     77479
 86 34-38 Industrial Way East                        Eatontown                  NJ     07724
 87 44425 Pecan Court                                California                 MD     20619
 88 3411 Old Vineyard Road                           Winston-Salem              NC     27103
 89 950 Woodland Avenue                              Ojai                       CA     93105
 90 SWC of S. Broadway & Highlands Ranch Parkway     Highlands Ranch            CO     80126
 91 3609 Hannan Road                                 Wayne                      MI     48184
 92 3460 Sunset Road and 6420 South Pecos Road       Las Vegas                  NV     89120
 93 17651 N. Biscayne Blvd.                          Aventura                   FL     33160
 94 1 Eldorado Court                                 St. Peters                 MO     63376

 95 NW Corner of Route 32 and Chestnut Lane          Newburgh                   NY     12550
 96 State Highway 121 at Main Street                 The Colony                 TX     75056
 97 10 North Ridgewood Road                          South Orange               NJ     07079
 98 9555 NW 41st Street                              Miami                      FL     33178

               Managers and Locations of the Mortgaged Properties

    Property Name                                            Manager
 99 Carmel Woods Apartments                                  Con Am Management Corporation
100 Seven Corners Professional Buildings                     Ominex, Inc.
101 Sunnydale MHP                                            Missouri Modular Park, Corp.
102 Provence North Apartments                                First Communities Management, Inc.
103 Courtyard Garden Apartments                              Roybal Properties, Inc.
104 Walgreens - Seattle                                      Walgreens
105 Apache Village Apartments                                Midwest Management, Inc.
106 Walgreens Retail Building - Gresham                      Walgreens
107 Westridge Plaza                                          Barry J. Sands & Brian L. Burton
108 University Village Apartments                            Owner Managed
109 The Plaza at Stonebridge                                 Christon Property Management Inc.
110 Henderson Plaza                                          HPSC Management Company, L.L.C.
111 East Town Plaza                                          Intra-State Property Management, L.L.C.
112 Lake Chabot Medical Center                               Thomas R. Powers
113 Garden City Town Center                                  David M. Tisdale Management Company
114 Las Brisas Apartments                                    Tucson Realty & Trust Co.
115 Bear Ground Apartments I, II, III                        Brothers Management Company, Inc.
116 Walgreens Retail Building - Tucson                       Transmark Company, Inc.
117 Mark Apartments                                          Hughes Management, Inc.
118 Bank Properties                                          Wareham Property Group, Inc.
119 4646 Bronze Way  (1H)                                    Owner Managed
120 4647 Bronze Way  (1H)                                    Owner Managed
121 Aspenwood Apartments                                     LEDIC Management Group, Inc.
122 Lauderdale Parc Apartments                               FEIT Management Company
123 West County Plaza                                        Center Management Company
124 Sheldon Plaza Retail Center                              Jennings & Co. Property Management, Inc.
125 Olde Falls Village                                       Indus Associates
126 The Highland Office Building                             Sinco International Investments, Inc.
127 A-1 Storage of Lafayette                                 Owner Managed
128 The Gaither Center                                       Greater Potomac, Inc.
129 Willowbrook North Townhome Apartment Complex             Carlisle Apartments, Inc.
130 Casual Male Corporate Office Building                    Owner Managed
131 Walgreens Retail Building - Portland                     Walgreens
132 Lake Placid Village Apartments                           Capital Management Group, Inc.
133 Cumberland Apartments                                    Mid America Management, Inc.
134 Rainbow Shopping Center                                  NKE, Inc.
135 Snowfall Plaza                                           Owner Managed
136 Finley Terrace Apartments                                Hartex Property Group, Inc.
137 417 W. Barry Avenue/3030 N. Sheridan Road                Water Tower Realty Management Company
138 Bradford Gwinnett Apartments                             Jupiter Western National, L.L.C.
139 Furr's Grocery Store                                     Owner Managed
140 South Brunswick Industrial Park                          Quick Property Management Inc.
141 Villager Square Shopping Center                          Sevo Miller, Inc.
142 Flint Hill Building                                      MJB Enterprises, Inc.
143 Peppertree Apartments                                    Fulcrum Properties, Inc.

144 Star Ranch Plaza                                         Griffis/Blessing, Inc.
145 Morehead Hills Apartments                                Westmark Management Company
146 Forest Park Apartments                                   Westmark Management Company
147 Freeway Plaza Building                                   Coldwell Banker Commercial Grand Realty

               Managers and Locations of the Mortgaged Properties

                                                                                        Zip
    Address                                          City                      State   Code
 99 3500 San Clemente Avenue                         Modesto                    CA     95356
100 6305 & 6319 Castle Place & 2946 Sleepy Hollow Rd Falls Church               VA     22042
101 301 Sunnydale Drive                              St. Charles                MO     63301
102 6558 Roswell Road                                Atlanta                    GA     30328
103 4040 Badillo Circle                              Baldwin Park               CA     91706
104 14330-14350 Lake City Way Northeast              Seattle                    WA     98125
105 3839 Hart Boulevard                              Columbia Heights           MN     55241
106 1950 N.E. Burnside Road                          Gresham                    OR     97030
107 25001-25099 Center Ridge Road                    Westlake                   OH     44145
108 659 Elm Street                                   Terre Haute                IN     47807
109 NEC of El Dorado Parkway and Lake Forest Drive   McKinney                   TX     75070
110 2307 U.S. Highway 79                             Henderson                  TX     75654
111 1126 Elida Avenue                                Delphos                    OH     45833
112 20055 Lake Chabot Road                           Castro Valley              CA     94546
113 5836-5940 Middlebelt Road                        Garden City                MI     48135
114 2200 Las Brisas Way                              Sierra Vista               AZ     85635
115 South 2nd and 5th Street                         Waco                       TX     76706
116 1550 West Valencia Road                          Tucson                     AZ     85746
117 3315 North Hills Street                          Meridian                   MS     39305
118 1120 Nye Street                                  San Rafael                 CA     94901
119 4646 Bronze Way                                  Dallas                     TX     75236
120 4647 Bronze Way                                  Dallas                     TX     75236
121 3235 S. Mendenhall Road                          Memphis                    TN     38115
122 3333 Davie Boulevard                             Fort Lauderdale            FL     33312
123 1613 Northwest County Road                       Odessa                     TX     79763
124 1502-1590 Coburg Road                            Eugene                     OR     97401
125 245 East Street                                  Village of Honeoye Falls   NY     14472
126 885 Arapahoe Avenue                              Boulder                    CO     80302
127 530 Stacy Court                                  Lafayette                  CO     80026
128 9083 Gaither Rd. & 15900-15944 Luanne Drive      Gaithersburg               MD     20877
129 2018 W. Rundberg                                 Austin                     TX     78758
130 437 Turnpike Street                              Canton                     MA     02021
131 3 N.E. 82ND Avenue                               Portland                   OR     97220
132 5801 Kingsport Drive                             Atlanta                    GA     30342
133 4600 N. Cumberland Avenue                        Chicago                    IL     60656
134 NEC of Rainbow Blvd & Spring Mountain Rd         Las Vegas                  NV     89102
135 Route 7A                                         Manchester                 VT     05255
136 2504 Finley Road                                 Irving                     TX     75062
137 417 W. Barry Avenue/3030 N. Sheridan Road        Chicago                    IL     60657
138 100 Castor Drive                                 Norcross                   GA     30071
139 5514 Alameda Avenue                              El Paso                    TX     79905
140 110 Melrich Road                                 South Brunswick            NJ     08846
141 9012-9142 West Ken Caryl Ave.                    Littleton                  CO     80127

142 11601-11631 Nebel Street                         Rockville                  MD     20852
143 4203 Buford Highway                              Atlanta                    GA     30345
144 3647 Star Ranch Road                             Colorado Springs           CO     80906
145 500 Cobb Street                                  Durham                     NC     27701
146 33 Cunningham Road                               Taylors                    SC     29687
147 West 1500 Fourth Avenue                          Spokane                    WA     99204

               Managers and Locations of the Mortgaged Properties

    Property Name                                            Manager
148 Coconut Creek Apartments                                 Diversified Managed Investments, Inc.
149 The Colonial Arms Apartments                             Brothers Management Company, Inc.
150 Norwood Park North Office Building                       Myers Commercial, Inc.
151 Chevy Chase Arcade                                       Zuckerman Gravely Management, Inc.
152 Holcombe Medical Building                                The Centra Group, L.L.C.
153 Youngstown Mobile Home Park                              Owner Managed
154 Kinston Marketplace                                      Koll Management Services, Inc.
155 Versailles Apartments                                    Coastal Property Services, Inc.
156 Chaparral Apartments                                     Hardin Properties, Inc.
157 Revco Drug Store                                         Richard W. McKee Revocable Trust
158 Oakwood Estates Apartments                               Fulcrum Properties, Inc.
159 Innsbruck Villa Apartments                               Midwest Management, Inc.
160 The Pathmark Grocery Store                               Commerce Management Corp.
161 La Carre Apartments                                      Fulcrum Properties, Inc.
162 Westside Plaza Shopping Center                           Larry A. Brotman
163 Woodhollow Apartments                                    Barge Properties Mangement Company, Ltd.
164 Park View Place Apartments                               S&S Property Management, Inc.
165 2500 Packard Road                                        Dietz Management Company
166 K-Mart Plaza                                             Roebling of New York, Inc.
167 Portland Contessa Apartments                             Westmark Management Company
168 Lovers Lane Animal Hospital/Clinic                       Pinnacle Realty Management Company

               Managers and Locations of the Mortgaged Properties

                                                                                        Zip
    Address                                          City                      State   Code
148 370 Sunshine Drive                               Coconut Creek              FL     33066
149 5901, 5817, 5701 Edmond                          Waco                       TX     76710
150 1550 Norwood Drive                               Hurst                      TX     76054
151 5520 Connecticut Avenue, N.W.                    Washington                 DC     20015
152 2201 W. Holcombe                                 Houston                    TX     77030
153 911 N. McDowell Boulevard                        Petaluma                   CA     94952
154 1030  New Bern Road                              Kinston                    NC     28501
155 1110 West Poplar Street                          Griffin                    GA     30344
156 603 W. Eagle                                     Denton                     TX     76201
157 Keith Street at Tucker Street                    Cleveland                  TN     37311
158 1457 Oakwood Drive                               Greenville                 MS     38701
159 2395 Third Street Northwest                      New Brighton               MN     55112
160 407-411 Valley Street                            S. Orange Village Township NJ     07079
161 700 N. Indian Creek Drive                        Clarkston                  GA     30021
162 400-440 S. Ventura Road                          Oxnard                     CA     93030
163 2451 Lake Road                                   Huntsville                 TX     77340
164 6226 Barnes Road South                           Jacksonville               FL     32216
165 2500 Packard Road                                Ann Arbor                  MI     48104
166 4545 South Noland Road                           Independence               MO     64051
167 410 Lang Road                                    Portland                   TX     78374
168 4660 West Lovers Lane                            Dallas                     TX     75207

(1A) The Mortgage Loans secured by the 18 Stone Container industrial properties, respectively, are cross-collateralized and cross-defaulted.

(1B) The Mortgage Loans secured by Willow Creek Apartments (Foster Portfolio), Lake Park Apartments, Plaza South Apartments, Farmwood Apartments, and Colony Apartments, respectively, are cross-collateralized and cross-defaulted.

(1C) The Mortgage Loans secured by Pebble Creek Apartments and Homestead Apartments, respectively, are cross-collateralized and cross-defaulted.

(1D) The Mortgage Loans secured by Shops at Lyndale Phase II and Shops at Lyndale Phase II - TIF, respectively, are cross-collateralized and cross-defaulted.

(1E) The Mortgage Loans secured by Walgreens - Kirkland, Walgreens Retail Pharmacy Store - San Francisco, Walgreens Retail Pharmacy Store - Charleston/Torrey, Walgreens Retail Pharmacy Store - Las Vegas Boulevard, and Walgreens/Pharmacy Store - Paradise, respectively, are cross-collateralized and cross-defaulted.

(1F) The Mortgage Loans secured by Two Greenville Crossing and One Greenville Crossing, respectively, are cross-collateralized and cross-defaulted.

(1G) The Mortgage Loans secured by Curry Honda Automobile Dealership, Curry Chevrolet Automobile Dealership, Curry Acura Automobile Dealership, Curry Ford/Subaru Automobile Dealership, Curry Mitsubishi Automobile Dealership, and Curry Office Building, respectively, are cross-collateralized and cross-defaulted.

(1H) The Mortgage Loans secured by 4646 Bronze Way and 4647 Bronze Way, respectively, are cross-collateralized and cross-defaulted.

                    Descriptions of the Mortgaged Properties

                                                                                                         Later
                                                                                                         of Year
                                                                                   Units/                Built/    Occupancy
                                                                                  Sq. Ft./ Fee Simple/   Year       Rate at
      Property Name (1)                                          Property Type      Rooms  Leasehold     Renovated    U/W
    1 Showboat Hotel & Casino, Atlantic City                     Hotel & Casino       516      Fee         1994       N/A
    2 Stone Container - Santa Fe Springs  (1A)                   Industrial       200,460      Fee         1966      100.0%
    3 Stone Container - Mansfield  (1A)                          Industrial       167,368      Fee         1971      100.0%
    4 Stone Container - San Jose  (1A)                           Industrial       164,100      Fee         1967      100.0%
    5 Stone Container - Minneapolis  (1A)                        Industrial       250,750      Fee         1980      100.0%
    6 Stone Container - Springfield  (1A)                        Industrial       200,880      Fee         1968      100.0%
    7 Stone Container - Salinas  (1A)                            Industrial       183,000      Fee         1969      100.0%
    8 Stone Container - Harahan  (1A)                            Industrial       138,355      Fee         1976      100.0%
    9 Stone Container - Rogers  (1A)                             Industrial       185,260      Fee         1987      100.0%
   10 Stone Container - Keokuk  (1A)                             Industrial       180,803      Fee         1972      100.0%
   11 Stone Container - Portland  (1A)                           Industrial       163,868      Fee         1979      100.0%
   12 Stone Container - Saltillo  (1A)                           Industrial       168,034      Fee         1989      100.0%
   13 Stone Container - Columbus  (1A)                           Industrial       136,112      Fee         1968      100.0%
   14 Stone Container - North Tonawanda  (1A)                    Industrial       156,710      Fee         1967      100.0%
   15 Stone Container - St. Cloud  (1A)                          Industrial       202,200      Fee         1992      100.0%
   16 Stone Container - Jackson  (1A)                            Industrial       157,955      Fee         1970      100.0%
   17 Stone Container - Collierville  (1A)                       Industrial        79,300      Fee         1980      100.0%
   18 Stone Container - Bloomington  (1A)                        Industrial        58,560      Fee         1971      100.0%
   19 Stone Container - Danville  (1A)                           Industrial        52,980      Fee         1967      100.0%
   20 Washington Marriott Hotel                                  Hotel                418      Fee         1995       N/A
   21 Willow Creek Apartments (Foster Portfolio)  (1B)           Multifamily          302      Fee         1978       95.0%
   22 Lake Park Apartments  (1B)                                 Multifamily          210      Fee         1983       97.0%
   23 Plaza South Apartments  (1B)                               Multifamily          239      Fee         1995       97.0%
   24 Farmwood Apartments  (1B)                                  Multifamily          254      Fee         1974       96.0%
   25 Colony Apartments  (1B)                                    Multifamily          119      Fee         1974       96.0%
   26 Southwest Plaza I and II Shopping Center                   Retail           225,889      Fee         1989       97.0%
   27 The Rosedale Corporate Plaza                               Office           233,987      Fee         1987      100.0%
   28 Bayvue Apartments                                          Multifamily          670      Fee         1996       96.0%
   29 Lake Calhoun Executive Center                              Office           156,149  Fee/Leasehold   1989       98.0%
   30 Pebble Creek Apartments  (1C)                              Multifamily          168      Fee         1996       99.0%
   31 Homestead Apartments  (1C)                                 Multifamily          253      Fee         1994       96.0%
   32 Shops at Lyndale Phase II  (1D)                            Retail           114,640      Fee         1996      100.0%
   33 Shops at Lyndale Phase II - TIF  (1D)                      Retail           114,640      Fee         1996      100.0%
   34 Walgreens - Kirkland  (1E)                                 Retail            13,905      Fee         1997      100.0%
   35 Walgreens Retail Pharmacy Store - San Francisco  (1E)      Retail            14,026      Fee         1996      100.0%
   36 Walgreens Retail Pharmacy Store - Charleston/Torrey  (1E)  Retail            13,905      Fee         1996      100.0%
   37 Walgreens Retail Pharmacy Store - Las Vegas Boulevard (1E) Retail            15,120      Fee         1996      100.0%
   38 Walgreens Retail/Pharmacy Store - Paradise  (1E)           Retail            13,905      Fee         1996      100.0%
   39 Country Village MHP                                        Mobile Home Park     477      Fee         1995       99.0%
   40 414 N. Orleans St.                                         Office           185,717      Fee         1985      100.0%
   41 Two Greenville Crossing  (1F)                              Mixed Use         66,177      Fee         1990      100.0%
   42 One Greenville Crossing  (1F)                              Retail            63,012      Fee         1988       96.0%

   43 Wesley Chapel Square                                       Retail           215,096      Fee         1987      100.0%
   44 Mercado del Lago Shopping Center                           Retail            68,055      Fee         1989      100.0%
   45 Curry Honda Automobile Dealership  (1G)                    Other Commercial  49,973      Fee         1994      100.0%
   46 Curry Chevrolet Automobile Dealership  (1G)                Other Commercial  32,340      Fee         1964      100.0%
   47 Curry Acura Automobile Dealership  (1G)                    Other Commercial  14,632      Fee         1980      100.0%
   48 Curry Ford/Subaru Automobile Dealership  (1G)              Other Commercial  28,065      Fee         1986      100.0%
   49 Curry Mitsubishi Automobile Dealership  (1G)               Other Commercial  16,073      Fee         1990      100.0%
   50 Curry Office Building  (1G)                                Other Commercial  14,460      Fee         1964      100.0%
   51 708 Broadway / 404 Lafayette Street                        Office           148,778      Fee         1988      100.0%
   52 360-386 East Fordham Road                                  Retail            46,480      Fee         1990       90.0%

                    Descriptions of the Mortgaged Properties

                                                                                   Cut-off
                                                                                  Date LTV               U/W
      Property Name (1)                                          Appraised Value    Ratio      U/W NOI   DSCR
    1 Showboat Hotel & Casino, Atlantic City                     $416,000,000 (3) 24.0% (3)  $9,182,326  1.14 x
    2 Stone Container - Santa Fe Springs  (1A)                      6,000,000     74.6%         631,913  1.46
    3 Stone Container - Mansfield  (1A)                             5,800,000     74.6%         589,938  1.41
    4 Stone Container - San Jose  (1A)                              5,650,000     74.6%         518,728  1.27
    5 Stone Container - Minneapolis  (1A)                           5,150,000     74.6%         520,462  1.40
    6 Stone Container - Springfield  (1A)                           4,700,000     74.6%         529,771  1.56
    7 Stone Container - Salinas  (1A)                               4,025,000     74.6%         442,677  1.52
    8 Stone Container - Harahan  (1A)                               3,800,000     74.6%         364,824  1.33
    9 Stone Container - Rogers  (1A)                                3,150,000     74.6%         286,412  1.26
   10 Stone Container - Keokuk  (1A)                                2,350,000     74.6%         240,060  1.42
   11 Stone Container - Portland  (1A)                              2,300,000     74.6%         253,339  1.53
   12 Stone Container - Saltillo  (1A)                              2,020,000     74.6%         191,323  1.31
   13 Stone Container - Columbus  (1A)                              2,000,000     74.6%         236,835  1.64
   14 Stone Container - North Tonawanda  (1A)                       2,000,000     74.6%         255,955  1.77
   15 Stone Container - St. Cloud  (1A)                             2,000,000     74.6%         224,341  1.55
   16 Stone Container - Jackson  (1A)                               1,850,000     74.6%         175,252  1.31
   17 Stone Container - Collierville  (1A)                          1,500,000     74.6%         130,290  1.20
   18 Stone Container - Bloomington  (1A)                           1,050,000     74.6%         103,314  1.36
   19 Stone Container - Danville  (1A)                                850,000     74.6%          81,907  1.34
   20 Washington Marriott Hotel                                    75,000,000     45.3%       4,827,019  1.62
   21 Willow Creek Apartments (Foster Portfolio)  (1B)              9,600,000     74.7%         725,870  1.23
   22 Lake Park Apartments  (1B)                                    8,600,000     79.9%         788,705  1.40
   23 Plaza South Apartments  (1B)                                  7,350,000     79.9%         627,486  1.30
   24 Farmwood Apartments  (1B)                                     7,325,000     79.9%         622,969  1.30
   25 Colony Apartments  (1B)                                       3,175,000     69.2%         224,623  1.25
   26 Southwest Plaza I and II Shopping Center                     24,500,000     74.4%       1,900,809  1.24
   27 The Rosedale Corporate Plaza                                 24,500,000     73.4%       2,051,784  1.42
   28 Bayvue Apartments                                            21,800,000     79.5%       1,841,006  1.25
   29 Lake Calhoun Executive Center                                20,900,000     76.8%       1,867,029  1.29
   30 Pebble Creek Apartments  (1C)                                 9,900,000     75.6%         843,466  1.33
   31 Homestead Apartments  (1C)                                    9,450,000     77.0%         793,316  1.28
   32 Shops at Lyndale Phase II  (1D)                              17,750,000     74.7%       1,489,606  1.28
   33 Shops at Lyndale Phase II - TIF  (1D)                         3,050,000     48.4%         309,514  1.68
   34 Walgreens - Kirkland  (1E)                                    4,300,000     80.0%         375,939  1.26
   35 Walgreens Retail Pharmacy Store - San Francisco  (1E)         4,600,000     73.9%         371,562  1.26
   36 Walgreens Retail Pharmacy Store - Charleston/Torrey  (1E)     3,400,000     80.7%         299,309  1.25
   37 Walgreens Retail Pharmacy Store - Las Vegas Boulevard (1E)    3,400,000     80.7%         299,188  1.25
   38 Walgreens Retail/Pharmacy Store - Paradise  (1E)              2,450,000     74.5%         199,884  1.26
   39 Country Village MHP                                          20,313,000     64.9%       1,419,941  1.35
   40 414 N. Orleans St.                                           17,470,000     74.3%       1,417,274  1.24
   41 Two Greenville Crossing  (1F)                                12,600,000     60.2%         950,141  1.54
   42 One Greenville Crossing  (1F)                                 8,600,000     60.4%         671,453  1.59
   43 Wesley Chapel Square                                         15,950,000     71.1%       1,415,979  1.32
   44 Mercado del Lago Shopping Center                             14,600,000     77.2%       1,185,927  1.26

   45 Curry Honda Automobile Dealership  (1G)                       5,100,000     65.4%         503,369  1.41
   46 Curry Chevrolet Automobile Dealership  (1G)                   3,500,000     59.7%         299,258  1.33
   47 Curry Acura Automobile Dealership  (1G)                       2,500,000     65.7%         226,767  1.29
   48 Curry Ford/Subaru Automobile Dealership  (1G)                 2,400,000     68.4%         232,697  1.32
   49 Curry Mitsubishi Automobile Dealership  (1G)                  1,500,000     64.4%         136,147  1.31
   50 Curry Office Building  (1G)                                   1,000,000     64.7%          96,845  1.39
   51 708 Broadway / 404 Lafayette Street                          14,000,000     71.3%       1,193,749  1.38
   52 360-386 East Fordham Road                                    18,000,000     55.4%       1,601,351  1.93

                    Descriptions of the Mortgaged Properties

                                                                                                          Later
                                                                                                          of Year
                                                                                   Units/                 Built/    Occupancy
                                                                                  Sq. Ft./  Fee Simple/   Year       Rate at
      Property Name (1)                                          Property Type      Rooms   Leasehold     Renovated    U/W(2)
   53 Hampton Inn - Houston Galleria                             Hotel                176      Fee         1995       N/A
   54 Holiday Inn Southwest and Viking Conference Center         Hotel                212      Fee         1997       N/A
   55 Valley Central Center                                      Retail           110,870      Fee         1990       94.0%
   56 Centrum Office Building                                    Office           193,665      Fee         1995       98.0%
   57 237-269 East Fordham Road                                  Retail            24,200      Fee         1992      100.0%
   58 Dietrich Meadows S/C                                       Retail            70,325      Fee         1997      100.0%
   59 Schaumburg Villas Apartments                               Multifamily          300      Fee         1970       98.0%
   60 Vista Ridge Retail Center                                  Retail            52,280      Fee         1996      100.0%
   61 Trade Centre South                                         Office           101,945  Fee/Leasehold   1990       93.0%
   62 Loehman's Plaza                                            Retail            99,059      Fee         1992      100.0%
   63 Southwind Plaza                                            Retail           133,044      Fee         1969       89.0%
   64 127th Street Shopping Center                               Retail           167,612   Leasehold      1989      100.0%
   65 Filene's Basement Distribution Center                      Industrial       456,920      Fee         1987      100.0%
   66 Holiday Inn Express Hotel                                  Hotel                177      Fee         1993       N/A
   67 Forest Pines Retirement Residence                          Senior Housing       115      Fee         1996      100.0%
   68 Hammond Springs Shopping Center                            Retail            62,414      Fee         1987       92.0%
   69 AMC Theater Complex                                        Retail            35,000      Fee         1989      100.0%
   70 Roosevelt Plaza Shopping Center                            Retail           121,595      Fee         1987       93.0%
   71 Johnson Square Office Park                                 Office           116,325      Fee         1980       91.0%
   72 Comfort Inn - Cleveland                                    Hotel                130   Leasehold      1995       N/A
   73 Gateway Business Center                                    Mixed Use        116,010      Fee         1993       94.0%
   74 Good Samaritan Medical Plaza                               Office            44,000      Fee         1995      100.0%
   75 Spring Tree Apartments                                     Multifamily          148      Fee         1986       98.0%
   76 Walgreen's Plaza                                           Retail            35,797      Fee         1994      100.0%
   77 Candler McAfee Shopping Center                             Retail           167,784      Fee         1992      100.0%
   78 Heritage Hills Apartments                                  Multifamily          135      Fee         1996       98.0%
   79 Big V Supermarket                                          Retail            52,500      Fee         1997      100.0%
   80 1333 N. Kingsbury Street                                   Office            96,008      Fee         1990       99.0%
   81 Wellington Place North                                     Office            93,974      Fee         1986       99.0%
   82 Woodstock Square Shopping Center                           Retail            77,411      Fee         1988      100.0%
   83 Willow Creek Apartments                                    Multifamily          107      Fee         1985      100.0%
   84 Rainforest Cafe Property                                   Retail            20,322      Fee         1997      100.0%
   85 Randall's Store                                            Retail            59,000      Fee         1996      100.0%
   86 34-38 Industrial Way East (Eatontown)                      Industrial       105,858      Fee         1988       95.0%
   87 Red Cedar Building                                         Office            58,948      Fee         1997      100.0%
   88 Vineyard Crossing Apartments                               Multifamily          192      Fee         1981       97.0%
   89 Ojai Oaks Mobile Home Park                                 Mobile Home Park     125      Fee         1996       99.0%
   90 Highlands Ranch Town Center                                Retail            39,089      Fee         1997       87.0%
   91 Greyberry Apartments of Wayne                              Multifamily          124      Fee         1991      100.0%
   92 Sunset Pecos Plaza                                         Retail            36,456      Fee         1997       90.0%
   93 Carls Furniture/Sound Advice                               Retail            57,000      Fee         1996      100.0%
   94 Eldorado Estates Mobile Home Park                          Mobile Home Park     400      Fee         1972       99.0%

   95 North Plank Road ShopRite Center                           Retail            54,776      Fee         1984      100.0%
   96 Colony Plaza Shopping Center                               Retail            33,494      Fee         1997      100.0%
   97 10 North Ridgewood Road                                    Multifamily           66      Fee         1938       97.0%
   98 Doral Centre Shopping Plaza                                Retail            35,032      Fee         1996      100.0%
   99 Carmel Woods Apartments                                    Multifamily          120      Fee         1985       96.0%
  100 Seven Corners Professional Buildings                       Office            56,027      Fee         1959       94.0%
  101 Sunnydale MHP                                              Mobile Home Park     296      Fee         1967       99.0%
  102 Provence North Apartments                                  Multifamily          112      Fee         1966       96.0%
  103 Courtyard Garden Apartments                                Multifamily           87      Fee         1995      100.0%
  104 Walgreens - Seattle                                        Retail            13,905      Fee         1996      100.0%

                    Descriptions of the Mortgaged Properties

                                                                                   Cut-off
                                                                                  Date LTV               U/W
      Property Name (1)                                          Appraised Value    Ratio      U/W NOI   DSCR
   53 Hampton Inn - Houston Galleria                              $14,300,000     69.8%      $1,306,619  1.44 x
   54 Holiday Inn Southwest and Viking Conference Center           14,600,000     66.5%       1,360,645  1.43
   55 Valley Central  Center                                       11,700,000     79.8%       1,004,496  1.26
   56 Centrum Office Building                                      13,300,000     67.6%       1,192,679  1.53
   57 237-269 East Fordham Road                                    11,400,000     76.7%         963,000  1.36
   58 Dietrich Meadows S/C                                         11,200,000     74.9%         926,046  1.26
   59 Schaumburg Villas Apartments                                 11,200,000     71.3%         900,112  1.39
   60 Vista Ridge Retail Center                                     9,900,000     79.8%         878,008  1.31
   61 Trade Centre South                                           10,900,000     72.3%         876,951  1.29
   62 Loehman's Plaza                                               9,800,000     79.8%         863,378  1.28
   63 Southwind Plaza                                              10,000,000     75.9%         831,546  1.34
   64 127th Street Shopping Center                                 10,200,000     73.4%         843,953  1.39
   65 Filene's Basement Distribution Center                        14,340,000     52.2%       1,065,682  1.54
   66 Holiday Inn Express Hotel                                    10,000,000     74.8%         978,132  1.41
   67 Forest Pines Retirement Residence                             9,600,000     75.3%         866,932  1.36
   68 Hammond Springs Shopping Center                               8,950,000     79.1%         848,901  1.39
   69 AMC Theater Complex                                          10,000,000     69.9%       1,000,430  1.69
   70 Roosevelt Plaza Shopping Center                              11,100,000     62.0%         802,766  1.28
   71 Johnson Square Office Park                                    8,200,000     78.9%         746,511  1.39
   72 Comfort Inn - Cleveland                                       8,000,000     74.9%         855,030  1.58
   73 Gateway Business Center                                       7,600,000     77.4%         677,230  1.28
   74 Good Samaritan Medical Plaza                                  8,200,000     68.8%         648,695  1.28
   75 Spring Tree Apartments                                        7,100,000     78.3%         593,249  1.27
   76 Walgreen's Plaza                                              7,000,000     74.2%         571,007  1.31
   77 Candler McAfee Shopping Center                                6,400,000     80.6%         639,487  1.26
   78 Heritage Hills Apartments                                     6,400,000     79.5%         555,466  1.27
   79 Big V Supermarket                                             6,900,000     73.7%         652,383  1.43
   80 1333 N. Kingsbury Street                                      6,700,000     74.8%         576,466  1.29
   81 Wellington Place North                                        9,500,000     52.6%         618,998  1.43

   82 Woodstock Square Shopping Center                              6,550,000     76.2%         577,210  1.38
   83 Willow Creek Apartments                                       6,750,000     73.7%         520,356  1.24
   84 Rainforest Cafe Property                                      7,050,000     70.4%         676,984  1.26
   85 Randall's Store                                               6,165,000     77.7%         552,112  1.31
   86 34-38 Industrial Way East (Eatontown)                         6,240,000     73.6%         491,190  1.25
   87 Red Cedar Building                                            6,100,000     71.9%         482,355  1.28
   88 Vineyard Crossing Apartments                                  8,000,000     53.7%         462,119  1.29
   89 Ojai Oaks Mobile Home Park                                    5,840,000     73.4%         472,694  1.28
   90 Highlands Ranch Town Center                                   6,350,000     66.7%         523,830  1.32
   91 Greyberry Apartments of Wayne                                 5,650,000     74.1%         502,607  1.45
   92 Sunset Pecos Plaza                                            6,150,000     66.5%         550,772  1.48
   93 Carls Furniture/Sound Advice                                  5,700,000     70.7%         536,495  1.35
   94 Eldorado Estates Mobile Home Park                            11,155,000     34.3%         856,548  2.67
   95 North Plank Road ShopRite Center                              5,100,000     74.4%         441,511  1.33
   96 Colony Plaza Shopping Center                                  5,200,000     72.9%         421,268  1.29
   97 10 North Ridgewood Road                                       4,700,000     80.6%         424,292  1.30
   98 Doral Centre Shopping Plaza                                   5,200,000     72.8%         462,021  1.37
   99 Carmel Woods Apartments                                       4,900,000     77.2%         402,932  1.27
  100 Seven Corners Professional Buildings                          5,000,000     74.8%         432,738  1.35
  101 Sunnydale MHP                                                 7,840,000     47.6%         616,708  1.97
  102 Provence North Apartments                                     4,575,000     79.4%         385,440  1.25
  103 Courtyard Garden Apartments                                   4,700,000     74.3%         396,332  1.33
  104 Walgreens - Seattle                                           4,500,000     72.7%         357,509  1.26

                    Descriptions of the Mortgaged Properties

                                                                                                         Later
                                                                                                         of Year
                                                                                   Units/                Built/    Occupancy
                                                                                  Sq. Ft./ Fee Simple/   Year       Rate at
      Property Name (1)                                          Property Type      Rooms  Leasehold     Renovated    U/W(2)
  105 Apache Village Apartments                                  Multifamily          145      Fee         1994       99.0%
  106 Walgreens Retail Building - Gresham                        Retail            13,905      Fee         1997      100.0%
  107 Westridge Plaza                                            Retail            98,833      Fee         1975       95.0%
  108 University Village Apartments                              Multifamily           47      Fee         1994      100.0%
  109 The Plaza at Stonebridge                                   Retail            33,700      Fee         1997       94.0%
  110 Henderson Plaza                                            Retail           120,050      Fee         1968      100.0%
  111 East Town Plaza                                            Retail            79,425      Fee         1989       95.0%
  112 Lake Chabot Medical Center                                 Office            26,195   Leasehold      1985      100.0%
  113 Garden City Town Center                                    Retail            44,747      Fee         1989       88.0%
  114 Las Brisas Apartments                                      Multifamily          132      Fee         1986       98.0%
  115 Bear Ground Apartments I, II, III                          Multifamily          188      Fee         1993       95.0%
  116 Walgreens Retail Building - Tucson                         Retail            17,089      Fee         1996      100.0%
  117 Mark Apartments                                            Multifamily           96      Fee         1986      100.0%
  118 Bank Properties                                            Office            22,879      Fee         1984      100.0%
  119 4646 Bronze Way  (1H)                                      Industrial        85,376      Fee         1997      100.0%
  120 4647 Bronze Way  (1H)                                      Industrial        57,804      Fee         1997      100.0%
  121 Aspenwood Apartments                                       Multifamily          120      Fee         1992       99.0%
  122 Lauderdale Parc Apartments                                 Multifamily          120      Fee         1992       99.0%
  123 West County Plaza                                          Retail           111,789      Fee         1994       93.0%
  124 Sheldon Plaza Retail Center                                Retail            59,201      Fee         1975      100.0%
  125 Olde Falls Village                                         Multifamily          112      Fee         1989       98.0%
  126 The Highland Office Building                               Office            15,660      Fee         1979      100.0%
  127 A-1 Storage of Lafayette                                   Self Storage      73,876      Fee         1996       83.0%
  128 The Gaither Center                                         Retail            36,280      Fee         1978      100.0%
  129 Willowbrook North Townhome Apartment Complex               Multifamily           76      Fee         1985       99.0%
  130 Casual Male Corporate Office Building                      Mixed Use         53,000      Fee         1997      100.0%
  131 Walgreens Retail Building - Portland                       Retail            13,737      Fee         1997      100.0%
  132 Lake Placid Village Apartments                             Multifamily           98      Fee         1970       96.0%
  133 Cumberland Apartments                                      Multifamily           84      Fee         1971       96.0%
  134 Rainbow Shopping Center                                    Retail            19,875      Fee         1994       90.0%
  135 Snowfall Plaza                                             Retail            15,510      Fee         1994      100.0%
  136 Finley Terrace Apartments                                  Multifamily          142      Fee         1993       96.0%
  137 417 W. Barry Avenue/3030 N. Sheridan Road                  Multifamily           50      Fee         1995      100.0%
  138 Bradford Gwinnett Apartments                               Multifamily          196      Fee         1995       98.0%
  139 Furr's Grocery Store                                       Retail            45,096      Fee         1995      100.0%
  140 South Brunswick Industrial Park                            Industrial       117,430      Fee         1985      100.0%
  141 Villager Square Shopping Center                            Retail            37,455      Fee         1994      100.0%
  142 Flint Hill Building                                        Mixed Use         19,950      Fee         1983       94.0%
  143 Peppertree Apartments                                      Multifamily           61      Fee         1978       98.0%
  144 Star Ranch Plaza                                           Retail            35,204      Fee         1986       96.0%
  145 Morehead Hills Apartments                                  Multifamily           75      Fee         1979      100.0%

  146 Forest Park Apartments                                     Multifamily           80      Fee         1979      100.0%
  147 Freeway Plaza Building                                     Office            40,016      Fee         1980       82.0%
  148 Coconut Creek Apartments                                   Multifamily           66      Fee         1973       95.0%
  149 The Colonial Arms Apartments                               Multifamily          123      Fee         1964       98.0%
  150 Norwood Park North Office Building                         Office            42,716      Fee         1981       95.0%
  151 Chevy Chase Arcade                                         Mixed Use         12,318      Fee         1996      100.0%
  152 Holcombe Medical Building                                  Office            26,767      Fee         1983       97.0%
  153 Youngstown Mobile Home Park                                Mobile Home Park     102      Fee         1975      100.0%
  154 Kinston Marketplace                                        Retail            52,230      Fee         1997      100.0%
  155 Versailles Apartments                                      Multifamily           80      Fee         1988       98.0%
  156 Chaparral Apartments                                       Multifamily          172      Fee         1994       93.0%

                    Descriptions of the Mortgaged Properties

                                                                                   Cut-off
                                                                                  Date LTV               U/W
      Property Name (1)                                          Appraised Value    Ratio      U/W NOI   DSCR
  105 Apache Village Apartments                                    $4,290,000     75.1%        $366,050  1.35 x
  106 Walgreens Retail Building - Gresham                           4,150,000     76.9%         348,779  1.26
  107 Westridge Plaza                                               6,050,000     52.7%         434,253  1.48
  108 University Village Apartments                                 4,400,000     71.5%         358,384  1.36
  109 The Plaza at Stonebridge                                      4,190,000     74.9%         366,056  1.34
  110 Henderson Plaza                                               4,175,000     74.6%         355,816  1.29
  111 East Town Plaza                                               3,960,000     77.5%         392,021  1.40
  112 Lake Chabot Medical Center                                    4,600,000     65.1%         425,159  1.63
  113 Garden City Town Center                                       4,300,000     69.4%         377,344  1.37
  114 Las Brisas Apartments                                         4,100,000     71.7%         332,492  1.27
  115 Bear Ground Apartments I, II, III                             3,800,000     76.1%         321,819  1.28
  116 Walgreens Retail Building - Tucson                            3,400,000     85.0%         289,321  1.05
  117 Mark Apartments                                               3,650,000     77.9%         337,062  1.43
  118 Bank Properties                                               3,800,000     73.5%         296,786  1.17
  119 4646 Bronze Way  (1H)                                         2,200,000     72.9%         206,074  1.36
  120 4647 Bronze Way  (1H)                                         1,500,000     72.4%         131,977  1.29
  121 Aspenwood Apartments                                          3,400,000     76.2%         309,669  1.43
  122 Lauderdale Parc Apartments                                    3,500,000     72.3%         315,448  1.33
  123 West County Plaza                                             3,450,000     73.0%         287,565  1.30
  124 Sheldon Plaza Retail Center                                   3,700,000     67.4%         287,712  1.29
  125 Olde Falls Village                                            3,600,000     69.2%         323,716  1.51
  126 The Highland Office Building                                  3,800,000     65.4%         306,668  1.21
  127 A-1 Storage of Lafayette                                      3,400,000     72.2%         304,694  1.34
  128 The Gaither Center                                            3,800,000     61.6%         328,910  1.55
  129 Willowbrook North Townhome Apartment Complex                  3,000,000     77.2%         253,500  1.31
  130 Casual Male Corporate Office Building                         3,050,000     75.2%         266,021  1.29
  131 Walgreens Retail Building - Portland                          2,950,000     77.4%         249,856  1.26
  132 Lake Placid Village Apartments                                2,800,000     74.9%         226,499  1.31
  133 Cumberland Apartments                                         2,850,000     73.5%         237,987  1.35
  134 Rainbow Shopping Center                                       2,650,000     78.2%         242,725  1.28
  135 Snowfall Plaza                                                3,365,000     60.7%         251,946  1.29
  136 Finley Terrace Apartments                                     2,600,000     78.5%         243,786  1.29
  137 417 W. Barry Avenue/3030 N. Sheridan Road                     2,720,000     73.4%         230,639  1.38
  138 Bradford Gwinnett Apartments                                  3,500,000     56.9%         329,694  1.67
  139 Furr's Grocery Store                                          2,800,000     71.2%         279,236  1.43
  140 South Brunswick Industrial Park                               3,800,000     52.3%         285,314  1.42
  141 Villager Square Shopping Center                               2,800,000     69.8%         247,847  1.42
  142 Flint Hill Building                                           2,600,000     74.8%         230,858  1.30
  143 Peppertree Apartments                                         2,375,000     79.9%         198,244  1.29
  144 Star Ranch Plaza                                              2,700,000     70.1%         227,850  1.26
  145 Morehead Hills Apartments                                     3,050,000     61.9%         193,460  1.25
  146 Forest Park Apartments                                        2,500,000     71.1%         185,550  1.27
  147 Freeway Plaza Building                                        2,700,000     65.7%         203,801  1.29
  148 Coconut Creek Apartments                                      2,200,000     79.7%         198,292  1.23

  149 The Colonial Arms Apartments                                  2,125,000     79.8%         204,304  1.45
  150 Norwood Park North Office Building                            2,200,000     69.1%         169,345  1.26
  151 Chevy Chase Arcade                                            2,100,000     71.3%         169,273  1.30
  152 Holcombe Medical Building                                     2,100,000     71.3%         164,390  1.28
  153 Youngstown Mobile Home Park                                   3,190,000     46.9%         228,817  1.83
  154 Kinston Marketplace                                           2,200,000     68.0%         170,331  1.33
  155 Versailles Apartments                                         2,050,000     72.9%         187,324  1.24
  156 Chaparral Apartments                                          2,600,000     57.0%         240,385  1.39

                    Descriptions of the Mortgaged Properties

                                                                                                         Later
                                                                                                         of Year
                                                                                   Units/                Built/    Occupancy
                                                                                  Sq. Ft./ Fee Simple/   Year       Rate at
      Property Name (1)                                          Property Type      Rooms  Leasehold     Renovated    U/W(2)
  157 Revco Drug Store                                           Retail            10,722      Fee         1997      100.0%
  158 Oakwood Estates Apartments                                 Multifamily           80      Fee         1990       98.0%
  159 Innsbruck Villa Apartments                                 Multifamily           74      Fee         1994       95.0%
  160 The Pathmark Grocery Store                                 Retail            46,500      Fee         1986      100.0%
  161 La Carre Apartments                                        Multifamily           50      Fee         1970      100.0%
  162 Westside Plaza Shopping Center                             Retail            10,673      Fee         1996       91.0%
  163 Woodhollow Apartments                                      Multifamily           84      Fee         1973       95.0%
  164 Park View Place Apartments                                 Multifamily           68      Fee         1967       96.0%
  165 2500 Packard Road                                          Office            24,227      Fee         1969       91.0%
  166 K-Mart Plaza                                               Retail           104,000      Fee         1967      100.0%
  167 Portland Contessa Apartments                               Multifamily           64      Fee         1994       97.0%
  168 Lovers Lane Animal Hospital/Clinic                         Other Commercial   7,020      Fee         1991      100.0%

      Total/Weighted Average:                                                                              1989       97.8% (2)
                                                                                                           ====================

      Maximum:                                                                                             1997      100.0%
      Minimum:                                                                                             1938       82.0%

                    Descriptions of the Mortgaged Properties

                                                                                   Cut-off
                                                                                  Date LTV               U/W
      Property Name (1)                                          Appraised Value    Ratio      U/W NOI   DSCR
  157 Revco Drug Store                                             $1,900,000     76.8%        $174,678  1.22 x
  158 Oakwood Estates Apartments                                    1,800,000     79.8%         157,475  1.26
  159 Innsbruck Villa Apartments                                    1,830,000     74.9%         171,468  1.49
  160 The Pathmark Grocery Store                                    2,175,000     61.2%         198,263  1.25
  161 La Carre Apartments                                           1,650,000     78.7%         133,351  1.25
  162 Westside Plaza Shopping Center                                1,950,000     66.3%         152,857  1.23
  163 Woodhollow Apartments                                         1,550,000     77.2%         138,331  1.26
  164 Park View Place Apartments                                    1,450,000     74.7%         124,892  1.32
  165 2500 Packard Road                                             1,400,000     74.6%         130,464  1.26
  166 K-Mart Plaza                                                  2,750,000     25.4%          82,905  1.29
  167 Portland Contessa Apartments                                  1,000,000     63.9%          66,720  1.25
  168 Lovers Lane Animal Hospital/Clinic                              700,000     72.5%          93,122  1.65

      Total/Weighted Average:                                  $1,481,628,000 (3) 65.4% (3) $98,706,045  1.35 x
                                                               ================================================

      Maximum:                                                   $416,000,000 (3) 85.0% (3)  $9,182,326  2.67 x
      Minimum:                                                       $700,000 (3) 24.0% (3)     $66,720  1.05 x

(1A) The Mortgage Loans secured by the 18 Stone Container industrial properties, respectively, are cross-collateralized and cross-defaulted.

(1B) The Mortgage Loans secured by Willow Creek Apartments (Foster Portfolio), Lake Park Apartments, Plaza South Apartments, Farmwood Apartments, and Colony Apartments, respectively, are cross-collateralized and cross-defaulted.

(1C) The Mortgage Loans secured by Pebble Creek Apartments and Homestead Apartments, respectively, are cross-collateralized and cross-defaulted.

(1D) The Mortgage Loans secured by Shops at Lyndale Phase II and Shops at Lyndale Phase II - TIF, respectively, are cross-collateralized and cross-defaulted.

(1E) The Mortgage Loans secured by Walgreens - Kirkland, Walgreens Retail Pharmacy Store - San Francisco, Walgreens Retail Pharmacy Store - Charleston/Torrey, Walgreens Retail Pharmacy Store - Las Vegas Boulevard, and Walgreens/Pharmacy Store - Paradise, respectively, are cross-collateralized and cross-defaulted.

(1F) The Mortgage Loans secured by Two Greenville Crossing and One Greenville Crossing, respectively, are cross-collateralized and cross-defaulted.

(1G) The Mortgage Loans secured by Curry Honda Automobile Dealership, Curry Chevrolet Automobile Dealership, Curry Acura Automobile Dealership, Curry Ford/Subaru Automobile Dealership, Curry Mitsubishi Automobile Dealership, and Curry Office Building, respectively, are cross-collateralized and cross-defaulted.

(1H) The Mortgage Loans secured by 4646 Bronze Way and 4647 Bronze Way, respectively, are cross-collateralized and cross-defaulted.

(2)   Does not reflect any Mortgage Loans secured by hotel properties.

(3) The Appraised Value for the Showboat Hotel & Casino, Atlantic City and the aggregate Appraised Value of all the Mortgaged Properties set forth above reflects, and the Cut-off Date LTV Ratio of the Showboat Loan and the weighted average Cut-off Date LTV Ratio of the Mortgage Pool set forth above is based upon, the unencumbered fee simple value of the Showboat Hotel & Casino, Atlantic City under a foreclosure scenario, assuming that such property is free and clear of the Showboat Ground Lease. The estimated value (based upon an income capitalization approach) of the property securing the Showboat Loan, taking into account that such property is encumbered by the Showboat Ground Lease, is approximately $110 million. Based upon such value, the aggregate Appraised Value of all the Mortgaged Properties would be $1,175,628,000, the Cut-off Date LTV Ratio of the Showboat Loan would be 90.8% and the weighted average Cut-off Date LTV Ratio of the Mortgage Pool would be 73.4%.

                     Characteristics of the Mortgage Loans

                                                                                                     Original  Remaining
                                                                                          Percentage Amortiz-   Amortiz-
                                                                 Original      Cut-off    of Initial   ation     ation
                                                                Principal        Date        Pool      Term       Term
    Property Name (1)                                             Balance      Balance      Balance  (months)   (months)
  1 Showboat Hotel & Casino, Atlantic City                     $100,000,000   $99,880,087    11.9%      360        359
  2 Stone Container - Santa Fe Springs  (1A)                      4,500,000     4,473,154     0.5%      300        294
  3 Stone Container - Mansfield  (1A)                             4,350,000     4,324,049     0.5%      300        294
  4 Stone Container - San Jose  (1A)                              4,237,500     4,212,220     0.5%      300        294
  5 Stone Container - Minneapolis  (1A)                           3,862,500     3,839,457     0.5%      300        294
  6 Stone Container - Springfield  (1A)                           3,525,000     3,503,971     0.4%      300        294
  7 Stone Container - Salinas  (1A)                               3,018,750     3,000,741     0.4%      300        294
  8 Stone Container - Harahan  (1A)                               2,850,000     2,832,998     0.3%      300        294
  9 Stone Container - Rogers  (1A)                                2,362,500     2,348,406     0.3%      300        294
 10 Stone Container - Keokuk  (1A)                                1,762,500     1,751,985     0.2%      300        294
 11 Stone Container - Portland  (1A)                              1,725,000     1,714,709     0.2%      300        294
 12 Stone Container - Saltillo  (1A)                              1,515,000     1,505,962     0.2%      300        294
 13 Stone Container - Columbus  (1A)                              1,500,000     1,491,051     0.2%      300        294
 14 Stone Container - North Tonawanda  (1A)                       1,500,000     1,491,051     0.2%      300        294
 15 Stone Container - St. Cloud  (1A)                             1,500,000     1,491,051     0.2%      300        294
 16 Stone Container - Jackson  (1A)                               1,387,500     1,379,222     0.2%      300        294
 17 Stone Container - Collierville  (1A)                          1,125,000     1,118,288     0.1%      300        294
 18 Stone Container - Bloomington  (1A)                             787,500       782,802     0.1%      300        294
 19 Stone Container - Danville  (1A)                                637,500       633,697     0.1%      300        294
 20 Washington Marriott Hotel                                    34,000,000    33,946,529     4.0%      300        299
 21 Willow Creek Apartments (Foster Portfolio)  (1B)              7,180,000     7,167,328     0.9%      360        358
 22 Lake Park Apartments  (1B)                                    6,880,000     6,867,858     0.8%      360        358
 23 Plaza South Apartments  (1B)                                  5,880,000     5,869,623     0.7%      360        358
 24 Farmwood Apartments  (1B)                                     5,860,000     5,849,658     0.7%      360        358
 25 Colony Apartments  (1B)                                       2,200,000     2,196,117     0.3%      360        358
 26 Southwest Plaza I and II Shopping Center                     18,250,000    18,218,954     2.2%      360        358
 27 The Rosedale Corporate Plaza                                 18,000,000    17,978,284     2.1%      360        359
 28 Bayvue Apartments                                            17,400,000    17,339,084     2.1%      360        355
 29 Lake Calhoun Executive Center                                16,100,000    16,051,053     1.9%      360        355
 30 Pebble Creek Apartments  (1C)                                 7,500,000     7,479,928     0.9%      300        298
 31 Homestead Apartments  (1C)                                    7,300,000     7,280,463     0.9%      300        298
 32 Shops at Lyndale Phase II  (1D)                              13,300,000    13,263,359     1.6%      360        356
 33 Shops at Lyndale Phase II - TIF  (1D)                         1,500,000     1,477,531     0.2%      156        152
 34 Walgreens - Kirkland  (1E)                                    3,450,000     3,440,377     0.4%      360        356
 35 Walgreens Retail Pharmacy Store - San Francisco  (1E)         3,410,000     3,400,488     0.4%      360        356
 36 Walgreens Retail Pharmacy Store - Charleston/Torrey  (1E)     2,750,000     2,742,329     0.3%      360        356
 37 Walgreens Retail Pharmacy Store - Las Vegas Boulevard  (1E)   2,750,000     2,742,329     0.3%      360        356
 38 Walgreens Retail/Pharmacy Store - Paradise  (1E)              1,830,000     1,824,895     0.2%      360        356
 39 Country Village MHP                                          13,200,000    13,184,033     1.6%      360        359
 40 414 N. Orleans St.                                           13,000,000    12,973,451     1.5%      360        357
 41 Two Greenville Crossing  (1F)                                 7,600,000     7,586,457     0.9%      360        358
 42 One Greenville Crossing  (1F)                                 5,200,000     5,190,734     0.6%      360        358

 43 Wesley Chapel Square                                         11,400,000    11,341,188     1.4%      300        295
 44 Mercado del Lago Shopping Center                             11,300,000    11,274,478     1.3%      360        357
 45 Curry Honda Automobile Dealership  (1G)                       3,350,000     3,334,572     0.4%      240        237
 46 Curry Chevrolet Automobile Dealership  (1G)                   2,100,000     2,090,328     0.2%      240        237
 47 Curry Acura Automobile Dealership  (1G)                       1,650,000     1,642,401     0.2%      240        237
 48 Curry Ford/Subaru Automobile Dealership  (1G)                 1,650,000     1,642,401     0.2%      240        237
 49 Curry Mitsubishi Automobile Dealership  (1G)                    970,000       965,533     0.1%      240        237
 50 Curry Office Building  (1G)                                     650,000       647,006     0.1%      240        237
 51 708 Broadway / 404 Lafayette Street                          10,000,000     9,988,136     1.2%      300        299
 52 360-386 East Fordham Road                                    10,000,000     9,977,096     1.2%      360        357
 53 Hampton Inn - Houston Galleria                               10,000,000     9,975,993     1.2%      300        298
 54 Holiday Inn Southwest and Viking Conference Center            9,750,000     9,705,557     1.2%      300        295
 55 Valley Central  Center                                        9,360,000     9,339,649     1.1%      360        357
 56 Centrum Office Building                                       9,000,000     8,987,509     1.1%      360        358
 57 237-269 East Fordham Road                                     8,750,000     8,739,535     1.0%      360        359
 58 Dietrich Meadows S/C                                          8,400,000     8,382,670     1.0%      360        357
 59 Schaumburg Villas Apartments                                  8,000,000     7,987,281     1.0%      360        358
 60 Vista Ridge Retail Center                                     7,920,000     7,896,817     0.9%      360        356
 61 Trade Centre South                                            7,900,000     7,883,369     0.9%      360        357
 62 Loehman's Plaza                                               7,850,000     7,823,899     0.9%      360        355
 63 Southwind Plaza                                               7,600,000     7,586,522     0.9%      360        358

                     Characteristics of the Mortgage Loans

    Original    Remaining
     Term to     Term to
      Stated     Stated      Mort-             First
    Maturity    Maturity     gage    Monthly  Payment    Maturity  Prepayment Provision                    Defeasance
    (months)(2) (months)(2)   Rate   Payment    Date      Date(2)  as of Cut-Off Date(2)                   Provision
  1     120         119     7.090%   $671,358  3/1/98      2/1/08  L (9.92)                                    Yes
  2     120         114     8.450%     36,084 10/1/97     8/31/07  L (2.5), YM 1% (6.5), O (0.5)               No
  3     120         114     8.450%     34,881 10/1/97     8/31/07  L (2.5), YM 1% (6.5), O (0.5)               No
  4     120         114     8.450%     33,979 10/1/97     8/31/07  L (2.5), YM 1% (6.5), O (0.5)               No
  5     120         114     8.450%     30,972 10/1/97     8/31/07  L (2.5), YM 1% (6.5), O (0.5)               No
  6     120         114     8.450%     28,266 10/1/97     8/31/07  L (2.5), YM 1% (6.5), O (0.5)               No
  7     120         114     8.450%     24,206 10/1/97     8/31/07  L (2.5), YM 1% (6.5), O (0.5)               No
  8     120         114     8.450%     22,853 10/1/97     8/31/07  L (2.5), YM 1% (6.5), O (0.5)               No
  9     120         114     8.450%     18,944 10/1/97     8/31/07  L (2.5), YM 1% (6.5), O (0.5)               No
 10     120         114     8.450%     14,133 10/1/97     8/31/07  L (2.5), YM 1% (6.5), O (0.5)               No
 11     120         114     8.450%     13,832 10/1/97     8/31/07  L (2.5), YM 1% (6.5), O (0.5)               No
 12     120         114     8.450%     12,148 10/1/97     8/31/07  L (2.5), YM 1% (6.5), O (0.5)               No
 13     120         114     8.450%     12,028 10/1/97     8/31/07  L (2.5), YM 1% (6.5), O (0.5)               No
 14     120         114     8.450%     12,028 10/1/97     8/31/07  L (2.5), YM 1% (6.5), O (0.5)               No
 15     120         114     8.450%     12,028 10/1/97     8/31/07  L (2.5), YM 1% (6.5), O (0.5)               No
 16     120         114     8.450%     11,126 10/1/97     8/31/07  L (2.5), YM 1% (6.5), O (0.5)               No
 17     120         114     8.450%      9,021 10/1/97     8/31/07  L (2.5), YM 1% (6.5), O (0.5)               No
 18     120         114     8.450%      6,315 10/1/97     8/31/07  L (2.5), YM 1% (6.5), O (0.5)               No
 19     120         114     8.450%      5,112 10/1/97     8/31/07  L (2.5), YM 1% (6.5), O (0.5)               No
 20     120         119     7.375%    248,499  3/1/98      2/1/08  L (9.42), O (0.5)                           Yes
 21     120         118     7.250%     48,980  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes
 22     120         118     7.250%     46,934  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes
 23     120         118     7.250%     40,112  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes
 24     120         118     7.250%     39,976  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes
 25     120         118     7.250%     15,008  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes
 26     144         142     7.480%    127,357  2/1/98      1/1/10  L (4.83), YM 1% (4.5), O (2.5)              No
 27     120         119     7.020%    119,996  3/1/98      2/1/08  L (9.42), O (0.5)                           Yes
 28     120         115     7.550%    122,260 11/1/97     10/1/07  L (9.58)                                    Yes
 29     120         115     8.180%    120,163 11/1/97     10/1/07  L (9.08), O (0.5)                           Yes
 30     120         118     6.980%     52,913  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes
 31     120         118     6.980%     51,502  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes
 32     240         236     7.920%     96,850 12/1/97     11/1/17  L (16.67), O (3)                            Yes
 33     156         152     7.840%     15,362 12/1/97     11/1/10  L (12.17), O (0.5)                          Yes
 34     240         236     7.850%     24,955 12/1/97     11/1/17  L (16.58), O (3.08)                         Yes
 35     240         236     7.850%     24,666 12/1/97     11/1/17  L (16.58), O (3.08)                         Yes
 36     240         236     7.850%     19,892 12/1/97     11/1/17  L (16.58), O (3.08)                         Yes
 37     240         236     7.850%     19,892 12/1/97     11/1/17  L (16.58), O (3.08)                         Yes
 38     240         236     7.850%     13,237 12/1/97     11/1/17  L (16.58), O (3.08)                         Yes
 39     120         119     6.990%     87,731  3/1/98      2/1/08  L (9.42), O (0.5)                           Yes
 40     120         117     7.950%     94,937  1/1/98     12/1/07  L (9.25), O (0.5)                           Yes
 41     120         118     7.190%     51,536  2/1/98      1/1/08  L (9.25), O (0.58)                          Yes
 42     120         118     7.190%     35,262  2/1/98      1/1/08  L (9.25), O (0.58)                          Yes

 43     240         235     8.200%     89,503 11/1/97     10/1/17  L (19.08), O (0.5)                          Yes
 44     120         117     7.450%     78,625  1/1/98     12/1/07  L (9.25), O (0.5)                           Yes
 45     120         117     8.850%     29,818  1/1/98     12/1/07  L (9.17), O (0.58)                          Yes
 46     120         117     8.850%     18,692  1/1/98     12/1/07  L (9.17), O (0.58)                          Yes
 47     120         117     8.850%     14,687  1/1/98     12/1/07  L (9.17), O (0.58)                          Yes
 48     120         117     8.850%     14,687  1/1/98     12/1/07  L (9.17), O (0.58)                          Yes
 49     120         117     8.850%      8,634  1/1/98     12/1/07  L (9.17), O (0.58)                          Yes
 50     120         117     8.850%      5,786  1/1/98     12/1/07  L (9.17), O (0.58)                          Yes
 51     120         119     7.250%     72,281  3/1/98      2/1/08  L (9.33), O (0.58)                          Yes
 52     120         117     7.380%     69,102  1/1/98     12/1/07  L (9.25), O (0.5)                           Yes
 53     120         118     7.780%     75,730  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes
 54     120         115     8.630%     79,366 11/1/97     10/1/07  L (4.58), YM 1% (4.5), O (0.5)              No
 55     120         117     7.640%     66,346  1/1/98     12/1/07  L (9.25), O (0.5)                           Yes
 56     120         118     7.850%     65,100  2/1/98      1/1/08  L (4.83), YM 1% (4.42), O (0.58)            No
 57     120         119     7.120%     58,921  3/1/98      2/1/08  L (9.42), O (0.5)                           Yes
 58     144         141     7.900%     61,052  1/1/98     12/1/09  L (11.25), O (0.5)                          Yes
 59     120         118     7.170%     54,141  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes
 60     120         116     7.610%     55,976 12/1/97     11/1/07  L (9.17), O (0.5)                           Yes
 61     120         117     7.800%     56,870  1/1/98     12/1/07  L (4.75), YM 1% (4.5), O (0.5)              No
 62     120         115     7.783%     56,417 11/1/97     10/1/07  L (9.08), O (0.5)                           Yes
 63     120         118     7.220%     51,691  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes

                      Characteristics of the Mortgage Loans

                                                                                                     Original  Remaining
                                                                                          Percentage Amortiz-   Amortiz-
                                                                 Original      Cut-off    of Initial   ation     ation
                                                                Principal        Date        Pool      Term       Term
    Property Name (1)                                            Balance       Balance      Balance  (months)   (months)
 64 127th Street Shopping Center                                 $7,500,000    $7,491,030     0.9%      360        359
 65 Filene's Basement Distribution Center                         7,500,000     7,482,356     0.9%      300        298
 66 Holiday Inn Express Hotel                                     7,500,000     7,476,221     0.9%      300        297
 67 Forest Pines Retirement Residence                             7,250,000     7,224,844     0.9%      300        297
 68 Hammond Springs Shopping Center                               7,100,000     7,079,914     0.8%      360        356
 69 AMC Theater Complex                                           7,000,000     6,984,577     0.8%      324        322
 70 Roosevelt Plaza Shopping Center                               6,900,000     6,877,403     0.8%      300        297
 71 Johnson Square Office Park                                    6,480,000     6,468,853     0.8%      360        358
 72 Comfort Inn - Cleveland                                       6,000,000     5,990,825     0.7%      300        299
 73 Gateway Business Center                                       5,900,000     5,882,185     0.7%      360        355
 74 Good Samaritan Medical Plaza                                  5,650,000     5,638,966     0.7%      360        357
 75 Spring Tree Apartments                                        5,570,000     5,557,546     0.7%      360        357
 76 Walgreen's Plaza                                              5,200,000     5,191,154     0.6%      360        358
 77 Candler McAfee Shopping Center                                5,170,000     5,157,582     0.6%      360        355
 78 Heritage Hills Apartments                                     5,110,000     5,089,022     0.6%      360        354
 79 Big V Supermarket                                             5,100,000     5,087,488     0.6%      300        298
 80 1333 N. Kingsbury Street                                      5,025,000     5,009,336     0.6%      360        355
 81 Wellington Place North                                        5,000,000     4,993,061     0.6%      360        358
 82 Woodstock Square Shopping Center                              5,000,000     4,991,453     0.6%      360        358
 83 Willow Creek Apartments                                       4,985,000     4,973,854     0.6%      360        357
 84 Rainforest Cafe Property                                      5,000,000     4,959,525     0.6%      216        212
 85 Randall's Store                                               4,800,000     4,790,197     0.6%      360        357
 86 34-38 Industrial Way East (Eatontown)                         4,600,000     4,590,019     0.5%      360        357
 87 Red Cedar Building                                            4,400,000     4,387,331     0.5%      360        356
 88 Vineyard Crossing Apartments                                  4,300,000     4,294,977     0.5%      360        359
 89 Ojai Oaks Mobile Home Park                                    4,300,000     4,284,628     0.5%      360        355
 90 Highlands Ranch Town Center                                   4,250,000     4,235,811     0.5%      324        320
 91 Greyberry Apartments of Wayne                                 4,200,000     4,187,000     0.5%      360        356
 92 Sunset Pecos Plaza                                            4,100,000     4,086,934     0.5%      360        355
 93 Carls Furniture/Sound Advice                                  4,050,000     4,028,322     0.5%      240        237
 94 Eldorado Estates Mobile Home Park                             3,835,000     3,823,417     0.5%      360        356
 95 North Plank Road ShopRite Center                              3,800,000     3,793,970     0.5%      360        358
 96 Colony Plaza Shopping Center                                  3,800,000     3,789,211     0.5%      360        356
 97 10 North Ridgewood Road                                       3,800,000     3,787,272     0.5%      360        355
 98 Doral Centre Shopping Plaza                                   3,800,000     3,784,662     0.5%      360        354
 99 Carmel Woods Apartments                                       3,790,000     3,781,526     0.5%      360        357
100 Seven Corners Professional Buildings                          3,750,000     3,739,241     0.4%      360        356
101 Sunnydale MHP                                                 3,740,000     3,728,703     0.4%      360        356
102 Provence North Apartments                                     3,650,000     3,634,487     0.4%      360        354
103 Courtyard Garden Apartments                                   3,500,000     3,492,436     0.4%      360        357
104 Walgreens - Seattle                                           3,280,000     3,270,851     0.4%      360        356
105 Apache Village Apartments                                     3,235,000     3,223,550     0.4%      360        355

106 Walgreens Retail Building - Gresham                           3,200,000     3,191,074     0.4%      360        356
107 Westridge Plaza                                               3,200,000     3,189,605     0.4%      300        297
108 University Village Apartments                                 3,150,000     3,144,624     0.4%      360        358
109 The Plaza at Stonebridge                                      3,150,000     3,139,728     0.4%      360        355
110 Henderson Plaza                                               3,125,000     3,115,214     0.4%      360        355
111 East Town Plaza                                               3,080,000     3,068,204     0.4%      360        354
112 Lake Chabot Medical Center                                    3,000,000     2,995,195     0.4%      360        358
113 Garden City Town Center                                       3,000,000     2,983,679     0.4%      300        295
114 Las Brisas Apartments                                         2,950,000     2,939,927     0.4%      300        297
115 Bear Ground Apartments I, II, III                             2,900,000     2,890,437     0.3%      360        355
116 Walgreens Retail Building - Tucson                            2,900,000     2,889,908     0.3%      252        250
117 Mark Apartments                                               2,850,000     2,843,433     0.3%      360        357
118 Bank Properties                                               2,800,000     2,792,828     0.3%      360        356
119 4646 Bronze Way  (1H)                                         1,610,000     1,603,376     0.2%      300        296
120 4647 Bronze Way  (1H)                                         1,090,000     1,085,515     0.1%      300        296
121 Aspenwood Apartments                                          2,600,000     2,592,037     0.3%      360        356
122 Lauderdale Parc Apartments                                    2,550,000     2,531,065     0.3%      300        293
123 West County Plaza                                             2,525,000     2,518,042     0.3%      360        356
124 Sheldon Plaza Retail Center                                   2,500,000     2,493,800     0.3%      300        298
125 Olde Falls Village                                            2,500,000     2,490,876     0.3%      300        297
126 The Highland Office Building                                  2,500,000     2,483,249     0.3%      240        236

                     Characteristics of the Mortgage Loans

     Original   Remaining
      Term to    Term to
       Stated     Stated    Mort-              First
     Maturity    Maturity    gage    Monthly  Payment    Maturity                                          Defeasance
    (months)(2) (months)(2)  Rate    Payment    Date      Date(2)  Prepayment Provision(2)                 Provision
 64     120         119     7.120%    $50,504  3/1/98      2/1/08  L (4.92), O (5)                             Yes
 65     180         178     7.930%     57,539  2/1/98      1/1/13  L (6.83), YM 1% (5), O (3)                  No
 66     120         117     8.000%     57,886  1/1/98     12/1/07  L (9.25), O (0.5)                           Yes
 67     120         117     7.440%     53,294  1/1/98     12/1/07  L (3.75), YM 1% (5.5), O (0.5)              No
 68     120         116     7.780%     51,013 12/1/97     11/1/07  L (9.17), O (0.5)                           Yes
 69     119         117     7.260%     49,340  2/1/98     12/1/07  L (9.17), O (0.58)                          Yes
 70     180         177     7.800%     52,344  1/1/98     12/1/12  L (14.25), O (0.5)                          Yes
 71     120         118     7.410%     44,910  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes
 72     120         119     7.720%     45,202  3/1/98      2/1/08  L (4.92), YM 1% (4.5), O (0.5)              No
 73     120         115     8.210%     44,159 11/1/97     10/1/07  L (9.08), O (0.5)                           Yes
 74     120         117     8.170%     42,129  1/1/98     12/1/07  L (4.75), YM 1% (4.5), O (0.5)              No
 75      84          81     7.510%     38,984  1/1/98     12/1/04  L (3.75), YM 1% (2.5), O (0.5)              No
 76     120         118     7.480%     36,288  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes
 77     115         110     9.180%     42,270 11/1/97      5/1/07  L (8.75), O (0.42)                          Yes
 78     120         114     7.720%     36,503 10/1/97      9/1/07  L (4.5), YM 1% (4.5), O (0.5)               No
 79     180         178     7.620%     38,088  2/1/98      1/1/13  L (6.83), YM 1% (5), O (3)                  No
 80     120         115     8.070%     37,117 11/1/97     10/1/07  L (4.58), YM 1% (4.5), O (0.5)              No
 81     120         118     7.850%     36,167  2/1/98      1/1/08  L (4.83), YM 1% (4.5), O (0.5)              No
 82     120         118     7.450%     34,790  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes
 83      84          81     7.510%     34,890  1/1/98     12/1/04  L (3.75), YM 1% (2.5), O (0.5)              No
 84     180         176     8.350%     44,813 12/1/97     11/1/12  L (5.67), YM 1% (6), O (3)                  No
 85     240         237     7.950%     35,054  1/1/98     12/1/17  L (19.25), O (0.5)                          Yes
 86     120         117     7.650%     32,638  1/1/98     12/1/07  L (9.25), O (0.5)                           Yes
 87     120         116     7.700%     31,370 12/1/97     11/1/07  L (9.67)                                    Yes
 88      84          83     7.400%     29,772  3/1/98      2/1/05  L (4.92), O (2)                             No
 89     120         115     7.750%     30,806 11/1/97     10/1/07  L (9.08), O (0.5)                           Yes
 90     120         116     8.320%     32,983 12/1/97     11/1/07  L (9.17), O (0.5)                           Yes
 91     120         116     7.330%     28,880 12/1/97     11/1/07  L (9.17), O (0.5)                           Yes
 92     120         115     8.320%     31,004 11/1/97     10/1/07  L (4.58), YM 1% (4.5), O (0.5)              No
 93     180         177     7.650%     32,999  1/1/98     12/1/12  L (6.75), YM 1% (5), O (3)                  No
 94     240         236     7.460%     26,710 12/1/97     11/1/17  L (14.67), O (5)                            Yes
 95     120         118     7.920%     27,671  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes
 96     120         116     7.770%     27,276 12/1/97     11/1/07  L (4.67), YM 1% (4.5), O (0.5)              No
 97     120         115     7.750%     27,224 11/1/97     10/1/07  L (4.58), YM 1% (4.5), O (0.5)              No
 98     120         114     8.070%     28,069 10/1/97      9/1/07  L (4.5), YM 1% (4.5), O (0.5)               No
 99      84          81     7.510%     26,526  1/1/98     12/1/04  L (3.75), YM 1% (2.5), O (0.5)              No
100     120         116     7.710%     26,762 12/1/97     11/1/07  L (4.67), YM 1% (4.5), O (0.5)              No
101     240         236     7.460%     26,048 12/1/97     11/1/17  L (14.67), O (5)                            Yes
102     120         114     7.560%     25,671 10/1/97      9/1/07  L (9), O (0.5)                              Yes
103     120         117     7.670%     24,881  1/1/98     12/1/07  L (9.25), O (0.5)                           Yes
104     240         236     7.850%     23,725 12/1/97     11/1/17  L (16.67), O (3)                            Yes
105     120         115     7.500%     22,620 11/1/97     10/1/07  L (4.58), YM 1% (4.5), O (0.5)              No

106     240         236     7.850%     23,147 12/1/97     11/1/17  L (16.67), O (3)                            Yes
107     120         117     7.850%     24,381  1/1/98     12/1/07  L (4.75), YM 1% (4.5), O (0.5)              No
108     120         118     7.460%     21,939  2/1/98      1/1/08  L (4.83), YM 1% (4.5), O (0.5)              No
109     240         235     7.870%     22,829 11/1/97     10/1/17  L (19.08), O (0.5)                          Yes
110     120         115     8.050%     23,039 11/1/97     10/1/07  L (4.58), YM 1% (4.5), O (0.5)              No
111     120         114     8.330%     23,312 10/1/97      9/1/07  L (4.5), YM 1% (4.5), O (0.5)               No
112     120         118     7.860%     21,721  2/1/98      1/1/08  L (4.83), YM 1% (4.5), O (0.5)              No
113     120         115     7.870%     22,897 11/1/97     10/1/07  L (4.58), YM 1% (4.5), O (0.5)              No
114     120         117     7.540%     21,877  1/1/98     12/1/07  L (9.25), O (0.5)                           Yes
115     120         115     7.820%     20,916 11/1/97     10/1/07  L (9.08), O (0.5)                           Yes
116     240         238     7.550%     22,976  2/1/98      1/1/18  L (19.33), O (0.5)                          Yes
117     120         117     7.350%     19,636  1/1/98     12/1/07  L (9.25), O (0.5)                           Yes
118     120         116     8.280%     21,095 12/1/97     11/1/07  L (9.17), O (0.5)                           Yes
119     120         116     8.190%     12,630 12/1/97     11/1/07  L (9.17), O (0.5)                           Yes
120     120         116     8.190%      8,550 12/1/97     11/1/07  L (9.17), O (0.5)                           Yes
121     120         116     7.390%     17,984 12/1/97     11/1/07  L (9.17), O (0.5)                           Yes
122     120         113     8.070%     19,800  9/1/97      8/1/07  L (8.83), O (0.58)                          Yes
123     120         116     7.910%     18,369 12/1/97     11/1/07  L (4.67), YM 1% (4.5), O (0.5)              No
124     120         118     7.540%     18,540  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes
125     120         117     7.130%     17,877  1/1/98     12/1/07  L (9.25), O (0.5)                           Yes
126     240         236     8.190%     21,208 12/1/97     11/1/17  L (19.17), O (0.5)                          Yes

                     Characteristics of the Mortgage Loans

                                                                                                     Original  Remaining
                                                                                          Percentage Amortiz-   Amortiz-
                                                                 Original      Cut-off    of Initial   ation     ation
                                                                 Principal       Date        Pool      Term       Term
    Property Name (1)                                             Balance      Balance      Balance  (months)   (months)
127 A-1 Storage of Lafayette                                     $2,465,000    $2,454,422     0.3%      300        296
128 The Gaither Center                                            2,350,000     2,342,218     0.3%      300        297
129 Willowbrook North Townhome Apartment Complex                  2,320,000     2,314,750     0.3%      360        357
130 Casual Male Corporate Office Building                         2,300,000     2,292,234     0.3%      300        297
131 Walgreens Retail Building - Portland                          2,290,000     2,283,612     0.3%      360        356
132 Lake Placid Village Apartments                                2,100,000     2,096,318     0.2%      360        358
133 Cumberland Apartments                                         2,100,000     2,095,286     0.2%      360        357
134 Rainbow Shopping Center                                       2,075,000     2,071,134     0.2%      360        357
135 Snowfall Plaza                                                2,050,000     2,042,910     0.2%      360        354
136 Finley Terrace Apartments                                     2,050,000     2,042,133     0.2%      360        353
137 417 W. Barry Avenue/3030 N. Sheridan Road                     2,000,000     1,995,501     0.2%      360        357
138 Bradford Gwinnett Apartments                                  2,000,000     1,992,538     0.2%      240        238
139 Furr's Grocery Store                                          2,000,000     1,992,432     0.2%      240        238
140 South Brunswick Industrial Park                               2,000,000     1,986,343     0.2%      240        236
141 Villager Square Shopping Center                               1,960,000     1,955,119     0.2%      300        298
142 Flint Hill Building                                           1,950,000     1,943,583     0.2%      300        297
143 Peppertree Apartments                                         1,900,000     1,896,571     0.2%      360        358
144 Star Ranch Plaza                                              1,900,000     1,892,296     0.2%      300        296
145 Morehead Hills Apartments                                     1,890,000     1,887,770     0.2%      360        359
146 Forest Park Apartments                                        1,780,000     1,777,900     0.2%      360        359
147 Freeway Plaza Building                                        1,774,628     1,773,435     0.2%      357        356
148 Coconut Creek Apartments                                      1,760,000     1,754,320     0.2%      300        297
149 The Colonial Arms Apartments                                  1,700,000     1,696,083     0.2%      360        357
150 Norwood Park North Office Building                            1,525,000     1,520,873     0.2%      360        356
151 Chevy Chase Arcade                                            1,500,000     1,496,899     0.2%      360        357
152 Holcombe Medical Building                                     1,500,000     1,496,758     0.2%      360        357
153 Youngstown Mobile Home Park                                   1,500,000     1,496,585     0.2%      360        357
154 Kinston Marketplace                                           1,500,000     1,495,688     0.2%      360        356
155 Versailles Apartments                                         1,510,000     1,494,732     0.2%      240        234
156 Chaparral Apartments                                          1,500,000     1,482,588     0.2%      180        176
157 Revco Drug Store                                              1,465,000     1,459,757     0.2%      240        238
158 Oakwood Estates Apartments                                    1,440,000     1,436,008     0.2%      360        356
159 Innsbruck Villa Apartments                                    1,375,000     1,370,133     0.2%      360        355
160 The Pathmark Grocery Store                                    1,350,000     1,330,993     0.2%      180        175
161 La Carre Apartments                                           1,300,000     1,297,728     0.2%      360        358
162 Westside Plaza Shopping Center                                1,300,000     1,292,143     0.2%      300        294
163 Woodhollow Apartments                                         1,200,000     1,196,524     0.1%      360        355
164 Park View Place Apartments                                    1,087,000     1,083,214     0.1%      360        355
165 2500 Packard Road                                             1,050,000     1,044,303     0.1%      300        294
166 K-Mart Plaza                                                    700,000       698,338     0.1%      300        298
167 Portland Contessa Apartments                                    640,000       639,252     0.1%      360        359
168 Lovers Lane Animal Hospital/Clinic                              512,000       507,458     0.1%      240        234


    Total/Weighted Average:                                    $841,054,878  $838,800,140    100.0%     339        336
                                                               =========================================================

    Maximum:                                                   $100,000,000   $99,880,087    11.9%      360        359
    Minimum:                                                       $512,000      $507,458     0.1%      156        152


                     Characteristics of the Mortgage Loans

      Original   Remaining
       Term to    Term to
       Stated      Stated    Mort-             First
      Maturity   Maturity     gage    Monthly Payment    Maturity  Prepayment Provision                     Defeasance
    (months)(2) (months)(2)   Rate    Payment   Date      Date(2)  as of Cut-off Date(2)                    Provision
127      120        116     7.930%    $18,911 12/1/97     11/1/07  L (9.17), O (0.5)                           Yes
128      120        117     7.740%     17,735  1/1/98     12/1/07  L (4.75), YM 1% (4.5), O (0.5)              No
129      120        117     7.440%     16,127  1/1/98     12/1/07  L (9.25), O (0.5)                           Yes
130       84         81     7.610%     17,162  1/1/98     12/1/04  L (6.25), O (0.5)                           Yes
131      240        236     7.850%     16,564 12/1/97     11/1/17  L (16.67), O (3)                            Yes
132      120        118     7.290%     14,383  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes
133      120        117     7.490%     14,669  1/1/98     12/1/07  L (4.75), > YM 1% (2), < YM  2% (2), O (1)  No
134      120        117     8.400%     15,808  1/1/98     12/1/07  L (9.25), O (0.5)                           Yes
135      120        114     8.830%     16,245 10/1/97      9/1/07  L (4.5), YM 1% (4.5), O (0.5)               No
136       84         77     8.500%     15,763  9/1/97      8/1/04  L (0.42), YM 1% (2), 1% (2), O (2)          No
137      120        117     7.470%     13,943  1/1/98     12/1/07  L (9.25), O (0.5)                           Yes
138      120        118     7.740%     16,407  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes
139      240        238     7.610%     16,247  2/1/98      1/1/18  L (19.33), O (0.5)                          Yes
140      120        116     8.030%     16,766 12/1/97     11/1/07  L (9.17), O (0.5)                           Yes
141      120        118     7.510%     14,497  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes
142      180        177     7.770%     14,755  1/1/98     12/1/12  L (14.25), O (0.5)                          Yes
143      120        118     7.110%     12,781  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes
144      120        116     8.280%     15,019 12/1/97     11/1/07  L (9.17), O (0.5)                           Yes
145       84         83     7.280%     12,932  3/1/98      2/1/05  L (4.92), O (2)                             No
146       84         83     7.280%     12,179  3/1/98      2/1/05  L (4.92), O (2)                             No
147      117        116     8.100%     13,172  3/1/98     11/1/07  L (9.17), O (0.5)                           Yes
148      120        117     7.900%     13,468  1/1/98     12/1/07  L (9.17), O (0.58)                          Yes
149      120        117     7.350%     11,713  1/1/98     12/1/07  L (9.25), O (0.5)                           Yes
150      120        116     8.000%     11,190 12/1/97     11/1/07  L (9.17), O (0.5)                           Yes
151      120        117     7.890%     10,892  1/1/98     12/1/07  L (9.25), O (0.5)                           Yes
152      120        117     7.670%     10,663  1/1/98     12/1/07  L (9.25), O (0.5)                           Yes
153      120        117     7.420%     10,406  1/1/98     12/1/07  L (9.25), O (0.5)                           Yes
154      120        116     7.700%     10,694 12/1/97     11/1/07  L (9.17), O (0.5)                           Yes
155      240        234     8.010%     12,640 10/1/97      9/1/17  L (19), O (0.5)                             Yes
156      180        176     8.060%     14,387 12/1/97     11/1/12  L (14.17), O (0.5)                          Yes
157      240        238     7.600%     11,892  2/1/98      1/1/18  L (19.33), O (0.5)                          Yes
158      120        116     7.880%     10,446 12/1/97     11/1/07  L (4.67), YM 1% (4.5), O (0.5)              No
159      120        115     7.500%      9,614 11/1/97     10/1/07  L (4.58), YM 1% (4.5), O (0.5)              No
160      180        175     8.450%     13,254 11/1/97     10/1/12  L (6.58), YM 1% (5), O (3)                  No
161      120        118     7.310%      8,921  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes
162      120        114     8.370%     10,354 10/1/97      9/1/07  L (4.5), YM 1% (4.5), O (0.5)               No
163      120        115     8.390%      9,134 11/1/97     10/1/07  L (4.58), YM 1% (4.5), O (0.5)              No
164      120        115     7.880%      7,885 11/1/97     10/1/07  L (9.08), O (0.5)                           Yes
165      180        174     8.750%      8,633 10/1/97      9/1/12  L (6.5), YM 1% (5), O (3)                   No
166      120        118     7.860%      5,338  2/1/98      1/1/08  L (9.33), O (0.5)                           Yes
167       84         83     7.400%      4,431  3/1/98      2/1/05  L (4.83), O (2.08)                          No
168      120        114     9.250%      4,689 10/1/97      9/1/07  L (4.58), YM 1% (4.33), O (0.58)            No

         133        130     7.641% $6,095,098  1/2/98    12/19/08
   ==============================================================

         240        238     9.250%   $671,358  3/1/98      1/1/18
          84         77     6.980%     $4,431  9/1/97      8/1/04

(1A) The Mortgage Loans secured by the 18 Stone Container industrial properties, respectively, are cross-collateralized and cross-defaulted.

(1B) The Mortgage Loans secured by Willow Creek Apartments (Foster Portfolio), Lake Park Apartments, Plaza South Apartments, Farmwood Apartments, and Colony Apartments, respectively, are cross-collateralized and cross-defaulted.

(1C) The Mortgage Loans secured by Pebble Creek Apartments and Homestead Apartments, respectively, are cross-collateralized and cross-defaulted.

(1D) The Mortgage Loans secured by Shops at Lyndale Phase II and Shops at Lyndale Phase II - TIF, respectively, are cross-collateralized and cross-defaulted.

(1E) The Mortgage Loans secured by Walgreens - Kirkland, Walgreens Retail Pharmacy Store - San Francisco, Walgreens Retail Pharmacy Store - Charleston/Torrey, Walgreens Retail Pharmacy Store - Las Vegas Boulevard, and Walgreens/Pharmacy Store - Paradise, respectively, are cross-collateralized and cross-defaulted.

(1F) The Mortgage Loans secured by Two Greenville Crossing and One Greenville Crossing, respectively, are cross-collateralized and cross-defaulted.

(1G) The Mortgage Loans secured by Curry Honda Automobile Dealership, Curry Chevrolet Automobile Dealership, Curry Acura Automobile Dealership, Curry Ford/Subaru Automobile Dealership, Curry Mitsubishi Automobile Dealership, and Curry Office Building, respectively, are cross-collateralized and cross-defaulted.

(1H) The Mortgage Loans secured by 4646 Bronze Way and 4647 Bronze Way, respectively, are cross-collateralized and cross-defaulted.

(2) In the case of the Showboat Hotel & Casino, Atlantic City, Washington Marriott Hotel, the 6 Curry Loans Hampton Inn - Houston Galleria, Holiday Inn Southwest and Viking Conference Center, Holiday Inn Express Hotel, AMC Theater Complex, and the Comfort Inn - Cleveland, the maturity date is assumed to be the Anticipated Repayment Date. See "Description of the Mortgage Pool - General" in the Prospectus Supplement.

            Engineering Reserves and Recurring Replacement Reserves

                                                                                              Contractual     U/W       U/W
                                                                                  Engineering  Recurring   Recurring   LC&TI
                                                                                  Reserve at  Replacement Replacement   Per
    Property Name                                               Property Type     Origination   Reserve     Reserve   Sq. Ft.
  1 Showboat Hotel & Casino, Atlantic City                      Hotel & Casino            N/A      N/A         N/A      N/A
  2 Stone Container - Santa Fe Springs  (1A)                    Industrial           $136,397      N/A       $0.20      N/A
  3 Stone Container - Mansfield  (1A)                           Industrial                N/A      N/A       $0.20      N/A
  4 Stone Container - San Jose  (1A)                            Industrial            $20,642      N/A       $0.20      N/A
  5 Stone Container - Minneapolis  (1A)                         Industrial            $18,922      N/A       $0.20      N/A
  6 Stone Container - Springfield  (1A)                         Industrial           $182,339      N/A       $0.20      N/A
  7 Stone Container - Salinas  (1A)                             Industrial            $41,571      N/A       $0.20      N/A
  8 Stone Container - Harahan  (1A)                             Industrial                N/A      N/A       $0.20      N/A
  9 Stone Container - Rogers  (1A)                              Industrial           $240,826      N/A       $0.20      N/A
 10 Stone Container - Keokuk  (1A)                              Industrial                N/A      N/A       $0.20      N/A
 11 Stone Container - Portland  (1A)                            Industrial                N/A      N/A       $0.20      N/A
 12 Stone Container - Saltillo  (1A)                            Industrial                N/A      N/A       $0.20      N/A
 13 Stone Container - Columbus  (1A)                            Industrial                N/A      N/A       $0.20      N/A
 14 Stone Container - North Tonawanda  (1A)                     Industrial           $328,268      N/A       $0.20      N/A
 15 Stone Container - St. Cloud  (1A)                           Industrial            $89,163      N/A       $0.20      N/A
 16 Stone Container - Jackson  (1A)                             Industrial            $55,619      N/A       $0.20      N/A
 17 Stone Container - Collierville  (1A)                        Industrial           $108,716      N/A       $0.20      N/A
 18 Stone Container - Bloomington  (1A)                         Industrial                N/A      N/A       $0.20      N/A
 19 Stone Container - Danville  (1A)                            Industrial                N/A      N/A       $0.20      N/A
 20 Washington Marriott Hotel                                   Hotel                 $42,500    $4.0%        5.0%      N/A
 21 Willow Creek Apartments (Foster Portfolio)  (1B)            Multifamily           $39,875     $250        $250      N/A
 22 Lake Park Apartments  (1B)                                  Multifamily           $34,629     $250        $250      N/A
 23 Plaza South Apartments  (1B)                                Multifamily           $14,125     $249        $250      N/A
 24 Farmwood Apartments  (1B)                                   Multifamily           $10,813     $252        $250      N/A
 25 Colony Apartments  (1B)                                     Multifamily           $57,465     $250        $250      N/A
 26 Southwest Plaza I and II Shopping Center                    Retail                $17,500      N/A       $0.15    $0.34
 27 The Rosedale Corporate Plaza                                Office                    N/A    $0.15       $0.15    $1.06
 28 Bayvue Apartments                                           Multifamily           $10,000     $250        $250      N/A
 29 Lake Calhoun Executive Center                               Office                $27,913    $0.15       $0.15    $1.73
 30 Pebble Creek Apartments  (1C)                               Multifamily               N/A     $200        $250      N/A
 31 Homestead Apartments  (1C)                                  Multifamily            $6,250     $250        $300      N/A
 32 Shops at Lyndale Phase II  (1D)                             Retail                    N/A      N/A       $0.10    $0.40
 33 Shops at Lyndale Phase II - TIF  (1D)                       Retail                    N/A      N/A         N/A      N/A
 34 Walgreens - Kirkland  (1E)                                  Retail                    N/A      N/A       $0.10      N/A
 35 Walgreens Retail Pharmacy Store - San Francisco  (1E)       Retail                    N/A      N/A       $0.10      N/A
 36 Walgreens Retail Pharmacy Store - Charleston/Torrey  (1E)   Retail                    N/A      N/A       $0.10      N/A
 37 Walgreens Retail Pharmacy Store - Las Vegas Boulevard  (1E) Retail                    N/A      N/A       $0.10      N/A
 38 Walgreens Retail/Pharmacy Store - Paradise  (1E)            Retail                    N/A      N/A       $0.10      N/A
 39 Country Village MHP                                         Mobile Home Park       $3,750      N/A        $ 50      N/A
 40 414 N. Orleans St.                                          Office                $18,750      N/A       $0.15    $1.05
 41 Two Greenville Crossing  (1F)                               Mixed Use              $1,250      N/A       $0.30    $1.51
 42 One Greenville Crossing  (1F)                               Retail                 $1,875      N/A       $0.09    $0.88
 43 Wesley Chapel Square                                        Retail                $23,750      N/A       $0.12    $0.23

 44 Mercado del Lago Shopping Center                            Retail                $10,000    $0.20       $0.18    $0.70
 45 Curry Honda Automobile Dealership  (1G)                     Other Commercial     $394,533    $0.29       $0.15    $0.71
 46 Curry Chevrolet Automobile Dealership  (1G)                 Other Commercial     $255,322    $0.29       $0.15    $0.71
 47 Curry Acura Automobile Dealership  (1G)                     Other Commercial     $115,519    $0.29       $0.15    $0.71
 48 Curry Ford/Subaru Automobile Dealership  (1G)               Other Commercial     $221,571    $0.29       $0.15    $0.72

            Engineering Reserves and Recurring Replacement Reserves

                                                                                              Contractual     U/W       U/W
                                                                                  Engineering  Recurring   Recurring   LC&TI
                                                                                  Reserve at  Replacement Replacement   Per
    Property Name                                               Property Type     Origination   Reserve     Reserve   Sq. Ft.
 49 Curry Mitsubishi Automobile Dealership  (1G)                Other Commercial     $126,895    $0.29       $0.15    $0.71
 50 Curry Office Building  (1G)                                 Other Commercial     $114,161    $0.29         N/A    $0.71
 51 708 Broadway / 404 Lafayette Street                         Office                    N/A    $0.16       $0.16    $1.12
 52 360-386 East Fordham Road                                   Retail                    N/A      N/A       $0.15    $2.45
 53 Hampton Inn - Houston Galleria                              Hotel                     N/A     4.0%        5.0%      N/A
 54 Holiday Inn Southwest and Viking Conference Center          Hotel                 $37,742     4.0%        4.0%      N/A
 55 Valley Central Center                                       Retail                    N/A    $0.12       $0.10    $0.29
 56 Centrum Office Building                                     Office                $12,188      N/A       $0.15    $1.15
 57 237-269 East Fordham Road                                   Retail                $15,250      N/A       $0.15    $3.44
 58 Dietrich Meadows S/C                                        Retail                    N/A      N/A       $0.10    $0.27
 59 Schaumburg Villas Apartments                                Multifamily               N/A     $250        $250      N/A
 60 Vista Ridge Retail Center                                   Retail                    N/A      N/A       $0.10    $0.62
 61 Trade Centre South                                          Office                 $3,688      N/A       $0.15    $1.00
 62 Loehman's Plaza                                             Retail                    N/A    $0.15       $0.15    $0.55
 63 Southwind Plaza                                             Retail                $22,250    $0.15       $0.15    $0.32
 64 127th Street Shopping Center                                Retail                 $5,500    $0.15       $0.18    $0.37
 65 Filene's Basement Distribution Center                       Industrial            $27,500      N/A       $0.17    $0.42
 66 Holiday Inn Express Hotel                                   Hotel                 $27,450     4.0%        4.0%      N/A
 67 Forest Pines Retirement Residence                           Senior Housing            N/A     $200        $300      N/A
 68 Hammond Springs Shopping Center                             Retail                $87,500      N/A       $0.35    $1.34
 69 AMC Theater Complex                                         Retail                    N/A      N/A       $0.14      N/A
 70 Roosevelt Plaza Shopping Center                             Retail                $17,000      N/A       $0.13    $0.92
 71 Johnson Square Office Park                                  Office                $44,063      N/A       $0.20    $1.23
 72 Comfort Inn - Cleveland                                     Hotel                 $18,650     4.0%        4.0%      N/A
 73 Gateway Business Center                                     Mixed Use             $16,500    $0.10       $0.10    $0.71
 74 Good Samaritan Medical Plaza                                Office                 $1,250      N/A       $0.21    $1.19
 75 Spring Tree Apartments                                      Multifamily            $6,250     $250        $250      N/A
 76 Walgreen's Plaza                                            Retail                    N/A      N/A       $0.15    $0.79
 77 Candler McAfee Shopping Center                              Retail                 $6,125    $0.15       $0.16    $0.28
 78 Heritage Hills Apartments                                   Multifamily           $87,500     $250        $250      N/A
 79 Big V Supermarket                                           Retail                    N/A      N/A       $0.10      N/A
 80 1333 N. Kingsbury Street                                    Office                 $6,000      N/A       $0.15    $0.89
 81 Wellington Place North                                      Office                    N/A      N/A       $0.15    $1.07
 82 Woodstock Square Shopping Center                            Retail                    N/A    $0.20       $0.20    $0.45
 83 Willow Creek Apartments                                     Multifamily               N/A     $250        $250      N/A
 84 Rainforest Cafe Property                                    Retail                    N/A      N/A       $0.05      N/A
 85 Randall's Store                                             Retail                    N/A      N/A       $0.10      N/A
 86 34-38 Industrial Way East (Eatontown)                       Industrial                N/A      N/A       $0.15    $0.60
 87 Red Cedar Building                                          Office                    N/A      N/A       $0.10    $1.31
 88 Vineyard Crossing Apartments                                Multifamily           $13,750     $250       $ 250      N/A
 89 Ojai Oaks Mobile Home Park                                  Mobile Home Park      $13,625      $50        $ 50      N/A
 90 Highlands Ranch Town Center                                 Retail                    N/A      N/A       $0.10    $1.15
 91 Greyberry Apartments of Wayne                               Multifamily            $4,531     $200        $250      N/A

 92 Sunset Pecos Plaza                                          Retail               $303,000      N/A       $0.10    $1.13
 93 Carls Furniture/Sound Advice                                Retail                    N/A      N/A       $0.15    $0.72
 94 Eldorado Estates Mobile Home Park                           Mobile Home Park          N/A      N/A        $ 50      N/A
 95 North Plank Road ShopRite Center                            Retail                $28,650    $0.15       $0.15    $0.24
 96 Colony Plaza Shopping Center                                Retail                 $1,313      N/A       $0.15    $1.36

            Engineering Reserves and Recurring Replacement Reserves

                                                                                              Contractual     U/W       U/W
                                                                                  Engineering  Recurring   Recurring   LC&TI
                                                                                  Reserve at  Replacement Replacement   Per
    Property Name                                               Property Type     Origination   Reserve     Reserve   Sq. Ft.
 97 10 North Ridgewood Road                                     Multifamily          $340,000     $250        $250      N/A
 98 Doral Centre Shopping Plaza                                 Retail                 $1,375    $0.15       $0.15    $1.22
 99 Carmel Woods Apartments                                     Multifamily            $1,875     $250        $250      N/A
100 Seven Corners Professional Buildings                        Office                $48,625      N/A       $0.23    $1.95
101 Sunnydale MHP                                               Mobile Home Park          N/A      N/A         $50      N/A
102 Provence North Apartments                                   Multifamily           $53,250     $250        $250      N/A
103 Courtyard Garden Apartments                                 Multifamily           $21,063     $250        $250      N/A
104 Walgreens - Seattle                                         Retail                    N/A      N/A       $0.10      N/A
105 Apache Village Apartments                                   Multifamily           $89,000     $250        $250      N/A
106 Walgreens Retail Building - Gresham                         Retail                    N/A      N/A       $0.10      N/A
107 Westridge Plaza                                             Retail                 $3,031      N/A       $0.15    $0.76
108 University Village Apartments                               Multifamily            $3,500     $300       $ 300      N/A
109 The Plaza at Stonebridge                                    Retail                    N/A      N/A       $0.15    $1.16
110 Henderson Plaza                                             Retail                $28,508    $0.15       $0.15    $0.61
111 East Town Plaza                                             Retail                $61,500      N/A       $0.15    $0.44
112 Lake Chabot Medical Center                                  Office                    N/A      N/A       $0.25    $1.37
113 Garden City Town Center                                     Retail                $19,178      N/A       $0.15    $0.92
114 Las Brisas Apartments                                       Multifamily               N/A     $250        $250      N/A
115 Bear Ground Apartments I, II, III                           Multifamily           $10,625     $250        $250      N/A
116 Walgreens Retail Building - Tucson                          Retail                    N/A      N/A       $0.10      N/A
117 Mark Apartments                                             Multifamily            $6,250     $250        $352      N/A
118 Bank Properties                                             Office                    N/A      N/A       $0.21    $1.62
119 4646 Bronze Way  (1H)                                       Industrial           $131,188      N/A       $0.15    $0.24
120 4647 Bronze Way  (1H)                                       Industrial             $9,750      N/A       $0.28    $0.24
121 Aspenwood Apartments                                        Multifamily           $63,813     $250        $272      N/A
122 Lauderdale Parc Apartments                                  Multifamily           $11,250     $250        $250      N/A
123 West County Plaza                                           Retail                    N/A    $0.15       $0.15    $0.25
124 Sheldon Plaza Retail Center                                 Retail               $105,023      N/A       $0.23    $0.62
125 Olde Falls Village                                          Multifamily           $55,675     $250        $250      N/A
126 The Highland Office Building                                Office                    N/A      N/A       $0.23    $0.58
127 A-1 Storage of Lafayette                                    Self Storage              N/A      N/A       $0.15      N/A
128 The Gaither Center                                          Retail                    N/A    $0.14       $0.23    $0.96
129 Willowbrook North Townhome Apartment Complex                Multifamily           $18,325     $250        $257      N/A
130 Casual Male Corporate Office Building                       Mixed Use             $10,000    $0.25       $0.25      N/A
131 Walgreens Retail Building - Portland                        Retail                    N/A      N/A       $0.10      N/A
132 Lake Placid Village Apartments                              Multifamily           $19,875     $255        $255      N/A
133 Cumberland Apartments                                       Multifamily            $2,750     $250        $250      N/A
134 Rainbow Shopping Center                                     Retail                    N/A    $0.33       $0.33    $1.13
135 Snowfall Plaza                                              Retail                    N/A    $0.20       $0.17    $1.33
136 Finley Terrace Apartments                                   Multifamily           $48,125     $250        $250      N/A
137 417 W. Barry Avenue/3030 N. Sheridan Road                   Multifamily            $2,500     $250        $250      N/A
138 Bradford Gwinnett Apartments                                Multifamily           $24,063     $250        $300      N/A
139 Furr's Grocery Store                                        Retail                 $3,438      N/A       $0.15      N/A

140 South Brunswick Industrial Park                             Industrial            $37,188      N/A       $0.22    $0.41
141 Villager Square Shopping Center                             Retail                $56,875    $0.32       $0.32    $0.80
142 Flint Hill Building                                         Mixed Use                 N/A      N/A       $0.36    $0.95
143 Peppertree Apartments                                       Multifamily            $8,438     $250        $250      N/A
144 Star Ranch Plaza                                            Retail                 $1,500      N/A       $0.28    $0.78
145 Morehead Hills Apartments                                   Multifamily           $21,438     $250        $250      N/A
146 Forest Park Apartments                                      Multifamily           $32,438     $250        $250      N/A
147 Freeway Plaza Building                                      Office                    N/A    $0.20        0.20    $1.02

            Engineering Reserves and Recurring Replacement Reserves

                                                                                              Contractual     U/W       U/W
                                                                                  Engineering  Recurring   Recurring   LC&TI
                                                                                  Reserve at  Replacement Replacement   Per
    Property Name                                               Property Type     Origination   Reserve     Reserve   Sq. Ft.
148 Coconut Creek Apartments                                    Multifamily               N/A     $250        $250      N/A
149 The Colonial Arms Apartments                                Multifamily           $16,250     $250        $250      N/A
150 Norwood Park North Office Building                          Office                 $8,000      N/A       $0.18    $0.98
151 Chevy Chase Arcade                                          Mixed Use              $4,750      N/A       $0.15    $0.97
152 Holcombe Medical Building                                   Office                 $1,125      N/A       $0.22    $1.50
153 Youngstown Mobile Home Park                                 Mobile Home Park          N/A      $35        $ 50      N/A
154 Kinston Marketplace                                         Retail                 $9,775      N/A       $0.21    $0.20
155 Versailles Apartments                                       Multifamily           $39,750     $250        $267      N/A
156 Chaparral Apartments                                        Multifamily            $9,625     $250        $300      N/A
157 Revco Drug Store                                            Retail                    N/A      N/A       $0.15      N/A
158 Oakwood Estates Apartments                                  Multifamily          $133,750     $250        $250      N/A
159 Innsbruck Villa Apartments                                  Multifamily           $77,125     $250        $250      N/A
160 The Pathmark Grocery Store                                  Retail                 $8,475      N/A         N/A      N/A
161 La Carre Apartments                                         Multifamily           $98,750     $250        $250      N/A
162 Westside Plaza Shopping Center                              Retail                    N/A      N/A       $0.12    $0.95
163 Woodhollow Apartments                                       Multifamily          $100,560     $275        $300      N/A
164 Park View Place Apartments                                  Multifamily          $126,625     $250        $250      N/A
165 2500 Packard Road                                           Office                $18,569      N/A       $0.17    $0.73
166 K-Mart Plaza                                                Retail               $352,625    $0.15       $0.15      N/A
167 Portland Contessa Apartments                                Multifamily          $154,313     $250        $250      N/A
168 Lovers Lane Animal Hospital/Clinic                          Other Commercial      $12,850      N/A       $0.15    $1.29

    Total:                                                                         $5,949,528
                                                                                   ==========

(1A) The Mortgage Loans secured by the 18 Stone Container industrial properties, respectively, are cross-collateralized and cross-defaulted.

(1B) The Mortgage Loans secured by Willow Creek Apartments (Foster Portfolio), Lake Park Apartments, Plaza South Apartments, Farmwood Apartments, and Colony Apartments, respectively, are cross-collateralized and cross-defaulted.

(1C) The Mortgage Loans secured by Pebble Creek Apartments and Homestead Apartments, respectively, are cross-collateralized and cross-defaulted.

(1D) The Mortgage Loans secured by Shops at Lyndale Phase II and Shops at Lyndale Phase II - TIF, respectively, are cross-collateralized and cross-defaulted.

(1E) The Mortgage Loans secured by Walgreens - Kirkland, Walgreens Retail Pharmacy Store - San Francisco, Walgreens Retail Pharmacy Store - Charleston/Torrey, Walgreens Retail Pharmacy Store - Las Vegas Boulevard, and Walgreens/Pharmacy Store - Paradise, respectively, are cross-collateralized and cross-defaulted.

(1F) The Mortgage Loans secured by Two Greenville Crossing and One Greenville Crossing, respectively, are cross-collateralized and cross-defaulted.

(1G) The Mortgage Loans secured by Curry Honda Automobile Dealership, Curry Chevrolet Automobile Dealership, Curry Acura Automobile Dealership, Curry Ford/Subaru Automobile Dealership, Curry Mitsubishi Automobile Dealership, and Curry Office Building, respectively, are cross-collateralized and cross-defaulted.

(1H) The Mortgage Loans secured by 4646 Bronze Way and 4647 Bronze Way, respectively, are cross-collateralized and cross-defaulted.

            Major Tenants of the Commercial Mortgaged Properties (1)


                                                                                                                              Major
                                                                                                                             Tenant
                                                                                                                               #1
    Property Name                                          Property Type   Sq. Ft.          Major Tenant #1 Name             Sq. Ft.
  1 Showboat Hotel & Casino, Atlantic City                Hotel & Casino   453,024 Atlantic City Showboat, Inc.              453,024
  2 Stone Container - Santa Fe Springs                    Industrial       200,460 N/A                                           N/A
  3 Stone Container - Mansfield                           Industrial       167,368 N/A                                           N/A
  4 Stone Container - San Jose                            Industrial       164,100 N/A                                           N/A
  5 Stone Container - Minneapolis                         Industrial       250,750 N/A                                           N/A
  6 Stone Container - Springfield                         Industrial       200,880 N/A                                           N/A
  7 Stone Container - Salinas                             Industrial       183,000 N/A                                           N/A
  8 Stone Container - Harahan                             Industrial       138,355 N/A                                           N/A
  9 Stone Container - Rogers                              Industrial       185,260 N/A                                           N/A
 10 Stone Container - Keokuk                              Industrial       180,803 N/A                                           N/A
 11 Stone Container - Portland                            Industrial       163,868 N/A                                           N/A
 12 Stone Container - Saltillo                            Industrial       168,034 N/A                                           N/A
 13 Stone Container - Columbus                            Industrial       136,112 N/A                                           N/A
 14 Stone Container - North Tonawanda                     Industrial       156,710 N/A                                           N/A
 15 Stone Container - St. Cloud                           Industrial       202,200 N/A                                           N/A
 16 Stone Container - Jackson                             Industrial       157,955 N/A                                           N/A
 17 Stone Container - Collierville                        Industrial        79,300 N/A                                           N/A
 18 Stone Container - Bloomington                         Industrial        58,560 N/A                                           N/A
 19 Stone Container - Danville                            Industrial        52,980 N/A                                           N/A
 26 Southwest Plaza I and II Shopping Center              Retail           225,889 Best Buy                                   58,000
 27 The Rosedale Corporate Plaza                          Office           233,987 Secure Computing Corp.                     65,546
 29 Lake Calhoun Executive Center                         Office           156,149 John Ryan Company                          43,000
 32 Shops at Lyndale Phase II                             Retail           114,640 Baby Superstore                            42,050
 33 Shops at Lyndale Phase II - TIF                       Retail           114,640 Baby Superstore                            42,050
 34 Walgreens - Kirkland                                  Retail            13,905 Walgreen Co.                               13,905
 35 Walgreens Retail Pharmacy Store - San Francisco       Retail            14,026 Walgreen Co.                               14,026
 36 Walgreens Retail Pharmacy Store - Charleston/Torrey   Retail            13,905 Walgreen Co.                               13,905
 37 Walgreens Retail Pharmacy Store - Las Vegas Boulevard Retail            15,120 Walgreen Co.                               15,120
 38 Walgreens Retail/Pharmacy Store - Paradise            Retail            13,905 Walgreen Co.                               13,905
 40 414 N. Orleans St.                                    Office           185,717 N/A                                           N/A
 41 Two Greenville Crossing                               Mixed Use         66,177 N/A                                           N/A
 42 One Greenville Crossing                               Retail            63,012 Janssen's                                  14,693
 43 Wesley Chapel Square                                  Retail           215,096 K-Mart                                    104,231
 44 Mercado del Lago Shopping Center                      Retail            68,055 Payless Drugs                              23,714
 45 Curry Honda Automobile Dealership                     Other Commercial  49,973 The Curry Corporation d/b/a Curry Honda    49,973
 46 Curry Chevrolet Automobile Dealership                 Other Commercial  32,340 B.F. Curry Inc. d/b/a Chevrolette/Geo      32,340
 47 Curry Acura Automobile Dealership                     Other Commercial  14,632 Scarsdale Motors, Inc. d/b/a Curry Acura   14,632
 48 Curry Ford/Subaru Automobile Dealership               Other Commercial  28,065 Mohansic Corp., d/b/a Curry Ford-Subaru    28,065
 49 Curry Mitsubishi Automobile Dealership                Other Commercial  16,073 Yorktown Motors Inc.                       16,073
 50 Curry Office Building                                 Other Commercial  14,460 The Curry Corporation                      14,460
 51 708 Broadway / 404 Lafayette Street                   Office           148,778 708 Gym Corp.                              33,900
 52 360-386 East Fordham Road                             Retail            46,480 Fordham Kiddie Fashions                    10,100
 55 Valley Central  Center                                Retail           110,870 Foot 4 Less                                52,924
 56 Centrum Office Building                               Office           193,665 Sinai Hospital of Greater Detroit          32,364

 57 237-269 East Fordham Road                             Retail            24,200 Discovery Zone                             12,500
 58 Dietrich Meadows S/C                                  Retail            70,325 Designer Shoe Warehouse                    25,700
 60 Vista Ridge Retail Center                             Retail            52,280 Borders, Inc.                              25,000
 61 Trade Centre South                                    Office           101,945 Wolfram Research                           39,551
 62 Loehman's Plaza                                       Retail            99,059 Loehmann's Inc.                            23,350
 63 Southwind Plaza                                       Retail           133,044 Kroger                                     60,214
 64 127th Street Shopping Center                          Retail           167,612 S. Florida Center for Applied Research     50,213
 65 Filene's Basement Distribution Center                 Industrial       456,920 Filene's Basement Corp.                   456,920
 68 Hammond Springs Shopping Center                       Retail            62,414 Kinko's                                     8,100
 69 AMC Theater Complex                                   Retail            35,000 American Multi-Cinema, Inc.                35,000
 70 Roosevelt Plaza Shopping Center                       Retail           121,595 Bingo Hall                                 20,000
 71 Johnson Square Office Park                            Office           116,325 N/A                                           N/A
 73 Gateway Business Center                               Mixed Use        116,010 Computer Task Group, Inc.                  12,954
 74 Good Samaritan Medical Plaza                          Office            44,000 Columbia - GSH                              9,357
 76 Walgreen's Plaza                                      Retail            35,797 Walgreen's                                 14,400
 77 Candler McAfee Shopping Center                        Retail           167,784 Heilig Meyers                              45,600
 79 Big V Supermarket                                     Retail            52,500 ShopRite                                   52,500
 80 1333 N. Kingsbury Street                              Office            96,008 M & L International                        24,284
 81 Wellington Place North                                Office            93,974 A.J. Etkin Construction                    22,534
 82 Woodstock Square Shopping Center                      Retail            77,411 Ingles                                     32,000
 84 Rainforest Cafe Property                              Retail            20,322 Rain Forest Cafe                           20,322
 85 Randall's Store                                       Retail            59,000 Randall's Food & Drug                      59,000
 86 34-38 Industrial Way East (Eatontown)                 Industrial       105,858 Algen Design                               31,117
 87 Red Cedar Building                                    Office            58,948 McDonnell Douglas                          14,600
 90 Highlands Ranch Town Center                           Retail            39,089 Bacchus Wine & Spirits                      6,117
 92 Sunset Pecos Plaza                                    Retail            36,456 Panini Restaurant                           5,240
 93 Carls Furniture/Sound Advice                          Retail            57,000 Carl's Furniture                           42,000
 95 North Plank Road ShopRite Center                      Retail            54,776 Big V Supermarket                          41,676
 96 Colony Plaza Shopping Center                          Retail            33,494 Lady of America                             4,509
 98 Doral Centre Shopping Plaza                           Retail            35,032 Blockbuster Video                           6,000
100 Seven Corners Professional Buildings                  Office            56,027 N/A                                           N/A
104 Walgreens - Seattle                                   Retail            13,905 Walgreen Co.                               13,905
106 Walgreens Retail Building - Gresham                   Retail            13,905 Walgreen Co.                               13,905
107 Westridge Plaza                                       Retail            98,833 Leisure Time Warehouse                     18,540
109 The Plaza at Stonebridge                              Retail            33,700 Video Update                                5,500
110 Henderson Plaza                                       Retail           120,050 Tractor Supply Co.                         34,762

            Major Tenants of the Commercial Mortgaged Properties (1)

         Major                                                       Major                                                 Major
      Tenant #1                                        Major       Tenant #2                                    Major    Tenant #3
        Lease                                          Tenant         Lease                                    Tenant     Lease
      Expiration                                        #2         Expiration                                    #3     Expiration
         Date       Major Tenant #2 Name              Sq. Ft.         Date      Major Tenant #3 Name           Sq. Ft.     Date
  1     01/01/82    N/A                                 N/A            N/A      N/A                              N/A         N/A
  2          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
  3          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
  4          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
  5          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
  6          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
  8          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
  9          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
 10          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
 11          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
 12          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
 13          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
 14          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
 15          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
 16          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
 17          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
 18          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
 19          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
 26     06/30/10    Barnes & Noble                   37,196       01/31/09      Office Depot                  27,352    12/31/05
 27     02/01/06    MN State Lottery                 61,426       05/01/03      N/A                              N/A         N/A
 29     12/31/99    A.M. Miller & Associates         38,096       05/01/01      Burnett Realty, Inc.          28,553    07/01/03
 32     09/01/11    Border's Books                   25,449       04/01/17      David's Bridal, Inc.          11,690    10/01/06
 33     09/01/11    Border's Books                   25,449       04/01/17      David's Bridal, Inc.          11,690    10/01/06
 34     04/01/57    N/A                                 N/A            N/A      N/A                              N/A         N/A
 35     07/01/66    N/A                                 N/A            N/A      N/A                              N/A         N/A
 36     09/01/56    N/A                                 N/A            N/A      N/A                              N/A         N/A
 37     05/01/56    N/A                                 N/A            N/A      N/A                              N/A         N/A
 38     07/01/56    N/A                                 N/A            N/A      N/A                              N/A         N/A
 40          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
 41          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
 42     12/01/08    Happy Harry, Inc.                11,582       01/01/01      N/A                              N/A         N/A
 43     04/01/16    Kroger                           59,134       02/01/07      N/A                              N/A         N/A
 44     01/31/14    N/A                                 N/A            N/A      N/A                              N/A         N/A
 45     08/31/17    N/A                                 N/A            N/A      N/A                              N/A         N/A
 46     08/31/17    N/A                                 N/A            N/A      N/A                              N/A         N/A
 47     08/31/17    N/A                                 N/A            N/A      N/A                              N/A         N/A
 48     08/31/17    N/A                                 N/A            N/A      N/A                              N/A         N/A
 49     04/01/02    N/A                                 N/A            N/A      N/A                              N/A         N/A
 50     08/31/17    N/A                                 N/A            N/A      N/A                              N/A         N/A
 51     10/01/08    Workman Publishing               32,478       04/01/03      City of New York Department   24,150    01/01/05
                                                                                  of Transportation
 52     04/01/03    Easy Pickins                      9,400       02/01/06      Paramount Silk                 5,900     1/01/01
 55     05/01/10    Petsmart                         24,931       02/01/09      N/A                              N/A         N/A
 56     02/01/01    N/A                                 N/A            N/A      N/A                              N/A         N/A

 57     04/01/04    J. Baker / Casual Male            3,500       02/01/03      Kinney Shoes / Foot Locker     2,700    01/01/03
 58     08/01/09    Tandy Corporation                18,425       10/01/12      Party City Corporation        10,400    08/01/07
 60     08/31/16    Larry's Shoes                     9,000       10/31/06      N/A                              N/A         N/A
 61     03/01/02    N/A                                 N/A            N/A      N/A                              N/A         N/A
 62     10/01/13    General Cinema                   20,000       03/01/03      N/A                              N/A         N/A
 63     03/01/13    N/A                                 N/A            N/A      N/A                              N/A         N/A
 64     01/31/13    Publix Supermarket               41,740       06/02/12      Parkway Medical Center        18,000    08/14/02
 65     04/30/02    N/A                                 N/A            N/A      N/A                              N/A         N/A
 68     05/01/99    N/A                                 N/A            N/A      N/A                              N/A         N/A
 69     01/01/25    N/A                                 N/A            N/A      N/A                              N/A         N/A
 70          MTM    N/A                                 N/A            N/A      N/A                              N/A         N/A
 71          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
 73     08/31/00    N/A                                 N/A            N/A      N/A                              N/A         N/A
 74     01/01/02    Unimed - SJMG                     8,703       01/01/07      N/A                              N/A         N/A
 76     07/01/44    Hollywood Video                   7,000       06/01/04      N/A                              N/A         N/A
 77     09/01/09    U.S. Corp Flea Market            39,960       05/01/09      Wayfield Foods                26,250    04/01/00
 79     10/01/22    N/A                                 N/A            N/A      N/A                              N/A         N/A
 80     03/01/02    Communicate Direct               13,316       02/01/99      Superior Lighting             13,000    03/01/01
 81     03/01/04    Dragon Corporation               15,238       01/01/00      Swistak and Levine             9,823    11/01/00
 82     08/31/08    Big B Drugs / Revco              11,343       08/01/08      N/A                              N/A         N/A
 84     01/09/12    N/A                                 N/A            N/A      N/A                              N/A         N/A
 85     11/01/22    N/A                                 N/A            N/A      N/A                              N/A         N/A
 86     05/01/00    Telecom Analysis Systems         22,170       11/01/98      Magnet Resources              11,074    04/01/99
 87     08/31/02    Jorge Scientific Corp.           14,600       08/31/04      Delex Systems, Inc.            6,916    08/31/02
 90     04/01/07    Julie's Hallmark                  4,368       04/01/02      N/A                              N/A         N/A
 92     09/30/02    Osaka Restaurant                  4,267       09/01/07      N/A                              N/A         N/A
 93     09/30/16    Sound Advise                     15,000       11/11/11      N/A                              N/A         N/A
 95     05/01/08    Just A Buck                       6,500       02/01/09      N/A                              N/A         N/A
 96     06/30/02    N/A                                 N/A            N/A      N/A                              N/A         N/A
 98     10/01/01    Lady of America Fitness           4,500       03/01/02      N/A                              N/A         N/A
100          N/A    N/A                                 N/A            N/A      N/A                              N/A         N/A
104     10/01/56    N/A                                 N/A            N/A      N/A                              N/A         N/A
106     07/01/56    N/A                                 N/A            N/A      N/A                              N/A         N/A
107     08/01/01    EPA                              14,731       08/01/05      USA Baby                      12,000    08/01/98
109     09/01/07    Dr. Nelson                        3,500       09/01/02      N/A                              N/A         N/A
110     04/01/07    Baskins Department Store         20,238       05/01/02      Beall's                       16,800    12/01/02

            Major Tenants of the Commercial Mortgaged Properties (1)

                                                                                                                              Major
                                                                                                                             Tenant
                                                                                                                               #1
    Property Name                                          Property Type   Sq. Ft.          Major Tenant #1 Name             Sq. Ft.
111 East Town Plaza                                       Retail            79,425           Chief Supermarket                33,119
112 Lake Chabot Medical Center                            Office            26,195                  N/A                          N/A
113 Garden City Town Center                               Retail            44,747               Craftique                     8,973
116 Walgreens Retail Building - Tucson                    Retail            17,089       Walgreen Arizona Drug Co.            17,089
118 Bank Properties                                       Office            22,879          Pacific Coast Title               10,004
119 4646 Bronze Way                                       Industrial        85,376           NEI Webworld, Inc.               85,376
120 4647 Bronze Way                                       Industrial        57,804           NEI Webworld, Inc.               57,804
123 West County Plaza                                     Retail           111,789              Fiesta Foods                  31,200
124 Sheldon Plaza Retail Center                           Retail            59,201            Thrifty Payless                 27,900
126 The Highland Office Building                          Office            15,660          Sinco International                1,950
127 A-1 Storage of Lafayette                              Self Storage      73,876                  N/A                          N/A
128 The Gaither Center                                    Retail            36,280        Lawrence Lomax Antiques              6,000
130 Casual Male Corporate Office Building                 Mixed Use         53,000       The Casual Male Big & Tall           53,000
131 Walgreens Retail Building - Portland                  Retail            13,737              Walgreen Co.                  13,737
134 Rainbow Shopping Center                               Retail            19,875             Mahoney's Inc.                  3,600
135 Snowfall Plaza                                        Retail            15,510               Bass Shoe                     7,760
139 Furr's Grocery Store                                  Retail            45,096       Furr's Supermarkets, Inc.            45,096
140 South Brunswick Industrial Park                       Industrial       117,430             Mercury Marine                 58,900
141 Villager Square Shopping Center                       Retail            37,455            Pedal & Pleasure                 4,400
142 Flint Hill Building                                   Mixed Use         19,950             Tempchin/Tash                   2,500
144 Star Ranch Plaza                                      Retail            35,204        Broadmoor Medical Clinic             5,600
147 Freeway Plaza Building                                Office            40,016          State of Washington               10,490
150 Norwood Park North Office Building                    Office            42,716        U.S. Food Service, Inc.              8,263
151 Chevy Chase Arcade                                    Mixed Use         12,318      Heritage Area Planners, Inc.           2,393
152 Holcombe Medical Building                             Office            26,767        The HMS Houston General              5,107
154 Kinston Marketplace                                   Retail            52,230               Food Lion                    30,720
157 Revco Drug Store                                      Retail            10,722   Revco Discount Drug Centers, Inc.        10,722
160 The Pathmark Grocery Store                            Retail            46,500         Pathmark Stores, Inc.              46,500
162 Westside Plaza Shopping Center                        Retail            10,673           Blockbuster Video                 6,000
165 2500 Packard Road                                     Office            24,227           Future Problem SP                 2,740
166 K-Mart Plaza                                          Retail           104,000                 Kmart                     104,000
168 Lovers Lane Animal Hospital/Clinic                    Other Commercial   7,020 Lovers Lane Animal Medical Center, L.L.P.   7,020

         Major                                                             Major                                            Major
      Tenant #1                                                Major     Tenant #2                                Major    Tenant #3
        Lease                                                  Tenant     Lease                                   Tenant    Lease
      Expiration                                                 #2     Expiration                                  #3    Expiration
         Date              Major Tenant #2 Name                Sq. Ft.     Date         Major Tenant #3 Name     Sq. Ft.     Date
111   02/01/10   Val Department Store                           25,080   07/01/04      N/A                            N/A        N/A
112        N/A   N/A                                               N/A        N/A      N/A                            N/A        N/A
113   02/01/02   Autoworks                                       5,152   08/01/00      N/A                            N/A        N/A
116   06/01/56   N/A                                               N/A        N/A      N/A                            N/A        N/A
118   03/31/99   Wareham Property Group                          8,237   12/01/02      N/A                            N/A        N/A
119   09/30/17   N/A                                               N/A        N/A      N/A                            N/A        N/A
120   09/30/17   N/A                                               N/A        N/A      N/A                            N/A        N/A
123   05/01/04   C.R. Anthony's                                 20,920   01/01/01      Perry's                     14,040   02/01/08
124   10/01/12   Champion Factory Outlet                         7,800   07/10/98      N/A                            N/A        N/A
126   01/01/98   Cell Port Labs                                  1,940   09/01/97      N/A                            N/A        N/A
127        N/A   N/A                                               N/A        N/A      N/A                            N/A        N/A
128   08/31/02   Community Psychiatric Clinic, Inc.              5,520   10/01/02      J. Beard, A. Pappano and     3,700   12/31/08
                                                                                         V. Pappano
130   01/01/08   N/A                                               N/A        N/A      N/A                            N/A        N/A
131   07/01/56   N/A                                               N/A        N/A      N/A                            N/A        N/A
134   02/01/00   Avanti Italian                                  3,000   08/01/05      Perfect Press                2,400   06/01/99
135   03/01/98   11/30 Corporation                               4,900   08/01/98      G. Beene                     2,850   04/01/00
139   09/01/17   N/A                                               N/A        N/A      N/A                            N/A        N/A
140   11/01/98   Fitzpak                                        37,000   05/01/02      Scholar's Bookshelf         17,000   11/01/97
141   03/31/01   Movie Reel                                      4,250   01/31/01      N/A                            N/A        N/A
142   10/01/99   Daycon Products Co.                             2,450   10/01/98      N/A                            N/A        N/A
144   05/31/99   China Doll Restaurant                           4,978   07/31/02      Star Ranch Video             4,935   01/31/99
147   05/31/99   John L. Scott                                   6,873   02/28/01      City University              4,850   06/30/02
150   01/01/01   Soft Thoughts Systems, Inc.                     8,022   11/01/99      Lucent Technologies Inc.     5,975   03/01/98
151   01/01/00   Avant Garde Custom Framing & Art Gallery        1,307   04/01/02      CL Photo, Inc.               1,235   03/31/06
152   12/01/04   Rheumatology Associates                         3,144   02/01/02      N/A                            N/A        N/A
154   11/01/05   Family Dollar Stores of NC, Inc.                6,800   12/01/02      N/A                            N/A        N/A
157   10/01/17   N/A                                               N/A        N/A      N/A                            N/A        N/A
160   01/01/02   N/A                                               N/A        N/A      N/A                            N/A        N/A
162   09/01/06   Dry Cleaners                                    1,383   02/21/06      Masters Donuts               1,190   03/31/06
165   11/01/01   N/A                                               N/A        N/A      N/A                            N/A        N/A
166   04/30/01   N/A                                               N/A        N/A      N/A                            N/A        N/A
168   07/01/17   N/A                                               N/A        N/A      N/A                            N/A        N/A

(1) Only those tenants which occupy 10% or more of the property area.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION


                  See the following 9 pages for tables titled:

                                 Mortgage Rates

                              Cut-off Date Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwriting Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                             Mortgage Loans by State

                         Mortgage Loans by Property Type

                   Prepayment Provision as of the Cut-off Date

                        Mortgage Pool Prepayment Profile



                                      A-2-1

                                 Mortgage Rates

                                                                                                           Weighted
                                                                           Weighted                         Average    Weighted
                                 Aggregate  Percentage of     Aggregate    Average                Weighted Occupancy   Average
        Range of       Number  Cut-off Date    Initial        Appraised  Cut-off Date  Aggregate   Average  Rate at   Year Built/
     Mortgage Rates   of Loans    Balance   Pool Balance        Value     LTV Ratio     U/W NOI   U/W DSCR  U/W (1)  Renovated (2)
-----------------------------------------------------------------------------------------------------------------------------------
    6.500% - 7.499%      45    $378,899,821    45.2%      $  842,618,000    56.4%     $42,837,520   1.36 x   97.8%       1989
    7.500% - 7.999%      66     285,996,926    34.1%         396,340,000    73.2%      33,448,528   1.33     97.7%       1990
    8.000% - 8.499%      45     143,081,209    17.1%         197,605,000    72.7%      18,205,464   1.34     97.9%       1985
    8.500% - 8.999%      10      25,157,144     3.0%          37,965,000    66.6%       3,481,924   1.37     98.9%       1989
    9.000% - 9.500%       2       5,665,040     0.7%           7,100,000    79.9%         732,609   1.29    100.0%       1992
                        -----------------------------------------------------------------------------------------------------------
Total/Weighted Average: 168    $838,800,140   100.0%      $1,481,628,000    65.4%     $98,706,045   1.35 x   97.8%       1989
                        ===========================================================================================================

Maximum Mortgage Rate:                          9.250%     per annum
Minimum Mortgage Rate:                          6.980%     per annum
Wtd. Avg. Mortgage Rate:                        7.641%     per annum

(1) Does not include any Mortgage Loans secured by hotel or hotel & casino properties.
(2) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                              Cut-off Date Balances

                                                                                             Weighted
                                             Aggregate   Percentage of     Aggregate         Average
               Range of            Number  Cut-off Date     Initial        Appraised       Cut-off Date
        Cut-off Date Balances     of Loans    Balance     Pool Balance       Value          LTV Ratio
--------------------------------------------------------------------------------------------------------
     $  500,000 -    1,499,999       29    $ 34,881,849     4.2%       $   52,695,000        68.9%
      1,500,000 -    2,499,999       37      73,888,287     8.8%          105,680,000        70.6%
      2,500,000 -    3,499,999       26      78,305,668     9.3%          107,040,000        73.7%
      3,500,000 -    4,499,999       21      83,720,342    10.0%          124,760,000        69.7%
      4,500,000 -    5,499,999       12      60,023,426     7.2%           84,255,000        72.2%
      5,500,000 -    6,499,999        7      41,257,656     4.9%           53,775,000        76.9%
      6,500,000 -    7,499,999       11      79,411,923     9.5%          111,740,000        72.1%
      7,500,000 -    9,999,999       14     121,860,490    14.5%          172,900,000        71.3%
     10,000,000 -   14,999,999        5      62,036,508     7.4%           86,083,000        72.3%
     15,000,000 -   28,499,999        4      69,587,375     8.3%           91,700,000        76.0%
     28,500,000 - $100,000,000        2     133,826,615    16.0%          491,000,000        29.4%
                                  ----------------------------------------------------------------------
Total/Weighted Average:             168    $838,800,140   100.0%       $1,481,628,000        65.4%
                                  ======================================================================

                                                           Weighted
                                                           Average       Weighted
                                              Weighted    Occupancy      Average
               Range of           Aggregate   Average      Rate at     Year Built/
        Cut-off Date Balances      U/W NOI    U/W DSCR     U/W (1)    Renovated (2)
-----------------------------------------------------------------------------------
     $  500,000 -    1,499,999  $ 4,667,423     1.38 x      98.3%         1983
      1,500,000 -    2,499,999    9,068,891     1.34        97.5%         1984
      2,500,000 -    3,499,999    9,324,733     1.33        98.3%         1990
      3,500,000 -    4,499,999   10,765,142     1.44        97.8%         1980
      4,500,000 -    5,499,999    7,103,112     1.34        98.9%         1991
      5,500,000 -    6,499,999    4,771,170     1.35        95.9%         1988
      6,500,000 -    7,499,999    9,558,153     1.39        97.3%         1989
      7,500,000 -    9,999,999   14,848,721     1.42        96.8%         1990
     10,000,000 -   14,999,999    6,928,727     1.29        99.8%         1991
     15,000,000 -   28,499,999    7,660,628     1.30        97.8%         1990
     28,500,000 - $100,000,000   14,009,345     1.26         N/A          1994
                                ---------------------------------------------------
Total/Weighted Average:         $98,706,045     1.35 x      97.8%         1989
                                ===================================================

Maximum Cut-off Date Balance:                                       $99,880,087
Minimum Cut-off Date Balance:                                       $   507,458
Average Cut-off Date Balance:                                       $ 4,992,838

(1) Does not include any Mortgage Loans secured by hotel or hotel & casino properties.
(2) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                           Original Amortization Terms


          Range of
          Original                    Aggregate  Percentage of     Aggregate
       Amortization         Number  Cut-off Date    Initial        Appraised
      Terms (Months)       of Loans    Balance   Pool Balance        Value
-----------------------------------------------------------------------------
156       -          216       4    $  9,250,638       1.1%    $   14,875,000
217       -          264      15      29,156,979       3.5%        43,650,000
265       -          300      49     208,738,562      24.9%       324,935,000
301       -          336       2      11,220,389       1.3%        16,350,000
337       -          360      98     580,433,572      69.2%     1,081,818,000

                          ===================================================
  Total/Weighted Average:     168   $838,800,140     100.0%    $1,481,628,000
                          ===================================================

                                                            Weighted
          Range of          Weighted                         Average    Weighted
          Original           Average               Weighted Occupancy   Average
       Amortization       Cut-off Date  Aggregate  Average   Rate at   Year Built/
      Terms (Months)        LTV Ratio    U/W NOI   U/W DSCR  U/W (1)  Renovated (2)
------------------------------------------------------------------------------------
156       -          216       63.4%   $ 1,425,146   1.35 x   98.9%        1995
217       -          264       67.8%     3,976,935   1.33     99.8%        1988
265       -          300       66.7%    27,318,773   1.43     98.3%        1988
301       -          336       68.7%     1,524,260   1.55     95.1%        1992
337       -          360       64.8%    64,460,931   1.32     97.6%        1989

                          ==========================================================
  Total/Weighted Average:      65.4%   $98,706,045   1.35 x   97.8%        1989
                          ==========================================================

Maximum Original Amortization Term (Months):                               360
Minimum Original Amortization Term (Months):                               156
Wtd. Avg. Original Amortization Term (Months):                             339


(1) Does not include any Mortgage Loans secured by hotel or hotel & casino properties.
(2) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.


                      Original Terms to Stated Maturity (1)



          Range of                      Aggregate   Percentage of      Aggregate
       Original Terms       Number    Cut-off Date     Initial         Appraised
   to Maturity (Months)    of Loans      Balance    Pool Balance         Value
----------------------------------------------------------------------------------
 84       -          108       9      $ 27,247,191      3.2%       $   38,950,000
109       -          120     128       675,934,605     80.6%        1,243,313,000
121       -          168       3        28,079,155      3.3%           38,750,000
169       -          240      28       107,539,188     12.8%          160,615,000

                          ========================================================
  Total/Weighted Average:    168      $838,800,140    100.0%       $1,481,628,000
                          ========================================================

                                                                  Weighted
                           Weighted                                Average     Weighted
          Range of          Average                    Weighted   Occupancy     Average
       Original Terms     Cut-off Date     Aggregate   Average     Rate at    Year Built/
   to Maturity (Months)    LTV Ratio        U/W NOI    U/W DSCR    U/W (2)   Renovated (3)
----------------------------------------------------------------------------------------------
 84       -          108     71.2%      $ 2,934,193       1.27 x    98.2%        1986
109       -          120     64.2%       79,064,941       1.35      97.5%        1988
121       -          168     73.1%        3,136,369       1.27      98.1%        1992
169       -          240     69.4%       13,570,542       1.38      99.0%        1991

                          ====================================================================
  Total/Weighted Average:    65.4%      $98,706,045       1.35 x    97.8%        1989
                          ====================================================================

Maximum Original Term to Maturity (Months):                                240
Minimum Original Term to Maturity (Months):                                 84
Wtd. Avg. Original Term to Maturity (Months):                              133


(1) In the case of the Showboat Hotel & Casino, Atlantic City, Washington Marriott Hotel,the 6 Curry Loans, Hampton Inn - Houston Galleria, Holiday Inn Southwest and Viking Conference Center, Holiday Inn Express Hotel, AMC Theater Complex, and the Comfort Inn - Cleveland, the Anticipated Repayment Date is assumed to be the maturity date. See "Description of the Mortgage Pool - General" in the Prospectus Supplement.
(2) Does not include any Mortgage Loans secured by hotel or hotel & casino properties.
(3) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                          Remaining Amortization Terms


                                                  Aggregate    Percentage of    Aggregate
   Range of Remaining             Number         Cut-off Date    Initial        Appraised
 Amort. Terms (Months)           of Loans          Balance     Pool Balance        Value
---------------------------------------------------------------------------------------------
144         -        204             3           $  4,291,112       0.5%     $    7,825,000
205         -        228             1              4,959,525       0.6%          7,050,000
229         -        240            14             26,267,071       3.1%         40,250,000
241         -        276             1              2,889,908       0.3%          3,400,000
277         -        300            49            208,738,562      24.9%        324,935,000
301         -        348             2             11,220,389       1.3%         16,350,000
349         -        360            98            580,433,572      69.2%      1,081,818,000

                               --------------------------------------------------------------
Total/Weighted Average:            168           $838,800,140     100.0%     $1,481,628,000
                               ==============================================================

                                                                      Weighted
                                  Weighted                             Average        Weighted
                                  Average                  Weighted   Occupancy       Average
   Range of Remaining           Cut-off Date   Aggregate   Average     Rate at      Year Built/
 Amort. Terms (Months)            LTV Ratio     U/W NOI    U/W DSCR    U/W (1)     Renovated (2)
------------------------------------------------------------------------------------------------
144         -        204           55.4%      $   748,162     1.45 x    97.6%         1992
205         -        228           70.4%          676,984     1.26     100.0%         1997
229         -        240           65.9%        3,687,614     1.36      99.7%         1987
241         -        276           85.0%          289,321     1.05     100.0%         1996
277         -        300           66.7%       27,318,773     1.43      98.3%         1988
301         -        348           68.7%        1,524,260     1.55      95.1%         1992
349         -        360           64.8%       64,460,931     1.32      97.6%         1989

                               -----------------------------------------------------------------
Total/Weighted Average:            65.4%      $98,706,045     1.35 x    97.8%         1989
                               =================================================================

Maximum Remaining Amortization Term (Months):                               359
Minimum Remaining Amortization Term (Months):                               152
Wtd. Avg. Remaining Amortization Term (Months):                             336

(1) Does not include any Mortgage Loans secured by hotel or hotel & casino properties.
(2) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.


                     Remaining Terms to Stated Maturity (1)

                                                                                             Weighted
                                            Aggregate       Percentage of     Aggregate      Average
  Range of Remaining Terms     Number      Cut-off Date       Initial         Appraised    Cut-off Date
to Stated Maturity (Months)   of Loans       Balance        Pool Balance        Value       LTV Ratio
----------------------------------------------------------------------------------------------------------
   72         -        108        9        $ 27,247,191         3.2%      $   38,950,000      71.2%
  109         -        120      128         675,934,605         80.6%       1,243,313,000     64.2%
  121         -        144        2          26,601,624         3.2%          35,700,000      74.5%
  145         -        168        1           1,477,531         0.2%           3,050,000      48.4%
  169         -        216        9          34,236,562         4.1%          53,865,000      64.7%
  217         -        240       19          73,302,625         8.7%         106,750,000      71.6%

                             -----------------------------------------------------------------------------
  Total/Weighted Average:       168        $838,800,140       100.0%      $1,481,628,000      65.4%
                             =============================================================================

                                                          Weighted
                                                           Average       Weighted
                                               Weighted   Occupancy      Average
  Range of Remaining Terms     Aggregate       Average     Rate at     Year Built/
to Stated Maturity (Months)     U/W NOI        U/W DSCR    U/W (2)     Renovated (3)
------------------------------------------------------------------------------------
   72         -        108   $ 2,934,193         1.27 x     98.2%         1986
  109         -        120    79,064,941         1.35       97.5%         1988
  121         -        144     2,826,855         1.25       97.9%         1992
  145         -        168       309,514         1.68      100.0%         1996
  169         -        216     4,534,280         1.37       97.7%         1990
  217         -        240     9,036,262         1.38       99.6%         1991

                             -------------------------------------------------------
  Total/Weighted Average:    $98,706,045         1.35 x     97.8%         1989
                             =======================================================

Maximum Remaining Term to Maturity (Months):                                238
Minimum Remaining Term to Maturity (Months):                                 77
Wtd. Avg. Remaining Term to Maturity (Months):                              130

(1) In the case of the Showboat Hotel & Casino, Atlantic City, Washington Marriott Hotel, the 6 Curry Loans, Hampton Inn - Houston Galleria,

         Holiday Inn Southwest and Viking Conference Center, Holiday Inn Express Hotel, AMC Theater Complex, and the Comfort Inn - Cleveland, the Anticipated Repayment Date is assumed to be the maturity date.
         See "Description of the Mortgage Pool - General" in the Prospectus Supplement.
(2) Does not include any Mortgage Loans secured by hotel or hotel & casino properties.
(3) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                        Years Built/Years Renovated (1)


                                                                                                                   Weighted
          Range of                                        Aggregate        Percentage of        Aggregate          Average
           Years                          Number        Cut-off Date          Initial           Appraised        Cut-off Date
      Built/Renovated                    of Loans          Balance         Pool Balance           Value           LTV Ratio
-----------------------------------------------------------------------------------------------------------------------------
1920         -         1950                  1          $  3,787,272            0.5%        $    4,700,000         80.6%
1951         -         1960                  1             3,739,241            0.4%             5,000,000         74.8%
1961         -         1970                 21            56,890,634            6.8%            81,540,000         71.8%
1971         -         1980                 25            67,899,324            8.1%           101,670,000         69.7%
1981         -         1990                 47           264,564,508           31.5%           377,255,000         71.1%
1991         -         1997                 73           441,919,161           52.7%           911,463,000         60.3%

                                           -----------------------------------------------------------------------------
  Total/Weighted Average:                  168          $838,800,140          100.0%        $1,481,628,000         65.4%
                                           =============================================================================

                                                                        Weighted
                                                                         Average          Weighted
          Range of                       Aggregate       Weighted       Occupancy          Average
           Years                        Underwriting      Average        Rate at         Year Built/
      Built/Renovated                     U/W NOI        U/W DSCR        U/W (2)          Renovated
----------------------------------------------------------------------------------------------------
1920         -         1950            $   424,292         1.30 x         97.0%             1938
1951         -         1960                432,738         1.35           94.0%             1959
1961         -         1970              7,261,178         1.42           97.5%             1968
1971         -         1980              8,547,540         1.42           97.0%             1976
1981         -         1990             31,376,889         1.37           97.7%             1987
1991         -         1997             50,663,408         1.31           98.3%             1995

                                       ---------------------------------------------------------
  Total/Weighted Average:              $98,706,045         1.35 x         97.8%             1989
                                       =========================================================

Most Recent Year Built/Renovated:                                          1997
Oldest Year Built/Renovated:                                               1938
Wtd. Avg. Year Built/Renovated:                                            1989

(1) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.
(2) Does not include any Mortgage Loans secured by hotel or hotel & casino properties.


                       Occupancy Rates at Underwriting (1)



           Range of                                        Aggregate        Percentage of        Aggregate
          Occupancy                        Number        Cut-off Date          Initial           Appraised
         Rates at U/W                     of Loans          Balance         Pool Balance           Value
----------------------------------------------------------------------------------------------------------
80.0%         -         84.9%                 2          $  4,227,857            0.5%         $  6,100,000
85.0%         -         89.9%                 3            14,806,012            1.8%           20,650,000
90.0%         -         94.9%                16            74,826,166            8.9%          106,440,000
95.0%         -        100.0%               141           577,964,894           68.9%          810,538,000

                                            --------------------------------------------------------------
   Total/Weighted Average:                  162          $671,824,929           80.1%         $943,728,000
                                            ==============================================================

                                                                                        Weighted
                                         Weighted                                        Average          Weighted
           Range of                      Average                         Weighted       Occupancy          Average
          Occupancy                    Cut-off Date      Aggregate        Average        Rate at         Year Built/
         Rates at U/W                   LTV Ratio         U/W NOI        U/W DSCR         U/W(1)         Renovated (2)
----------------------------------------------------------------------------------------------------------------------
80.0%         -         84.9%              69.5%       $   508,495         1.32 x         82.6%             1989
85.0%         -         89.9%              71.9%         1,732,720         1.34           88.2%             1981
90.0%         -         94.9%              71.4%         9,192,626         1.40           92.3%             1988
95.0%         -        100.0%              72.4%        68,762,433         1.35           98.9%             1987

                                           ---------------------------------------------------------------------
   Total/Weighted Average:                 72.3%       $80,196,274         1.36 x         97.8%             1987
                                           =====================================================================

Maximum Occupancy Rate at Underwriting:                                   100.0%
Minimum Occupancy Rate at Underwriting:                                    82.0%
Wtd. Avg. Occupancy Rate at Underwriting:                                  97.8%

(1) Does not include any Mortgage Loans secured by hotel or hotel & casino properties.
(2) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                    Underwriting Debt Service Coverage Ratios

                                                                                                      Weighted
                                             Aggregate        Percentage of        Aggregate          Average
          Range of             Number       Cut-off Date         Initial           Appraised        Cut-off Date      Aggregate
         U/W DSCRs            of Loans        Balance          Pool Balance          Value           LTV Ratio         U/W NOI
---------------------------------------------------------------------------------------------------------------------------------
  1.000 x     -     1.090        1              $  2,889,908       0.3%         $    3,400,000         85.0%      $    289,321
  1.100      -      1.190        2               102,672,915      12.2%             419,800,000        25.4%         9,479,112
  1.200      -      1.290        69              298,664,999      35.6%             404,340,000        74.5%        33,293,513
  1.300      -      1.390        50              206,104,138      24.6%             280,773,000        73.7%        24,067,647
  1.400      -      1.490        23              108,775,000      13.0%             155,015,000        71.0%        13,957,561
  1.500      -      1.590        11               49,781,448       5.9%              77,265,000        65.4%         6,837,739
  1.600      -      1.690        7                49,394,879       5.9%              98,850,000        51.7%         7,221,773
  1.700      -      1.790        1                 1,491,051       0.2%               2,000,000        74.6%           255,955
  1.800      -      1.890        1                 1,496,585       0.2%               3,190,000        46.9%           228,817
  1.900      -      1.990        2                13,705,799       1.6%              25,840,000        53.3%         2,218,059
  2.000             3.000x       1                 3,823,417       0.5%              11,155,000        34.3%           856,548

                                ===============================================================================================
     Total/Weighted Average:    168             $838,800,140     100.0%          $1,481,628,000        65.4%      $ 98,706,045
                                ===============================================================================================

                                                 Average         Weighted
                                 Weighted       Occupancy         Average
          Range of                Average        Rate at        Year Built/
         U/W DSCRs               U/W DSCR        U/W (1)       Renovated (2)
--------------------------------------------------------------------------------
  1.000 x    -       1.090        1.05 x         100.0%            1996
  1.100      -       1.190        1.14           100.0%            1994
  1.200      -       1.290        1.26            97.8%            1989
  1.300      -       1.390        1.34            97.4%            1987
  1.400      -       1.490        1.43            98.6%            1988
  1.500      -       1.590        1.55            99.0%            1987
  1.600      -       1.690        1.64            99.7%            1993
  1.700      -       1.790        1.77           100.0%            1967
  1.800      -       1.890        1.83           100.0%            1975
  1.900      -       1.990        1.94            92.4%            1984
  2.000              3.000x       2.67            99.0%            1972

                                ===============================================
    Total/Weighted Average:       1.35 x          97.8%            1989
                                ===============================================

Maximum Underwriting DSCR:                                        2.67x
Minimum Underwriting DSCR:                                        1.05x

Wtd. Avg. Underwriting DSCR:                                      1.35x


(1) Does not include any Mortgage Loans secured by hotel or hotel & casino properties.
(2) Year Built/Renovated reflects the later of the Year Built or the Year
    Renovated.                                            `


                    Cut-off Date Loan-to-Value Ratios


                                                                                                       Weighted
         Range of                              Aggregate        Percentage of        Aggregate          Average
       Cut-off Date              Number       Cut-off Date         Initial           Appraised        Cut-off Date      Aggregate
        LTV Ratios              of Loans        Balance          Pool Balance          Value           LTV Ratio         U/W NOI
-----------------------------------------------------------------------------------------------------------------------------------
20.00%      -      29.99%          2          $ 100,578,424        12.0%         $ 418,750,000         24.0%       $  9,265,231
30.00%      -      39.99%          1              3,823,417         0.5%            11,155,000         34.3%            856,548
40.00%      -      49.99%          4             40,649,349         4.8%            89,080,000         45.6%          5,982,058
50.00%      -      59.99%          9             37,488,892         4.5%            69,290,000         54.2%          5,337,054
60.00%      -      69.99%          32           122,609,206        14.6%           186,428,000         65.9%         15,552,498
70.00%      -      79.99%         114           512,891,056        61.1%           681,325,000         75.4%         59,385,120
80.00%      -      90.00%          6             20,759,797         2.5%            25,600,000         81.1%          2,327,536
                               ====================================================================================================
 Total/Weighted Average:          168         $ 838,800,140        100.0%       $ 1,481,628,000        65.4%       $ 98,706,045
                               ====================================================================================================

                                                   Weighted
                                                    Average         Weighted
         Range of                   Weighted       Occupancy         Average
       Cut-off Date                  Average        Rate at        Year Built/
        LTV Ratios                  U/W DSCR        U/W (1)       Renovated (2)
-----------------------------------------------------------------------------------
20.00%      -      29.99%             1.14 x         100.0%            1994
30.00%      -      39.99%             2.67            99.0%            1972
40.00%      -      49.99%             1.66            99.4%            1992
50.00%      -      59.99%             1.58            96.1%            1985
60.00%      -      69.99%             1.42            97.1%            1991
70.00%      -      79.99%             1.32            98.0%            1988
80.00%      -      90.00%             1.24            99.5%            1985
                               ====================================================
 Total/Weighted Average:              1.35 x          97.8%            1989
                               ====================================================


Maximum Cut-off Date LTV Ratio:                                     85.0%

Minimum Cut-off Date LTV Ratio:                                     24.0%
Wtd. Avg. Cut-off Date LTV Ratio:                                   65.4%


(1) Does not include any Mortgage Loans secured by hotel or hotel & casino properties.
(2) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                      Mortgage Loans by State

                                                                                                Weighted
                                           Aggregate       Percentage of       Aggregate        Average
                            Number       Cut-off Date         Initial          Appraised      Cut-off Date     Aggregate
State                      of Loans         Balance        Pool Balance         Value          LTV Ratio        U/W NOI
---------------------------------------------------------------------------------------------------------------------------
New Jersey                     5     $  111,574,714            13.3%      $  432,915,000         28.9%      $ 10,581,385
California                    19         86,007,065            10.3%         117,055,000         73.9%        10,064,501
Minnesota                      9         63,783,440             7.6%          85,870,000         74.7%         7,555,720
Illinois                      10         62,539,201             7.5%          85,290,000         73.4%         7,002,443
Texas                         20         55,693,380             6.6%          75,555,000         74.0%         6,680,433
Georgia                       12         50,785,935             6.1%          68,100,000         75.1%         6,192,009
Florida                       10         49,139,088             5.9%          65,000,000         75.7%         5,658,491
New York                      12         48,555,822             5.8%          71,900,000         68.5%         6,423,379
North Carolina                 8         35,629,019             4.2%          49,300,000         73.5%         3,815,563
District of Columbia           2         35,443,428             4.2%          77,100,000         46.4%         4,996,292
Missouri                       6         29,842,655             3.6%          52,245,000         62.3%         4,372,623
Michigan                       6         29,782,074             3.6%          44,150,000         68.5%         3,653,638
Oregon                         4         21,152,519             2.5%          31,113,000         68.4%         2,306,288
Virginia                       2         21,078,325             2.5%          26,800,000         78.7%         2,273,744
Maryland                       4         16,149,353             1.9%          22,500,000         72.1%         2,020,255
Massachusetts                  3         14,098,639             1.7%          23,190,000         62.8%         1,921,641
Colorado                       5         13,020,897             1.6%          19,050,000         68.4%         1,610,889
Delaware                       2         12,777,191             1.5%          21,200,000         60.3%         1,621,594
Ohio                           3         12,248,634             1.5%          18,010,000         69.8%         1,681,304
Nevada                         4         11,642,726             1.4%          15,600,000         75.2%         1,391,994
South Carolina                 2         9,002,744              1.1%          12,100,000         74.4%         1,052,482
Washington                     3         8,484,663             1.0%          11,500,000         74.2%           937,249
Mississippi                    4         7,164,625              0.9%           9,320,000         76.9%           861,112
Pennsylvania                   1         6,877,403              0.8%          11,100,000         62.0%           802,766
Arizona                        2         5,829,834              0.7%           7,500,000         78.3%           621,813
Tennessee                      3         5,170,082              0.6%           6,800,000         76.0%           614,637
Indiana                        2         4,635,676              0.6%           6,400,000         72.5%           595,219
Louisiana                      1         2,832,998              0.3%           3,800,000         74.6%           364,824
Arkansas                       1         2,348,406              0.3%           3,150,000         74.6%           286,412
Vermont                        1         2,042,910              0.2%           3,365,000         60.7%           251,946
Iowa                           1         1,751,985              0.2%           2,350,000         74.6%           240,060
Connecticut                    1         1,714,709              0.2%           2,300,000         74.6%           253,339
                          ===================================================================================================
Total/Weighted Average:       168    $ 838,800,140            100.0%      $1,481,628,000         65.4%      $ 98,706,045
                          ===================================================================================================


                                         Weighted
                                         Average            Weighted
                          Weighted      Occupancy           Average
                          Average        Rate at          Year Built/
State                     U/W DSCR       U/W (1)         Renovated (2)
----------------------------------------------------------------------------
New Jersey                 1.16 x        97.1%               1992
California                 1.34          98.9%               1987
Minnesota                  1.35          99.2%               1991
Illinois                   1.28          97.8%               1986
Texas                      1.34          97.9%               1991
Georgia                    1.35          97.1%               1985
Florida                    1.32          98.2%               1992
New York                   1.50          97.8%               1988
North Carolina             1.30          96.7%               1982
District of Columbia       1.61         100.0%               1995
Missouri                   1.62          99.6%               1986
Michigan                   1.43          94.9%               1985
Oregon                     1.32          99.4%               1993
Virginia                   1.27          95.6%               1989
Maryland                   1.38          98.7%               1991
Massachusetts              1.46         100.0%               1984
Colorado                   1.31          92.0%               1991
Delaware                   1.56          98.4%               1989
Ohio                       1.51          95.0%               1988
Nevada                     1.34          94.7%               1996
South Carolina             1.34         100.0%               1993
Washington                 1.27          96.2%               1993
Mississippi                1.35          99.6%               1984
Pennsylvania               1.28          93.0%               1987
Arizona                    1.16          99.0%               1991
Tennessee                  1.32          99.5%               1991
Indiana                    1.45         100.0%               1986
Louisiana                  1.33         100.0%               1976
Arkansas                   1.26         100.0%               1987
Vermont                    1.29         100.0%               1994
Iowa                       1.42         100.0%               1972
Connecticut                1.53         100.0%               1979

                         ===================================================
Total/Weighted Average:    1.35 x        97.8%               1989
                         ===================================================

(1) Does not include any Mortgage Loans secured by hotel or hotel & casino properties.
(2) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                  Mortgage Loans by Property Type

                                                                                                        Weighted
                                                   Aggregate       Percentage of       Aggregate        Average
                                    Number       Cut-off Date         Initial          Appraised      Cut-off Date     Aggregate
Property Type                      of Loans         Balance         Pool Balance         Value         LTV Ratio        U/W NOI
----------------------------------------------------------------------------------------------------------------------------------
Retail                                56         $ 267,703,187        31.9%            $ 372,530,000     72.8%        $ 31,791,905
Multifamily                           45           161,040,755        19.2%              215,565,000     75.2%          17,996,887
Office                                19           118,207,066        14.1%              165,370,000     71.9%          13,801,842
Hotel & Casino                         1            99,880,087        11.9%              416,000,000     24.0%           9,182,326
Hotel                                  5            67,095,124         8.0%              121,900,000     57.9%           9,327,445
Industrial                            23            58,642,423         7.0%               84,275,000     70.8%           7,957,578
Mobile Home Park                       5            26,517,366         3.2%               48,338,000     58.4%           3,594,708
Mixed Use                              5            19,201,359         2.3%               27,950,000     69.6%           2,293,523
Other Commercial                       7            10,829,699         1.3%               16,700,000     65.0%           1,588,205
Senior Housing                         1             7,224,844         0.9%                9,600,000     75.3%             866,932
Self Storage                           1             2,454,422         0.3%                3,400,000     72.2%             304,694

                                  ------------------------------------------------------------------------------------------------
Total/Weighted Average:               168        $ 838,800,140       100.0%          $ 1,481,628,000     65.4%        $ 98,706,045
                                  ================================================================================================

                                                Weighted
                                                Average            Weighted
                                 Weighted      Occupancy           Average
                                 Average        Rate at          Year Built/
Property Type                    U/W DSCR       U/W (1)         Renovated (2)
-------------------------------------------------------------------------------
Retail                            1.35 x        97.5%               1991
Multifamily                       1.31          97.4%               1985
Office                            1.35          97.9%               1987
Hotel & Casino                    1.14           N/A                1994
Hotel                             1.54           N/A                1995
Industrial                        1.42          99.6%               1978
Mobile Home Park                  1.64          99.1%               1987
Mixed Use                         1.39          97.6%               1992
Other Commercial                  1.36         100.0%               1983
Senior Housing                    1.36         100.0%               1996
Self Storage                      1.34          83.0%               1996

                               ------------------------------------------------
Total/Weighted Average:           1.35 x        97.8%               1989
                               ================================================


(1) Does not include any Mortgage Loans secured by hotel or hotel & casino properties.
(2) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                Prepayment Provision as of the Cut-off Date (1)

                                                                             Weighted       Weighted
                                                                              Average        Average
                                                                             Remaining      Remaining        Weighted
             Range of                        Aggregate     Percentage of      Lockout     Lockout Plus       Average
        Remaining Terms to       Number of  Cut-off Date      Initial          Period      Premium Period    Maturity
      Stated Maturity (years)      Loans      Balance       Pool Balance       (years)       (years)        (years) (1)
--------------------------------------------------------------------------------------------------------------------
    6.0          -          6.9      9     $  27,247,191        3.2%             4.1          5.7              6.8
    9.0          -          9.9     128      675,934,605       80.6%             8.1          9.3              9.8
   11.0          -         11.9      2        26,601,624        3.2%             6.9          9.9             11.8
   12.0          -         12.9      1         1,477,531        0.2%            12.2         12.2             12.7
   14.0          -         14.9      9        34,236,562        4.1%             8.9         12.5             14.8
   19.0          -         19.9     19        73,302,625        8.7%            17.5         17.5             19.7

                                 ===================================================================================
Total/Weighted Average:             168    $ 838,800,140      100.0%             8.8         10.0             10.8
                                 ===================================================================================

(1) In the case of the Showboat Hotel & Casino, Atlantic City, Washington Marriott Hotel, the 6 Curry Loans, Hampton Inn - Houston Galleria, Holiday Inn Southwest and Viking Conference Center, Holiday
      Inn Express Hotel, AMC Theater Complex, and the Comfort Inn - Cleveland, the Anticipated Repayment Date is assumed to be the maturity date. See "Description of the Mortgage Pool -
      General" in the Prospectus Supplement.

                      Mortgage Pool Prepayment Profile (1)

 Prepayment
 Provision
   As of      % of Pool   % of Pool   % of Pool   % of Pool   % of Pool   % of Pool   % of Pool   % of Pool   % of Pool   % of Pool
Cut-off Date    Mar-98      Mar-99      Mar-00      Mar-01      Mar-02      Mar-03      Mar-04      Mar-05      Mar-06      Mar-07
------------------------------------------------------------------------------------------------------------------------------------
    Lock out   100.0%       99.8%       99.8%       94.8%       92.3%       75.1%       74.5%       74.6%       74.6%       73.7%

 Yield Maint
     Premium     0.0%        0.2%        0.2%        5.0%        7.5%       22.8%       23.3%       24.5%       24.4%       24.1%

    1% to 4%
  Prepayment
     Premium     0.0%        0.0%        0.0%        0.2%        0.2%        0.0%        0.0%        0.0%        0.0%        0.0%

       Other     0.0%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%

 Open Period     0.0%        0.0%        0.0%        0.0%        0.0%        2.2%        2.2%        0.9%        0.9%        2.2%

             -----------------------------------------------------------------------------------------------------------------------
      Total    100.0%      100.0%      100.0%      100.0%      100.0%      100.0%      100.0%      100.0%      100.0%      100.0%
             =======================================================================================================================

 Outstanding
Balance (mm)   $838.8      $830.2      $820.9      $810.9      $800.0      $788.2      $775.6      $736.9      $722.5      $706.9

   Number of
       Loans    168         168         168         168         168         168         168         159         159         159

 Prepayment
 Provision
   As of      % of Pool   % of Pool   % of Pool   % of Pool   % of Pool   % of Pool   % of Pool   % of Pool   % of Pool   % of Pool
Cut-off Date    Mar-08      Mar-09      Mar-10      Mar-11      Mar-12      Mar-13      Mar-14      Mar-15      Mar-16      Mar-17
------------------------------------------------------------------------------------------------------------------------------------
    Lock out    69.7%       69.9%       80.8%       81.3%       82.0%       89.1%       88.9%       32.2%       30.6%       28.6%

 Yield Maint
     Premium    15.8%       15.5%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%

    1% to 4%
  Prepayment
     Premium     0.0%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%

       Other     0.0%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%

 Open Period    14.4%       14.6%       19.2%       18.7%       18.0%       10.9%       11.1%       67.8%       69.4%       71.4%

             -----------------------------------------------------------------------------------------------------------------------
      Total    100.0%      100.0%      100.0%      100.0%      100.0%      100.0%      100.0%      100.0%      100.0%      100.0%
             =======================================================================================================================

 Outstanding
Balance (mm)  $111.2      $107.5       $80.9       $77.2       $73.3       $51.5       $48.9       $46.1       $43.1       $39.8

   Number of
       Loans    31          31          29          28          28          19          19          19          19          19

(1) Calculated assuming that no Mortgage Loan prepays prior to stated maturity, except that the Mortgage Loans secured by the Showboat Hotel & Casino, Atlantic City, Washington Marriott Hotel, the 6 Curry Loans, Hampton Inn - Houston Galleria, Holiday Inn Southwest Conference Center, Holiday Inn Express Hotel, AMC Theater Complex, and the Comfort Inn - Cleveland, respectively, are assumed to pay in full on their respective Anticipated Repayment Dates. Otherwise calculated based on Modeling Assumptions. See "Description of the Mortgage Pool - General" and "Yield and Maturity Considerations" in the Prospectus Supplement.

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

                           See the following 17 pages.

[LOGO]                                              For Additional Information,
                                                           please contact
                                                           Leslie Gaskill
                                                           (212) 509-1630
                                                      Reports Available on the
                                                           World Wide Web
Norwest Bank Minnesota, N.A.                        @www.securitieslink.net/cmbs
Corporate Trust Services
3 New York Plaza, 15th Floor                              Payment Date: 4/15/98
New York, NY 10004                                        Record Date:  3/31/98

                         DLJ Commercial Mortgage Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1998-CF1

                                 TRUSTEE REPORT

                               Table of Contents

         STATEMENT SECTIONS                                   PAGE(s)
         ------------------                                   -------

    Certificate Distribution Detail                               2
    Certificate Factor Detail                                     3
    Other Required Information                                    4
    Ratings Detail                                                5
    Current Mortgage Loan and Property Stratification Tables     6-8
    Mortgage Loan Detail                                          9
    Principal Prepayment Detail                                  10
    Historical Detail                                            11
    Reconciliation Detail                                        12
    Delinquency Loan Detail                                      13
    Specially Serviced Loan Detail                              14-15
    Modified Loan Detail                                         16
    Liquidated Loan Detail                                       17


      Underwriter                            Servicer                             Special Servicer
Donaldson, Lufkin & Jenrette      Banc One Mortgage Capital Markets, LLC     Clarion Partners
Securities Corporation            1717 Main Street, 14th Floor               335 Madison Avenue, 7th Floor
277 Park Avenue                   Dallas, TX 75201                           New York, NY 10017
New York, NY 10172

Contact: N. Dante LaRocca         Contact: Paul G. Smyth                     Contact: Bruce G. Morrison
Phone Number: (212)892-3000       Phone Number: (214)290-2505                Phone Number:(212)883-2500



This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.



Copyright 1997, Norwest Bank Minnesota, N.A.                      Page 1 of 17

[LOGO]                                              For Additional Information,
                                                           please contact
                                                           Leslie Gaskill
                                                           (212) 509-1630
                                                      Reports Available on the
                                                           World Wide Web
Norwest Bank Minnesota, N.A.                        @www.securitieslink.net/cmbs
Corporate Trust Services
3 New York Plaza, 15th Floor                              Payment Date: 4/15/98
New York, NY 10004                                        Record Date:  3/31/98

                         DLJ Commercial Mortgage Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1998-CF1

                        Certificate Distribution Detail

               Pass-Through  Original  Beginning    Principal       Interest
Class   CUSIP      Rate      Balance    Balance    Distribution   Distribution
-----   -----  ------------  --------  ---------   ------------   ------------
A-1A            0.000000%      0.00       0.00        0.00            0.00
A-1B            0.000000%      0.00       0.00        0.00            0.00
A-2             0.000000%      0.00       0.00        0.00            0.00
A-3             0.000000%      0.00       0.00        0.00            0.00
B-1             0.000000%      0.00       0.00        0.00            0.00
B-2             0.000000%      0.00       0.00        0.00            0.00
B-3             0.000000%      0.00       0.00        0.00            0.00
B-4             0.000000%      0.00       0.00        0.00            0.00
B-5             0.000000%      0.00       0.00        0.00            0.00
B-6             0.000000%      0.00       0.00        0.00            0.00
B-7             0.000000%      0.00       0.00        0.00            0.00
 C              0.000000%      0.00       0.00        0.00            0.00
 D              0.000000%      0.00       0.00        0.00            0.00
R-I             0.000000%      0.00       0.00        0.00            0.00
R-II            0.000000%      0.00       0.00        0.00            0.00
R-III           0.000000%      0.00       0.00        0.00            0.00
-----------------------------------------------------------------------------
Totals                         0.00       0.00        0.00            0.00
=============================================================================

                     Realized Loss/                               Current
        Prepayment  Additional Trust      Total       Ending    Subordination
Class   Penalties     Fund Expenses    Distribution   Balance     Level(1)
-----   ----------  ----------------   ------------   -------   -------------
A-1A       0.00            0.00            0.00        0.00       0.00%
A-1B       0.00            0.00            0.00        0.00       0.00%

A-2        0.00            0.00            0.00        0.00       0.00%
A-3        0.00            0.00            0.00        0.00       0.00%
B-1        0.00            0.00            0.00        0.00       0.00%
B-2        0.00            0.00            0.00        0.00       0.00%
B-3        0.00            0.00            0.00        0.00       0.00%
B-4        0.00            0.00            0.00        0.00       0.00%
B-5        0.00            0.00            0.00        0.00       0.00%
B-6        0.00            0.00            0.00        0.00       0.00%
B-7        0.00            0.00            0.00        0.00       0.00%
 C         0.00            0.00            0.00        0.00       0.00%
 D         0.00            0.00            0.00        0.00       0.00%
R-I        0.00            0.00            0.00        0.00       0.00%
R-II       0.00            0.00            0.00        0.00       0.00%
R-III      0.00            0.00            0.00        0.00       0.00%
-----------------------------------------------------------------------------
Totals                     0.00            0.00        0.00
=============================================================================

                             Original  Beginning                                                   Ending
               Pass-Through  Notional  Notional      Interest      Prepayment      Total          Notional
Class   CUSIP     Rate       Balance    Amount     Distribution     Penalties   Distribution       Amount
-----   -----  ------------  -------   ---------   ------------    ----------   ------------      --------
CP              0.000000%      0.00       0.00        0.00            0.00          0.00            0.00
S               0.000000%      0.00       0.00        0.00            0.00          0.00            0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 2 of 17

[LOGO]                                              For Additional Information,
                                                           please contact
                                                           Leslie Gaskill
                                                           (212) 509-1630
                                                      Reports Available on the
                                                           World Wide Web
Norwest Bank Minnesota, N.A.                        @www.securitieslink.net/cmbs
Corporate Trust Services
3 New York Plaza, 15th Floor                              Payment Date: 4/15/98
New York, NY 10004                                        Record Date:  3/31/98

                         DLJ Commercial Mortgage Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1998-CF1

                          Certificate Factor Detail

                                                                                             Realized Loss/
                                                                                              Additional
                    Beginning         Principal           Interest           Prepayment         Trust              Ending
Class     CUSIP      Balance         Distribution        Distribution         Penalties      Fund Expenses         Balance
-----    ------    -----------       ------------        ------------         ---------      --------------      ----------
A-1A                0.00000000         0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
A-1B                0.00000000         0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
A-2                 0.00000000         0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
A-3                 0.00000000         0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
B-1                 0.00000000         0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
B-2                 0.00000000         0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
B-3                 0.00000000         0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
B-4                 0.00000000         0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
B-5                 0.00000000         0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
B-6                 0.00000000         0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
B-7                 0.00000000         0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
 C                  0.00000000         0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
 D                  0.00000000         0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
R-I                 0.00000000         0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
R-II                0.00000000         0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
R-III               0.00000000         0.00000000          0.00000000         0.00000000         0.00000000       0.00000000

                     Beginning                                   Ending
                      Notional      Interest      Prepayment     Notional
  Class     CUSIP      Amount     Distribution     Penalties      Amount
-------     -----   ------------  ------------    -----------    ---------
CP                  0.00000000      0.00000000    0.00000000    0.00000000
S                   0.00000000      0.00000000    0.00000000    0.00000000

Copyright 1997, Norwest Bank Minnesota, N.A.                  Page 3 of 17

[LOGO]                                              For Additional Information,
                                                           please contact
                                                           Leslie Gaskill
                                                           (212) 509-1630
                                                      Reports Available on the
                                                           World Wide Web
Norwest Bank Minnesota, N.A.                        @www.securitieslink.net/cmbs
Corporate Trust Services
3 New York Plaza, 15th Floor                              Payment Date: 4/15/98
New York, NY 10004                                        Record Date:  3/31/98

                         DLJ Commercial Mortgage Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1998-CF1

                          Other Required Information


Available Distribution Amount                        0.00

Aggregate Number of Outstanding Loans                   0
Aggregate Unpaid Principal Balance of Loans          0.00

Aggregate Amount of Servicing Fee                    0.00
Aggregate Amount of Special Servicing Fee            0.00
Aggregate Amount of Trustee Fee                      0.00
Aggregate Trust Fund Expenses                        0.00

Specially Serviced Loans not Delinquent
  Number of Outstanding Loans                           0
  Aggregate Unpaid Principal Balance                 0.00



Appraisal Reduction Amount

                  Appraisal            Date Appraisal
 Loan             Reduction               Reduction
Number             Amount                 Effected
------            ---------            --------------





-----------------------------------------------------
Total
=====================================================


Copyright 1997, Norwest Bank Minnesota, N.A.       Page 4 of 17

[LOGO]                                              For Additional Information,
                                                           please contact
                                                           Leslie Gaskill
                                                           (212) 509-1630
                                                      Reports Available on the
                                                           World Wide Web
Norwest Bank Minnesota, N.A.                        @www.securitieslink.net/cmbs
Corporate Trust Services
3 New York Plaza, 15th Floor                              Payment Date: 4/15/98
New York, NY 10004                                        Record Date:  3/31/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CF1

                                Ratings Detail


                     Original Ratings                 Current Ratings (1)
                     ----------------                 -------------------
Class  CUSIP   DCR   Fitch   Moody's   S & P    DCR   Fitch   Moody's    S & P
-----  -----   ---   -----   -------   -----    ---   -----   -------    -----
 CP
 S
A-1A
A-1B
A-2
A-3
B-1
B-2
B-3
B-4
B-5
B-6
B-7
 C

    NR  - Designates that the class was not rated by the above agency at the time of original issuance.
     X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
    N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.


Duff & Phelps Credit Rating Co.                Fitch IBCA, Inc.
55 East Monroe Street                          One State Street Plaza
Chicago, Illinois 60603                        New York, New York 10004
(312) 368-3100                                 (212) 908-0500


Moody's Investors Service                      Standard & Poor's Rating Services
99 Church Street                               26 Broadway
New York, New York 10007                       New York, New York 10004
(212) 553-0300                                 (212) 208-8000

Copyright 1997, Norwest Bank Minnesota, N. A.                       Page 5 of 17

[LOGO]                                              For Additional Information,
                                                           please contact
                                                           Leslie Gaskill
                                                           (212) 509-1630
                                                      Reports Available on the
                                                           World Wide Web
Norwest Bank Minnesota, N.A.                        @www.securitieslink.net/cmbs
Corporate Trust Services
3 New York Plaza, 15th Floor                              Payment Date: 4/15/98
New York, NY 10004                                        Record Date:  3/31/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CF1


           Current Mortgage Loan and Property Stratification Tables


                                  Scheduled Balance

                                              % of
                          # of    Scheduled   Agg.   WAM       Weighted
Scheduled Balance         Loans   Balance     Bal.   (2)  WAC  Avg DSCR(1)
-----------------         ------  ---------   -----  ---- ---  -----------









Totals


                                     State (3)

                                                  % of
                          # of       Scheduled    Agg.   WAM         Weighted
State                     Props.     Balance      Bal.   (2)   WAC   Avg DSCR(1)
-----                     ------     ----------   ----   ----  ---   -----------





Totals

See footnotes on last page of this section.

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 6 of 17

[LOGO]                                              For Additional Information,
                                                           please contact
                                                           Leslie Gaskill
                                                           (212) 509-1630
                                                      Reports Available on the
                                                           World Wide Web
Norwest Bank Minnesota, N.A.                        @www.securitieslink.net/cmbs
Corporate Trust Services
3 New York Plaza, 15th Floor                              Payment Date: 4/15/98
New York, NY 10004                                        Record Date:  3/31/98

                         DLJ Commercial Mortgage Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1998-CF1

           Current Mortgage Loan and Property Stratification Tables

                                         Debt Service Coverage Ratio

                                                              % of
    Debt Service              # of          Scheduled          Agg.        WAM                   Weighted
   Coverage Ratio            Loans          Balance            Bal.        (2)         WAC      Avg DSCR (1)
   --------------            -----          ---------         -----        ---         ---      ------------




                             -----          ---------         -----        ---         ---      ------------
        Totals
                             =====          =========         =====        ===         ===      ============

                                                        Property Type (3)

                                                               % of
                              # of          Scheduled           Agg.        WAM                   Weighted
    Property Type             Loans          Balance            Bal.        (2)         WAC      Avg DSCR (1)
    -------------             -----         ---------          -----        ---         ---      ------------




                              -----         ---------          -----        ---         ---      ------------
        Totals
                              =====         =========          =====        ===         ===      =============

                                                            Note Rate

                                                               % of
                              # of          Scheduled           Agg.        WAM                   Weighted
   Note Rate                  Loans          Balance            Bal.        (2)         WAC      Avg DSCR (1)
   ---------                  -----         ---------          -----        ---         ---      ------------




                              -----         ---------          -----        ---         ---      ------------
        Totals
                              =====         =========          =====        ===         ===      ============

                                                            Seasoning

                                                             % of
                           # of          Scheduled            Agg.        WAM                   Weighted
      Seasoning            Loans          Balance             Bal.        (2)         WAC      Avg DSCR (1)
      ---------            -----         ---------            ----        ---         ---      ------------




                           -----         ---------            ----        ---         ---      ------------
        Totals
                           =====         =========            ====        ===         ===      ============

See footnotes on last page of this section.

 Copyright 1997, Norwest Bank Minnesota, N.A.

[LOGO]                                              For Additional Information,
                                                           please contact
                                                           Leslie Gaskill
                                                           (212) 509-1630
                                                      Reports Available on the
                                                           World Wide Web
Norwest Bank Minnesota, N.A.                        @www.securitieslink.net/cmbs
Corporate Trust Services
3 New York Plaza, 15th Floor                              Payment Date: 4/15/98
New York, NY 10004                                        Record Date:  3/31/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CF1

           Current Mortgage Loan and Property Stratification Tables


                                        Anticipated Remaining Term (ARD and Balloon Loans)

                                                              % of
Anticipated Remaining        # of          Scheduled          Agg.        WAM                   Weighted
     Term (2)                Loans          Balance            Bal.        (2)         WAC      Avg DSCR (1)
-----------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------------
        Totals
===================================================================================================================

                                          Remaining Stated Term (Fully Amortizing Loans)

                                                               % of
  Remaining Stated            # of          Scheduled           Agg.        WAM                   Weighted
       Term                  Loans          Balance             Bal.        (2)         WAC      Avg DSCR (1)
-----------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------
        Totals
===================================================================================================================

                                       Remaining Amortization Term (ARD and Balloon Loans)

                                                                % of
Remaining Amortization         # of          Scheduled          Agg.        WAM                   Weighted
        Term                  Loans          Balance            Bal.        (2)         WAC      Avg DSCR (1)
-----------------------------------------------------------------------------------------------------------------







-------------------------------------------------------------------------------------------------------------------
        Totals
===================================================================================================================

                                                      Age of Most Recent NOI

                                                              % of
     Age of Most           # of          Scheduled            Agg.        WAM                   Weighted
     Recent NOI            Loans          Balance             Bal.        (2)         WAC      Avg DSCR (1)
-----------------------------------------------------------------------------------------------------------------






-------------------------------------------------------------------------------------------------------------------
        Totals
===================================================================================================================

(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Note: "Scheduled Balance" has the meaning assigned thereto in the CSSA Standard Information Package.

An ARD Loan constitutes a "Hyper-Amortization Loan" as defined in the offering document.

                                                                    Page 8 of 17
Copyright 1997, Norwest Bank Minnesota, N.A.

[LOGO]                                              For Additional Information,

                                                           please contact
                                                           Leslie Gaskill
                                                           (212) 509-1630
                                                      Reports Available on the
                                                           World Wide Web
Norwest Bank Minnesota, N.A.                        @www.securitieslink.net/cmbs
Corporate Trust Services
3 New York Plaza, 15th Floor                              Payment Date: 4/15/98
New York, NY 10004                                        Record Date:  3/31/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CF1

                             Mortgage Loan Detail

                                                                                                         Anticipated
  Loan                       Property                           Interest        Principal      Gross      Repayment       Maturity
 Number         ODCR         Type(1)       City      State       Payment         Payment      Coupon        Date            Date
-------         ----         -------       ----      -----      --------       -----------    -------     -----------     --------








-----------------------------------------------------------------------------------------------------------------------------------
    Totals
===================================================================================================================================

                  Neg.           Beginning        Ending         Paid      Appraisal       Appraisal       Res.       Mod.
  Loan            Amort          Scheduled      Scheduled        Thru     Reduction        Reduction      Strat.     Code
 Number           (Y/N)           Balance        Balance         Date        Date            Amount        (2)        (3)
-------          -------         ----------     ---------       ------   ------------      -----------   --------    -----








-----------------------------------------------------------------------------------------------------------------------------------
    Totals
===================================================================================================================================



           (1) Property Type Code                        (2) Resolution Strategy Code                    (3) Modification Code
           ------------------------                      -----------------------------                  -----------------------
MF - Multi-Family         OF - Office             1 - Modification      7 - REO                     1 - Maturity Date Extension
RT - Retail               MU - Mixed Use          2 - Foreclosure       8 - Resolved                2 - Amortization Change
HC - Health Care          LO - Lodging            3 - Bankruptcy        9 - Pending Return          3 - Principal Write-Off
IN - Industrial           SS - Self Storage       4 - Extension             to Master Servicer      4 - Combination
WH - Warehouse            OT - Other              5 - Note Sale        10 - Deed In Lieu Of
MH - Mobile Home Park                             6 - DPO                   Foreclosure

Copyright 1997, Norwest Bank Minnesota, N.A.                     Page 9 of 17

[LOGO]                                              For Additional Information,
                                                           please contact
                                                           Leslie Gaskill
                                                           (212) 509-1630
                                                      Reports Available on the
                                                           World Wide Web
Norwest Bank Minnesota, N.A.                        @www.securitieslink.net/cmbs
Corporate Trust Services
3 New York Plaza, 15th Floor                              Payment Date: 4/15/98
New York, NY 10004                                        Record Date:  3/31/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CF1

                        Principal Prepayment Detail

               Offering Document          Principal Prepayment Amount                 Prepayment Penalties
                                          ---------------------------                ---------------------
Loan Number     Cross-Reference      Payoff Amount      Curtailment Amount    Prepayment Premium    Yield Maintenance Premium
-----------    ------------------    -------------      ------------------    ------------------    -------------------------










Totals


Copyright 1997, Norwest Bank Minnesota, N.A.                     Page 10 of 17

[LOGO]                                              For Additional Information,
                                                           please contact
                                                           Leslie Gaskill
                                                           (212) 509-1630
                                                      Reports Available on the
                                                           World Wide Web
Norwest Bank Minnesota, N.A.                        @www.securitieslink.net/cmbs
Corporate Trust Services
3 New York Plaza, 15th Floor                              Payment Date: 4/15/98
New York, NY 10004                                        Record Date:  3/31/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CF1

                              Historical Detail

                                                  Delinquencies
                                                  --------------

Distribution      30-59 Days       60-89 Days      90 Days or More     Foreclosure              REO            Modifications
   Date          #    Balance     #    Balance     #       Balance   #       Balance       #      Balance     #       Balance
------------     -------------    -------------    ---------------  ----------------       ---------------    ----------------





                                       Prepayments                                   Rate and Maturities
                       -------------------------------------------       -----------------------------------------------
Distribution             Curtailments                 Payoff                    Next Weighted Avg.
   Date                #         Amount         #           Amount           Coupon              Remit             WAM
------------           ----------------         ------------------       -----------------------------          --------





Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright 1997, Norwest Bank Minnesota, N.A.

[LOGO]                                              For Additional Information,
                                                           please contact
                                                           Leslie Gaskill
                                                           (212) 509-1630
                                                      Reports Available on the
                                                           World Wide Web
Norwest Bank Minnesota, N.A.                        @www.securitieslink.net/cmbs
Corporate Trust Services
3 New York Plaza, 15th Floor                              Payment Date: 4/15/98
New York, NY 10004                                        Record Date:  3/31/98

                    DLJ Commercial Mortgage Corp.
            Commercial Mortgage Pass-Through Certificates
                          Series 1998-CF1


                            Reconciliation Detail

   Advance Summary                        Servicing Fee Breakdowns

P & I Advances Outstanding     0.00  Current Period Accrued Servicing Fees 0.00
Servicing Advances Outstanding 0.00  Less Delinquent Servicing Fees        0.00
                                     Less Reductions to Servicing Fees     0.00
                                     Plus Servicing Fees for Delinquent
                                       Payments Received                   0.00
                                     Plus Adjustments for Prior Servicing
                                       Calculation                         0.00
                                     Total Servicing Fees Collected        0.00

                                               Certificate Interest Reconciliation

          Accrued       Net Aggregate        Distributable   Distributable          Additional    Interest       Remaining Unpaid
          Certificate   Prepayment           Certificate     Certificate Interest   Trust Fund   Distribution   Distributable
Class     Interest      Interest Shortfall   Interest        Adjustment             Expenses                    Certificate Interest
-----     -----------   ------------------   -------------   --------------------   ----------   ------------   --------------------

CP
S
A-1A
A-1B
A-2

A-3
B-1
B-2
B-3
B-4
B-5
B-6
B-7
C
-----------------------------------------------------------------------------------------------------------------------------------
Total
===================================================================================================================================

Copyright 1997, Norwest Bank Minnesota, N.A.

[LOGO]                                              For Additional Information,
                                                           please contact
                                                           Leslie Gaskill
                                                           (212) 509-1630
                                                      Reports Available on the
                                                           World Wide Web
Norwest Bank Minnesota, N.A.                        @www.securitieslink.net/cmbs
Corporate Trust Services
3 New York Plaza, 15th Floor                              Payment Date: 4/15/98
New York, NY 10004                                        Record Date:  3/31/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                                Series 1998-CF1

                           Delinquency Loan Detail


                   Offering       # of                 Current    Outstanding    Status of    Resolution
                  Document       Months  Paid Through    P & I      P & I        Mortgage      Strategy     Servicing   Foreclosure
Loan Number   Cross-Reference    Delinq.    Date        Advances   Advances**     Loan (1)     Code (2)   Transfer Date     Date
-----------   ---------------    ------- -------------  --------  ------------   ----------    --------   -------------  ----------










-----------   ---------------    ------- -------------  --------  ------------   ----------    --------   -------------  ----------
Totals
-----------   ---------------    ------- -------------  --------  ------------   ----------    --------   -------------  ----------

                  Current    Outstanding
                 Servicing    Servicing                           REO
Loan Number       Advances     Advances     Bankruptcy Date       Date
-----------     -----------  ------------  -----------------    -------



-----------     -----------  ------------  -----------------    -------
Totals
-----------     -----------  ------------  -----------------    -------

                            (1) Status of Mortgage Loan
                            ---------------------------

        A - Payment Not Received            2 - Two Months Delinquent
            But Still in Grace Period       3 - Three Or More Months Delinquent
        B - Late Payment But Less           4 - Assumed Scheduled Payment
            Than 1 Month Delinquent             (Performing Matured Balloon)
        0 - Current                         7 - Foreclosure
        1 - One Month Delinquent            9 - REO


                            (2) Resolution Strategy Code
                            ---------------------------

                         1 - Modification         7 - REO
                         2 - Foreclosure          8 - Resolved
                         3 - Bankruptcy           9 - Pending Return
                         4 - Extension                to Master Servicer
                         5 - Note Sale           10 - Deed In Lieu Of
                         6 - DPO                      Foreclosure

   ** Outstanding P & I Advances include the current period advance


   Copyright 1997, Norwest Bank Minnesota, N.A.                    Page 13 of 17

[LOGO]                                              For Additional Information,
                                                           please contact
                                                           Leslie Gaskill
                                                           (212) 509-1630
                                                      Reports Available on the
                                                           World Wide Web

Norwest Bank Minnesota, N.A.                        @www.securitieslink.net/cmbs
Corporate Trust Services
3 New York Plaza, 15th Floor                              Payment Date: 4/15/98
New York, NY 10004                                        Record Date:  3/31/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CF1

                                             Specially Serviced Loan Detail - Part 1

                                Offering              Servicing        Resolution
Distribution       Loan         Document              Transfer         Strategy         Scheduled       Property
Date               Number       Cross-Reference         Date           Code(1)           Balance         Type(2)        State
-------------      ------       ---------------       ----------       -----------      ----------      --------        -----








                                               Net                                                                    Remaining
Distribution     Interest         Actual       Operating          NOI                    Note        Maturity         Amortization
   Date          Rate             Balance      Income             Date         DSCR      Date          Date              Term
------------     --------         --------     ----------         -----        ----      ------      -----------      -------------








     (1) Resolution Strategy Code              (2) Property Type Code
     ----------------------------              ----------------------
1 - Modification  7  - REO                 MF - Multi-Family      OF - Office
2 - Foreclosure   8  - Resolved            RT - Retail            MU - Mixed Use
3 - Bankruptcy    9  - Pending Return      HC - Health Care       LO - Lodging
4 - Extension          to Master Servicer  IN - Industrial        SS - Self Storage
5 - Note Sale     10 - Deed In Lieu Of     WH - Warehouse         OT - Other
6 - DPO                Foreclosure         MH - Mobile Home Park




Copyright 1997, Norwest Bank Minnesota, N. A.                   Page 14 of 17

[LOGO]                                              For Additional Information,
                                                           please contact
                                                           Leslie Gaskill
                                                           (212) 509-1630
                                                      Reports Available on the
                                                           World Wide Web
Norwest Bank Minnesota, N.A.                        @www.securitieslink.net/cmbs
Corporate Trust Services
3 New York Plaza, 15th Floor                              Payment Date: 4/15/98
New York, NY 10004                                        Record Date:  3/31/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CF1

                   Specially Serviced Loan Detail - Part 2

                          Offering      Resolution      Site
Distribution   Loan       Document       Strategy    Inspection              Appraisal  Appraisal     Other REO
    Date      Number  Cross-Reference    Code (1)       Date    Phase 1 Date    Date      Value    Property Revenue    Comment













                         (1) Resolution Strategy Code

              1 - Modification         7 - REO
              2 - Foreclosure          8 - Resolved
              3 - Bankruptcy           9 - Pending Return
              4 - Extension                to Master Servicer
              5 - Note Sale           10 - Deed In Lieu Of
              6 - DPO                      Foreclosure



Copyright 1997, Norwest Bank Minnesota, N.A.                    Page 15 of 17

[LOGO]                                              For Additional Information,
                                                           please contact
                                                           Leslie Gaskill
                                                           (212) 509-1630
                                                      Reports Available on the
                                                           World Wide Web
Norwest Bank Minnesota, N.A.                        @www.securitieslink.net/cmbs
Corporate Trust Services
3 New York Plaza, 15th Floor                              Payment Date: 4/15/98
New York, NY 10004                                        Record Date:  3/31/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CF1

                             Modified Loan Detail
            Offering
Loan        Document           Pre-Modification    Modification   Modification
Number      Cross-Reference    Balance             Date           Description
------      ---------------    -----------------   ------------   -------------











Total

Copyright 1997, Norwest Bank Minnesota, N.A.                    Page 16 of 17

[LOGO]                                              For Additional Information,
                                                           please contact
                                                           Leslie Gaskill
                                                           (212) 509-1630
                                                      Reports Available on the
                                                           World Wide Web
Norwest Bank Minnesota, N.A.                        @www.securitieslink.net/cmbs
Corporate Trust Services
3 New York Plaza, 15th Floor                              Payment Date: 4/15/98
New York, NY 10004                                        Record Date:  3/31/98

                        DLJ Commercial Mortgage Corp.

                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CF1

                            Liquidated Loan Detail



                                                                                                                      Gross
                        Final                                                                                        Proceeds
                     Recovery             Offering                                                                   as a % of
 Loan              Determination          Document       Appraisal    Appraisal      Actual         Gross             Actual
Number                  Date          Cross-Reference       Date         Value       Balance       Proceeds           Balance
------             -------------      ---------------    ---------    ----------     -------       --------           --------










                -------------      ---------------    ---------    ----------     -------       --------           --------
Current Total
                -------------      ---------------    ---------    ----------     -------       --------           --------
Cumulative Total
                =============      ===============    =========    ==========     =======       ========           ========


          Aggregate      Net        Net Proceeds                Repurchased
 Loan   Liquidation   Liquidation    as a % of     Realized      by Seller
Number   Expenses*     Proceeds    Actual Balance    Loss          (Y/N)
------  -----------    ----------- --------------   --------     -----------










                -------------      ---------------    ---------    ----------
Current Total
                -------------      ---------------    ---------    ----------
Cumulative Total
                =============      ===============    =========    ==========


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17

                                    EXHIBIT C

                     DECREMENT TABLES FOR CLASS A, CLASS B-1
                           AND CLASS B-2 CERTIFICATES

         Percentage of Initial Class Principal Balance Outstanding For:


                           Class A-1A Certificates

Distribution Date                      0.00% CPR      25.00% CPR     50.00% CPR      75.00% CPR      100.00% CPR
-----------------                      ---------      ----------     ----------      ----------      -----------
Closing Date.......................        100%          100%           100%             100%            100%
March 15, 1999.....................         93%           93%            93%              93%             93%
March 15, 2000.....................         86%           86%            86%              86%             86%
March 15, 2001.....................         78%           78%            78%              78%             78%
March 15, 2002.....................         69%           69%            69%              69%             69%
March 15, 2003.....................         60%           59%            58%              57%             46%
March 15, 2004.....................         49%           46%            42%              39%             36%
March 15, 2005.....................         18%           16%            14%              13%             13%
March 15, 2006.....................          7%            4%             2%               2%              1%
March 15, 2007 and thereafter......          0%            0%             0%               0%              0%
Wtd. Avg. Life (yrs):..............         5.2           5.1            5.0              4.9             4.8

                           Class A-1B Certificates

Distribution Date                      0.00% CPR      25.00% CPR     50.00% CPR      75.00% CPR      100.00% CPR
-----------------                      ---------      ----------     ----------      ----------      -----------
Closing Date.......................       100%           100%           100%            100%             100%
March 15, 1999.....................       100%           100%           100%            100%             100%
March 15, 2000.....................       100%           100%           100%            100%             100%
March 15, 2001.....................       100%           100%           100%            100%             100%
March 15, 2002.....................       100%           100%           100%            100%             100%
March 15, 2003.....................       100%           100%           100%            100%             100%
March 15, 2004.....................       100%           100%           100%            100%             100%
March 15, 2005.....................       100%           100%           100%            100%             100%
March 15, 2006.....................       100%           100%           100%            100%             100%
March 15, 2007.....................        99%            97%            97%             97%              95%
March 15, 2008 and thereafter......         0%             0%             0%              0%               0%
Wtd Avg Life (yrs):................       9.7            9.7            9.6             9.6              9.3

         Percentage of Initial Class Principal Balance Outstanding For:

                             Class A-2 Certificates

Distribution Date                      0.00% CPR      25.00% CPR     50.00% CPR      75.00% CPR      100.00% CPR
-----------------                      ---------      ----------     ----------      ----------      -----------
Closing Date.......................       100%           100%           100%            100%             100%
March 15, 1999.....................       100%           100%           100%            100%             100%
March 15, 2000.....................       100%           100%           100%            100%             100%
March 15, 2001.....................       100%           100%           100%            100%             100%
March 15, 2002.....................       100%           100%           100%            100%             100%
March 15, 2003.....................       100%           100%           100%            100%             100%
March 15, 2004.....................       100%           100%           100%            100%             100%
March 15, 2005.....................       100%           100%           100%            100%             100%
March 15, 2006.....................       100%           100%           100%            100%             100%
March 15, 2007.....................       100%           100%           100%            100%             100%
March 15, 2008 and thereafter......         0%             0%             0%              0%               0%
Wtd Avg Life (yrs):................       9.9            9.9            9.9              9.9              9.5

                             Class A-3 Certificates

Distribution Date                      0.00% CPR      25.00% CPR     50.00% CPR      75.00% CPR      100.00% CPR
-----------------                      ---------      ----------     ----------      ----------      -----------
Closing Date.......................       100%           100%           100%            100%             100%
March 15, 1999.....................       100%           100%           100%            100%             100%
March 15, 2000.....................       100%           100%           100%            100%             100%
March 15, 2001.....................       100%           100%           100%            100%             100%
March 15, 2002.....................       100%           100%           100%            100%             100%
March 15, 2003.....................       100%           100%           100%            100%             100%
March 15, 2004.....................       100%           100%           100%            100%             100%
March 15, 2005.....................       100%           100%           100%            100%             100%
March 15, 2006.....................       100%           100%           100%            100%             100%
March 15, 2007.....................       100%           100%           100%            100%             100%
March 15, 2008 and thereafter......         0%             0%             0%              0%               0%
Wtd Avg Life (yrs):................       9.9            9.9            9.9              9.9              9.9

         Percentage of Initial Class Principal Balance Outstanding For:

                             Class B-1 Certificates

Distribution Date                      0.00% CPR      25.00% CPR     50.00% CPR      75.00% CPR      100.00% CPR
-----------------                      ---------      ----------     ----------      ----------      -----------
Closing Date.......................       100%           100%           100%            100%             100%
March 15, 1999.....................       100%           100%           100%            100%             100%
March 15, 2000.....................       100%           100%           100%            100%             100%
March 15, 2001.....................       100%           100%           100%            100%             100%
March 15, 2002.....................       100%           100%           100%            100%             100%
March 15, 2003.....................       100%           100%           100%            100%             100%
March 15, 2004.....................       100%           100%           100%            100%             100%
March 15, 2005.....................       100%           100%           100%            100%             100%
March 15, 2006.....................       100%           100%           100%            100%             100%
March 15, 2007.....................       100%           100%           100%            100%             100%
March 15, 2008.....................        15%             8%             1%              0%               0%
March 15, 2009.....................         6%             0%             0%              0%               0%
March 25, 2010 and thereafter......         0%             0%             0%              0%               0%
Wtd. Avg. Life (yrs):..............       10.1           10.0            9.9             9.9              9.9

                             Class B-2 Certificates

Distribution Date                      0.00% CPR      25.00% CPR     50.00% CPR      75.00% CPR      100.00% CPR
-----------------                      ---------      ----------     ----------      ----------      -----------
Closing Date.......................       100%           100%           100%            100%             100%
March 15, 1999.....................       100%           100%           100%            100%             100%
March 15, 2000.....................       100%           100%           100%            100%             100%
March 15, 2001.....................       100%           100%           100%            100%             100%
March 15, 2002.....................       100%           100%           100%            100%             100%
March 15, 2003.....................       100%           100%           100%            100%             100%
March 15, 2004.....................       100%           100%           100%            100%             100%
March 15, 2005.....................       100%           100%           100%            100%             100%
March 15, 2006.....................       100%           100%           100%            100%             100%
March 15, 2007.....................       100%           100%           100%            100%             100%
March 15, 2008.....................       100%           100%           100%             77%              33%
March 15, 2009.....................       100%            77%            44%             21%              11%
March 25, 2010 and thereafter......         0%             0%             0%              0%               0%
Wtd. Avg. Life (yrs):..............       11.8           11.4           11.0            10.6             10.2

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT D

              PRICE/YIELD TABLES FOR THE INTEREST ONLY CERTIFICATES


       Corporate Bond Equivalent (CBE) Yield of the Class S Certificates
                                at Various CPRs
                        0.7181% Initial Pass-Through Rate
                   Initial Class Notional Amount $838,800,140

Price (32nds)*          0.00% CPR          25.00% CPR         50.00% CPR       75.00% CPR      100.00% CPR
-------------           ---------          ----------         ----------       ----------      -----------
                           CBE                CBE                CBE               CBE             CBE
                          Yield %            Yield %            Yield %           Yield %         Yield %
                          -------            -------            -------           -------         -------
  4-08                     9.55                9.37               9.22             9.06            8.44
  4-12                     8.95                8.77               8.62             8.45            7.82
  4-16                     8.38                8.20               8.04             7.87            7.24
  4-20                     7.83                7.65               7.49             7.32            6.68
  4-24                     7.31                7.13               6.96             6.79            6.14
  4-28                     6.81                6.62               6.46             6.28            5.63
  5-00                     6.33                6.14               5.97             5.79            5.14
  5-04                     5.87                5.67               5.50             5.32            4.66
  5-08                     5.42                5.22               5.05             4.87            4.20

---------------------
* Exclusive of accrued interest



       Corporate Bond Equivalent (CBE) Yield of the Class CP Certificates
                                at Various CPRs
                       0.9064% Initial Pass-Through Rate
                   Initial Class Notional Amount $482,300,000

Price (32nds)*          0.00% CPR          25.00% CPR         50.00% CPR       75.00% CPR      100.00% CPR
-------------           ---------          ----------         ----------       ----------      -----------
                           CBE                CBE                CBE               CBE             CBE
                         Yield %            Yield %            Yield %           Yield %         Yield %
                         -------            -------            -------           -------         -------
   4-20                     9.08              9.08                 9.08            9.08            9.08
   4-24                     8.22              8.22                 8.23            8.23            8.23
   4-28                     7.40              7.40                 7.40            7.41            7.41
   5-00                     6.61              6.61                 6.62            6.62            6.62

   5-04                     5.85              5.86                 5.86            5.86            5.86
   5-08                     5.12              5.12                 5.12            5.13            5.13
   5-12                     4.42              4.42                 4.42            4.42            4.42
   5-16                     3.73              3.74                 3.74            3.74            3.74
   5-20                     3.07              3.08                 3.08            3.08            3.08

--------------------
* Exclusive of accrued interest

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          DLJ COMMERCIAL MORTGAGE CORP.
                       Mortgage Pass-Through Certificates

         The mortgage pass-through certificates offered hereby (the "Offered Certificates") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series (each, a "Series"). The Offered Certificates of any Series, together with any other mortgage pass-through certificates of such Series, are collectively referred to herein as the "Certificates". Each Series will consist of one or more classes (each, a "Class") of Certificates.

         Each Series will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "Trust Fund") to be formed by DLJ Commercial Mortgage Corp. (the "Depositor") and including a segregated pool (a "Mortgage Asset Pool") of various types of multifamily and commercial mortgage loans ("Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). The Mortgage Loans in (and the mortgage loans underlying the MBS in) any Trust Fund will be secured by first or junior liens on, or security interests in, fee and/or leasehold estates in one or more of the following types of real property:
(i) residential properties consisting of multiple rental or cooperatively-owned dwelling units and mobile home parks; (ii) commercial properties consisting of office buildings, retail facilities related to the sales of products and goods and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. Retail properties, multifamily properties consisting of multiple rental or cooperatively owned dwellings, office properties, hotel and motel properties and casino properties will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the MBS) constituting the Trust Fund for any Series, based on principal balance at the time such Series is issued. If so specified in the related Prospectus Supplement, the Trust Fund for a Series may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets. See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

         The yield on each Class of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination; Retirement of the Certificates".


                                               (cover continued on next page)



                                    --------

PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, TRUSTEES, BENEFICIARIES, SHAREHOLDERS, EMPLOYEES OR AGENTS. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR OR ANY OF ITS AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    --------

         Prospective investors should review the information appearing on page 16 herein under the caption "Risk Factors" and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

         The Offered Certificates of any Series may be offered through one or more different methods, including offerings through underwriters, as described herein under "Method of Distribution" and in the related Prospectus Supplement.

         There will be no secondary market for the Offered Certificates of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if one does develop, that it will continue. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

                                   -----------

                The date of this Prospectus is February 17, 1998.

(cover continued from prior page)



         As described in the related Prospectus Supplement, the Certificates of each Series, including the Offered Certificates of such Series, may consist of one or more Classes of Certificate that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other Classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;
(iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such Series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or
(vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each Series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates".

         If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for the Offered Certificates of any Series will specify which Class or Classes of Certificates of such Series will be considered to be regular interests in the related REMIC and which Class of Certificates of such Series or other interests will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences".

         An Index of Principal Definitions is included at the end of this Prospectus specifying the location of definitions of important or frequently used defined terms.

                              PROSPECTUS SUPPLEMENT

         As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each Series will, among other things, set forth, as and to the extent appropriate: (i) a description of the Class or Classes of such Offered Certificates, including the payment provisions with respect to each such Class, the aggregate principal amount, if any, of each such Class, the rate at which interest accrues from time to time, if at all, with respect to each such Class or the method of determining such rate, and whether interest with respect to each such Class will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other Classes of Certificates of the same Series; (iii) the respective dates on which distributions are to be made;

(iv) information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to any Series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and, if so, the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the REMIC Administrator (as defined herein) responsible for the various tax-related duties in respect of each REMIC to be created; (viii) information concerning the Trustee (as defined herein) of the related Trust Fund; (ix) if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer; (x) information as to the nature and extent of subordination of any Class of Certificates of such Series, including a Class of Offered Certificates; and (xi) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to the Offered Certificates of each Series will contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov).

         No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein since the date hereof or therein since the date thereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

         The Master Servicer, the Trustee or another specified person will cause to be provided to registered holders of the Offered Certificates of each Series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a Class or Series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates".

         The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each Series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the Depositor should be directed in writing to the Depositor at 277 Park Avenue, 9th Floor, New York, New York 10172,


Attention: N. Dante LaRocca, or by telephone at (212) 892-3000.


                                TABLE OF CONTENTS

                                                                                                               Page
SUMMARY OF PROSPECTUS.............................................................................................8
RISK FACTORS.....................................................................................................16

         Limited Liquidity of Offered Certificates...............................................................16
         Limited Assets..........................................................................................16
         Credit Support Limitations..............................................................................17
         Effect of Prepayments on Average Life of Certificates...................................................17
         Effect of Prepayments on Yield of Certificates..........................................................18
         Limited Nature of Ratings...............................................................................19
         Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans.......................19
         Inclusion of Delinquent and Nonperforming Mortgage Loans in a Mortgage Asset Pool.......................26
         Certain Federal Tax Considerations Regarding REMIC Residual Certificates................................26
         Book-Entry Registration.................................................................................27
         Potential Conflicts of Interest.........................................................................27
         Termination.............................................................................................27

DESCRIPTION OF THE TRUST FUNDS...................................................................................28
         General.................................................................................................28
         Mortgage Loans..........................................................................................28
         MBS.....................................................................................................35
         Undelivered Mortgage Assets.............................................................................36
         Certificate Accounts....................................................................................36
         Credit Support..........................................................................................37
         Cash Flow Agreements....................................................................................37

YIELD AND MATURITY CONSIDERATIONS................................................................................37
         General.................................................................................................37
         Pass-Through Rate.......................................................................................37
         Payment Delays..........................................................................................37
         Certain Shortfalls in Collections of Interest...........................................................38
         Yield and Prepayment Considerations.....................................................................38
         Weighted Average Life and Maturity......................................................................39
         Other Factors Affecting Yield, Weighted Average Life and Maturity.......................................40

THE DEPOSITOR....................................................................................................42
DESCRIPTION OF THE CERTIFICATES..................................................................................42




         General.................................................................................................42
         Distributions...........................................................................................43
         Distributions of Interest on the Certificates...........................................................43
         Distributions of Principal of the Certificates..........................................................44

         Distributions on the Certificates in Respect of Prepayment Premiums or in Respect
         of Equity Participations................................................................................45
         Allocation of Losses and Shortfalls.....................................................................45
         Advances in Respect of Delinquencies....................................................................45
         Reports to Certificateholders...........................................................................46
         Voting Rights...........................................................................................47
         Termination.............................................................................................47
         Book-Entry Registration and Definitive Certificates.....................................................47

DESCRIPTION OF THE POOLING AGREEMENTS............................................................................49
         General.................................................................................................49
         Assignment of Mortgage Assets...........................................................................49


                                                                                                               Page
         Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies..........50
         Collection and Other Servicing Procedures with respect to Mortgage Loans................................51
         Sub-Servicers...........................................................................................53
         Collection of Payments on MBS...........................................................................53
         Certificate Account.....................................................................................54
         Modifications, Waivers and Amendments of Mortgage Loans.................................................57
         Realization Upon Defaulted Mortgage Loans...............................................................57
         Hazard Insurance Policies...............................................................................58
         Due-on-Sale and Due-on-Encumbrance Provisions...........................................................59
         Servicing Compensation and Payment of Expenses..........................................................59
         Evidence as to Compliance...............................................................................60
         Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator,
           the Manager and the Depositor.........................................................................61
         Events of Default.......................................................................................62
         Rights Upon Event of Default............................................................................62
         Amendment...............................................................................................63
         List of Certificateholders..............................................................................64
         The Trustee.............................................................................................64
         Duties of the Trustee...................................................................................64
         Certain Matters Regarding the Trustee...................................................................64
         Resignation and Removal of the Trustee..................................................................65

DESCRIPTION OF CREDIT SUPPORT....................................................................................65
         General.................................................................................................65


         Subordinate Certificates................................................................................65
         Insurance or Guarantees with Respect to Mortgage Loans..................................................66

         Letter of Credit........................................................................................66
         Certificate Insurance and Surety Bonds..................................................................66
         Reserve Funds...........................................................................................66
         Credit Support with Respect to MBS......................................................................67

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS..........................................................................67
         General.................................................................................................67
         Types of Mortgage Instruments...........................................................................67
         Leases and Rents........................................................................................68
         Personalty..............................................................................................68
         Foreclosure.............................................................................................68
         Bankruptcy Laws.........................................................................................71
         Environmental Considerations............................................................................72
         Due-on-Sale and Due-on-Encumbrance Provisions...........................................................74
         Junior Liens; Rights of Holders of Senior Liens.........................................................74
         Subordinate Financing...................................................................................75
         Default Interest and Limitations on Prepayments.........................................................75
         Applicability of Usury Laws.............................................................................75
         Certain Laws and Regulations............................................................................75
         Americans with Disabilities Act.........................................................................76
         Soldiers' and Sailors' Civil Relief Act of 1940.........................................................76
         Forfeitures in Drug and RICO Proceedings................................................................76

CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........................................................................77
         General.................................................................................................77
         REMICs..................................................................................................77
         Grantor Trust Funds.....................................................................................92

STATE AND OTHER TAX CONSEQUENCES................................................................................100


                                                                                                             Page
                                                                                                             ----
ERISA CONSIDERATIONS............................................................................................100
         General................................................................................................100
         Plan Asset Regulations.................................................................................100
         Prohibited Transaction Exemptions......................................................................101
         Insurance Company General Accounts.....................................................................102
         Consultation With Counsel..............................................................................102
         Tax Exempt Investors...................................................................................102

LEGAL INVESTMENT................................................................................................102
USE OF PROCEEDS.................................................................................................104
METHOD OF DISTRIBUTION..........................................................................................104



LEGAL MATTERS...................................................................................................105
FINANCIAL INFORMATION...........................................................................................105
RATING..........................................................................................................106
INDEX OF PRINCIPAL DEFINITIONS..................................................................................107


                              SUMMARY OF PROSPECTUS

         The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such Series. An Index of Principal Definitions is included at the end of this Prospectus.

Securities Offered.................................  Mortgage pass-through certificates.

Depositor..........................................  DLJ Commercial Mortgage Corp., a Delaware corporation.  See
                                                     "The Depositor".

Trustee............................................  The trustee (the "Trustee") for each Series will be named in the related Prospectus Supplement.  See "Description of the Pooling
                                                     Agreements--The Trustee".

Master Servicer....................................  If a Trust Fund includes Mortgage Loans, then the master servicer
                                                     (the "Master Servicer") for the corresponding Series will be named in the related Prospectus Supplement.  See "Description of the
                                                     Pooling Agreements--Certain Matters Regarding the Master
                                                     Servicer, the Special Servicer, the REMIC Administrator, the
                                                     Manager and the Depositor".

Special Servicer...................................  If a Trust Fund includes Mortgage Loans, then the special servicer
                                                     (the "Special Servicer") for the corresponding Series will be named, or the circumstances under which a Special Servicer may be appointed will be described, in the related Prospectus
                                                     Supplement.  See "Description of the Pooling
                                                     Agreements--Collection and Other Servicing Procedures with respect to Mortgage Loans".

MBS Administrator..................................  If a Trust Fund includes MBS, then the entity responsible for administering such MBS (the "MBS Administrator") will be
                                                     named in the related Prospectus Supplement.  If an entity other than the Trustee or the Master Servicer is the MBS Administrator,
                                                     such entity will be referred to herein as the "Manager".

REMIC Administrator................................  The person (the "REMIC Administrator") responsible for the various tax-related administration duties for a Series as to which one or more REMIC elections have been made will be named in the related Prospectus Supplement.  See "Certain Federal Income
                                                     Tax Consequences--REMICs--Reporting and Other
                                                     Administrative Matters".


The Mortgage Assets................................  The Mortgage Assets will be the primary assets of any Trust Fund.
                                                     The Mortgage Assets with respect to each Series will, in general, consist of a pool of mortgage loans ("Mortgage Loans") secured by first or junior liens on, or security interests in, fee and/or leasehold estates in one or more of the following

                                                     types of real property: (i) residential properties consisting of multiple rental or cooperatively- owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; (ii) commercial properties consisting of office buildings, retail shopping facilities (such as shopping centers, malls, automotive sales centers and individual stores, shops and businesses related to sales of products and goods), facilities related to providing entertainment, recreation or personal services (such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers), hotels and motels, casinos, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, warehouses, warehouse facilities, self-storage facilities, industrial facilities, parking lots and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or nonperforming as of the date the related Trust Fund is formed.

                                                     As and to the extent described in the related Prospectus Supplement, a
                                                     Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed
                                                     Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization,
                                                     (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

                                                     (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related
                                                     Prospectus Supplement. Each Mortgage Loan will have had an original term to maturity of not more than approximately 40 years. No Mortgage Loan will have been originated by the Depositor. See "Description of the
                                                     Trust Funds--Mortgage Loans".

                                                     If any Mortgage Loan, or group of related Mortgage Loans (by reason of cross-collateralization, common borrower or affiliation of borrowers), constitutes a material concentration of credit risk, financial statements or other financial information with respect to the related
                                                     Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement. See "Description of the Trust
                                                     Funds--Mortgage Loans--Mortgage Loan Information in Prospectus
                                                     Supplements".

                                                     If and to the extent specified in the related Prospectus Supplement, the
                                                     Mortgage Assets with respect to a Series may also include, or consist of, mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and/or other mortgage-backed securities (collectively, "MBS"), that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See "Description of the Trust Funds--MBS".

                                                     Unless otherwise specified in the related Prospectus Supplement, the aggregate outstanding principal balance of a Mortgage Asset Pool as of the date it is formed (the "Cut-off Date") will equal or exceed the aggregate outstanding principal balance of the related Series as of the date the Certificates of such Series are initially issued (the "Closing
                                                     Date"). In the event that the Mortgage Assets initially delivered do not have an aggregate outstanding principal balance as of the related
                                                     Cut-off Date at least equal to the aggregate outstanding principal balance of the related Series as of the related Closing Date, the
                                                     Depositor may deposit cash or Permitted Investments (as defined herein)

                                                     on an interim basis with the Trustee for such Series on the related
                                                     Closing Date in lieu of delivering Mortgage Assets (the "Undelivered
                                                     Mortgage Assets") with an aggregate outstanding principal balance as of the related Cut-off Date equal to the shortfall amount. During the
                                                     90-day period following the related Closing Date, the Depositor will be entitled to obtain a release of such cash or Permitted Investments to the extent that the Depositor delivers a corresponding amount of the
                                                     Undelivered Mortgage Assets. If and to the extent that all the
                                                     Undelivered Mortgage Assets are not delivered during the 90-day period following the related Closing Date, such cash or, following liquidation, such Permitted Investments will be applied to pay a corresponding amount of principal of the Certificates of such Series to the extent set forth, and on the dates specified, in the related Prospectus Supplement.

The Certificates...................................  Each Series will be issued in one or more Classes of Certificates pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in any case, a
                                                     "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                                                     As described in the related Prospectus Supplement, the Certificates of each Series, including the Offered Certificates of such Series, may consist of one or more Classes of Certificates that, among other things:
                                                     (i) are senior (collectively, "Senior Certificates") or subordinate
                                                     (collectively, "Subordinate Certificates") to one or more other Classes of Certificates of the same Series in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionate, nominal or no

                                                     distributions of interest (collectively, "Stripped Principal
                                                     Certificates"); (iii) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal
                                                     (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such Series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund;
                                                     (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance payments or equity participations.

                                                     If so specified in the related Prospectus Supplement, a Series may include one or more "Controlled Amortization Classes", which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any Class of Certificates, a
                                                     Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more other Classes of Certificates of the same Series, any of which other Classes of Certificates may also be a Class of
                                                     Offered Certificates. See "Risk Factors--Effect of Prepayments on
                                                     Average Life of Certificates" and "--Effect of Prepayments on Yield of
                                                     Certificates".

                                                     Each Certificate, other than certain Stripped Interest Certificates and certain REMIC Residual Certificates (as defined herein), will have an initial stated principal amount (a "Certificate Principal Balance"); and
                                                     each Certificate, other than certain Stripped Principal Certificates and certain REMIC Residual Certificates, will accrue interest on its
                                                     Certificate Principal Balance or, in the case of certain Stripped
                                                     Interest Certificates, on a notional amount (a "Certificate Notional
                                                     Amount"), based on a fixed, variable or adjustable interest rate (a
                                                     "Pass-Through Rate"). The related Prospectus Supplement will specify the aggregate Certificate Principal Balance, aggregate Certificate Notional
                                                     Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable PassThrough Rate, the method for determining such rate), as applicable, for each Class of Offered Certificates.

                                                     If so specified in the related Prospectus Supplement, a Class of Offered
                                                     Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct Classes.

                                                     The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related
                                                     Prospectus Supplement. See "Risk Factors--Limited Assets".

Distributions of Interest on the Certificates......  Interest on each Class of Offered Certificates (other than certain
                                                     Classes of Stripped Principal Certificates and certain Classes of
                                                     REMIC Residual Certificates) of each Series will accrue at the applicable Pass-Through Rate on the aggregate Certificate
                                                     Principal Balance or, in the case of certain Classes of Stripped
                                                     Interest Certificates, the aggregate Certificate Notional Amount thereof outstanding from time to time and will be distributed to
                                                     Certificateholders as provided in the related Prospectus
                                                     Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date").  Distributions of interest with respect to one or more Classes of Certificates (collectively,
                                                     "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other Classes of Certificates, and interest accrued with respect to a Class of
                                                     Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Principal Balance thereof or otherwise deferred as described in the related Prospectus
                                                     Supplement.  Distributions of interest with respect to one or more
                                                     Classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement.  See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of
                                                     Prepayments on Yield of Certificates", "Yield and Maturity
                                                     Considerations--Certain Shortfalls in Collections of Interest" and
                                                     "Description of the Certificates--Distributions of Interest on the
                                                     Certificates".

Distributions of Principal of the Certificates.....  Each Class of Certificates of each Series (other than certain Classes of Stripped Interest Certificates and certain Classes of REMIC
                                                     Residual Certificates) will have an aggregate Certificate Principal
                                                     Balance.  The aggregate Certificate Principal Balance of a Class of
                                                     Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund.  Unless otherwise specified in the related
                                                     Prospectus Supplement, the initial aggregate Certificate Principal
                                                     Balance of all Classes of a Series will not be greater than the outstanding principal balance of the related Mortgage Assets as of the related Cut-off Date.  As and to the extent described in each
                                                     Prospectus Supplement, distributions of principal with respect to

                                     -12-

                                                     the related Series will be made on each Distribution Date to the holders of the Class or Classes of Certificates of such Series then entitled thereto until the Certificate Principal Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more Classes of Certificates: (i) may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other Classes of
                                                     Certificates of the same Series; (iii) may be made, subject to certain limitations, based on a specified principal payment schedule; or (iv)
                                                     may be contingent on the specified principal payment schedule for another Class of the same Series and the rate at which payments and other collections of principal on the Mortgage Assets in the related
                                                     Trust Fund are received. Unless otherwise specified in the related
                                                     Prospectus Supplement, distributions of principal of any Class of
                                                     Offered Certificates will be made on a pro rata basis among all of the
                                                     Certificates of such Class. See "Description of the
                                                     Certificates--Distributions of Principal of the Certificates".

Credit Support and Cash Flow Agreements............  If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage
                                                     Assets in the related Trust Fund may be provided to one or more
                                                     Classes of Certificates of the related Series in the form of subordination of one or more other Classes of Certificates of such
                                                     Series, which other Classes may include one or more Classes of
                                                     Offered Certificates, or by one or more other types of credit support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund, or a combination thereof (any such coverage with respect to the Certificates of any
                                                     Series, "Credit Support").  If so provided in the related Prospectus
                                                     Supplement, a Trust Fund may include: (i) guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate; or (ii) interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets or on one or more Classes of Certificates (any such agreement, in the case of clause (i) or (ii), a "Cash Flow Agreement").  Certain relevant information regarding any Credit Support or Cash Flow
                                                     Agreement applicable to the Offered Certificates of any Series will be set forth in the related Prospectus Supplement.  See "Risk
                                                     Factors--Credit Support Limitations", "Description of the Trust
                                                     Funds--Credit Support" and "--Cash Flow Agreements" and
                                                     "Description of Credit Support".

Advances...........................................  If and to the extent provided in the related Prospectus Supplement,

                                                     if a Trust Fund includes Mortgage Loans, the Master Servicer, the
                                                     Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans.
                                                     Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage
                                                     Loan and otherwise to the extent described herein and in the related
                                                     Prospectus Supplement. See "Description of the Certificates--Advances in
                                                     Respect of Delinquencies". If and to the extent provided in the
                                                     Prospectus Supplement for the Offered Certificates of any Series, any
                                                     entity making such advances may be entitled to receive interest thereon for a specified period during which certain or all of such advances are outstanding, payable from amounts in the related Trust Fund. See
                                                     "Description of the Certificates--Advances in Respect of Delinquencies".
                                                     If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS
                                                     Agreement, will be described in the related Prospectus Supplement.

Optional Termination...............................  If so specified in the related Prospectus Supplement, a Trust Fund may be subject to optional early termination through the repurchase of the Mortgage Assets included in such Trust Fund by the party or parties specified in such Prospectus Supplement, under the circumstances and in the manner set forth therein, thereby resulting in early retirement for the Certificates of the related Series.  If so provided in the related Prospectus Supplement, upon the reduction of the aggregate Certificate Principal Balance of a specified Class or Classes of Certificates by a specified percentage or amount or upon a specified date, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage
                                                     Assets of the related Trust Fund, or of a sufficient portion of such
                                                     Mortgage Assets to retire such Class or Classes, under the circumstances and in the manner set forth therein.  See
                                                     "Description of the Certificates--Termination".

Certain Federal Income Tax Consequences............  The Certificates of each Series will constitute or evidence ownership of either (i) "regular interests" ("REMIC Regular
                                                     Certificates") and "residual interests" ("REMIC Residual
                                                     Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the
                                                     Internal Revenue Code of 1986 (the "Code"), or (ii) interests
                                                     ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.  Investors are advised to consult their tax advisors concerning the specific tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and to review "Certain Federal Income
                                                     Tax Consequences" herein and in the related Prospectus
                                                     Supplement.

ERISA Considerations...............................  Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement
                                                     Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                                                     Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment...................................  The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                                     Enhancement Act of 1984, as amended ("SMMEA"), only if so
                                                     specified in the related Prospectus Supplement.  Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the
                                                     Offered Certificates constitute legal investments for them.  See
                                                     "Legal Investment" herein and in the related Prospectus
                                                     Supplement.

Rating.............................................  At their respective dates of issuance, each Class of Offered
                                                     Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a
                                                     "Rating Agency").  See "Rating" herein and in the related
                                                     Prospectus Supplement.

                                     -15-

                                RISK FACTORS

         In considering an investment in the Offered Certificates of any Series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

Limited Liquidity of Offered Certificates

         General. The Offered Certificates of any Series may have limited or no liquidity. Accordingly, an investor may be forced to bear the risk of its investment in any Offered Certificates for an indefinite period of time. Furthermore, except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each Series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".

         Lack of a Secondary Market. There can be no assurance that a secondary market for the Offered Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for the Offered Certificates of any Series may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

         Limited Nature of Ongoing Information. The primary source of ongoing information regarding the Offered Certificates of any Series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any Series will be available through any other source. The limited nature of such information in respect of the Offered Certificates of any Series may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

         Sensitivity to Fluctuations in Prevailing Interest Rates. Insofar as a secondary market does develop with respect to Offered Certificates of any Series or with respect to any Class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain Classes of Offered Certificates (in particular, a Class with a relatively long average life, a Companion Class (as defined herein) or a Class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

Limited Assets

         Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any Series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and no Offered Certificate of any Series will represent a claim against or security interest in the Trust Fund for any other Series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a Series of Offered Certificates, no other assets will be available for payment of the deficiency, and the holders of one or more Classes of such Offered Certificates will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account (as defined herein) and any accounts maintained as Credit Support, may be withdrawn under certain conditions, if and to the extent described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the Certificates of the related Series. If and to the extent so provided in the Prospectus Supplement relating to a Series consisting of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates, and, thereafter, by the remaining Classes of Certificates, in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

Credit Support Limitations


         Limitations Regarding Types of Losses Covered. The Prospectus


Supplement for the Offered Certificates of any Series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by Credit Support may, at least in part, be allocated to one or more Classes of Offered Certificates.

         Disproportionate Benefits to Certain Classes and Series. A Series may include one or more Classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more Classes of Offered Certificates of a Series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid Classes of Offered Certificates of such Series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those Classes of Offered Certificates having a later right of payment. Moreover, if a form of Credit Support covers the Offered Certificates of more than one Series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such Series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such Series.

         Limitations Regarding the Amount of Credit Support. The amount of any applicable Credit Support supporting one or more Classes of Offered Certificates, including the subordination of one or more other Classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such Classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support". If the losses on the related Mortgage Assets do exceed such assumed levels, the holders of one or more Classes of Offered Certificates will be required to bear such additional losses.

Effect of Prepayments on Average Life of Certificates

         As a result of prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related Series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more Classes of Certificates of the related Series than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in a Trust Fund may affect the average life of one or more Classes of Certificates of the related Series, including a Class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then, subject to the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to obtain new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the Mortgage Rates borne by those Mortgage Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any Class of Certificates of the related Series could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

         The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any Class of Certificates of the related Series will depend on the terms and provisions of such Certificates. A Class of Certificates, including a Class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A Class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of early retirement of such Class ("Call Risk") if the rate of prepayment is relatively fast; while a Class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of an extended average life of such Class ("Extension Risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various Classes of Certificateholders of any Series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more Classes of Certificates of such Series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

         A Series may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any Class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same Series, any of which Companion Classes may also be a Class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the Call Risk and/or Extension Risk that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

Effect of Prepayments on Yield of Certificates

         A Series may include one or more Classes of Offered Certificates offered at a premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a Class is disproportionately large, as compared to the amount of principal, as with certain Classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations".

Limited Nature of Ratings

         Any rating assigned by a Rating Agency to a Class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a Rating Agency does not guarantee or ensure the realization of any anticipated yield on a Class of Offered Certificates.

         The amount, type and nature of Credit Support, if any, provided with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating one or more Classes of the Certificates of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Support required in respect of the Offered Certificates of any Series may be insufficient to fully protect the holders thereof from losses on the related Mortgage Asset Pool. See "Description of Credit Support" and "Rating".

Certain Factors Affecting Delinquency, Foreclosure and Loss of the
Mortgage Loans

         General. The payment performance of the Offered Certificates of any Series will be directly related to the payment performance of the underlying Mortgage Loans. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Mortgage Loans in any Trust Fund. In addition, a description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans".

         The Offered Certificates will be directly or indirectly backed by mortgage loans secured by multifamily and/or commercial properties. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a Master Servicer or a Special Servicer.

         Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals, nursing homes and other health care-related facilities, as well as casinos, may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and/or financing of such properties. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant, as the case may be, whether through purchase or foreclosure, is subject to local law requirements. Properties used as gas stations, drycleaners and industrial facilities may be more likely to have environmental issues. If any specific type of Mortgaged Property secures or underlies 10% or more of the Mortgage Assets included in any Trust Fund (based on aggregate principal balance of the Mortgage Assets in such Trust Fund at the time it is formed), the related Prospectus Supplement will include as part of the "Risk Factors" section therein a discussion of the risks particular to such type of property.

         In addition, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

         Risks Particular to Retail Properties. In addition to risks generally associated with real estate, Mortgage Loans secured by retail properties are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail, video shopping networks and selling through the Internet, which reduce the need for retail space by retail companies), the quality and management philosophy of management, the attractiveness of the properties and the surrounding neighborhood to tenants and their customers, the public perception of the safety of customers (at shopping malls and shopping centers, for example) and the need to make major repairs or improvements to satisfy the needs of major tenants.

         Retail properties may be adversely affected if an anchor or other significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor or other significant tenants will continue to occupy space at the related property.

         Risks Particular to Multifamily Rental Properties. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of the neighborhood in which a multifamily rental property is located may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, multifamily rental properties may be subject to rent control laws which could impact the future cash flows of such properties.

         Certain multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Code ("Section 42 Properties"). However, rent limitations associated therewith may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the Section 42 Properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 Property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

         Risks Particular to Cooperatively-Owned Apartment Buildings. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the subject apartment building representing such tenant-shareholder's pro rata share of the corporation's payments in respect of the Mortgage Loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, such property, less any other income that the cooperative corporation may realize. Adverse economic conditions, either local regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because such adverse economic conditions have impaired the individual financial conditions of such tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperativelyowned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by such building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. See "--Risks Particular to Multifamily Rental Properties" above. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on such building will be subject to a risk associated with such sponsor's creditworthiness.

         Risks Particular to Office Properties. In addition to risks generally associated with real estate, Mortgage Loans secured by office properties are also affected significantly by adverse changes in population and employment growth (which generally creates demand for office space), local competitive conditions (such as the supply of office space or the existence or construction of new competitive office buildings), the quality and management philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the attractiveness of the surrounding neighborhood and the need to make major repairs or improvements to satisfy the needs of major tenants. Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus noncompetitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. Such decline may result in one or more significant tenants ceasing operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenants, such tenants' general cessation of business activities or for other reasons). The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.



         Risks Particular to Hotel and Motel Properties. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things, a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated, competition from other hotels and motels, increases in operating costs (which increases may not necessarily in the future be offset by increased room rates), dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions. These factors could adversely affect the related borrower's ability to make payments on the related Mortgage Loans. Since limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of such hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         A hotel or motel property may present additional risks as compared to other commercial property types in that: (i) hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator; (ii) the transferability of any operating, liquor and other licenses to the entity acquiring such hotel or motel (either through purchase or foreclosure) is subject to local law requirements; (iii) it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of such property; and (iv) future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

         Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchises is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain such standards or adhere to such other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate such hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         Risks Particular to Casino Properties. The income generated by a casino is subject to several factors such as local, regional and national economic conditions. Casinos are dependent on the willingness of patrons to gamble and, accordingly, the availability of disposable income for such purposes. Additional risks include, among others, a high level of continuing capital expenditure to maintain attractive facilities, competition from other casinos, increases in operating costs (which may not be able to be passed through to patrons) and, depending on the geographic location, a dependence on tourism. In addition, to avoid criminal influence, the ownership and operation of casino properties is often subject to local or state governmental regulation. Gaming licenses are not transferable (including in connection with a foreclosure), and there can be no assurance that the Trustee, Special Servicer or other purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to operate the subject property as a casino. The loss of a gaming license could have a material adverse effect on the value of a casino property. In addition, any given state or municipality that currently allows legalized gambling could pass legislation banning it. In general, Mortgaged Properties operated as casinos will also be operated as a hotel and prospective investors should also consider the risks associated with hotel properties.

         Risks Particular to Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any such property is heavily dependent on the success of such tenant's business.

         Limited Recourse Nature of the Mortgage Loans. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-Foreclosure--Anti-Deficiency Legislation".

         Dependence on Management. In general, a Mortgaged Property will be managed by a manager (which may be the borrower or an affiliate of the borrower), which is responsible for responding to changes in the local market for the facilities offered at the property, planning and implementing the rental or pricing structure, including staggering durations of leases and establishing levels of rent payments, and causing maintenance and capital improvements to be carried out in a timely fashion. Management errors may adversely affect the long-term viability of a Mortgaged Property. In the case of certain Trust Funds, multiple Mortgaged Properties may be managed by the same property manager. A concentration of property management of Mortgaged Properties securing or underlying the Mortgage Assets in any Trust Fund will increase the risk that the poor performance of a single property manager will have widespread effect on the related Mortgage Asset Pool.

         Dependence on Tenants. In most cases, the Mortgaged Properties will be subject to leases, and the related borrowers will rely on periodic lease or rental payments from tenants to pay for maintenance and other operating expenses of such Mortgaged Properties, to fund capital improvements at such Mortgaged Properties and to service the related Mortgage Loans and any other outstanding debt or obligations they may have outstanding. Generally, there will be existing leases that expire during the term of the related Mortgage Loans. There can be no guaranty that tenants will renew leases upon expiration or, in the case of a commercial tenant, that it will continue operations throughout the term of its lease. Such borrowers' income would be adversely affected if tenants were unable to pay rent, if space were unable to be rented on favorable terms or at all, or if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code. For example, if any such borrower were to relet or renew the existing leases for a significant amount of retail or office space at rental rates significantly lower than expected rates, then such borrower's funds from operations may be adversely affected. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, including, without limitation, the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases at commercial properties, borrowers will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the related Mortgaged Property. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns.

         In the case of Mortgaged Properties used for certain commercial purposes, the performance and liquidation value of such properties may be dependent upon the business operated by tenants, the creditworthiness of such tenants and/or the number of tenants. In some cases, a single tenant or a relatively small number of tenants may account for all or a disproportionately large share of the rentable space or rental income of a Mortgaged Property. Accordingly, a decline in the financial condition of a significant or sole tenant, as the case may be, or other adverse circumstances of such a tenant (such as bankruptcy or insolvency), may have a disproportionately greater effect on the net operating income derived from such property than would be the case if rentable space or rental income were more evenly distributed among a greater number of tenants at such property.

         Property Location and Condition. The location and construction quality of a particular Mortgaged Property may affect the occupancy level as well as the rents that may be charged. The characteristics of an area or neighborhood in which a Mortgaged Property is located may change over time or in relation to competing facilities. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if the management company does not schedule and perform adequate maintenance in a timely fashion. Although the Master Servicer or the Special Servicer, as applicable, generally will be required to inspect the related Mortgaged Properties (but not mortgaged properties securing mortgage loans underlying MBS) periodically, there can be no assurance that such inspections will detect damage or prevent a default.

         Competition. Other comparable multifamily/commercial properties located in the same areas will compete with the Mortgaged Properties to attract residents, retail sellers, tenants, customers, patients and/or guests. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A mortgagor competes with all lessors and developers of comparable types of real estate in the area in which the related Mortgaged Property is located. Such lessors or developers could have lower rents, lower operating costs, more favorable locations or better facilities. While a mortgagor may renovate, refurbish or expand the related Mortgaged Property to maintain such Mortgaged Property and remain competitive, such renovation, refurbishment or expansion may itself entail significant risks. Increased competition could adversely affect income from and the market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

         Changes in Laws. Increases in income, service or other taxes (other than real estate taxes) in respect of a Mortgaged Property generally are not passed through to tenants under leases and may adversely affect the related mortgagor's funds from operations. Similarly, changes in laws increasing the potential liability for environmental conditions existing on a Mortgaged Property or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which could adversely affect the related mortgagor's funds from operations. See "--Risks of Liability Arising From Environmental Conditions" herein. In the case of properties used as a casino, gambling could cease to be permitted.

         Litigation. There may be legal proceedings pending and, from time to time, threatened against certain mortgagors under the Mortgage Loans, managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of such mortgagors, managers and affiliates. There can be no assurance that such litigation may not have a material adverse effect on distributions to Certificateholders of the related Trust Fund.

         Limitations on Enforceability of Assignments of Leases and Rents. In general, any Mortgage Loan that is secured by a Mortgaged Property subject to leases, will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

         Limitations on Enforceability of Cross-Collateralization. A Mortgage Asset Pool may include groups of Mortgage Loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective Mortgage Loans in a cross-collateralized group, and the cash flows generated thereby, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by those Mortgage Loans. These arrangements thus seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such group of Mortgage Loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

         There may not be complete identity of ownership of the Mortgaged Properties securing a group of crosscollateralized Mortgage Loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent or was rendered insolvent by such obligation or transfer. Accordingly, a creditor seeking to realize against a Mortgaged Property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert (i) that such borrower was insolvent at the time the cross-collateralized Mortgage Loans were made and (ii) that such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other Mortgage Loans in the group of cross-collateralized Mortgage Loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers. Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, there can be no assurance that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value, and no unqualified legal opinion to that effect will be obtained.

         The cross-collateralized Mortgage Loans constituting any group thereof may be secured by mortgage liens on Mortgaged Properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale, and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released.

         Increased Risk of Default Associated With Balloon Payments. Certain of the Mortgage Loans included in a Trust Fund may be nonamortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

         If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or the Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". While the Master Servicer or the Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

         Limitations on Enforceability of Due-on-Sale and Debt-Acceleration Clauses. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages also may include a debtacceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

         Risk of Liability Arising From Environmental Conditions. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, then the related Pooling Agreement will contain provisions generally to the effect that neither the Master Servicer nor the Special Servicer may, on behalf of the Trust Fund, acquire title to a Mortgaged Property or assume control of its operation unless the Special

Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

         Lack of Insurance Coverage for Certain Special Hazard Losses. Unless otherwise specified in a Prospectus Supplement, the Master Servicer and Special Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more Classes of Offered Certificates of the related Series. See "Description of the Pooling Agreements--Hazard Insurance Policies".

         Risks of Geographic Concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans underlying certain Series may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Inclusion of Delinquent and Nonperforming Mortgage Loans in a
Mortgage Asset Pool

         If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series may include Mortgage Loans that are past due or are nonperforming. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular Series may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments in respect of the subject Mortgage Asset Pool and the yield on the Offered Certificates of such Series. See "Description of the Trust Funds--Mortgage Loans--General".

Certain Federal Tax Considerations Regarding REMIC Residual Certificates

         Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC, regardless of the amount or timing of their possible receipt of cash payments, if any, from such REMIC, as described under "Certain Federal Income Tax Consequences--REMICs". REMIC Residual Certificates may have "phantom income" associated with them. That is, taxable income may be reportable with respect to a REMIC Residual Certificate early in the term of the related REMIC with a corresponding amount of tax losses reportable in later years of that REMIC's term. Under these circumstances, the present value of the tax detriments with respect to the related REMIC Residual Certificate may significantly exceed the present value of the related tax benefits accruing later. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, and certain REMIC Residual Certificates may have a negative "value". The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the related REMIC will continue until the Certificate Principal Balances of all Certificates of the related Series have been reduced to zero. All or a portion of such Certificateholder's share of the related REMIC's taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Moreover, because an amount of gross income equal to the fees and non-interest expenses of each REMIC will be allocated to the REMIC Residual Certificates, but such expenses will be deductible by holders of REMIC Residual Certificates who are individuals only as miscellaneous itemized deductions, REMIC Residual Certificates will generally not be appropriate investments for individuals, estates or trusts or for pass-through entities (including partnerships and S corporations) beneficially owned by, or having as partners or shareholders, one or more individuals, estates or trusts. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer, including, but not limited to prohibition on transfers to investors that are not U.S. persons.

Book-Entry Registration

         If so provided in the related Prospectus Supplement, one or more Classes of the Offered Certificates of any Series will be issued as Book-Entry Certificates. Each Class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any Class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("DTC Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. Conveyance of notices and other communications by DTC to DTC Participants, and directly and indirectly through such DTC Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

Potential Conflicts of Interest



         If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator and/or MBS Administrator, as applicable. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer, REMIC Administrator and/or MBS Administrator, as applicable. In addition, any party to a Pooling Agreement or any affiliate thereof may own Certificates. Investors in the Offered Certificates should consider that any resulting conflicts of interest could affect the performance of duties under the related Pooling Agreement. For example, if the Master Servicer or Special Servicer for any Trust Fund owns a significant portion of any Class of Certificates of the related Series, then, notwithstanding the applicable servicing standard imposed by the related Pooling Agreement, such fact could influence servicing decisions in respect of the Mortgage Loans in such Trust Fund. Also, if specified in the related Prospectus Supplement, the holders of a specified Class or Classes of Subordinate Certificates may have the ability to replace the Special Servicer or direct the Special Servicer's actions in connection with liquidating or modifying defaulted Mortgage Loans. Investors in such specified Class or Classes of Subordinate Certificates may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of the holders of the Offered Certificates of the same Series.

Termination

         If so provided in the related Prospectus Supplement, upon a specified date or upon the reduction of the aggregate Certificate Principal Balance of a specified Class or Classes of Certificates to a specified amount, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such Class or Classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, if so specified in the related Prospectus Supplement, upon the reduction of the aggregate principal balance of some or all of the Mortgage Assets to a specified amount, a party or parties designated therein may be authorized to purchase such Mortgage Assets, generally at a price equal to, in the case of any Mortgage Asset, the unpaid principal balance thereof plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related Mortgage Assets sold or purchased, together with interest thereon, and therefore, as a result of such a sale or purchase, the Certificateholders of one or more Classes of Certificates may receive an amount less than the aggregate Certificate Principal Balance of, and accrued unpaid interest on, their


Certificates. See "Description of the Certificates--Termination".

                                          DESCRIPTION OF THE TRUST FUNDS

General

         The primary assets of each Trust Fund will consist of (i) various types of multifamily or commercial mortgage loans ("Mortgage Loans"), (ii) mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

Mortgage Loans

         General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of one or more of the following types of real property: (i) residential properties ("Multifamily Properties") consisting of multiple rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; (ii) commercial properties ("Commercial Properties") consisting of office buildings, retail shopping facilities (such as shopping centers, malls, automotive sales centers and individual stores, shops and businesses related to sales of products and goods), facilities related to providing entertainment, recreation and personal services (such as movie theaters, fitness centers, bowling alleys, salons, drycleaners and automotive service centers), hotels or motels, casinos, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

         If so provided in the related Prospectus Supplement, Mortgage Assets for a Series may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Asset Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust

Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more Classes of the Certificates of the related Series bear
(i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

         If so specified in the related Prospectus Supplement, the Mortgage Assets for a particular Series may include Mortgage Loans that are delinquent or nonperforming as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or nonperformance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

         Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited to, the ability to lease space in such properties, the ability of tenants to meet their lease obligations, the possibility of a significant tenant becoming bankrupt or insolvent, as well as fundamental aspects of real estate such as location and market demographics.

         The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will likely cause a corresponding decline in percentage rents and may cause such tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

         Whether a retail property is "anchored" or "unanchored" is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its leases, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant (notwithstanding any continued payment of rent) can have a material negative effect on the economic performance of a retail property. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

         Unlike certain other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at retail properties.

         Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

         Certain states regulate the relationship of an owner and its tenants.

Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

         Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

         Mortgage Loans Secured by Cooperatively-Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing such tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by such cooperative corporation, less any other income that the cooperative corporation may realize. Such payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by such corporation, as well as all other operating expenses of such property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the

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amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by such cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither the Depositor nor any other person will have any obligation to provide refinancing for any of the Mortgage Loans.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after such period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

         Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to such apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to such subtenancy, and the subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.


         Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include, without limitation, the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends (which may change towards options such as telecommuting or hoteling to satisfy space needs), tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competition is affected by a building's age, condition, design (including floor sizes and layout), access to transportation, availability of parking and ability to offer certain amenities to its tenants (including sophisticated building systems, such as fiberoptic cables, satellite communications or other base building technological features). Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

         The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life matters, such as schools and cultural amenities. A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

         Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may involve different types of hotels and motels, including full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on such hotel's or motel's quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

         The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such hotel or motel property, the consent of the franchisor for the continued use the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of such hotel or motel property (or the trustee, servicer or special servicer, as the case may be) would be entitled to the rights under any associated liquor license, and such party would be required to apply in its own right for such license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

         Mortgage Loans Secured by Casino Properties. Various factors, including location and appearance affect the economic performance of a casino. Adverse economic conditions, either local, regional or national, may limit the amount of disposable income that potential patrons may have for gambling. The construction of competing casinos can also have an adverse affect on the performance of a casino property. To meet competition, continuing expenditures must be made for modernizing, refurbishing and maintaining existing facilities. Because of the nature of the business, casinos tend to respond more quickly to adverse economic conditions and competition then do certain other commercial properties. Depending on the geographic location of a casino property, it may be heavily dependent on tourism for its clientele. In addition, to avoid criminal influence, the ownership and operation of casino properties is often subject to local or state governmental regulation. The appropriate government agency or authority may also have jurisdiction over or influence with respect to the foreclosure of a casino property and/or the bankruptcy of its owner or operator. Gaming licenses are not transferable (including in connection with foreclosure), and there can be no assurance that the Trustee, Special Servicer or other purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to operate the subject property as a casino. The loss of a gaming license could have a material adverse affect on the value of a casino property. Further, any given state or municipality that currently allows legalized gambling could pass legislation banning it. Depending upon what alternative use may be made of a casino property, such legislation could have a material adverse affect on the value of such property. In general, Mortgaged Properties operated as casinos will also be operated as a hotel and prospective investors should also consider the risks associated with hotel properties.

         Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are the quality of tenants, building design and adaptability, the functionality of the finish-out and the location of the property. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any such property is heavily dependent on the success of such tenant's business.

         Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

         Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

         Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.

         Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) noncash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner-occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenantstockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, recreational vehicle parks, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

         Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

         Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loanto-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

         Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the Value of a Mortgaged Property as of the date of initial issuance of the Certificates of the related Series may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         Although there may be multiple methods for determining the Value of a Mortgaged Property, Value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the Value of the Mortgaged Property will reflect such and a liquidation loss may occur.

         While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--General" and

"--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased Risk of Default Associated With Balloon Payments".



         Payment Provisions of the Mortgage Loans. All of the Mortgage Loans will (i) have had original terms to maturity of not more than approximately 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

         Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage

Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and


Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a Series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

         If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

         If and to the extent available and relevant to an investment decision in the Offered Certificates of the related Series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may be so materially different from those of the related Mortgage Asset Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

         MBS may include (i) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities or (ii) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"; and such certificates issued and/or insured or guaranteed thereby, "FHLMC Certificates"), the Federal National Mortgage Association ("FNMA"; and such certificates issued and/or insured or guaranteed thereby, "FNMA Certificates"), the Governmental National Mortgage Association ("GNMA";

and such certificates issued and/or insured or guaranteed thereby, "GNMA Certificates") or the Federal Agricultural Mortgage Corporation ("FAMC"; and such certificates issued and/or insured or guaranteed thereby, "FAMC Certificates"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage


Loans contained herein.

         Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a Mortgage Asset
Pool: (a) either will (i) have been acquired (other than from the Depositor or an affiliate thereof) in bona fide secondary market transactions or (ii) if so specified in the related Prospectus Supplement, be part of the Depositor's (or an affiliate's) unsold allotments from the Depositor's (or an affiliate's) previous offerings; and (b) unless it was issued by the Depositor or a trust established thereby, will either (i) have been previously registered under the Securities Act, (ii) be exempt from such registration requirements or (iii) have been held for at least the holding period specified in Rule 144(k) under the Securities Act.

         Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

         The MBS may have been issued in one or more classes with characteristics similar to the Classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.


         The Prospectus Supplement for a Series that evidence interests in MBS will specify: (i) the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term(s) to stated maturity of the MBS, if applicable,
(iii) the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s), (iv) the payment characteristics of the MBS, (v) the MBS Issuer,

MBS Servicer and MBS Trustee, as applicable, of each of the MBS, (vi) a description of the related credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.

         The Depositor will provide the same information regarding the MBS in any Trust Fund in its reports filed under the Exchange Act with respect to such Trust Fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Undelivered Mortgage Assets

         Unless otherwise specified in the related Prospectus Supplement, the aggregate outstanding principal balance of a Mortgage Asset Pool as of the related Cut-off Date will equal or exceed the aggregate Certificate Principal Balance of the related Series as of the related Closing Date. In the event that Mortgage Assets initially delivered do not have an aggregate outstanding principal balance as of the related Cut-off Date at least equal to the aggregate Certificate Principal Balance of the related Series as of the related Closing Date, the Depositor may deposit cash or Permitted Investments on an interim basis with the Trustee for such Series on the related Closing Date in lieu of delivering Mortgage Assets with an aggregate outstanding principal balance as of the related Cut-off Date equal to the shortfall amount. During the 90-day period following the related Closing Date, the Depositor will be entitled to obtain a release of such cash or Permitted Investments to the extent that the Depositor delivers a corresponding amount of the Undelivered Mortgage Assets. If and to the extent all the Undelivered Mortgage Assets are not delivered during the 90-day period following the related Closing Date, such cash or, following liquidation, such Permitted Investments will be applied to pay a corresponding amount of principal of the Certificates of such Series to the extent set forth, and on the dates specified, in the related Prospectus Supplement.

Certificate Accounts

         Each Trust Fund will include a Certificate Account consisting of one or more accounts established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the

Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "Description of the Pooling Agreements--Certificate Account".

Credit Support

         If so provided in the Prospectus Supplement for the Offered Certificates of any Series, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more Classes of Certificates of such Series in the form of subordination of one or more other Classes of Certificates of such Series or by one or more other types of Credit Support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund or any combination thereof. The amount and types of such Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for the Offered Certificate of any Series. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

Cash Flow Agreements

         If so provided in the Prospectus Supplement for the Offered Certificates of any Series, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such Series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more Classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                        YIELD AND MATURITY CONSIDERATIONS

General

         The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related Series.

Pass-Through Rate

         The Certificates of any Class within a Series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The

Prospectus Supplement with respect to the Offered Certificates of any Series will specify the Pass-Through Rate for each Class of such Offered Certificates or, in the case of a Class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the PassThrough Rate of one or more Classes of such Offered Certificates; and whether the distributions of interest on any Class of such Offered Certificates will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

         With respect to any Series, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

         When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on the Offered Certificates of any Series and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Distribution Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received the related Determination Date (as defined herein) or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Certificates of such Series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related Series. If and to the extent that any such shortfall is allocated to a Class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for the Offered Certificates of each Series will describe the manner in which any such shortfalls will be allocated among the respective Classes of Certificates of such Series. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations


         A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the Certificate Principal Balance (or the Certificate Notional Amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

         The extent to which the yield to maturity of a Class of Offered Certificates of any Series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a Class of Stripped Interest Certificates, result in the reduction of the aggregate Certificate Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the Certificate Principal Balance or Certificate Notional Amount of such investor's Offered Certificate at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

         In general, the aggregate Certificate Notional Amount of a Class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the aggregate

Certificate Principal Balance of one or more of the other Classes of Certificates of the same Series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the aggregate Certificate Principal Balance of such Class or Classes of Certificates, as the case may be.




         Consistent with the foregoing, if a Class of Certificates of any Series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a Series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

         The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Asset Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Asset Pool to slow.

         The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

Weighted Average Life and Maturity

         The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more Classes of the Certificates of the related Series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

         The weighted average life and maturity of a Class of Certificates of any Series will be influenced by the rate at which principal on the related

Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such Class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

         The Prospectus Supplement with respect to the Offered Certificates of any Series will contain tables, if applicable, setting forth the projected weighted average life of each Class of Offered Certificates of such Series with an aggregate Certificate Principal Balance, and the percentage of the initial aggregate Certificate Principal Balance of each such Class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

         Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a

Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a Class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

         Negative Amortization. The weighted average life of a Class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Offered Certificates of the related Series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective Classes of Certificates of the related Series. The portion of any Mortgage Loan negative amortization allocated to a Class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the aggregate Certificate Principal Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more Classes of Certificates of the related Series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the Classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

         Negative amortization may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those Classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

         The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the Certificate Notional Amount thereof). See "--Yield and Prepayment Considerations" above.

         Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related Series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related Series.

         Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any Series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any Class of Certificates that is required to bear the effects thereof.

         The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective Classes of Certificates of the related Series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the aggregate Certificate Principal Balances of one or more such Classes of Certificates and/or (ii) establishing a priority of payments among such Classes of Certificates.

         The yield to maturity on a Class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

         Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related

Trust Fund, one or more Classes of Certificates of any Series, including one or more Classes of Offered Certificates of such Series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more Classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any Series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such Series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

         The amortization of any Class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any Class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on July 10, 1997 and is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette Inc., a Delaware corporation. The Depositor was organized, among other things, for the purposes of issuing debt securities and establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. The principal executive offices of the Depositor are located at 277 Park Avenue, New York, New York 10172. Its telephone number is (212) 892-3000. The Depositor does not have and is not expected to have any significant assets.

                         DESCRIPTION OF THE CERTIFICATES


General

         Each Series will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each Series, including the Offered Certificates of such Series, may consist of one or more Classes of Certificates that, among other things: (i) provide for the accrual of interest on the aggregate Certificate Principal Balance or Certificate Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such Series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or
(vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

         If so specified in the related Prospectus Supplement, a Class of Offered Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct Classes. For example, a Class of Offered Certificates may have an aggregate Certificate Principal Balance on which it accrues interest at a fixed, variable or adjustable rate. Such Class of Offered Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on an aggregate Certificate Notional Amount at a different fixed, variable or adjustable rate. In addition, a Class of Certificates may accrue interest on one portion of its aggregate Certificate Principal Balance or Certificate

Notional Amount at one fixed, variable or adjustable rate and on another portion of its aggregate Certificate Principal Balance or Certificate Notional Amount at a different fixed, variable or adjustable rate.

         Each Class of Offered Certificates of a Series will be issued in minimum denominations corresponding to the Certificate Principal Balances or, in case of certain Classes of Stripped Interest Certificates or REMIC Residual Certificates, Certificate Notional Amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more Classes of Offered Certificates of any Series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each Series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a Class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through CEDEL, S.A. or the Euroclear System, if they are participants in DTC.

Distributions

         Distributions on the Certificates of each Series will be made on each Distribution Date from the Available Distribution Amount for such Series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any Series and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such Series on such date. The particular components of the Available Distribution Amount for any Series and Distribution Date will be more specifically described in the related Prospectus Supplement. In general, the Distribution Date for a Series will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such Series is issued.

         Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each Series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the


"Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such Class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any Class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") in any particular Class of Offered Certificates represented by any Certificate of such Class will be equal to the percentage obtained by dividing the initial Certificate Principal Balance or Certificate Notional Amount, as applicable, of such Certificate by the initial aggregate Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Class.

Distributions of Interest on the Certificates

         Each Class of Certificates of each Series (other than certain Classes of Stripped Principal Certificates and certain Classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each Class of Offered Certificates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each Series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Distributions of interest in respect of any Class of Certificates (other than a Class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than any Class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such Class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such Class on such

Distribution Date. Prior to the time interest is distributable on any Class of


Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such Class will be added to the aggregate Certificate Principal Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each Class of Certificates (other than certain Classes of Stripped Interest Certificates and certain Classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for

each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the aggregate Certificate Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date with respect to a Class of Stripped Interest Certificates will be similarly calculated except that it will accrue on an aggregate Certificate Notional Amount that, in general, will either be (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the aggregate Certificate Principal Balances of one or more other Classes of Certificates of the same Series. Reference to a Certificate Notional Amount with respect to a Stripped Interest Certificate is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the aggregate Certificate Principal Balance of) one or more Classes of the Certificates of a Series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the Classes of Certificates of that Series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the aggregate Certificate Principal Balance of) a Class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a Class of Certificates by reason of the allocation to such Class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the aggregate Certificate Principal Balance of such Class. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates" and "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

Distributions of Principal of the Certificates

         Each Class of Certificates of each Series (other than certain Classes of Stripped Interest Certificates and certain Classes of REMIC Residual Certificates) will have an aggregate Certificate Principal Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such Class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The aggregate outstanding Certificate Principal Balance of a Class of Certificates


will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding aggregate Certificate Principal Balance of a Class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a Class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued

Certificate Interest in respect thereof (reduced as described above). Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Principal Balance of all Classes of a Series will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the related Cut-off Date. The initial aggregate Certificate Principal Balance of each Class of Offered Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a Series will be made on each Distribution Date to the holders of the Class or Classes of Certificates of such Series entitled thereto until the Certificate Principal Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more Classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more Classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of the same Series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more Classes of Certificates (each such Class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other Classes of Certificates (each such Class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same Series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any Class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such Class.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations


         If so provided in the related Prospectus Supplement, Prepayment



Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the Class of Certificates of the related Series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Depositor or any of its affiliates or by any other specified person and/or may be excluded as Trust Assets.

Allocation of Losses and Shortfalls

         The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective Classes of Certificates of the related Series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the aggregate Certificate Principal Balances of one or more such Classes of Certificates and/or (ii) establishing a priority of payments among such Classes of Certificates. See "Description of Credit Support".

Advances in Respect of Delinquencies

         If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related Series for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) with respect to which such advances were made

(as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including, in the case of a Series that includes one or more Classes of Subordinate Certificates, if so identified, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more Classes of such


Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related Series of Certificateholders.

         If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related Series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

         If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related Series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

         The Prospectus Supplement for the Offered Certificates of any Series evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certificateholders

         On each Distribution Date, together with the distribution to the holders of each Class of the Offered Certificates of a Series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") substantially in the form, or specifying the information, set forth in the related Prospectus Supplement. In general, the Distribution Date Statement for each Distribution Date will detail the distributions on the Certificates of the related Series on such Distribution Date and the performance of the Mortgage Assets in the related Trust Fund.

         Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee, as the case may be, for a Series will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such Series a statement containing information regarding the principal, interest and other distributions on the applicable Class of Offered Certificates, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

         If the Trust Fund for a Series includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that Series in connection with distributions made to them.

Voting Rights

         The voting rights evidenced by each Series (as to such Series, the "Voting Rights") will be allocated among the respective Classes of Certificates of such Series in the manner described in the related Prospectus Supplement.

         Certificateholders will generally not have a right to vote, except with respect to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular Series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".

Termination

         The obligations created by the Pooling Agreement for each Series will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the payment (or provision for payment) to the Certificateholders of that Series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related Series, and the final distribution will be made only upon presentation and surrender of the Certificates of such Series at the location to be specified in the notice of termination.


         If so specified in the related Prospectus Supplement, the Certificates of any Series may be subject to optional early retirement through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein.

         In addition, if so provided in the related Prospectus Supplement, upon the reduction of the aggregate Certificate Principal Balance of a specified Class or Classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such Class or Classes of Certificates, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the Mortgage Loans sold and therefore, as a result of such a sale, the Certificateholders of one or more Classes of Certificates may receive an amount less than the aggregate Certificate Principal Balance of, and accrued unpaid interest on, their Certificates.

Book-Entry Registration and Definitive Certificates

         If so provided in the Prospectus Supplement for the Offered Certificates of any Series, one or more Classes of such Offered Certificates will be offered in book-entry format through the facilities of DTC, and each such Class will be represented by one or more global Certificates registered in the name of DTC or its nominee. If so provided in the Prospectus Supplement, arrangements may be made for clearance and settlement through the Euroclear System or CEDEL, S.A., if they are participants in DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC Participants and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the

American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

         Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such Certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a "Certificate Owner") may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

         DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such DTC Participant (and not of DTC, the Depositor or any Trustee, Master Servicer, Special Servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.


         Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The Depositor has been informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry

Certificates are credited. DTC may take conflicting actions with respect to the


Book- Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Certificates.

         Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

         Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a Class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related Series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling Agreement.

                      DESCRIPTION OF THE POOLING AGREEMENTS


General

         The Certificates of each Series will be issued pursuant to a Pooling Agreement. In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the Trust Fund, the REMIC Administrator. However, a Pooling Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a Series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Asset Seller or an affiliate thereof may perform the functions of Master Servicer, Special Servicer, Manager or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master

Servicer may also perform the duties of Special Servicer, and the Master


Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling Agreement or any affiliate thereof may own Certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related Series will not be allocated Voting Rights.

         A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement. The Prospectus Supplement for the Offered Certificates of any Series will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each Series and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any Series without charge upon written request of a holder of a Certificate of such Series addressed to it at its principal executive offices specified herein under "The Depositor".

Assignment of Mortgage Assets

         General. At the time of initial issuance of any Series, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Assets to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Assets after the related Cut-off Date, other than principal and interest due on or before the related Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates of such Series to or at the direction of the Depositor in exchange for the Mortgage Assets and the other assets to be included in the related Trust Fund. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Asset included in the related Trust Fund, which information will typically include: (i) in the case of a Mortgage Loan, the address of the related Mortgaged Property and type of such property, the Mortgage Rate (and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information), the original and remaining term to maturity, the amortization term, and the original and outstanding principal balance; and (ii) in the case of an MBS, the outstanding principal balance and the pass-through rate or coupon rate.

         Delivery of Mortgage Loans. In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit of the Depositor or a prior holder of such Mortgage Note certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

         The Trustee (or a custodian appointed by the Trustee) for a Series will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such Series.

         The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee.


         Delivery of MBS. Unless otherwise specified in the related Prospectus


Supplement, the related Pooling Agreement will provide that such steps will be taken as will be necessary to cause the Trustee to become the registered owner of each MBS which is included in a Trust Fund and to provide for all distributions on each such MBS to be made either directly to the Trustee or to an MBS Administrator other than the Trustee, if any.

Representations and Warranties with respect to Mortgage Assets;
Repurchases and Other Remedies

         Unless otherwise provided in the Prospectus Supplement for the Offered Certificates of any Series, the Depositor will, with respect to each Mortgage Asset in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Asset on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iii) in the case of a Mortgage Loan, the enforceability of the related Mortgage Note and Mortgage, the existence of title insurance insuring the lien priority of the related Mortgage, the payment status of the Mortgage Loan and the delivery of all documents required to be delivered with respect to the Mortgage Loan as contemplated under "--Assignment of Mortgage Assets--Delivery of Mortgage Loans" above. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be the Depositor, an affiliate of the Mortgage Asset Seller or the Depositor, the Master Servicer, the Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

         Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Asset that materially and adversely affects the interests of the Certificateholders of the related Series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Asset from the Trustee at a price not less than the unpaid principal balance of such Mortgage Asset as of the date of purchase, together with interest thereon at the related Mortgage Rate (or, in the case of an MBS, at the related pass-through rate or coupon rate) to a date on or about the date of purchase (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for the Offered Certificates of any

Series, in lieu of repurchasing a Mortgage Asset as to which a breach has occurred, a Warranting Party will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such Series, to replace such Mortgage Asset with one or more other mortgage loans or mortgage-backed securities that conform to the description of "Mortgage Asset" herein, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any Series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and no other person or entity will be obligated to purchase or replace a Mortgage Asset if a Warranting Party defaults on its obligation to do so.

         In some cases, representations and warranties will have been made in respect of a Mortgage Asset as of a date prior to the date upon which the related Series is initially issued, and thus may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the Mortgage Assets in any Trust Fund were made will be specified in the related Prospectus Supplement.

Collection and Other Servicing Procedures with respect to Mortgage Loans

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Asset Pool, directly or through Sub-Servicers, will each be obligated under the related Pooling Agreement to service and administer the Mortgage Loans in such Mortgage Asset Pool for the benefit of the related Certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling

Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling Agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

         The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, a Pooling Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

         A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related Series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws".

         Mortgagors may, from time to time, request partial releases of the

Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

         In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions (as defined herein). Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

Sub-Servicers

         A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling Agreement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer or Special Servicer, as applicable, and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Pooling Agreement. The Master Servicer and Special Servicer in respect of any Mortgage Asset Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

         Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

Collection of Payments on MBS

         Unless otherwise specified in the related Prospectus Supplement, the MBS, if any, included in the Trust Fund for any Series will be registered in the name of the Trustee. All distributions thereon will be made either directly to the Trustee or to an MBS Administrator other than the Trustee, if any. Unless otherwise specified in the related Prospectus Supplement, the related Pooling Agreement will provide that, if the Trustee or such other MBS Administrator, as applicable, has not received a distribution with respect to any MBS by a specified day after the date on which such distribution was due and payable pursuant to the terms of such MBS, the Trustee or such other MBS Administrator, as applicable, is to request the issuer or guarantor, if any, of such MBS to make such payment as promptly as possible and legally permitted and is to take such legal action against such issuer or guarantor as the Trustee or such other

MBS Administrator, as applicable, deems appropriate under the circumstances,


including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee or such other MBS Administrator, as applicable, in connection with the prosecution of any such legal action will be reimbursable thereto (with interest) out of the proceeds of any such action and will be retained by the Trustee or such other MBS Administrator, as applicable, prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders of the affected Series. In the event that the Trustee or such other MBS Administrator, as applicable, has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it (with interest) for its projected legal fees and expenses, the Trustee or such other MBS

Administrator, as applicable, will notify the Certificateholders of the affected Series that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Certificateholders.

Certificate Account

         General. The related Trustee and any related Master Servicer, Special Servicer and/or Manager, as applicable, will establish and maintain, or cause to be established and maintained, in respect of each Trust Fund, one or more accounts (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more Classes of Certificates of the related Series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more Classes of Certificates of the related Series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Trustee, Master Servicer, Special Servicer and/or Manager, as applicable, as additional compensation. A Certificate Account may be maintained with the related Trustee, Master Servicer, Special Servicer, Manager or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage assets owned by the related Master Servicer or Special Servicer or serviced by either on behalf of others.

         Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the following payments and collections in respect of the Trust Assets included in any Trust Fund, that are received or made by the Trustee, the Master Servicer, the Special Servicer, the


MBS Administrator or the Manager, as applicable, subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date), are to be deposited in the Certificate Account for such Trust Fund within a certain period following receipt (in the case of collections on or in respect of the Trust Assets) or otherwise as provided in the related Pooling Agreement:

                  (i) if such Trust Fund includes Mortgage Loans, all payments on account of principal, including principal prepayments, on such Mortgage Loans;

                  (ii) if such Trust Fund includes Mortgage Loans, all payments on account of interest on such Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or the Special Servicer as its servicing compensation or as compensation to the Trustee;

                  (iii) if such Trust Fund includes Mortgage Loans, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) ("Insurance Proceeds" and "Condemnation Proceeds", respectively) and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

                  (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series;

                  (v) if such Trust Fund includes Mortgage Loans, any advances made with respect to delinquent scheduled payments of principal and interest on such Mortgage Loans;

                  (vi) any amounts paid under any Cash Flow Agreement for the related Series;

                  (vii) if such Trust Fund includes Mortgage Loans, all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies", all


         proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Loan purchased as described under "Description of the Certificates--Termination";

                  (viii) if such Trust Fund includes Mortgage Loans, and to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or the Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

                  (ix) if such Trust Fund includes Mortgage Loans, all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

                  (x) any amount required to be deposited by the Master Servicer, the Special Servicer, the Manager or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer, the Manager or the Trustee, as the case may be, of funds held in the Certificate Account;

                  (xi) if such Trust Fund includes MBS, all payments on such MBS;

                  (xii) if such Trust Fund includes MBS, all proceeds of the purchase of any MBS by the Depositor or any other specified person as described under "--Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies" and all proceeds of any MBS purchased as described under "Description of the Certificates--Termination";

                  (xiii) any other amounts received on or in respect of the Mortgage Assets required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

         Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Trustee, Master Servicer, Special Servicer or Manager, as applicable, in respect of any Trust Fund may make withdrawals from the Certificate Account for such Trust Fund for any of the following purposes:

                  (i) to make distributions to the Certificateholders on each Distribution Date;

                  (ii) if such Trust Fund includes Mortgage Loans, then as and to the extent, and from the sources, described in the related Prospectus Supplement, to pay the related Master Servicer or Special Servicer any servicing fees and other compensation to which it is entitled in respect of such Mortgage Loans and that was not previously retained thereby;



                  (iii) if such Trust Fund includes Mortgage Loans, to reimburse the related Master Servicer, the related Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to such Mortgage Loans and any properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net operating income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Assets in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Assets that is otherwise distributable on one or more Classes of Subordinate Certificates of the related Series;

                  (iv) if and to the extent, and from the sources, described in the related Prospectus Supplement, to pay the related Master Servicer, the related Special Servicer or any other specified person interest accrued on the advances and servicing expenses, if any, described in clause (iii) above made or incurred by it while such advances and servicing expenses remain outstanding and unreimbursed;

                  (v) if such Trust Fund includes Mortgage Loans, to pay any servicing expenses not otherwise required to be advanced by the related Master Servicer, the related Special Servicer or any other specified person, including, if applicable, costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

                  (vi) to reimburse the Depositor, the related Trustee, any related Master Servicer, Special Servicer, REMIC Administrator or Manager and/or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under


         "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager and the Depositor" and "--Certain Matters Regarding the Trustee";


                  (vii) if and to the extent, and from the sources, described in the related Prospectus Supplement, to pay the fees of the related Trustee and of any related REMIC Administrator, Manager, provider of Credit Support and obligor on a Cash Flow Agreement;

                  (viii) if and to the extent, and from the sources, described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support in respect of the related Series;

                  (ix) to pay the related Master Servicer, the related Special Servicer, the related Manager and/or the related Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

                  (x) if one or more elections have been made to treat such Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

                  (xi) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders or otherwise in connection with the servicing or administration of the related Trust Assets;

                  (xii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

                  (xiii) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

Modifications, Waivers and Amendments of Mortgage Loans

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable servicing standard to be described in the related Prospectus Supplement; provided that the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, and (ii) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment (i) a material default on the Mortgage Loan has occurred or a payment default is reasonably foreseeable, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization Upon Defaulted Mortgage Loans

         If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related Series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

                  (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and
         (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                  (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

         A Pooling Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain Classes of Certificates of the related Series a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price specified herein, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related


Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

         Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third taxable year following the taxable year in which the

Trust Fund acquires such Mortgaged Property, unless (i) the IRS grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund thereafter will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling Agreement. The Special Servicer may be authorized to allow the Trust Fund to incur a federal income or other tax if doing so would, in the reasonable discretion of the Special Servicer, maximize the net after-tax proceeds to Certificateholders.

         If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or the Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

         If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

         Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the related Pooling Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower

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to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

         The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

         Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans- Due-on-Sale and Due-on-Encumbrance Provisions".

Servicing Compensation and Payment of Expenses


         Unless otherwise specified in the related Prospectus Supplement, a


Master Servicer's primary servicing compensation with respect to a Series will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a Series may consist of any or all of the following components:
(i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (iii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges,

Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

         In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

Evidence as to Compliance

         Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the related Master Servicer and Special

Servicer will each be required, at its expense, to cause a firm of independent public accountants to furnish to the Trustee, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a statement generally to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or Special Servicer's as the case may be, servicing of the Mortgage Loans under the Pooling Agreement or servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Master Servicer's or Special Servicer's, as the case may be, duties under the Pooling Agreement until the end of such preceding calendar year in the case of the first such statement) and that the assertion of the management of the Master Servicer or Special Servicer, as the case may be, that it maintained an effective internal control system over servicing of the Mortgage Loans or similar mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountants' reports intended for general distribution. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards (rendered within one year of such report) with respect to those sub-servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

         If a Trust Fund includes Mortgage Loans, the related Pooling Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement.


         Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Certificateholders upon written request to the Trustee.

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




Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC

Administrator, the Manager and the Depositor



         Unless otherwise specified in the Prospectus Supplement for a Series, the related Pooling Agreement will permit any related Master Servicer, Special Servicer, REMIC Administrator or Manager to resign from its obligations in such capacity thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any Class of Certificates of such Series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer, REMIC Administrator or Manager, as the case may be, under the related Pooling Agreement. Each Master Servicer, Special Servicer and, if it receives distributions on MBS, Manager for a Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

         Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Depositor, any related Master Servicer, Special Servicer, REMIC Administrator or Manager, or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to such Pooling Agreement or for errors in judgment; provided, however, that no such person or entity will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Depositor, any related Master Servicer, Special Servicer, REMIC Administrator and Manager, and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related Series; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that neither the Depositor nor any related Master Servicer, Special Servicer, REMIC Administrator or Manager will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, any such party may be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related Series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related Series of Certificateholders, and the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or the Manager, as the case may be, will be entitled to charge the related Certificate Account therefor.

         Any person into which a Master Servicer, a Special Servicer, a REMIC Administrator, a Manager or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a Master Servicer, a Special Servicer, a REMIC Administrator, a Manager or the Depositor is a party, or any person succeeding to the business of a Master Servicer, a Special Servicer, a REMIC Administrator, a Manager or the Depositor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager or the Depositor, as the case may be, under the related Pooling Agreement.

         Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

         Unless otherwise provided in the Prospectus Supplement for the Offered Certificates of any Series, "Events of Default" under the related Pooling

Agreement will include, without limitation, (i) any failure by a Master Servicer or a Manager to distribute or cause to be distributed to the Certificateholders of such Series, or to remit to the related Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer or the Manager, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer or the Manager, as the case may be, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; (ii) any failure by a Special Servicer to remit to the related Master Servicer or Trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the Special Servicer by any other party to the related Pooling Agreement, or to the Special Servicer, with a copy to each other party to the related Pooling Agreement, by the Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights of such Series; (iii) any failure by a Master Servicer, a Special Servicer or a Manager duly to observe or perform in any material respect any of its other covenants or obligations under the related

Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer, the Special Servicer or the Manager, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer, the Special Servicer or the Manager, as the case may be, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; (iv) any failure by a REMIC Administrator duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; and (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to a Master Servicer, a Special Servicer, a Manager or a REMIC Administrator, and certain actions by or on behalf of any such party indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

Rights Upon Event of Default

         If an Event of Default occurs with respect to a Master Servicer, a Special Servicer, a Manager or a REMIC Administrator (other than the Trustee) under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, and unless otherwise specified in the related Prospectus Supplement, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related Series entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer, MBS Administrator or REMIC Administrator, as applicable, under the Pooling Agreement, whereupon the Trustee (except under the circumstances contemplated in the next paragraph) will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer, Manager or REMIC Administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related Series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other appropriate entity that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer, Manager or REMIC Administrator, as the case may be, under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

         Notwithstanding the foregoing, if the same entity is acting as both Trustee and REMIC Administrator, it may be removed in both such capacities as described under "--Resignation and Removal of the Trustee" below.

         No Certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of the related Series entitled to not less than 25% of the Voting Rights for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such

Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

         Except as otherwise specified in the related Prospectus Supplement, each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling Agreement:
(i) to cure any ambiguity; (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error; (iii) to add any other provisions with respect to matters or questions arising thereunder which shall not be inconsistent with the provisions thereof; (iv) if a REMIC election has been made with respect to any portion of the related Trust Fund, to relax or eliminate any requirement thereunder imposed by the provisions of the Code relating to REMICs if such provisions are amended or clarified such that any such requirement may be relaxed or eliminated; (v) to relax or eliminate any requirement thereunder imposed by the Securities Act or the rules thereunder if the Securities Act or such rules are amended or clarified such that any requirement may be relaxed or eliminated; (vi) if a REMIC election has been made with respect to any portion of the related Trust Fund, and if such amendment, as evidenced by an opinion of counsel delivered to the related Trustee and REMIC Administrator, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC created under such Pooling Agreement at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC created under such Pooling Agreement; (vii) if a REMIC election has been made with respect to any portion of the related Trust Fund, to modify, add to or eliminate certain transfer restrictions relating to REMIC Residual Certificates; or (viii) for any other purpose; provided that such amendment of a Pooling Agreement (other than any amendment for any of the specific purposes described in clauses (vi) and (vii) above) may not, as evidenced by an opinion of counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any holder of Certificates of the related Series; and provided further that any amendment covered solely by clause (viii) above may not adversely affect the then current rating assigned to any Class of Certificates of the related Series by any Rating Agency, as evidenced by written confirmation to such effect from each applicable Rating Agency obtained by or delivered to the Trustee.

         Except as otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended by the parties thereto, with the consent of the holders of Certificates of the respective Classes affected thereby evidencing, in the aggregate, not less than 66-2/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to such Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment of a Pooling Agreement may (i) reduce in any manner the amount of, or delay the timing of, payments received on the related Mortgage Assets which are required to be distributed on a Certificate of the related Series without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any Class of Certificates of the related Series in a manner other than as described in the immediately preceding clause
(i) without the consent of the holders of all Certificates of such Class or
(iii) modify the provisions of such Pooling Agreement relating to amendments thereof without the consent of the holders of all Certificates of the related Series then outstanding.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to any party to such Pooling Agreement or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund (or any designated portion thereof)

to fail to qualify as a REMIC.



List of Certificateholders

         Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same Series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that Series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for the Certificates of such Series, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

The Trustee

         The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master

Servicer, Special Servicer or REMIC Administrator and its affiliates.

Duties of the Trustee

         The Trustee for each Series will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates of such Series or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any other party to the related Pooling Agreement of any funds paid to such party in respect of the Certificates or the Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each Series will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

         As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

         Unless otherwise specified in the related Prospectus Supplement, the Trustee for each Series will be entitled to indemnification, from amounts held in the Certificate Account for such Series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

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         Unless otherwise specified in the related Prospectus Supplement, the
Trustee for each Series will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee


         The Trustee for any Series may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee for any Series if such Trustee ceases to be eligible to continue as such under the related Pooling Agreement or if such Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. Unless otherwise specified in the related Prospectus Supplement, a Trustee may also be removed at any time by the holders of Certificates of the applicable Series evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; provided that if such removal was without cause, the Certificateholders effecting such removal may be responsible for any costs and expenses incurred by the terminated Trustee in connection with its removal. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both Trustee and REMIC Administrator for any Series, then any resignation or removal of such entity as Trustee will also constitute the resignation or removal of such entity as REMIC Administrator, and the successor Trustee will also serve as the successor REMIC Administrator as well.

                          DESCRIPTION OF CREDIT SUPPORT

General

         Credit Support may be provided with respect to one or more Classes of the Certificates of any Series or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more other Classes of Certificates, the use of a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one Series.

         The Credit Support may not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one Series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such Series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such Series.

         If Credit Support is provided with respect to one or more Classes of Certificates of a Series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors--Credit Support Limitations".

Subordinate Certificates

         If so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of

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Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a Class of Certificates may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a Class or Classes of Subordinate Certificates in a Series and the circumstances under which such subordination will be available.

         If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate Class or Classes of Certificates of the related Series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.




Insurance or Guarantees with Respect to Mortgage Loans

         If so provided in the related Prospectus Supplement, Mortgage Loans included in any Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

Letter of Credit

         If so provided in the Prospectus Supplement for a Series, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Principal Balance of one or more Classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for any Series will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the related Trust Fund.

Certificate Insurance and Surety Bonds

         If so provided in the Prospectus Supplement for a Series, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more Classes of Certificates of the related Series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

         If so provided in the Prospectus Supplement for a Series, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a Series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

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         Amounts on deposit in any reserve fund for a Series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such Series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

Credit Support with Respect to MBS

         If so provided in the Prospectus Supplement for a Series, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". If a significant percentage of Mortgage Loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular state, relevant state laws, to the extent they vary materially from this discussion, will be discussed in the Prospectus Supplement. For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

General

         Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

         There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with

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a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

         Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

Personalty

         In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

         General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.


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



         Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

         Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

         Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.



         In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

         Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

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         Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale.


The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.


         Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option

                                     -70-


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of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

         Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

         Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.



         Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

         Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment,

                                     -71-


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by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a mortgage loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.




         Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor (except potentially to the extent of any security deposit) with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to (a) the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease plus (b) unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.


Environmental Considerations

         General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of

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whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Lender Liability Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The

Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law standards, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

         Recent federal legislation will in the future require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations.

         Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the

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environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

         To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that certain conditions relating to environmental matters, as described under "Description of the Pooling Agreements-Realization Upon Defaulted Mortgage Loans", have been satisfied.

         If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

         Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.


Due-on-Sale and Due-on-Encumbrance Provisions

         Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens




         If so provided in the related Prospectus Supplement, the Mortgage Assets for a Series may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Asset Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more Classes of

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the Certificates of the related Series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and
(ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.


Subordinate Financing

         The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


         No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

Certain Laws and Regulations

         The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular

Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

Americans with Disabilities Act

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


Soldiers' and Sailors' Civil Relief Act of 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.




Forfeitures in Drug and RICO Proceedings

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

         The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates of any Series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that Series on the material matters associated with such consequences, subject to any qualifications set forth herein. Unless otherwise specified in the related Prospectus Supplement, counsel to the Depositor for each Series will be Sidley & Austin. This discussion is directed to Certificateholders that hold the Certificates as "capital assets" within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the treatment of any item on their tax returns, even where the anticipated tax consequences have been discussed herein. In addition to the federal income tax consequences described herein, potential investors are advised to consult their tax advisors concerning the state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences".

         The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) Grantor Trust Certificates representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each Series will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

         The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements other than guaranteed investment contracts are included in a Trust Fund, the anticipated material tax consequences associated with such Cash Flow Agreements also will be discussed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICs

         Classification of REMICs. With respect to each Series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement and certain other documents (and subject to certain assumptions set forth therein), the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable Series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences--REMICs", and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund (or applicable portion thereof) as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity may lose its status as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

         Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest

(including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in
Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC, and will be "permitted assets" under Section 860L(c)(1)(G) for a "financial asset securitization investment trust" or FASIT. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.


         The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections of the Code) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections of the Code. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. Treasury regulations do provide, however, that cash received from payments on Mortgage Loans held pending distribution is considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code.

         Tiered REMIC Structures. For certain Series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as separate REMICs ("Tiered REMICs") for federal income tax purposes. As to each such Series of REMIC Certificates, in the opinion of counsel to the Depositor, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one

REMIC.



         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under the cash method of accounting will be required to report income with respect to REMIC Regular Certificates under the accrual method.

         Original Issue Discount. Certain REMIC Regular Certificates may be

issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that have not yet been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each Series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that such Prepayment Assumption will not be challenged by the Internal Revenue Service (the "IRS") on audit.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular Class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that Class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular Class of REMIC Regular Certificates is sold for cash on or prior to the related Closing Date, the issue price for such Class will be the fair market value of such Class on such Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates"

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or one "qualified inverse floating rate", or at a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

         Certain Classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

         Notwithstanding the general definition of original issue discount,

original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying

(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of such election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Certificate and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to such accrual period will be zero. That is, no current deduction of such negative amount will be allowed to the holder of such Certificate. The holder will instead only be permitted to offset such negative amount against future positive original issue discount (if any) attributable to such a Certificate. Although not free from doubt, it is possible that a Certificateholder may be permitted to deduct a loss to the extent his or her basis in the Certificate exceeds the maximum amount of payments such Certificateholder could ever receive with respect to such Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates which can have negative yields under certain circumstances that are not default related. See "Risk Factors -- Effect of Prepayments on Yield of Certificates" herein.

         Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount (other than a de minimis amount), that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing some of all of the stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

         The OID Regulations also permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of the elections in this and the preceding paragraph to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder, however, has elected to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. Under those regulations, if a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied against qualified stated interest. The proposed regulations generally would be effective for Certificates acquired on or after the date 60 days after the date final regulations are published in the Federal Register. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Principal Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates.

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See

"--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.



         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

         A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.




         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss. REMIC Residual Certificates may in some instances have negative "value". See "Risk Factors--Certain Federal Tax Considerations Regarding REMIC Residual Certificates".

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), for amortization of any premium on the Mortgage Loans, for bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a Class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more Classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

         A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

         If a Class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such Class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such Class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.

Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual

Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual

Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

         In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual

Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value". The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's regular and residual interests. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The related Prospectus Supplement will disclose whether offered REMIC Residual


Certificates may be considered to have "significant value" under the REMIC

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Regulations; provided, however, that any disclosure that a REMIC Residual
Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules.

         For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC

Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

         The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.


         Mark-to-Market Rules. The IRS recently released regulations under
Section 475 of the Code (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security for purposes of Section 475 of the Code, and thus is not subject to the mark-to-market rules. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the Mark-to-Market Regulations.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of
Section 1221 of the Code. The Code as of the date of this Prospectus provides for lower rates as to mid-term capital gains, and still lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the


Certificate based on the application of the Prepayment Assumption to such Certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as

                                     -87-


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ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".


         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC


Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to a material Prohibited Transaction Tax.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under certain circumstances, the Special Servicer may be authorized to incur a tax if doing so would, in the reasonable discretion of the Special Servicer, maximize the net after-tax proceeds to Certificateholders.

         Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

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         Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related REMIC Administrator, Master Servicer, Special Servicer, Manager or Trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement. Any such tax not borne by a REMIC Administrator, Master Servicer, Special Servicer, Manager or Trustee would be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.


         Tax and Restrictions on Transfers of REMIC Residual Certificates to


Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

         For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

         Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC

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Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a capital loss equal to the amount of such difference.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the REMIC Administrator, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

         As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC's tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.


         Reporting of interest income, including any original issue discount,


with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

         Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator.

         Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain

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penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A REMIC Regular

Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder). For these purposes, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

         Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling Agreement.

Grantor Trust Funds

         Classification of Grantor Trust Funds. With respect to each Series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable Series as specified in the related

Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax

Consequences--Grantor Trust Funds", and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

         For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (but generally only to the extent that the underlying Mortgage Loans have been made with respect to property that is used for residential or certain other prescribed purposes);
(ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; (iii) "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code; and (iv) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.




         Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code and, in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates.

         General. Holders of a particular Series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple Classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the Classes of Grantor Trust Certificates using a method that recognizes that each such Class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among Classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such Class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any Series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a Class of Grantor Trust Strip Certificates is issued as part of the same Series or (ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of

"qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month

(see "--Sales of Grantor Trust Certificates" below) and the yield of such


Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, the Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

         Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments. Legislation enacted on August 5, 1997 extends the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayments, effective for taxable years beginning after enactment. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and Certificateholders will be based on a prepayment assumption (the "Prepayment Assumption") determined when Certificates are offered and sold hereunder and disclosed in the related Prospectus Supplement, and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price.

         Under Treasury Regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

         The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of

Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Under legislation enacted on August 5, 1997, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments, effective for taxable years beginning after enactment. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate. Certificateholders should consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and should refer to the related Prospectus Supplement with respect to each Series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such Series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and Certificateholders will be based on a prepayment assumption (the "Prepayment Assumption") determined when Certificates are offered and sold hereunder and disclosed in the related Prospectus Supplement, and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price.

         Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage

Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.

Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption used (or that would be used) in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

         Because the Mortgage Loans will provide for periodic payments of stated redemption price, market discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

         Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         Further, under the rules described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

         Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

         Under legislation enacted on August 5, 1997, it appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code, effective for taxable years beginning after enactment. If so, premium amortization would be accounted for under a method similar to that described for taking account of premium on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Premium" above.

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust

Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

         The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. It appears that those provisions would apply to Grantor Trust Strip Certificates. It is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         If the method for computing original issue discount under Section

1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to such accrual period will be zero. That is, no current deduction of such negative amount will be allowed to the holder of such Certificate. The holder will instead only be permitted to offset such negative amount against future positive original issue discount (if any) attributable to such a Certificate. Although not free from doubt, it is possible that a Certificateholder may be permitted to deduct a loss to the extent his or her basis in the Certificate exceeds the maximum amount of payments such Certificateholder could ever receive with respect to such Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates, which can have negative yields under circumstances that are not default related. See "Risk Factors--Effect of Prepayments on Yield of Certificates" herein.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

         Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides for lower rates as to mid-term capital gains, and still lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.


         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

         Backup Withholding. In general, the rules described above in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

General

         ERISA and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans

(as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.


Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. The types of transactions between Plans and Parties in Interest that are prohibited include: (a) sales, exchanges or leases of property, (b) loans or other extensions of credit and (c) the furnishing of goods and services. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to

Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by such persons, individual retirement accounts involved in the transaction may be disqualified resulting in adverse tax consequences to the owner of such account and certain other liabilities could result that would have a significant adverse effect on such person.

Plan Asset Regulations

         A Plan's investment in Offered Certificates may cause the underlying Mortgage Assets and other assets included in a related Trust Fund to be deemed assets of such Plan. Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions apply, including that the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and "affiliates" (as defined in the DOL regulations relating to Plan assets) of such persons). Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any Class of Certificates is held by benefit plan investors (determined by not including the investments of the Depositor, the Trustee, the Master Servicer, the Special Servicer, any other parties with discretionary authority over the assets of a Trust Fund and their respective affiliates).

         Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer, any Sub-Servicer, a Trustee, the obligor under any related credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary"

with respect to the investing Plan and thus subject to the fiduciary responsibility provisions of ERISA. In addition, if the underlying assets of a Trust Fund constitute Plan assets, the Depositor, any related REMIC Administrator, any related Manager, any mortgagor with respect to a related Mortgage Loan or a mortgage loan underlying a related MBS, as well as each of the parties described in the preceding sentence, may become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). Thus, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the operation of the Trust Fund, may involve a prohibited transaction under ERISA or the Code. For example, if a person who is a Party in Interest with respect to an investing Plan is a mortgagor with respect to a Mortgage Loan included in a Trust Fund, the purchase of Certificates by the Plan could constitute a prohibited loan between a Plan and a Party in Interest.

         The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" certain FHLMC Certificates, GNMA Certificates and FNMA Certificates, but do not include FAMC Certificates. Accordingly, even if such types of MBS (other than FAMC Certificates) included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS (other than FAMC Certificates) would not be treated as assets of such Plans. Thus, the prohibited transaction described in the preceding paragraph (regarding a prohibited loan) would not occur with respect to such types of MBS (other than FAMC Certificates) held in a Trust Fund, even if such MBS were treated as assets of Plans. Private label mortgage participations, mortgage pass-through certificates, FAMC Certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

         In addition, and without regard to whether the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if the Depositor, the related Trustee or any related


Underwriter, Master Servicer, Special Servicer, Sub-Servicer, REMIC Administrator, Manager, mortgagor or obligor under any credit enhancement mechanism, or any of certain affiliates thereof, is or becomes a Party in Interest with respect to an investing Plan. Accordingly, potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing any such Certificates.

Prohibited Transaction Exemptions

         In considering an investment in the Offered Certificates, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment. The Prospectus Supplement with respect to the Offered Certificates of any Series may contain additional information regarding the availability of other exemptions with respect to such Offered Certificates.

Insurance Company General Accounts

         In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of Offered Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997, which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and


Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold such Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

Consultation With Counsel

         Any Plan fiduciary which proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection therewith.

Tax Exempt Investors

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates-Excess Inclusions".

                                LEGAL INVESTMENT

         If and to the extent so specified in the related Prospectus Supplement, the Offered Certificates of any Series will constitute "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state), the authorized investments of which are subject to state regulation.

         Prior to December 31, 1996, only Classes of Offered Certificates that
(i) were rated in one of the two highest rating categories by one or more Rating Agencies and (ii) were part of a Series evidencing interests in a Trust Fund consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, and originated by the types of originators specified in SMMEA, would be "mortgage related securities" for purposes of SMMEA. Furthermore, under SMMEA as originally enacted, if a state enacted legislation prior to October 3, 1991 that specifically limited the legal investment authority of any the entities referred to in the preceding paragraph with respect to "mortgage related securities" under such definition, Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

         Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which such securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R.
Section 703.5(f)- (k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Classes of Offered Certificates), except under limited circumstances.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS (as defined herein). The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which Classes of Certificates, including Offered Certificates, will be treated as high-risk under the Policy Statement.

         The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain Classes of Offered Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain Classes of Offered Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         There may be other restrictions on the ability of certain investors either to purchase certain Classes of Offered Certificates or to purchase any Class of Offered Certificates representing more than a specified percentage of the investor's assets. The Depositor makes no representations as to the proper characterization of any Class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any

Class of Offered Certificates under applicable legal investment restrictions.


These uncertainties may adversely affect the liquidity of any Class of Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any Class and Series constitute legal investments or are subject to investment, capital or other restrictions.

                                 USE OF PROCEEDS

         Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received from the sale of the Certificates of any Series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor to cover expenses related thereto. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

         The Certificates offered hereby and by the related Prospectus Supplements will be offered in Series through one or more of the methods described below. The Prospectus Supplement prepared for the Offered Certificates of each Series will describe the method of offering being utilized for such Offered Certificates and will state the net proceeds to the Depositor from the sale of such Offered Certificates.

         The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular Series may be made through a combination of two or more of these methods. Such methods are as follows:

                  1. By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

                  2. By placements by the Depositor with institutional investors through dealers; and

                  3. By direct placements by the Depositor with institutional investors.

         In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a Series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

         If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular Series will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any Series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any Series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such Series.

         The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

         As to any Series, only those Classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated Class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                  LEGAL MATTERS

         Unless otherwise specified in the related Prospectus Supplement,


certain legal matters in connection with the Certificates of each Series,


including certain federal income tax consequences, will be passed upon for the Depositor by Sidley & Austin.

                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each Series, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                     RATING

         It is a condition to the issuance of any Class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in certain cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS



401(c) Regulations........................................................102
Accrual Certificates.......................................................12
Accrued Certificate Interest...............................................44
ACMs.......................................................................73
ADA .......................................................................76
ARM Loans..................................................................35
Available Distribution Amount..............................................43
Book-Entry Certificates....................................................43
Call Risk .................................................................18
Cash Flow Agreement........................................................13
CERCLA ....................................................................72
Certificate Account........................................................54
Certificate Notional Amount................................................11
Certificate Owner .........................................................48
Certificate Principal Balance..............................................11
Certificates ...............................................................1
Class.......................................................................1
Closing Date ..............................................................10
Code ......................................................................14
Commercial Properties......................................................28
Commission..................................................................3
Committee Report...........................................................79
Companion Class............................................................45
Condemnation Proceeds......................................................54
Contributions Tax .........................................................89
Controlled Amortization Class..............................................45
Controlled Amortization Classes............................................11
Cooperatives...............................................................28
CPR .......................................................................40
Credit Support.............................................................13
Crime Control Act .........................................................76
Cut-off Date...............................................................10
Debt Service Coverage Ratio................................................33
Definitive Certificates....................................................43
Depositor...................................................................1
Determination Date.........................................................43
Distribution Date .........................................................12
Distribution Date Statement................................................46
DOL.......................................................................100
DTC.........................................................................3
DTC Participants ..........................................................27
Due Dates .................................................................34
Due Period.................................................................38
Equity Participation.......................................................34
ERISA......................................................................15

Events of Default .........................................................62
Excess Funds...............................................................42
Exchange Act................................................................3
Extension Risk.............................................................18
FAMC.......................................................................35
FAMC Certificates .........................................................35
FHLMC......................................................................35

FHLMC Certificates.........................................................35


Financial Intermediary.....................................................48
FNMA.......................................................................35
FNMA Certificates .........................................................35
Garn Act...................................................................74
GNMA.......................................................................35
GNMA Certificates .........................................................35
Grantor Trust Certificates.................................................14
Grantor Trust Fractional Interest Certificate..............................92
Grantor Trust Fund.........................................................77
Grantor Trust Strip Certificate............................................93
Insurance Proceeds.........................................................54
IRS........................................................................79
Issue Premium..............................................................85
Lender Liability Act.......................................................73
Letter of Credit Bank......................................................66
Liquidation Proceeds.......................................................54
Loan-to-Value Ratio........................................................33
Lock-out Date..............................................................34
Lock-out Period ...........................................................34
Manager.....................................................................8
Mark-to-Market Regulations.................................................87
Master Servicer.............................................................8
MBS....................................................................10, 28
MBS Administrator ..........................................................8
MBS Agreement..............................................................35
MBS Issuer.................................................................35
MBS Servicer...............................................................36
MBS Trustee ...............................................................36
Mortgage Asset Pool.........................................................1
Mortgage Asset Seller......................................................28
Mortgage Assets.........................................................1, 28
Mortgage Loan..............................................................67
Mortgage Loans.......................................................1, 8, 28
Mortgage Notes.............................................................28
Mortgage Rate...............................................................9
Mortgaged Properties.......................................................28
Mortgages .................................................................28
Multifamily Properties.....................................................28
Net Leases.................................................................33
Net Operating Income.......................................................33
Nonrecoverable Advance.....................................................46
OCC.......................................................................103
Offered Certificates........................................................1

OID Regulations............................................................77
Originator.................................................................28

OTS.......................................................................104

Parties in Interest.......................................................100


Pass-Through Rate .........................................................11
Percentage Interest........................................................43
Permitted Investments......................................................54
Plan Asset Regulations....................................................100
Plans.....................................................................100
Policy Statement  ........................................................103
Pooling Agreement .........................................................10
Prepayment Assumption..............................................79, 95, 96
Prepayment Interest Shortfall..............................................38
Prepayment Premium.........................................................34
Prohibited Transactions Tax................................................89
Prospectus Supplement.......................................................1
PTCE......................................................................101
Purchase Price.............................................................51
Rating Agency..............................................................15
Record Date................................................................43
Related Proceeds...........................................................46
Relief Act.................................................................76
REMIC...................................................................2, 77
REMIC Administrator.........................................................8
REMIC Certificates.........................................................77
REMIC Provisions  .........................................................77
REMIC Regular Certificates.................................................14
REMIC Regulations .........................................................77
REMIC Residual Certificates................................................14
REO Property...............................................................52
RICO.......................................................................76
Section 42 Properties......................................................21
Securities Act..............................................................3
Senior Certificates........................................................10
Senior Liens...............................................................28
Series......................................................................1
SMMEA......................................................................15
SPA........................................................................40
Special Servicer ...........................................................8
Stripped Interest Certificates.............................................11
Stripped Principal Certificates............................................11
Sub-Servicer...............................................................53
Sub-Servicing Agreement....................................................53
Subordinate Certificates...................................................10

Tax Exempt Investor.......................................................102
Tiered REMICs..............................................................79
Title V ...................................................................75
Trust Assets................................................................2
Trust Fund..................................................................1
Trustee.....................................................................8
UBTI......................................................................102
UCC........................................................................68
Undelivered Mortgage Assets................................................10
United States Person.......................................................92
Value......................................................................33
Voting Rights..............................................................47
Warranting Party...........................................................50

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

[THIS PAGE INTENTIONALLY LEFT BLANK]

The attached diskette contains one spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. This file is "DLJ98CF1.XLS". The file "DLJ98CF1.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in the Prospectus Supplement. Defined terms used in the Spreadsheet File but not otherwise defined therein shall have the respective meanings assigned to them in the Prospectus Supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in the Prospectus Supplement. Prospective Investors are strongly urged to read the Prospectus Supplement and accompanying Prospectus in its entirety prior to accessing the Spreadsheet File.

--------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                      TABLE OF CONTENTS

                    Prospectus Supplement

                                                            Page
                                                            ----
Table of Contents............................................S-5
Transaction Overview.........................................S-8
Summary of Prospectus Supplement.............................S-9
Risk Factors................................................S-41
Description of the Mortgage Pool............................S-47
Servicing of the Mortgage Loans.............................S-70
Description of the Certificates.............................S-81
Yield and Maturity Considerations...........................S-99
Certain Federal Income Tax Consequences....................S-103
Method of Distribution.....................................S-106
Legal Matters..............................................S-107
ERISA Considerations.......................................S-107
Legal Investment...........................................S-109
Ratings....................................................S-110
Index of Principal Definitions.............................S-112
Exhibit A-1................................................A-1-1
Exhibit A-2................................................A-2-1
Exhibit B....................................................B-1
Exhibit C....................................................C-1
Exhibit D....................................................D-1

                       Prospectus

Prospectus Supplement..........................................2
Available Information..........................................3
Incorporation of Certain Information by Reference..............4
Table of Contents..............................................5
Summary of Prospectus..........................................8
Risk Factors..................................................16
Description of the Trust Funds................................28
Yield and Maturity Considerations.............................37
The Depositor.................................................42

Description of the Certificates...............................42
Description of the Pooling Agreements.........................49
Description of Credit Support.................................65
Certain Legal Aspects of Mortgage Loans.......................67
Certain Federal Income Tax Consequences.......................77
State and Other Tax  Consequences............................100
ERISA Considerations.........................................100
Legal Investment.............................................102
Use of Proceeds..............................................104
Method of Distribution.......................................104
Legal Matters................................................105
Financial Information........................................105
Rating.......................................................106
Index of Principal Definitions...............................107



                          DLJ COMMERCIAL MORTGAGE CORP.
                                   (Depositor)


                                  $748,600,000
                                  (Approximate)
                        Commercial Mortgage Pass-Through
                          Certificates, Series 1998-CF1
                         Class CP, Class S, Class A-1A,
                        Class A-1B, Class A-2, Class A-3,
                             Class B-1 and Class B-2


                              PROSPECTUS SUPPLEMENT



                          Donaldson, Lufkin & Jenrette
                             Securities Corporation



                            Dated February 20, 1998